UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant       ☒
Filed by a party other than the registrant       ☐

Check the appropriate box:
☒	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material Pursuant to § 240.14a-12.

MMC ENERGY, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on the table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies:
14,161,325

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
$2.13 (maximum anticipated distribution amount per share) X 14,161,325 (aggregate number of securities to which transaction applies) = 30,163,623

(4)	Proposed maximum aggregate value of transaction: $30,176,531

(5)	Total fee paid: $6,035

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

MMC ENERGY, INC.
26 Broadway, Suite 960
New York, New York 10004
(212) 977-0900

____ __, 2009

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders on ____ __, 2009 at 10 a.m. eastern daylight time. The meeting will be held at our offices located at 26 Broadway, Suite 960, New York, NY 10004.  The meeting will consist of a discussion and voting on matters set forth in the accompanying Notice of Special Meeting of Stockholders.

The Notice of Special Meeting of Stockholders and a Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter.

Regardless of whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided.  The proxy statement and accompanying proxy card are first being mailed to you on or about ____ __, 2009.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ Michael Hamilton
Michael Hamilton
Chairman of the Board and Chief Executive Officer

MMC ENERGY, INC.
26 Broadway, Suite 960
New York, New York 10004
(212) 977-0900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ____ __, 2009

The Special Meeting of stockholders of MMC Energy, Inc. (“we”, “us”, “our” or “MMC”)  will be held on ____ __, 2009, at 10:00 a.m., eastern daylight time, at our offices located at 26 Broadway, Suite 960, New York, NY 10004, for the following purposes:

1.
to approve the Membership Interests Purchase Agreement (the “Purchase Agreement”), attached as Annex A to the accompanying Proxy Statement, and the sale of the membership interests of certain of our subsidiaries holding certain of our assets to entities affiliated with Wellhead Electric Company, Inc. (such entities referred to herein collectively as “Wellhead”) for an aggregate cash purchase price of $4,865,500 pursuant thereto, as described more in detail in the accompanying Proxy Statement (the “Asset Sale”);

2.
to approve and adopt the Plan of Complete Liquidation and Dissolution, attached as Annex B to the accompanying Proxy Statement, including the sale of all or substantially all of our remaining assets in connection therewith and our dissolution contemplated thereby, which is subject to our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale (the “Plan of Liquidation”);

3.
to amend our Certificate of Incorporation to eliminate all authorized shares of preferred stock and to reduce the number of authorized shares of common stock from 300,000,000 to 15,000,000, pursuant to the Certificate of Amendment to our Certificate of Incorporation attached as Annex C to the accompanying Proxy Statement;

4.
to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of the Purchase Agreement, the Asset Sale, the Plan of Liquidation and/or the Certificate of Amendment; and

5.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has carefully reviewed and considered the terms and conditions of the Purchase Agreement, the Asset Sale, the Plan of Liquidation and the Certificate of Amendment and has concluded that the Purchase Agreement, the Asset Sale, the liquidation and dissolution of MMC pursuant to the Plan of Liquidation, subject to consummation of the Asset Sale, and the Certificate of Amendment are all in the best interests of MMC and our stockholders.

Our Board of Directors recommends that you vote: (1) FOR the approval of the Purchase Agreement and the Asset Sale described therein, (2) FOR the approval and adoption of the Plan of Liquidation, (3) FOR the proposal to amend the Certificate of Incorporation and (4) FOR the proposal to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of the approval of the Purchase Agreement, the Asset Sale, the Plan of Liquidation and/or the approval of the Certificate of Amendment.

If the Asset Sale is not consummated, whether due to lack of stockholder approval or other reasons, and if we are unsuccessful in selling our GE LM6000 Sprint® PC turbines not included in the Asset Sale, we will attempt to secure additional financing. If unsuccessful in such attempt, we may seek further stockholder approval to dissolve or we may file for, or could be forced to resort to, bankruptcy protection and, in either such case, there may not be funds available for a distribution to stockholders.

We urge you to read the accompanying Proxy Statement in its entirety and consider it carefully. Please pay particular attention to (1) the "Risk Factors" beginning on page 18 for a discussion of the risks related to the Asset Sale and the Plan of Liquidation, and (2) "Proposal No. 2: Approval of Plan of Complete Liquidation and Dissolution—Liquidating Distributions; Nature; Amount; Timing," which reflects our current estimate of the amounts that may be ultimately available for liquidating distributions to stockholders.

Our Board of Directors has fixed the close of business on June 12, 2009 as the record date for determination of the stockholders entitled to notice of, and to vote at the Special Meeting and any postponement or adjournment thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Special Meeting in person. However, regardless of whether you plan to attend the Special Meeting in person, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  No postage is required if you mail the proxy in the United States. Stockholders who attend the Special Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors,

Denis Gagnon
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____, __ 2009: Our Proxy Statement is attached. Financial and other information concerning MMC is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, which are being delivered with this notice and proxy statement as Annex D and Annex E.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Asset Sale, the Plan of Liquidation or the Certificate of Amendment, passed upon the merits or fairness of the Asset Sale, the Plan of Liquidation or the Certificate of Amendment nor passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

New York, New York
____ __, 2009

MMC ENERGY, INC.
26 Broadway, Suite 960
New York, New York 10004
(212) 977-0900

PROXY STATEMENT

Your vote at the Special Meeting is important to us.  Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Special Meeting and was prepared by our management for the Board of Directors. This Proxy Statement and the accompanying proxy card are first being mailed to you on or about ____ __, 2009. In this Proxy Statement, the terms “MMC,” the “Company,” “we,” “us” and “our” refer to MMC Energy, Inc.

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To fully understand the proposed Asset Sale transaction and subsequent liquidation of the Company, you should carefully read this entire Proxy Statement and the annexes attached to this Proxy Statement.

Asset Sale

On May 21, 2009, we entered into a Membership Interests Purchase Agreement, or the Purchase Agreement, with certain entities affiliated with Wellhead Electric Company, Inc., such entities referred to herein collectively as Wellhead, which provides for the sale of the membership interests in certain of our subsidiaries holding certain of our assets to Wellhead for $4,865,500 in cash, or the Asset Sale.  We are seeking stockholder approval of the Purchase Agreement and the Asset Sale. Below is a summary of the Purchase Agreement. For more detailed information regarding the principal provisions of the Purchase Agreement, see “Proposal No. 1: Approval of the Asset Sale—Principal Provisions of the Membership Interests Purchase Agreement.”

Plan of Liquidation

On May 18, 2009, our Board of Directors approved, subject to stockholder approval, a plan to liquidate and dissolve MMC, including the sale of all or substantially all of our remaining assets in connection therewith.  We are seeking stockholder approval for such plan of liquidation. The approval and adoption of the plan of liquidation will be contingent upon our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale. Below is a summary of the plan of liquidation. For more detailed information regarding the plan of liquidation, see “Proposal No. 2: Approval of Plan of Complete Liquidation and Dissolution—Background of the Liquidation.”

Amendment to Certificate of Incorporation

On May 18, 2009, our Board of Directors voted to recommend to our stockholders an amendment to our Certificate of Incorporation to eliminate all authorized preferred stock and to reduce the number of authorized common stock that could be issued from 300,000,000 to 15,000,000.  That proposal is now being placed before our stockholders for approval at the Special Meeting.  The approval and adoption of the amendment to the Certificate of Incorporation will be contingent upon our stockholders' approval of the Asset Sale and the subsequent consummation of the Asset Sale and the Plan of Liquidation. For more detailed information regarding the amendment of our Certificate of Incorporation, see “Proposal No. 3: Approval of Amendment to the Certificate of Incorporation to Eliminate Preferred Stock and to Reduce the Number of Authorized Common Shares.”

Required Vote

The affirmative vote of the holders of a majority of our common stock issued and outstanding and entitled to vote is required for the approval of the Purchase Agreement and Asset Sale, the plan of liquidation and the amendment to our Certificate of Incorporation. Stockholders may choose to vote in favor of the Asset Sale and not the plan of liquidation and/or the amendment of our Certificate of Incorporation.

Summary of Terms of the Asset Sale

The Parties
MMC Energy, Inc.

We are an energy management company that manages electricity generating and energy infrastructure related assets in California.

Wellhead Electric Equipment, LLC

Wellhead Electric Equipment, LLC is an affiliate of Wellhead Electric Company, Inc., which is a developer, owner and operator of gas-fired power generation projects and has been involved in the development, completion and/or operation of fourteen projects in California.

California Holdings McCall, LLC and Escondido II, LLC

California Holdings McCall, LLC and Escondido II, LLC are affiliates of Wellhead Electric Company, Inc. and conduct no material operations.  Wellhead Electric Equipment, LLC, California Holdings McCall, LLC and Escondido II, LLC are collectively referred to herein as Wellhead.

Assets Proposed to be Transferred to Wellhead
We have agreed to transfer 100% of the outstanding membership interests in our wholly-owned subsidiaries, Chula Vista Energy Center, LLC, Escondido Energy Center, LLC and Power Electric Equipment, LLC, which we collectively refer to herein as the Acquired Companies, for an aggregate purchase price of $4,865,500, $2,000,000 of which was paid into escrow as a deposit in connection with the execution of a letter of intent with Wellhead Electric Company, Inc. on February 27, 2009. Prior to the closing of the Asset Sale, we intend to transfer our remaining operating assets to such subsidiaries, referred to herein as the Purchased Assets, including the following:

•     All real property, including leaseholds, land, buildings, facilities, interconnects, fixtures, easements and rights of way, held by MMC Chula Vista, LLC, or MMC Chula Vista, and MMC Escondido, LLC, or MMC Escondido;

•     All personal property, including equipment, tools and engineering items, held by MMC Chula Vista and MMC Escondido;

•     Copies of financial, operating and maintenance books and records of MMC Chula Vista, MMC Escondido and MMC Energy North America, LLC, or MMC North America;

•     A $75,000 lease deposit held by MMC Chula Vista;

•     Spare parts, tools and ammonia inventory sited at MMC Escondido;

•     Certain information technology assets and intellectual property of MMC Escondido, MMC Chula Vista and MMC Energy North America;

•     Prepaid expenses of MMC Escondido, MMC Chula Vista and MMC North America;

•     Certain material contracts of MMC Chula Vista, MMC Escondido, MMC North America and us;

•     Permits held by MMC Chula Vista, MMC Escondido and us;

•     A spare Pratt & Whitney GG4A turbine stored at the MMC Escondido facility;

•     That certain purchase contract for Selective Catalytic NOX Reduction CO Oxidization Systems, between us and Callidus Technologies, L.L.C., dated as of March 13, 2008 and that certain purchase contract for Selective Catalytic NOX Reduction CO Oxidization Systems, between us and Callidus Technologies, L.L.C., dated as of June 26, 2008, or, collectively, the Callidus SCR Contracts; and

•    The equipment that is the subject of (1) the purchase contract for Generator Step-Up and Auxiliary Transformers and Accessories dated as of December 13, 2007, by and between us and Fortune Electric Co., Ltd., and (2) the purchase contract for Unit Auxiliary Transformers & Accessories dated as of December 13, 2007, by and between us and Fortune, or, collectively, the Fortune Transformer Contracts.

Adjustment of Purchase Price
The purchase price shall be adjusted by the amount of any Current Asset Baseline Adjustment (as defined below, and which may be a negative number) and decreased by (1) $231,000 if Wellhead exercises its option to acquire the Callidus SCR Contracts prior to closing and (2) the amount of the EBITDA (as defined in the Transition Asset Management Agreements and which may be a negative number), if any, that accrues for the benefit of Wellhead or us under the Transition Asset Management Agreements which we entered into in connection with the Asset Sale, to the extent specifically provided for therein (as described below under “Proposal 1 – Approval of the Asset Sale – Principal Provisions of the Asset Purchase Agreement – Transition Asset Management Agreements”).

In addition, all of the items listed below relating to the Purchased Assets will be prorated between us and Wellhead as of the effective date of the transition services to be provided for pursuant to the Transition Asset Management Agreements described below and, to the extent such items have not been taken into account in the adjustments provided for above, a corresponding adjustment shall be made to the purchase price, with us being responsible for such items relating to any period prior to such effective dates and Wellhead responsible for such items relating to periods on and after such effective dates: (1) real and personal property taxes due in respect of the Owned Real Property Interests and the Leased Property Interests (each as defined in the Purchase Agreement), (2) utilities, and (3) interconnection agreements.

The “Current Asset Baseline Adjustment” means the amount by which the “Operating Current Assets” are greater than or less than $225,883.  Operating Current Assets shall mean, as of the closing date, the spare parts and ammonia inventory owned by the Acquired Companies, any pollution insurance premiums which have been prepaid, any operating permits held by the Acquired Companies, and any deposits held by the Acquired Companies, in each case after adding back any amortization of such items that has accrued since December 31, 2008.

Liabilities Retained by MMC
Other than the liabilities being assumed by Wellhead, we will remain responsible for all of our liabilities, such as tax liabilities, liabilities relating to employment matters and liabilities existing prior to the closing of the Asset Sale, including those relating to the Purchased Assets.

Restrictions on Our Ability to Solicit Third Party Proposals; Ability to enter into a Superior Proposal
The Purchase Agreement contains restrictions on our ability to solicit third party proposals and on our ability to provide information and engage in discussions and negotiations with unsolicited third parties.

The non-solicitation restriction is subject to an exception that allows us to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the Purchase Agreement that our Board of Directors determines in good faith constitute or could reasonably be expected to result in a superior acquisition proposal, provided that Wellhead would be afforded an opportunity to counter any such proposal.

Our Board of Directors may terminate the Purchase Agreement and agree to a superior acquisition proposal, so long as we comply with the terms of the Purchase Agreement and pay Wellhead a termination fee as described below.

Conditions to the Closing of the Asset Sale
The obligations of the parties to complete the Asset Sale are subject to conditions, such as:

•     the approval of the Asset Sale by our stockholders;

•     the applicable waiting periods and approvals to the Asset Sale under the rules of the Federal Energy Regulatory Commission shall have expired or been earlier terminated or shall have been obtained, as applicable; and

•     the representations and warranties of the other party contained in the Purchase Agreement being true and correct in all material respects as of the time they speak, including in the case of Wellhead, our representation that as of the closing date no statement contained in the Purchase Agreement or in written information provided to Wellhead contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading.

The obligations of Wellhead to complete the Asset Sale are also subject to additional conditions at closing, such as the transfer of the Purchased Assets to the Acquired Companies.

Termination of the Purchase Agreement
The Purchase Agreement may be terminated:

•     by mutual consent of the parties thereto;

•     by either party if a court or other governmental entity prohibits any of the transactions contemplated by the Purchase Agreement or declines to grant a necessary approval;

•     by either party if the Asset Sale is not completed by August 31, 2009, (other than due to the failure of the party seeking termination to comply with its obligations), subject to limited extensions to obtain governmental approvals to transfer material permits or respond to comments from the Securities and Exchange Commission in connection with this Proxy Statement, such date referred to herein as the Outside Date;

•     by either party if we fail to obtain stockholder approval of the Asset Sale and Purchase Agreement;

•     by either party if the other party has breached any covenants or agreements or any representations or warranties failed to be true as of the time they speak and the party has been unable to cure such breach by the time required to do so;

•     by Wellhead if our Board of Directors changes or does not reaffirm its recommendation in favor of the Purchase Agreement and the Asset Sale or if we enter into a letter of intent or definitive agreement for an acquisition proposal of a third party;

•     by us if our Board of Directors withdraws, modifies or qualifies its recommendation in favor of the Purchase Agreement upon the receipt of a superior acquisition proposal, provided certain conditions are met; and

        •     by us if the conditions to closing have been satisfied and Wellhead has not completed the transaction within 3 business days of the satisfaction of such conditions.

Termination Fee/Return of Deposit
We have agreed to pay Wellhead a breakup fee of $550,000 and to cause the $2,000,000 deposit to be released from escrow to Wellhead:

•     if either party terminates the Purchase Agreement because of a failure to obtain the requisite stockholder approval, and within 12 months following such termination we enter into a definitive agreement for an acquisition proposal of a third party which is approved by our stockholders;

•     if Wellhead terminates the Purchase Agreement because we breached any covenant or agreement or any representation or warranty failed to be true as of the time it speaks, and within 12 months following such termination we enter into a definitive agreement for an acquisition proposal of a third party which is approved by our stockholders; and

•     if either party terminates the Purchase Agreement because of a change in or failure to reaffirm the recommendation of our Board of Directors in favor of the Purchase Agreement and Asset Sale or if we enter into a letter of intent or definitive agreement for an acquisition proposal of a third party.

We have agreed to cause the $2,000,000 deposit to be released from escrow to Wellhead, but not pay any additional breakup fee:

•     if the Purchase Agreement is terminated by mutual consent of the parties thereto;

•     if either party terminates the Purchase Agreement because a court or other governmental entity prohibits any of the transactions contemplated by the Purchase Agreement or declines to grant a necessary approval;

•     if either party terminates the Purchase Agreement because of a failure to obtain the requisite stockholder approval;

•     if we terminate the Purchase Agreement because the Asset Sale is not completed by the Outside Date; or

•     if Wellhead terminates the Purchase Agreement because we breached any covenant or agreement or any representation or warranty failed to be true as of the time it speaks.

In addition to the $550,000 breakup fee and/or the return of the $2,000,000 escrowed deposit, in all of the foregoing circumstances we also agreed to pay to Wellhead an amount equal to 50% of the EBITDA (as defined in the Transition Asset Management Agreements) generated by our Escondido and Chula Vista facilities from the date Wellhead takes over operation of such facilities (which Wellhead has the right to do at any time under Transition Asset Management Agreements) and 100% of the EBITDA generated by our Escondido and Chula Vista facilities from the date Wellhead delivers to us notice of their intent to have the benefit of 100% of such EBITDA, through the termination date of the Purchase Agreement.

Payment of Expenses	Except as provided in “Termination Fee/Return of Deposit” above, all costs and expenses incurred in connection with the Asset Sale shall be paid by the party incurring such expenses.

Material Income Tax Consequences of the Asset Sale
We believe that we will not incur any material federal or state income taxes as a result of the Asset Sale because of our net operating loss carry forwards and our basis in the assets being sold exceeds the sale proceeds that will be received from Wellhead.

Transition Asset Management Agreements
We executed Transition Asset Management Agreements with Wellhead, pursuant to which, among other things, we granted to Wellhead the right to (1) manage the operation of our Chula Vista and Escondido facilities and (2) access the Chula Vista and Escondido facilities to undertake, as Wellhead may elect, the maintenance, improvement or upgrade of the equipment associated with the Chula Vista and Escondido facilities, at Wellhead’s own expense.

Pursuant to the Transition Asset Management Agreements, and if the Asset Sale closes, we agreed to adjust the purchase price in an amount equal to 50% of the EBITDA (as defined in the Transition Asset Management Agreements) generated by our Escondido and Chula Vista facilities from the date Wellhead takes over operation of such assets (which Wellhead has the right to do at any time under the Transition Asset Management Agreements) and 100% of the EBITDA generated by our Escondido and Chula Vista facilities from the date Wellhead delivers to us notice of their intent to have the benefit of 100% of such EBITDA through the closing of the Asset Sale. The aggregate upward purchase price adjustment may not be greater than $500,000 in connection with each facility.

In the event the Asset Sale does not close, Wellhead may be entitled to receive an amount equal to 50% or 100% of the EBITDA generated by our Escondido and Chula Vista facilities from the date Wellhead takes over operation of such assets through the termination date of the Purchase Agreement under the circumstances described above under “Termination Fee/Return of Deposit.”

Summary of Terms of the Plan of Liquidation and Complete Dissolution

Plan of Liquidation
The plan of liquidation is contingent upon stockholder approval and the consummation of the asset sale. For detailed information regarding the plan of liquidation, see “Proposal No. 2 – Approval of Plan of Complete Liquidation and Dissolution”

Anticipated Timing and Projected Amount of Distribution
Subject to the consummation of the asset sale, stockholder approval of the plan of liquidation and the sale of one or both of our GE LM6000 PC Sprint turbines, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our stockholders within 30 days after the closing of the Asset Sale.

Our current estimate is that there will be between $27.1 million and $30.1 million, or $1.91 to $2.13 per share of our common stock, available for distribution over time to our stockholders, with the final distribution amount to be determined and the final distribution made after settlement and satisfaction of all our liabilities. Such amounts are estimates only and the amount actually distributed could be materially different from such estimates.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

General Information About Voting

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will act upon the matters outlined in the attached notice of meeting and described in detail in this Proxy Statement. They are:

1.
the approval of the Membership Interests Purchase Agreement (the “Purchase Agreement”), dated as of  May 21, 2009, by and among us, Wellhead Electric Equipment, LLC, a Delaware limited liability company (“WEE”), California Holdings McCall, LLC, a Delaware limited liability company (“CHM”) and Escondido II, LLC, a Delaware limited liability Company (“EII”), and the sale of the membership interests in certain of our subsidiaries holding certain of our assets to CHM and EII pursuant thereto for a cash purchase price of $4,865,500 (the “Asset Sale”);

2.
the approval and adoption of the Plan of Complete Liquidation and Dissolution, including the sale of all or substantially all of our other remaining assets in connection therewith and the dissolution of MMC contemplated thereby, which is subject to our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale (the “Plan of Liquidation”);

3.
to amend our Certificate of Incorporation to eliminate the authorized preferred stock and to reduce the number of authorized shares of our common stock (the “Common Stock”) from 300,000,000 to 15,000,000 pursuant to a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”); and

4.
to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of approval of the Purchase Agreement, the Asset Sale, the Plan of Liquidation and/or the Certificate of Amendment; and

5.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Each of WEE, CHM and EII are entities affiliated with Wellhead Electric Company, Inc., which is a developer, owner and operator of gas-fired power generation projects and has been involved in the development, completion and/or operation of fourteen projects in California. CHM, EII, and WEE are referred to herein collectively as “Wellhead.”

Copies of the Purchase Agreement, the Plan of Liquidation and the Certificate of Amendment are attached as Annex A, Annex B and Annex C hereto, respectively. We encourage you to read the Purchase Agreement, the Plan of Liquidation and the Certificate of Amendment in their entirety.

If our stockholders do not approve and adopt the Plan of Liquidation, we will nevertheless complete the Asset Sale if approved by our stockholders and the other conditions to closing are met. Whether we would make a distribution to our stockholders in such event is not certain and would be considered only if such a state of affairs were to arise. In such case, we will have transferred substantially all of our operating assets to Wellhead. We would have no material operations after the Asset Sale, and will retain only the minimum number of employees required to maintain our corporate existence. We estimate the amount of our ongoing annual operating expenditures would be approximately $540,000, of which approximately $116,000 is estimated for real estate-related expenses, approximately $180,000 is estimated for insurance,  approximately $94,000 is estimated for franchise taxes, and approximately $80,000 is estimated for part-time salaries and related benefits, with the remainder estimated for other general administrative expenses.

With no material operating assets and no Plan of Liquidation approved, and the sale of one of our GE LM6000 PC Sprint turbines (the “Turbines”) for the amount we paid for it, we expect we will be able to declare and pay to our stockholders a cash dividend of at least $11.5 million, or $0.82 per share of Common Stock, or a cash dividend of at least $27.1 million, or $1.91 per share of Common Stock, if we sell both Turbines for the amount we paid for them. Without the sale of at least one Turbine, we do not expect to pay any such dividend. This cash dividend amount assumes we will retain sufficient cash to fully meet our obligations under our real estate leases and to fund our ongoing annual non-facility-related operating expenditures from the date hereof through December 31, 2010, the remainder of the term of the real estate leases. If a cash dividend is paid, any cash in excess of such cash dividend will be retained to fund ongoing operating expenses.

If our stockholders do not approve and adopt the Certificate of Amendment, we will complete the Asset Sale and the Plan of Liquidation if approved by our stockholders and the other conditions to closing the Asset Sale are met.

If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the foregoing proposals, we may, subject to stockholder approval as described below, adjourn the Special Meeting to a later time to permit further solicitation of proxies, if necessary, to obtain additional votes in favor of the foregoing proposals. In addition, we may adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our Bylaws, we can adjourn the Special Meeting by approval of the holders of a majority of Common Stock having voting power present in person or represented by proxy. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale and/or approval and adoption of the Plan of Liquidation.

What is the Board of Directors’ recommendation with respect to the Asset Sale, the Plan of Liquidation and the Certificate of Amendment  Proposal?

Our Board of Directors (the “Board”) unanimously:

•	determined that the Asset Sale and other transactions contemplated by the Purchase Agreement, is fair to, advisable and in the best interests of us and our stockholders;

•	approved in all respects the Asset Sale and the other transactions contemplated by the Purchase Agreement;

•
determined the Plan of Liquidation, including the sale of all or substantially all of our other remaining assets in connection therewith and the other transactions contemplated thereby, are fair to, advisable and in the best interests of us and our stockholders;

•
subject to the approval of the Asset Sale by our stockholders and the subsequent consummation of the Asset Sale, approved and adopted in all respects the Plan of Liquidation and the other transactions contemplated thereby; and

•
subject to the approval of the Asset Sale and the Plan of Liquidation by our stockholders and the subsequent consummation of the Asset Sale, approved and adopted in all respects the amendment to the Certificate of Incorporation as set forth in the Certificate of Amendment.

Accordingly, the Board recommends a vote FOR approval of the Asset Sale, “FOR” approval and adoption of the Plan of Liquidation, “FOR” approval, adoption and filing of the Certificate of Amendment and “FOR” the adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of the Asset Sale, the Plan of Liquidation and/or the Certificate of Amendment.

Who can vote?

You can vote your shares if our records show that you owned shares of Common Stock as of June 12, 2009. As of that time, we had a total of [  ] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Special Meeting.  Sign and date the proxy card and mail it back to us in the enclosed envelope.  The proxy holders named on the proxy card will vote your shares as you instruct.

What if other matters come up at the Special Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Special Meeting.  If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. At any time before the actual vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the Special Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Special Meeting and vote your shares in person.

What do I do if my shares are held in “street name“?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account.  Sign and return all proxies to ensure that all your shares are voted.

How are votes counted?

We will hold the Special Meeting if there is a quorum present at the Special Meeting, either in person or represented by proxy. In order to have a quorum, the holders of a majority of our issued and outstanding shares of Common Stock must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters such as the approval of the Asset Sale, the adoption of the Plan of Liquidation and the approval of the Certificate of Amendment.

Who pays for this proxy solicitation?

We pay the entire cost of the Special Meeting and the cost of soliciting the attached proxy. The transfer agent and registrar for our Common Stock, Continental Stock Transfer & Trust Co., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers, and other employees who will receive no additional compensation.

We request persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and we will reimburse such persons for their reasonable expenses.

The Asset Sale

What will happen if the Purchase Agreement and Asset Sale are approved?

If the Purchase Agreement and Asset Sale are approved, we will consummate the Asset Sale subject to satisfaction of the closing conditions set forth in the Purchase Agreement.

Why did we enter into a Purchase Agreement?

The Board concluded the completion of the Asset Sale for an aggregate price of $4,865,500 in cash was advisable, fair to and in the best interests of our stockholders after due consideration of numerous factors, including but not limited to the following:

•	information concerning our financial performance, condition, business operations and prospects;

•	historical market prices and trading information with respect to the Common Stock;

•	the results of the solicitation of indications of interest and acquisition proposals;

•	the terms of the Purchase Agreement; and

•	the analyses of Bodington & Company, our financial advisor, to our Board with respect to the Asset Sale.

Who is the Purchaser?

CHM and EII are the purchasers as provided in the Purchase Agreement. Each of these entities are affiliated with Wellhead Electric Company, Inc., which is a developer, owner and operator of gas-fired power generation projects and has been involved in the development, completion and/or operation of fourteen generation projects in California.  CHM and EII are affiliates of Wellhead Electric Company, Inc. and conduct no material operations.

What is the purchase price for the assets being sold in the Asset Sale?

Wellhead will pay us an aggregate amount of $4,865,500 in cash for the assets to be sold, subject to adjustment as described herein.

What assets are being sold to the Purchasers?

We have agreed to transfer 100% of the outstanding membership interests in our wholly-owned subsidiaries, Chula Vista Energy Center, LLC, Escondido Energy Center, LLC and Power Electric Equipment, LLC (together, the “Acquired Companies”).  Prior to the closing of the Asset Sale we intend to transfer our remaining operating assets (the “Purchased Assets”) to the Acquired Companies (the “Transfer”), including the following:

•
All real property, including leaseholds, land, buildings, facilities, interconnects, fixtures, easements and rights of way, held by our indirect wholly-owned subsidiaries MMC Chula Vista, LLC (“MMC Chula Vista”) and MMC Escondido, LLC (“MMC Escondido”);

•	All personal property, including equipment, tools and engineering items, held by MMC Chula Vista and MMC Escondido;

•	Copies of financial, operating and maintenance books and records of MMC Chula Vista, MMC Escondido and MMC Energy North America, LLC (“MMC North America”);

•	A $75,000 lease deposit held by MMC Chula Vista;

•	Spare parts, tools and ammonia inventory sited at MMC Escondido;

•	Certain information technology assets and intellectual property of MMC Escondido, MMC Chula Vista and MMC North America;

•	Prepaid expenses of MMC Escondido, MMC Chula Vista and MMC North America;

•	Certain of our material contracts and those of MMC Chula Vista, MMC Escondido, MMC North America;

•	Permits held by us and by MMC Chula Vista and MMC Escondido;

•	A spare Pratt & Whitney GG4A turbine stored at the MMC Escondido facility;

•
That certain purchase contract for Selective Catalytic NOX Reduction CO Oxidization Systems, between us and Callidus Technologies, L.L.C., dated as of March 13, 2008 and that certain purchase contract for Selective Catalytic NOX Reduction CO Oxidization Systems, between us and Callidus Technologies, L.L.C., dated as of June 26, 2008 (collectively, the “Callidus SCR Contracts”); and

•
The equipment that is the subject of (1) the purchase contract for Generator Step-Up and Auxiliary Transformers and Accessories dated as of December 13, 2007, by and between us and Fortune Electric Co., Ltd., and (2) the purchase contract for Unit Auxiliary Transformers & Accessories dated as of December 13, 2007, by and between us and Fortune (collectively, the “Fortune Transformer Contracts”).

What assets are not being sold to Wellhead?

We are not selling the following assets:

•	Our cash, cash equivalents and investments, accounts receivable arising prior to the closing of the Asset Sale and potential tax refunds;

•	The turbines purchased pursuant to the GE Packaged Power, Inc. Contract for U.S. Based Sale of Equipment & Services MMC Energy Inc. Chula Vista Energy Upgrade Project, dated January 25, 2008;

•	The contents of a storage container located at the MMC Chula Vista facility containing equipment formerly located at the MMC Mid-Sun facility; and

•	Our real estate leases and substantially all tangible and intangible assets owned by us that are located in New York.

What liabilities will be assumed by Wellhead?

Wellhead will assume only the liabilities under the contracts to be assigned to the Acquired Companies pursuant to the Transfer, but only to the extent there is a performance or payment obligation for liabilities incurred post closing. All other liabilities will remain our obligation, including, but not limited to, contract claims, obligations under our real estate leases and employee-related plans and agreements.

What will happen if the Asset Sale is not approved?

As of March 31, 2009, we had $3.9 million of cash and cash equivalents. If the Asset Sale is not approved by our stockholders, we believe that our existing cash and cash equivalents, and interest income would not be sufficient to meet our operating and capital requirements (including payment of all costs and fees related to the Asset Sale) for more than a few months unless we succeed in taking certain other actions to enhance our cash position as described below. Changes in our collaborative relationships or our business, whether or not initiated by us, may affect the rate at which we deplete our cash and cash equivalents.

Assuming the Asset Sale and/or the sale of at least one Turbine is not consummated, we must obtain substantial additional financing in order to continue our operations beyond August 24, 2009. There are no assurances that funding will be available when we need it on terms that we find favorable, if at all. In the event that we determine that we are unable to secure additional funding when required, including through the sale of one or more Turbines, GE Energy Financial Services (“EFS”) could take possession of the Turbines and liquidate them at prices which may be less favorable than we otherwise expect to receive and such liquidation may result in little to no net proceeds to us.  We would also expect to downsize or wind down our operations through liquidation or bankruptcy in such event. Any decision to downsize or wind down our operations may occur at any point on or before August 24, 2009.

Accordingly, if the Asset Sale is not completed, whether due to our stockholders not approving the transactions or due to all closing conditions not being satisfied or waived, we will attempt to secure additional financing. If we are unsuccessful in obtaining such financing, we may seek stockholder approval to wind down our operations. It is unclear whether there would be funds available for distribution to stockholders if we seek stockholder approval to wind down our operations

What are the other conditions to closing the Asset Sale?

Conditions to closing of the Asset Sale include, but are not limited to, the approval of the Asset Sale by our stockholders, the expiration or early termination of applicable waiting periods and the receipt of approvals to the Asset Sale under the rules of the Federal Energy Regulatory Commission, various additional regulatory approvals, the consummation of the Transfer and that the representations and warranties of the parties contained in the Purchase Agreement are true and correct in all material respects as of the time they speak.

What are the federal and state income tax consequences to us of the Asset Sale?

We believe that we will not incur any federal or state income taxes as a result of the Asset Sale because of our net operating loss and carry forwards and because our basis in the assets being sold exceeds the sale proceeds that will be received from Wellhead.

The Plan of Liquidation and Possible Distributions to Stockholders

What will happen if the Plan of Liquidation is approved and adopted?

If the Plan of Liquidation is approved and adopted and the Asset Sale is consummated, we intend to file a certificate of dissolution with the Delaware Secretary of State to dissolve MMC as a legal entity, complete the sale of all of our remaining assets in connection therewith, and satisfy (or make provisions to satisfy) our remaining obligations. We would take all steps necessary to reduce our operating expenses through the termination of remaining employees to the extent practicable and other cost-cutting measures. Subject to the consummation of the Asset Sale and to stockholder approval of the Plan of Liquidation, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our stockholders within 30 days after the consummation of the Asset Sale, provided that we have also consummated the sale of at least one Turbine.  As we liquidate our remaining assets and pay off our outstanding liabilities we will distribute additional liquidation proceeds, if any, to our stockholders as our Board deems appropriate. The negotiations regarding the termination of our real estate lease and certain other contracts may cause a significant delay to distribution of additional liquidation proceeds. Additionally, a creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders.

What is the amount of the payment that stockholders will receive from our liquidation assuming the Asset Sale is consummated?

Assuming that the Asset Sale is consummated on the terms described herein and that we complete the sale of all our remaining assets, including the sale of at least one Turbine, and the payment of, or provision for, all of our liabilities, we estimate that the aggregate amount ultimately distributed to our stockholders would be $1.91 per share at the low end of the range and $2.13 per share at the high end of the range. The most significant variables in the amount we would distribute to stockholders are (1) the negotiation of the price of the sale of our Turbines, (2) the amounts, if any, that we succeed in generating from electricity sales for our benefit and not payable to Wellhead under the Asset Management Agreements (as defined below) and (3) the settlement of any additional liabilities such as the early termination of the lease for our New York office space.

Other factors that may affect the per share distribution amount to stockholders include, but are not limited to, the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale and the Plan of Liquidation, operating expenses and other liabilities we incur that would reduce the per share distribution amount (See “Proposal No. 2: Approval of Plan of Complete Liquidation and Dissolution—Liquidating Distributions; Nature; Amount; Timing” beginning on page 49 including the chart on page 52 of this Proxy Statement for a more detailed description of the fees, expenses and liabilities described above). Such factors could reduce these estimated distribution amounts (See “Caution Regarding Forward-Looking Statements” beginning on page 17 of this Proxy Statement).

When will stockholders receive any payment from our liquidation?

Subject to the consummation of the Asset Sale and to stockholder approval of the Plan of Liquidation, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our stockholders within 30 days of the later of the consummation of the Asset Sale and the sale of at least one Turbine. As we liquidate our remaining assets and pay off our outstanding liabilities, we will distribute additional liquidation proceeds, if any, to our stockholders as our Board deems appropriate. A creditor could claim or seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders.

Do our executive officers have any interest in the Plan of Liquidation or Asset Sale?

Certain of our executive officers have employment and change in control agreements that provide for severance payments and full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated.

The consummation of the Asset Sale will be deemed a change of control under these agreements. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations will likely be deemed terminations in connection with a change in control. The cost for the severance payments for all executive officers is approximately $2,000,000, assuming no excise tax gross-up payments are due. There are 2,500 shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $6.50 per share. None of these stock options have an exercise price at or below our current highest estimate of the per share cash available for distribution to our stockholders in the liquidation and accordingly we anticipate these stock options will be worthless. There are also 155,680 shares of restricted common stock held by our executive officers that will vest as a result of the Asset Sale. Such vested shares will be entitled to the same per share distributions that will be made to the other shares of Common Stock outstanding. See “Proposal No. 1: Approval of the Asset Sale—Interests of Certain Persons in the Asset Sale and the Plan of Liquidation.” We do not know whether Wellhead will enter into employee or consulting arrangements with any of our executive officers and Wellhead has not notified us of any intention to do so to date.

Does the Plan of Liquidation involve any risk of liability to stockholders?

As part of our Plan of Liquidation, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under Delaware law, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

Amendment of our Certificate of Incorporation

What will happen if the Certificate of Amendment is approved?

If the filing of the Certificate of Amendment is approved, we intend to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following the closing of the Asset Sale in order to eliminate our authorized preferred stock and reduce the authorized Common Stock that could be issued from 300,000,000 to 15,000,000.

Why did we approve the Certificate of Amendment?

The Board concluded that the elimination of the preferred stock and the reduction in the number of authorized shares of Common Stock will reduce our Delaware franchise tax liabilities during the winding down of our operations. As of May 31, 2009, we have 14,161,325 shares of Common Stock issued and outstanding (which includes issued and outstanding shares of restricted Common Stock) and 93,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options, which have exercises prices significantly higher than the current market price.  Therefore, we are left with a large number of shares of authorized Common Stock in excess of our anticipated needs.

Relationship between the Asset Sale, Plan of Liquidation and Amendment of Our Certificate of Incorporation Proposals

Is the Plan of Liquidation conditioned upon the consummation of the Asset Sale?

Yes.  The Plan of Liquidation is conditioned upon our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale. If the Asset Sale is not approved by our stockholders or otherwise fails to be consummated, we will continue to operate our business until an alternative transaction can be consummated, if at all.

Furthermore, if we are unable to sell one or more Turbines by August 24, 2009, we will attempt to secure additional financing  to enable us to repay the outstanding EFS loans relating to the Turbines and/or renegotiate our existing facility with EFS. It is uncertain whether we can secure sufficient financing to fund our ongoing operations on terms acceptable to us, if at all, within a time frame necessary to continue our ongoing operations. If we are unable to secure additional financing on terms acceptable to us and on a timely basis, EFS may take possession of the Turbines and liquidate them at prices which may be less favorable than we otherwise expect to receive and any such liquidation may result in little or no net proceeds to us. Ultimately, we may seek stockholder approval to dissolve or file for, or be forced to resort to, bankruptcy protection.

Is the Certificate of Amendment conditioned upon the consummation of the Asset Sale and Plan of Liquidation?

Yes.  The filing of the Certificate of Amendment is conditioned upon our stockholders’ approval of the Asset Sale and the Plan of Liquidation and the subsequent consummation of the Asset Sale. If the Asset Sale is not approved by our stockholders or otherwise fails to be consummated, we will re-evaluate the appropriate actions to be taken with respect to the amount of authorized stock provided for in our Certificate of Incorporation, which may include filing the Certificate of Amendment if so determined by our Board.

Is the Asset Sale conditioned upon the Plan of Liquidation and Certificate of Amendment being approved and adopted?

No.  The Asset Sale is not conditioned upon the Plan of Liquidation or Certificate of Amendment being approved and adopted.

Will distributions be taxable?

In general, if the Plan of Liquidation is approved and adopted, our stockholders will recognize gain or loss based on the difference between the aggregate value of distributions to such stockholders and such stockholder’s tax basis in the common stock (See “Proposal No. 2: Approval of Plan of Complete Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of the Plan of Liquidation” beginning on page 49 of this Proxy Statement).

Stockholder Questions

Who can help answer your questions?

If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this Proxy Statement or copies of any of our public filings referred to in this Proxy Statement, you should contact Denis Gagnon, our Chief Financial Officer at:

MMC Energy, Inc.
26 Broadway, Suite 960
New York, New York 10004
(212) 977-0900

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements, including, but not limited to, statements concerning the timing and amount of cash distributions of liquidation proceeds to stockholders, contractual liability claims related to our real estate leases, the ability to satisfy our obligations without resorting to protection under the bankruptcy laws, estimates of ongoing expenses, the ability of holders of our common stock to trade our common stock in the event we are delisted from NASDAQ, and certain forecasted financial data. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include, but are not limited to, the risk that the Asset Sale will not be completed; that we will incur significant costs in connection with the Asset Sale, whether or not it is completed; that if the Asset Sale is not approved by our stockholders we may not be able to secure additional financing to continue our business; that our executive officers have interests in the Asset Sale and the Plan of Liquidation other than, or in addition to, their interests as stockholders generally; that after completion of the Asset Sale, Wellhead will not be obligated to make any future royalty or other payments to us or our stockholders, and our stockholders will not have any other right to participate in any value derived from the assets sold by us pursuant to the Purchase Agreement; that if our stockholders approve the Asset Sale, but vote against the Plan of Liquidation, we intend to complete the Asset Sale and we will have transferred substantially all of our assets to the Purchasers with no material operations after the consummation of the Asset Sale; that if we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to each such stockholder; that we cannot be certain of the amount, if any, of the distribution to our stockholders under the Plan of Liquidation; that we will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution to our stockholders; that distributions of assets, if any, to our stockholders could be delayed; and that our stock transfer books will close on the date we file the certificate of dissolution with the Delaware Secretary of State, after which we will discontinue recording transfers of shares of our common stock.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

The estimates of our liabilities are subject to numerous uncertainties beyond our control. We cannot be certain that the amount, if any, you will receive in liquidation will equal or exceed the price or prices at which you bought our common stock or the price or prices at which our common stock has generally traded or is expected to trade in the future.

RISK FACTORS

Risks Related to the Asset Sale

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction of various conditions, many of which are beyond our control, including, but not limited to, the approval of the Asset Sale by our stockholders, obtaining necessary approvals under the rules of the Federal Energy Regulatory Commission and a termination right by either party if the Asset Sale is not completed by August 31, 2009, subject to extension under the circumstances described in the Purchase Agreement.  We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Purchase Agreement. If we are unable to satisfy the closing conditions in the Purchase Agreement, Wellhead will not be obligated to complete the Asset Sale and we may still incur the significant transaction costs described below.

We cannot be sure if or when the Turbine Sale(s) will be completed.

The liquidation distributions to stockholders contemplated in this Proxy Statement are contingent on the sale of our Turbines as well as the Asset Sale.  If we are unsuccessful in selling at least one Turbine, there may be no distributions to our stockholders and we may need additional financing prior to August 24, 2009, which is the maturity date on the loans secured by the Turbines. If we are unable to sell one or more Turbines by August 24, 2009, we will attempt to secure additional financing.  It is uncertain whether we will be able to secure sufficient financing to fund our ongoing operations on terms acceptable to us, if at all, by such time. If we are unable to secure additional financing on terms acceptable to us and on a timely basis, EFS may take possession of the Turbines and liquidate them at prices which may be less favorable than we otherwise expect to receive and such liquidations may result in little or no net proceeds to us.

Ultimately, we may seek stockholder approval to dissolve or file for, or be forced to resort to, bankruptcy protection. (See “Proposal No. 2: Approval of Plan of Complete Liquidation and Dissolution” for a more complete description of the Plan of Liquidation).

We will incur significant costs in connection with the Asset Sale, whether or not it is completed.

We currently expect to incur approximately $250,000 of costs related to the Asset Sale, excluding costs expended to date. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the Asset Sale. Approximately $200,000 of the costs related to the Asset Sale, such as legal fees, will be incurred regardless of whether the Asset Sale is completed.

If the Purchase Agreement is terminated prior to the consummation of the Asset Sale under certain circumstances (including if we terminate because the Asset Sale has not closed prior to the Outside Date (as defined below), we may be required to cause the escrow agent to release the $2,000,000 deposit previously received from Wellhead on February 27, 2009 (the “Deposit”) and pay up to $500,000 in connection with the reimbursement of certain expenses incurred by Wellhead in connection with the Asset Management Agreements (as defined below). Further, if the Purchase Agreement is terminated under certain circumstances we will be required to pay a termination fee under the Asset Management Agreements in an amount equal to the Positive EBITDA Amount (as defined, and calculated pursuant to, the Asset Purchase Agreements and as fully described below in “Proposal 1 – Approval of the Asset Sale – Description of the Principal Terms of the Asset Purchase Agreement – Transition Asset Management Agreements”) and pay an additional termination fee to Wellhead of $550,000 pursuant to the Purchase Agreement.

The Positive EBITDA Amount which might be payable to Wellhead in connection with such termination represents all or a portion of the revenue from operations, less cash operating expenses,  during the period that the transition services are provided under the Asset Management Agreements, which was approximately $1.1 million during the three month period ended August 31, 2008. These payments will decrease the remaining cash available for eventual distribution to stockholders in connection with our dissolution and liquidation. If the Asset Sale is not consummated, we will attempt to secure additional financing and if we are unsuccessful, we may seek further stockholder approval to dissolve or we may file for, or be forced to resort to, bankruptcy protection and, in either case, there may not be funds available for distribution to stockholders.  See “Proposal No. 1: Approval of the Asset Sale – Additional Agreements and Obligations – Termination Fee and Payment of Expenses.”

The Asset Sale will not be completed if it is not approved by our stockholders or if the Purchase Agreement is terminated pursuant to its terms, and we may not be able to secure additional financing to continue our business in that event.

Due to the recent stresses in the financial markets, coupled with depressed electricity prices and other factors, it has become increasingly difficult for us to continue to execute our acquisition growth strategy.  Furthermore, the California Energy Commission (the “CEC”), issued its Preliminary Decision in January 2009 denying our Chula Vista Energy Upgrade Project the required permit to proceed, in what we believe to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of our application.  This unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project and thus affected the value of the facility.  Further, while we have successfully permitted our Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long-term revenue contract to finance the Escondido Energy Upgrade Project’s completion, again affecting the value of the facility.

As of March 31, 2009, we had $3.9 million of cash and cash equivalents. If the Asset Sale is not approved by our stockholders, we believe that our existing cash and cash equivalents and interest income would not be sufficient to meet our operating and capital requirements (including payment of all costs and fees related to the Asset Sale) for more than a few months.  Changes in our collaborative relationships or our business, whether or not initiated by us, may affect the rate at which we deplete our cash and cash equivalents.

If the sale of at least one Turbine is not consummated, we must obtain substantial additional financing in order to continue our operations beyond August 24, 2009. There are no assurances that funding will be available when we need it on terms that we find favorable, if at all. In the event that we determine that we are unable to secure additional funding when required, including through the sale of one or more Turbines, EFS could take possession of the Turbines and liquidate them at prices which may be less favorable than we otherwise expect to receive and such liquidations may result in little or no net proceeds to us. In the event at least that the Asset Sale and the sale of at least one Turbine is not consummated, we expect to downsize or wind down our operations through liquidation or bankruptcy. Any decision to downsize or wind down our operations may occur at any point on or before August 24, 2009.

Our executive officers have interests in the Asset Sale and the Plan of Liquidation other than, or in addition to, their interests as our stockholders generally.

Certain of our executive officers have employment and change in control agreements that provide for severance payments and full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated.

The consummation of the Asset Sale will be deemed a change of control under these agreements. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations will likely be deemed terminations in connection with a change in control. The cost for the severance payments for all executive officers is approximately $2,000,000, assuming no excise tax gross-up payments are due and for which we do not anticipate having to make any excise tax gross-up payments. There are 2,500 shares of Common Stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $6.50 per share. None of these stock options have an exercise price at or below our current highest estimate of the per-share cash available for distribution to our stockholders in the liquidation and accordingly we anticipate these stock options will be worthless. There are also 155,660 shares of restricted Common Stock held by our executive officers that will vest as a result of the Asset Sale. Such vested shares will be entitled to the same per share distributions that will be made to the other shares of Common Stock Outstanding. See “Proposal No. 1: Approval of the Asset Sale—Interests of Certain Persons in the Asset Sale and the Plan of Liquidation.”

Risks Related to the Liquidation and Dissolution

If our stockholders approve the Asset Sale, but vote against the Plan of Liquidation, we intend to complete the Asset Sale, which means we will have transferred substantially all of our operating assets to Wellhead, and we would have no material operations after the consummation of the Asset Sale.

The Plan of Liquidation is subject to the approval by our stockholders and subsequent consummation of the Asset Sale. If our stockholders do not approve and adopt the Plan of Liquidation, we will complete the Asset Sale if approved by our stockholders and the other conditions to closing are met. In this case, we will have transferred substantially all of our operating assets to Wellhead. We would have no material operations after the consummation of the Asset Sale.  We estimate the amount of our ongoing operating expenditures on an annual basis would be $540,000, of which approximately $116,000 is estimated for real estate-related expenses, approximately $180,000 is estimated for insurance, approximately $94,000 is estimated for franchise taxes, and approximately $80,000 is estimated for part-time salaries and related benefits, with the remainder estimated for other general administrative expenses. At this time, our Board has not identified employees that would be retained under such circumstances. However, we do not anticipate that any of our current executive officers would be retained as employees, except that at least one officer may be employed to manage the liquidation process for which such person would receive compensation.

Under such circumstances, with no material operating assets and no Plan of Liquidation approved, we expect we will be able to declare and pay to our stockholders a cash dividend of at least $11.5 million, or $0.82 per share of Common Stock, or a cash dividend of at least $27.1 million, or $1.91 per share of Common Stock, if we sell both Turbines for the amount we paid for them. Without the sale of at least one Turbine, we do not expect to pay any such dividend. This cash dividend amount assumes we will retain sufficient cash to fully meet our obligations under our real estate leases and to fund our ongoing annual non-facility-related operating expenditures from the date hereof through the remainder of the term of the real estate leases of approximately $700,000. If a cash dividend is paid, any cash in excess of such cash dividend will be retained to fund ongoing operating expenses.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to each such stockholder.

Under Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder could be held liable for the payment to our creditors of amounts received by such stockholder from our liquidating distributions. No stockholder will be liable for more than such stockholder’s pro rata share of any such claim. Accordingly, in such event a stockholder could be required to return all distributions previously received from us in liquidation, and thus, would receive nothing from us as a result of the Plan of Liquidation. Moreover, if a stockholder has paid taxes on amounts theretofore received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. See “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation.” While we cannot be certain, after a review of our assets and liabilities, we believe that the Contingency Reserve (as defined below) will be adequate and that a return of amounts previously distributed will not be required.

We cannot be certain of the amount, if any, of the distribution to our stockholders under the Plan of Liquidation.

Liquidation and dissolution may not create value to our stockholders or result in any remaining capital for distribution to our stockholders. Our current estimate is that there will be between $27.1 million and $30.1 million, or $1.91 to $2.13 per share of our common stock, available for distribution over time to our stockholders. However, these distributions are dependent upon the consummation of the sale of both of our Turbines and we cannot be certain of the precise amount available for distribution to our stockholders pursuant to the Plan of Liquidation. In addition, the amount available for distribution to our stockholders will depend on how much revenue we generate from electricity sales for our benefit and not payable to Wellhead under the Asset Management Agreements.

Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Asset Sale and liquidate our remaining assets and provide for our liabilities in dissolution. Satisfaction of these claims, liabilities and expenses will reduce the amount of assets available for ultimate distribution to stockholders. If available cash and amounts received on the sale of our assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution to our stockholders.

Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Asset Sale and liquidate our remaining assets and provide for our liabilities in dissolution.

We anticipate that the total amount of employee severance costs will be $2.3 million, of which $2.0 million will be paid to executive officers (assuming no excise tax gross-up payments are due (See “Proposal No. 1: Approval of the Asset Sale—Interests of Certain Persons in the Asset Sale and the Plan of Liquidation.”)), $330,000 will be paid to other employees and $17,000 relates to associated payroll taxes.

We also estimate that salary, directors’ fees, and related benefits payable to employees after the closing of the Asset Sale would be approximately $80,000.  These expenses will reduce the amount of assets available for ultimate distribution to stockholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

Distribution of assets, if any, to our stockholders could be delayed.

Subject to the consummation of the Asset Sale and to stockholder approval of the Plan of Liquidation, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our stockholders within 30 days of the consummation of the Asset Sale and the sale of at least one Turbine. As we complete the sale of our remaining assets and pay off our outstanding liabilities, including our real estate leases, we will distribute additional liquidation proceeds, if any, to our stockholders as our Board deems appropriate. A creditor could claim or seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders.

Our stock transfer books will close on the date we file the certificate of dissolution with the Secretary of State of the State of Delaware, after which we will discontinue recording transfers of shares of our Common Stock and stockholders will not be able to buy or sell shares of our Common Stock.

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the date we file the certificate of dissolution with the Secretary of State of the State of Delaware (the “Final Record Date”). After the Final Record Date there will be no further trading of the Common Stock on the Nasdaq Global Market or otherwise and we will not record any further transfers of our Common Stock on our books except by will, intestate succession or operation of law. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to stockholders of record at the close of business on the Final Record Date.

We will continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934 even though compliance with such reporting requirements would be economically burdensome if we are unable to suspend our Securities Exchange Act reporting obligations. In order to curtail expenses, contemporaneously with filing the certificate of dissolution with the Secretary of State of the State of Delaware, we intend to seek termination of the registration of our Common Stock and suspend our reporting obligations under the Securities Exchange Act. To the extent that we are unable to terminate the registration of our Common Stock, we would be obligated to continue complying with the applicable reporting requirements of the Securities Exchange Act.

PROPOSAL 1

APPROVAL OF THE ASSET SALE

General

On May 18, 2009, our Board unanimously approved the Purchase Agreement, which is attached to this Proxy Statement as Annex A.  The Purchase Agreement provides for the sale of certain of our assets to Wellhead for an aggregate price of $4,865,500 in cash, subject to adjustment as described below.  The material terms of the Purchase Agreement are summarized below.  This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to the Purchase Agreement.  Stockholders are urged to read the Purchase Agreement in its entirety.

Background of the Asset Sale

On March 11, 2008, we engaged Merriman Curhan Ford to advise us on our strategic options, including proposals we had received to date in connection with the sale of our company and joint ventures.

We executed a confidentiality agreement dated as of June 10, 2008 with Wellhead to facilitate the start of Wellhead’s due diligence process.

On June 20, 2008, Michael Hamilton, our Chief Executive Officer, met with Harold Dittmer, Chief Executive Officer of Wellhead Electric Company, Inc., in San Francisco to discuss Wellhead’s interest in purchasing our Escondido facility.

From June 25, 2008 to August 18, 2008, Michael Hamilton, our Chief Executive Officer, and Mr. Dittmer exchanged numerous telephone calls concerning a proposal by Wellhead to purchase our Escondido facility, along with other potential assets.

On August 18, 2008, Wellhead commenced its due diligence review.

On September 10, 2008, Wellhead provided a written offer to purchase our Escondido facility, as well as the GE LM6000 turbine on order (which turbine is not being sold pursuant to the Asset Sale for which this Proxy Statement is seeking stockholder approval) and Callidus SCR Contracts for our planned Escondido Upgrade Project (the “Escondido Assets”).

From September 10 to September 24, 2008, Wellhead conducted further due diligence and engaged with us in negotiations regarding the offer to purchase the Escondido Assets.

On October 1, 2008, we accepted Wellhead’s non-binding letter of intent to acquire the Escondido Assets. The letter of intent was subject to Wellhead’s remaining due diligence and confirmation by Wellhead of certain approvals that would allow use of the Escondido Assets in a project Wellhead was contemplating. The letter of intent provided Wellhead with the exclusive right to purchase the Escondido Assets for a period of 40 days, provided that Wellhead delivered evidence of its obtaining sufficient financing for the purchase and Wellhead’s receipt of the necessary approvals of Wellhead’s plans for the project by October 10, 2008.

On October 9, 2008, we extended Wellhead’s exclusivity period regarding the Escondido Assets to October 17, 2008 in order to allow more time for Wellhead to obtain the necessary approvals.

On October 17, 2008, we extended Wellhead’s exclusivity period on the Escondido Assets to October 24, 2008 in order to allow more time to obtain the necessary approvals. To the best of our knowledge the necessary approvals were never received, thus significantly diminishing the value of the Escondido facility to Wellhead.

On October 21, 2008, our Board met and discussed strategic options, including the sale of the Escondido Assets to Wellhead, and directed that management to continue to pursue the Escondido Asset sale.

On October 24, 2008, the October 1, 2008 letter of intent with Wellhead and Wellhead’s exclusive right to purchase the Escondido Assets expired.

On November 7, 2008, our Board held a telephonic meeting and discussed the status of various strategic options, including the contemplated sale of the Escondido Assets, as well as a potential sale of our remaining assets to Wellhead.  The Board authorized Mr. Hamilton to extend Wellhead’s exclusivity right to purchase the Escondido Assets and to continue negotiations.

On November 10, 2008, we received a revised offer from Wellhead via e-mail for the entity that owned our Escondido LM6000 turbine contract (which turbine is not being sold pursuant to the Asset Sale for which this Proxy Statement is seeking stockholder approval) and a Kobelco gas compressor contract, which offer did not contemplate the purchase of our Escondido facility and Callidus SCR Contracts.

From November 10 to November 26, 2008, Wellhead resumed its due diligence on the equipment and continued discussions with us relating to its offer.

On November 17, 2008, the Board held a telephonic meeting and approved the sale to Wellhead of our wholly owned subsidiary, MMC Escondido II, LLC, the only asset of which was the GE LM6000 turbine contract that was intended for use in the Escondido Upgrade Project, at a purchase price of $15.3 million, including $1.5 million that represented the remaining payment due to GE assumed by Wellhead. On November 26, 2008, the parties entered into an agreement on such terms and the sale closed December 10, 2008.

On December 4, 2008, the Board held a telephonic meeting and discussed the status of the current and potential future transactions with Wellhead, among other strategic proposals.  The Board also created a Special Committee consisting of Fred Buckman and George Rountree to work with management to evaluate strategic options and proposals as received.

On December 11, 2008, Wellhead issued a written offer for the purchase of substantially all of our remaining assets, including the Turbines remaining on order for the Chula Vista Upgrade Project (which Turbines are not being sold pursuant to the Asset Sale for which this Proxy Statement is seeking stockholder approval).

On December 12, December 17, December 20, 2008 and January 12, 2009, the Special Committee held telephonic meetings to discuss the December 11 Wellhead proposal as it had evolved to date, among other proposals.

On December 17, 2008, GAC Capital publicly announced its offer to acquire us for $2.00 per share.  The Special Committee met and discussed GAC’s proposal as well as the latest Wellhead proposal, bids received for the two remaining Turbines and other proposals. Although the GAC offer was for $2.00 per share, the Board noted that there were significant differences between the likelihood of such offer being consummated and various offers to purchase our assets on an asset-by-asset basis. Our Board subsequently approved a letter of intent with GAC which contemplated a $2.00 per-share purchase price but which did not contain any agreement on our part not to solicit other offers or to deal exclusively with GAC, and which further provided that any definitive agreement with GAC must contain a “Go Shop” provision allowing our Board to pursue other offers.

On January 26, 2009, the Board met and once more discussed the December 11, 2008 Wellhead proposal, among other proposals.  The Board authorized Mr. Hamilton to sell the remaining LM6000 turbines to Wellhead provided that the Special Committee would approve any final transaction.

On January 27, 2009, we accepted a letter of intent from Wellhead to purchase the entity that owns the contracts to purchase the two Turbines on order from GE, but not our other assets unlike in the December 11, 2009 proposal. The letter of intent also provided Wellhead with an exclusive right to purchase the Turbines for 15 days.

On February 6, 2009, we agreed to sell substantially all of the equipment owned by our subsidiary, MMC Mid-Sun, LLC, to Pro Energy Services, Inc. for a purchase price of $4 million. Such transaction closed on April 1, 2009.

On February 9, 2009, through our new financial advisor, Bodington & Company, we issued a request for bids for the purchase of our remaining assets, exclusive of the Turbines on order and our Mid-Sun facility, to several parties that had expressed an interest in such assets and had remained in active discussions with us regarding the same.

On February 11, 2009, we extended Wellhead’s exclusive right to purchase the Turbines on order from GE to February 17, 2009 in exchange for Wellhead agreeing to provide 60 days of free storage for our Fortune transformers.

On February 17, 2009, we received three acquisition offers for the remaining assets as described in the offer made through Bodington & Company.

On February 19, 2009, the Special Committee held a telephonic meeting and evaluated the three acquisition offers received. The Special Committee requested that management clarify certain aspects of each bid before the approval of any offers.

On February 24, 2009, our Board held a telephonic meeting to evaluate the various acquisition proposals, including a revised proposal from GAC at a lower price, and unanimously resolved to move forward with the $6.0 million Wellhead offer for the purchase of the membership interests of the Acquired Companies as described in this Proxy Statement and the sale to Wellhead for $2.1 million of two Kobelco gas compressors.

On February 27, 2009, we and Wellhead entered into the following agreements:

•
A letter agreement related to the purchase of the Turbines on order from GE, subject to Wellhead’s successful solicitation of a third party purchaser to re-sell such turbines to. The letter agreement provided Wellhead with the exclusive right to purchase the Turbines through March 1, 2009 domestically and March 31, 2009, internationally;

•	An assignment, assumption and release agreement conveying the agreements for two Kobelco gas compressors at a price of $2.1 million, which transaction closed that same day;

•	A letter of intent for the Asset Sale described in this Proxy Statement, which was subject to Wellhead’s satisfaction as to the results of a 30-day due diligence review; and

•	An escrow agreement pursuant to which Wellhead funded the Deposit into an escrow account, to be released upon the terms agreed to in the Purchase Agreement.

On March 10, 2009 and March 11, 2009, we met with Wellhead in San Francisco to negotiate the terms of the purchase agreement relating to the proposed Asset Sale described in this Proxy Statement.

On April 1, 2009, we extended Wellhead’s exclusive right to purchase the Purchased Assets through April 10, 2009. Wellhead’s exclusive right to purchase the Turbines on order from GE was not extended and discussions with Wellhead relating to the sale of the Turbines ceased.

On April 10, 2009, we extended Wellhead’s exclusive right to purchase the Purchased Assets through April 16, 2009.

On April 16, 2009, we met with Wellhead in San Francisco to discuss the results of Wellhead’s due diligence review and to renegotiate certain terms of Wellhead’s proposal to purchase the Purchased Assets.

On April 23, 2009, we and Wellhead entered into a revised letter of intent for the purchase of the Purchased Assets, including a purchase price reduction to $4.86 million from $6.0 million, and the grant to Wellhead of an exclusive right to purchase such assets through April 30, 2009.

On May 7, 2009, our Board met and reviewed with management the status of the negotiations with Wellhead, including the Asset Management Agreements, the terms of which were to be negotiated, and the potential sharing of our EBITDA with Wellhead. Our Board resolved that Mr. Hamilton be authorized to continue negotiations with Wellhead subject to approval by our Board of the definitive acquisition documents.

On May 18, 2009, our Board unanimously approved the Purchase Agreement and the sale of the Purchased Assets as described in this Proxy Statement (which excludes the Turbines) to Wellhead. We and Wellhead executed the Purchase Agreement on May 21, 2009 and we publicly announced this transaction on May 27, 2009.

Reasons for the Asset Sale

Based on the factors discussed below, our Board unanimously: (1) determined the Asset Sale is fair, advisable and in our and our stockholders’ best interests, (2) approved the Purchase Agreement and the Asset Sale, and (3) recommended that our stockholders vote in favor of the approval of the Purchase Agreement and Asset Sale.

In the course of reaching that determination and recommendation, our Board considered a number of potentially supportive factors in its deliberations including:

•
the then current and historical market prices of our Common Stock relative to the then estimated range of $1.91 to $2.13 per share anticipated to be distributed following the closing of the Asset Sale and our subsequent liquidation. The high-end estimate of $2.13 per share represented a premium of approximately 135% over the average closing price of $0.91 per share for the 6 month period ended May 18, 2009, and the low-end estimate of $1.91 per share represented a premium of 110% over the average closing price for the same period;

•
the determination by management and our Board, after evaluating various strategic alternatives and conducting an extensive review of our financial condition, results of operations and business prospects, that continuing to operate as a going concern was not reasonably likely to create greater value for our stockholders as compared to the value obtained for our stockholders pursuant to the Asset Sale and the Plan of Liquidation due primarily to the following reasons:

•
The state of the California energy market and financial markets broadly deteriorated substantially which significantly reduced the likelihood of our ability to execute on our business strategy, specifically to obtain a revenue contract for its planned Upgrade Projects to our Chula Vista and Escondido facilities (the “Upgrade Projects”) sufficient to obtain the debt financing required to complete the Upgrade Projects;

•	On January 23, 2009, the California Energy Commission issued a preliminary ruling against the Chula Vista Upgrade Project, further casting doubt on our ability to execute our strategy;

•	Financing power generating projects in the California market has become significantly more difficult for a company of our size;

•
We recorded substantial operating losses since commencing operations in 2006, and it would not be economical to continue our business in its current state until energy and financial markets improve; and

•
Our Board’s evaluation of a number of alternative proposals involving joint venturing on the Upgrade Projects, mergers with strategic partners, sale of our company, and other asset sale proposals, each of which did not come to fruition or were not superior to the Asset Sale.

•
the extent of negotiations with Wellhead and other potential acquisition partners indicated that we obtained the highest consideration that Wellhead was willing to pay or that we were likely to obtain from any other potential buyers;

•
the extensive marketing process conducted by management in seeking potential buyers (approximately 56 potential buyers were contacted and 28 signed confidentiality agreements and performed due diligence), and the fact that no other bona fide inquiries or proposals to acquire us or our assets were received that were superior to the Wellhead proposal;

•	the marketing process conducted by management in seeking potential buyers indicated a low likelihood that a third party would offer a materially higher price than Wellhead;

•
the consideration for the Asset Sale is in cash and will provide our stockholders with greater certainty than if we continue operations as a going concern or if the sale consideration included an equity component;

•	the belief by our Board that cash to be received by us from the Asset Sale would be the best available way to return value to our stockholders;

•	the lack of a financing condition on the obligations of Wellhead;

•	the potential negative impact on our stock price if our stock were delisted from NASDAQ;

•	the Asset Sale is subject to the approval of our stockholders;

•
the provisions in the Purchase Agreement allowing our Board to withdraw its recommendation that our stockholders vote in favor of the Purchase Agreement and the Asset Sale if our Board receives a Superior Proposal (as defined in the Purchase Agreement) subject to certain confidentiality, notice and counter-proposal provisions;

•
the provisions in the Purchase Agreement allowing our Board to terminate the Purchase Agreement in order to accept a Superior Proposal subject to certain conditions contained in the Purchase Agreement and the payment to Wellhead of a termination fee of $550,000, the payment to Wellhead of up to $500,000 in connection with the reimbursement of certain expenses incurred by Wellhead in connection with the Asset Management Agreements, the payment of a termination fee under the Asset Management Agreements in an amount equal to the Positive EBITDA Amount (as defined, and calculated pursuant to, the Asset Purchase Agreements and as fully described below in “Proposal 1 – Approval of the Asset Sale – Description of the Principal Terms of the Asset Purchase Agreement – Asset Management Agreements”) and the repayment to Wellhead of the $2,000,000 deposited by Wellhead into escrow on February 27, 2009 (the “Deposit”); and

•	the conclusion of our Board that such termination fee was reasonable in light of the benefits of the Asset Sale.

Our Board also considered a number of potentially countervailing factors in its deliberations concerning the Asset Sale, including, but not limited to:

•	the lack of a sufficiently high, firm purchase offer for the Turbines;

•
the restrictions on the conduct of our business prior to completion of the Asset Sale under the Purchase Agreement, including, but not limited to, requiring us to conduct our business only in the ordinary course, subject to specific limitations or Wellhead’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Asset Sale;

•
conditions to closing that must be satisfied or waived, including under the Purchase Agreement, but not limited to, the expiration or earlier termination of applicable waiting periods and the receipt of approvals to the Asset Sale under the rules of the Federal Energy Regulatory Commission;

•	the lack of certainty of the timing and amounts of distributions of cash to our stockholders;

•
interests of certain of our executive officers and directors in the proceeds from the Asset Sale and the Plan of Liquidation (for information regarding interests of certain executive officers and directors in the Asset Sale and Plan of Liquidation, see “Proposal No. 1: Approval of the Asset Sale—Interests of Certain Persons in the Asset Sale and the Plan of Liquidation”);

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Asset Sale;

•	the potential effect on our business and vendor relationships going forward should the Asset Sale not be consummated for any reason; and

•
the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that we pay Wellhead a termination fee of $550,000, the payment of up to $500,000 in connection with the reimbursement of certain expenses incurred by Wellhead in connection with the Asset Management Agreement, the payment of a termination fee under the Asset Management Agreements in an amount equal to the Positive EBITDA Amount (as defined, and calculated pursuant to, the Asset Purchase Agreements and as fully described below in “Proposal 1 – Approval of the Asset Sale – Description of the Principal Terms of the Asset Purchase Agreement – Asset Management Agreements”) and the repayment to Wellhead of the escrowed Deposit, if the Purchase Agreement is terminated under certain circumstances.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board, but addresses the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the complexity of these matters, our Board did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our Board may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, our Board unanimously agreed that the benefits of the Asset Sale outweigh the risks.

Principal Provisions of the Purchase Agreement

The following is a summary of the principal provisions of the Purchase Agreement.  While we believe this description covers the material terms of the Purchase Agreement, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Annex A to this Proxy Statement. We urge you to carefully read the Purchase Agreement in its entirety for a more complete understanding of the Asset Sale.

The Parties

California Holdings McCall, LLC (“CHM”) and Escondido II, LLC (“EII”) are the purchasers as provided in the Purchase Agreement. Each of these entities is affiliated with Wellhead Electric Company, Inc., which is a developer, owner and operator of gas-fired power generation projects and has been involved in the development, completion and/or operation of fourteen projects in California.  CHM and EII conduct no material operations. Wellhead Electric Equipment, LLC, an affiliate of Wellhead Electric Company, Inc., is also party to the Purchase Agreement and guaranteed CHM and EII’s obligations pursuant thereto.

The Asset Sale

At the closing of the Asset Sale, we will transfer and convey to CHM and EII, 100% of the outstanding membership interests in our wholly-owned subsidiaries, Chula Vista Energy Center, LLC, Escondido Energy Center, LLC and Power Electric Equipment, LLC (together, the “Acquired Companies”). Prior to consummating the Asset Sale, we intend to transfer certain of our assets to the Acquired Companies as described below. In addition to or in lieu of the acquisition of membership interests of the Acquired Companies, Wellhead may purchase the membership interests of MMC Chula Vista, MMC Escondido and/or MMC North America.

Purchased Assets

The assets we propose to transfer to the Acquired Companies (the “Purchased Assets”) consist of our remaining operating assets, including the following:

•
All real property, including leaseholds, land, buildings, facilities, interconnects, fixtures, easements and rights of way, held by our indirect wholly-owned subsidiaries, MMC Chula Vista and MMC Escondido;

•	All personal property, including equipment, tools and engineering items, held by MMC Chula Vista and MMC Escondido;

•	Copies of financial, operating and maintenance books and records of MMC Chula Vista, MMC Escondido and MMC North America;

•	A $75,000 lease deposit held by MMC Chula Vista;

•	Spare parts, tools and ammonia inventory sited at MMC Escondido and MMC Chula Vista;

•	Certain information technology assets and intellectual property of MMC Escondido, MMC Chula Vista and MMC North America;

•	Prepaid expenses of MMC Escondido, MMC Chula Vista and MMC North America;

•	Certain of our material contracts and those of MMC North America, MMC Chula Vista and MMC Escondido (the “Material Contracts”) including:

•	Resource Adequacy Capacity Contracts with Occidental Power Services, Inc.;

•	Land lease of MMC Chula Vista property with John S. Marquez and Carole G. Marquez Trustees and PG&E Disbursed Generating Co., LLC;

•	The Fortune Transformer Contracts;

•	All agreements with Macquarie Cook Energy LLC;

•	Participating Generator Agreement with the California Independent System Operator; and

•	Interconnection Agreement with PG&E Dispersed Generating Company, Inc. and San Diego Gas & Electric Company.

•	Permits held by us and by MMC Chula Vista and MMC Escondido;

•	A spare Pratt and Whitney GG4A turbine stored at the MMC Escondido facility; and

•	The Callidus SCR Contracts.

Excluded Assets

Wellhead will not acquire the following assets (the “Excluded Assets”):

•	Our cash, cash equivalents and investments, accounts receivable arising prior to the closing and potential tax refunds, if any;

•
The Turbines, which were purchased pursuant to the GE Packaged Power, Inc. Contract for U.S. Based Sale of Equipment & Services MMC Energy Inc. Chula Vista Energy Upgrade Project, dated January 25, 2008;

•	The contents of the storage container located at the MMC Chula Vista facility which contains equipment formerly located at the MMC Mid-Sun facility; and

•	Our real estate lease and substantially all tangible and intangible assets owned by us that are located in New York.

•	all of our equipment, office supplies, accessories, tooling, tools, fixtures and furniture that are not Purchased Assets; and

•	any of our contracts that are not related to the operations of our MMC Escondido and Chula Vista facilities.

Assumed Liabilities

Wellhead will assume the liabilities under the Material Contracts, but only to the extent there is a performance or payment obligation for liabilities incurred post closing.

Excluded Liabilities

Other than the Assumed Liabilities, all of our liabilities and obligations will be retained by us (the “Excluded Liabilities”), and include, but are not limited to:

•
all our liabilities and obligations relating to employee benefits or compensation arrangements, whether relating or attributable to, or arising during, the period before or after the closing of the Asset Sale, including, all liabilities or obligations under any employee benefit agreements, plans or other arrangements;

•
all liabilities and obligations relating to or arising from any asset, property or business of ours that is not a Purchased Asset, whether relating or attributable to, or arising during, the period before or after the closing of the Asset Sale; and

•
all liabilities and obligations relating or attributable to any owned, leased or operated Purchased Asset prior to closing of the Asset Sale, including in relation to any contract, agreement, lease, license, commitment, sales or purchase order or other instrument.

Purchase Price

We have agreed to transfer the membership interests in the Acquired Companies to Wellhead for an aggregate purchase price of $4,865,500, $2,000,000 of which is represented by the escrowed Deposit. The Deposit will not be included in our cash balance unless the Asset Sale is consummated and the Deposit is released to us.

The purchase price shall be adjusted by the amount of any Current Asset Baseline Adjustment (as defined below, and which may be a negative number) and decreased by (1) $231,000 if Wellhead exercises its option to acquire the Callidus SCR Contracts prior to closing and (2) the amount of the EBITDA (which may be a negative number), if any, that accrues for the benefit of Wellhead or us under the Asset Management Agreements to the extent specifically provided for therein (as fully described below under “Transition Asset Management Agreements”).

In addition, all of the items listed below relating to the Purchased Assets will be prorated between us and Wellhead as of the Effective Date (as defined below under “Transition Asset Management Agreements”) and, to the extent such items have not been taken into account in the adjustments provided for above, a corresponding adjustment shall be made to the purchase price, with us being responsible for such items relating to any period prior to the Effective Date of each Asset Management Agreement and Wellhead responsible for such items relating to periods on and after such Effective Date: (1) real and personal property taxes due in respect of the Owned Real Property Interests and the Leased Property Interests (each as defined in the Purchase Agreement), (2) utilities, and (3) interconnection agreements.

The “Current Asset Baseline Adjustment” means the amount by which the “Operating Current Assets” are greater than or less than $225,883.  “Operating Current Assets” shall mean, as of the closing date, the spare parts and ammonia inventory owned by the Acquired Companies, any pollution insurance premiums which have been prepaid, any operating permits held the Acquired Companies, and any deposits held by the Acquired Companies, in each case after adding back any amortization of such items that has accrued since December 31, 2008.

Closing

If the Purchase Agreement is approved by our stockholders, the closing of the Asset Sale is expected to take place shortly after the Special Meeting, subject to our satisfaction of the other closing conditions set forth in the Purchase Agreement, including the applicable waiting periods and approvals under the rules of the Federal Energy Regulatory Commission.

Representations and Warranties

The Purchase Agreement contains certain representations and warranties made by us and our wholly-owned subsidiaries relating to, among other things:

•	corporate organization, good standing and corporate power to own our properties and operate our business;

•	corporate power and authority to enter into the Purchase Agreement and to consummate the Asset Sale;

•	the adoption and recommendation to our stockholders by our Board of the Purchase Agreement and the Asset Sale in accordance with our organizational documents and Delaware law;

•	our valid and binding obligations regarding the Purchase Agreement, except to the extent that enforceability is limited by law;

•	the absence of any conflict or breach of our organizational documents or applicable law as a result of our entering into the Purchase Agreement and the consummation of the Asset Sale;

•
the absence of any violation of, or default under, or right of termination, cancellation or acceleration of any obligation or any loss, alteration or impairment of a material benefit under any agreement or other instrument or obligation binding upon the Acquired Companies or relating to the Purchased Assets;

•
the absence of the creation or imposition of any lien upon any Purchased Asset or the membership interests of the Acquired Companies arising out of the execution and delivery by us of the Purchase Agreement and the consummation of the transactions contemplated thereby;

•	the absence of any non-ordinary course liabilities of the Acquired Companies;

•
the absence of any default under or violation of any law of any governmental entity applicable to the Acquired Companies or the Purchased Assets, other than a default or violation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement) on the Acquired Companies;

•
possession of all licenses and approvals of governmental entities necessary for the operation of the Purchased Assets or carrying on of the business related to the Purchased Assets, except where failure to possess such licenses or approvals would not have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

•
compliance with all applicable environmental laws to which the Purchased Assets are subject, the violation of which would have, and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

•
the absence of any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

•	the absence of action pending, or to our knowledge threatened, before any governmental authority that could reasonably be expected to have a Material Adverse Effect on the Acquired Companies;

•	sufficiency of and title to the Purchased Assets;

•	the absence of any material proceedings challenging our ownership of and title to the Purchased Assets;

•	timely payment of all material taxes with respect to the Acquired Companies and Purchased Assets;

•	the effectiveness, validity and enforceability of our intellectual property rights to be transferred to Wellhead;

•
the absence of breach or default under the terms of any Material Contracts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

•
that the representations and warranties contained in the purchase agreement are true and correct in all material respects as of the time they speak, including our representation that as of the closing date no statement contained in the purchase agreement or in written information provided to Wellhead contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading;

•	possession of “exempt wholesale generator” status and having a “market based rate” tariff on file at the Federal Energy Regulatory Commission; and

•	the absence of undisclosed broker fees.

These representations and warranties have been made solely for the benefit of the parties to Purchase Agreement and are not intended to be relied on by any other person.

In addition, these representations and warranties are qualified by specific disclosures made to Wellhead in connection with the Purchase Agreement, are subject to the materiality standards contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, and were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement.

Conduct of Business Pending the Closing

Under the Purchase Agreement, we have agreed that, unless Wellhead otherwise consents in writing or subject to certain exceptions, following the date of the Purchase Agreement and prior to the closing of the Asset Sale, we will conduct our operations applicable to the Purchased Assets in all material respects according to our ordinary and usual course of business, consistent with past practice, and we will use our commercially reasonable efforts to preserve intact in all material respects our business organization and to preserve the goodwill of and maintain satisfactory relationships with our customers and those other persons having material business relationships with us and any of our subsidiaries, in each case that relate to the Purchased Assets.

We also agreed that during the same time period, we will not, and will not permit any of our subsidiaries to (unless Wellhead otherwise consents in writing or subject to certain exceptions):

•
issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any membership interests of the Acquired Companies other than (1) to us or any of our wholly-owned subsidiaries, and (2) as required under our existing credit facility;

•	amend or otherwise change the organizational documents of the Acquired Companies;

•	except in connection with the asset transfer, acquire or redeem, directly or indirectly, or amend any equity interests of the Acquired Companies;

•
except in the ordinary course of business and except in connection with actions expressly permitted pursuant to the Purchase Agreement, enter into, make any proposal for, renew, extend or amend or modify in any material respect, terminate, cancel, waive, release or assign any right or claim under, a Material Contract or amend or terminate any Material Contract or grant any release or relinquishment of any material rights under any Material Contract;

•
except as required by our existing credit facilities, allow any of the Acquired Companies to incur, create, assume or otherwise become liable for, or prepay, any indebtedness for borrowed money (including the issuance of any debt security);

•
except as required by our existing credit facilities, allow any of the Acquired Companies to assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of, or make any loans, advances or capital contributions to any other person;

•
mortgage, pledge or otherwise similarly encumber any of the Purchased Assets or the membership interests of the Acquired Companies or create, assume or suffer to exist any liens thereupon, other than as specifically provided for in the Purchase Agreement;

•
change in any material respect any of the accounting, reserving, underwriting, claims or actuarial methods, principles or practices used by any of the Acquired Companies, or except as required by applicable law, GAAP or applicable statutory accounting principles;

•
other than in the ordinary course of business, after consultation with Wellhead, make or change any tax election of any of the Acquired Companies, settle or compromise any tax liability of any of the Acquired Companies, agree to an extension of the statute of limitations with respect to the assessment or determination of taxes of the Acquired Companies, file any amended tax return of the Acquired Companies with respect to any tax, enter into any closing agreement with respect to any tax or surrender any right to claim a tax refund or enter into any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder, in each case of any of the Acquired Companies;

•
fail to use commercially reasonable efforts to keep in force our current pollution insurance policies or fail to provide reasonable insurance coverage with respect to purchased assets or the assets, operations and activities of the Acquired Companies up to and including the closing date of the Asset Sale;

•	make any distribution to the member of the Acquired Companies, other than distributions of cash or assignments of accounts receivable; or

•	authorize, commit or agree to take any of the foregoing actions.

Commercially Reasonable Efforts

Each of the parties to the Purchase Agreement agreed to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to file or cause to be filed, all documents and to do, or cause to be done, all commercially reasonable things necessary, proper or advisable under applicable laws to expeditiously consummate and make effective the transactions contemplated by the Purchase Agreement, including the consummation of the Transfer and including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, licenses, approvals, authorizations, permits or orders from governmental entities or other persons.

The parties also agreed to (1) use their commercially reasonable efforts to prepare any required filings with and submissions to the Federal Energy Regulatory Commission (“FERC Filings”) which we or Wellhead determines should be made, in each case, with respect to the transactions contemplated by the Purchase Agreement and the acquired companies as promptly as reasonably practicable, subject to our prior review, comment, approval and execution of (which approval and execution shall not be unreasonably withheld or delayed)  but in any event, within ten (10) Business Days of the date of the Purchase Agreement, which we shall cause to be filed promptly thereafter, and each of the parties agrees to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the FERC Filings, and each of the parties shall use its commercially reasonable efforts to take or cause to be taken all commercially reasonable actions necessary, proper or advisable consistent with the Purchase Agreement to cause the expiration or termination of the applicable waiting periods as soon as practicable, and (2) reasonably cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign law or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to our business in connection with the consummation of the transactions contemplated by the Purchase Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain as expeditiously as practicable any such consents, permits, authorizations, approvals or waivers. The parties shall promptly inform the other parties to the Purchase Agreement of any oral, and provide copies of any written, communication with a governmental entity regarding any such filings or information.  In the event that any action, suit, proceeding or investigation relating to the Purchase Agreement or to the transactions contemplated by the Purchase Agreement is commenced, whether before or after the date of the Purchase Agreement, the parties to the Purchase Agreement agree to cooperate and will use their commercially reasonable efforts to defend vigorously against it and respond thereto.

Non-Solicitation

Subject to certain exceptions described below, from and after the date of the Purchase Agreement and until the earlier of the termination of the Purchase Agreement pursuant to its terms or the closing of the Asset Sale, we agreed not to, and not to authorize or permit our subsidiaries or any of our or their respective representatives to:

•
initiate, solicit, knowingly facilitate or knowingly encourage any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below);

•
engage in any discussions or negotiations with respect to an Acquisition Proposal (other than to state only that they are not permitted to have discussions), or otherwise cooperate with or assist or participate in, or knowingly facilitate any inquiries, proposals, offers, discussions or negotiations with respect to an Acquisition Proposal; or

•
approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal.

As used in the Purchase Agreement, “Acquisition Proposal” means any inquiry, proposal or offer from any person or group of person other than Wellhead or its affiliates (a “Third Party”) relating to:

•	acquisition of our and our subsidiaries assets (including securities of our subsidiaries) equal to 20% or more of our consolidated assets;

•	acquisition of 20% or more of our outstanding shares of capital stock or any of our other voting securities;

•
a tender offer (including a self-tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of our outstanding shares of capital stock or any of our other voting securities; or

•
a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of our consolidated assets, in each case other than the transactions contemplated by the Purchase Agreement.

However, our Board may, in response to a bona fide Acquisition Proposal that was unsolicited and did not result from or arise in connection with a breach of the no-solicitation provisions of the Purchase Agreement and following a good faith determination by our Board after consultation with its outside legal counsel that (1) such Acquisition Proposal would reasonably be expected to result in a Superior Proposal and (2) failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties to our stockholders under applicable law:

•	furnish information with respect to us and our subsidiaries to the person making such Acquisition Proposal and its representatives; and

•
participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that we will not, and will not allow our subsidiaries to, and will use commercially reasonable efforts to cause our representatives not to, disclose any non-public information to such person without first entering into a reasonable confidentiality agreement with such person.

We have agreed to promptly advise Wellhead of any Acquisition Proposal and provide Wellhead with a copy of all written communications, documents or materials received from the Third Party after receipt thereof. We will keep Wellhead informed with respect to the status of any Acquisition Proposal and the status and material terms of any modification or proposed modification thereto.

As used in the Purchase Agreement, “Superior Proposal” means any bona fide written proposal made by a Third Party to enter into an Acquisition Proposal  (a) which, if consummated, would result in such Third Party (or in the case of a direct merger between such Third Party or any subsidiary of such Third Party and us, the equity holders of such Third Party) owning, directly or indirectly, 50% of our outstanding Common Stock or 50% of our or our subsidiaries’ consolidated assets, and (b) which is otherwise on terms and conditions which our Board determines by a majority vote in its good faith and in light of all relevant circumstances and all the terms and conditions of such proposal and the Purchase Agreement, including any break-up fees, expense reimbursement provisions, conditions to consummation (taking into account all financing, regulatory and legal aspects, including the total purchase price payable thereunder and whether the Acquisition Proposal is subject to a financing contingency), to be more favorable from a financial point of view to our stockholders than the Asset Sale.

We have also agreed that neither our Board nor any committee thereof will withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Wellhead, the recommendation of our Board to approve the Asset Sale (the “Board Recommendation”), approve, recommend or endorse, or propose publicly to approve, recommend or endorse, any Acquisition Proposal or make other statements that are reasonably calculated or expected to have the same effect.

However our Board may withdraw, modify or qualify (or propose to withdraw, modify or qualify) the Board Recommendation if our Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so could reasonably be expected to be inconsistent with to breach its fiduciary duties to our stockholders under applicable law and/or if we receive an Acquisition Proposal which our Board concludes in good faith, after consultation with outside counsel constitutes a Superior Proposal.

No change of the Board Recommendation may be effected unless our Board first provides prior written notice to Wellhead of its intention to effect a change in the Board Recommendation in response to a Superior Proposal, which notice specifies the material terms and conditions of any such Superior Proposal. We have also agreed that, prior to effecting a change in the Board Recommendation or terminating the Purchase Agreement, we and our legal and financial advisors will negotiate in good faith with Wellhead to adjust the terms and conditions of the Purchase Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

Other Covenants and Agreements

The Purchase Agreement contains additional agreements among the parties relating to, among other things:

•	providing Wellhead and its representatives access to our properties, contracts, commitments, books and records;

•	the issuance of press releases and public statements regarding the Purchase Agreement and the transactions provided for therein; and

•	the preparation and filing of any tax returns of the Acquired Companies.

The Purchase Agreement also provides that:

•
we shall bear all costs, including the costs of Bingham McCutchen LLP, of applying for and otherwise seeking to obtain certification for the Chula Vista Energy Upgrade Project from the California Energy Commission (the “CEC Permits”) through April 23, 2009.  At, and to the extent of, Wellhead’s request, we shall use commercially reasonable efforts to continue or discontinue the pursuit of the CEC Permits on behalf of the Acquired Companies; provided, however, that Wellhead shall be responsible for (regardless of any termination or expiration of the Purchase Agreement), and shall promptly reimburse us to the extent paid by us, all such third-party costs incurred in connection with the continuation of such pursuit from April 24, 2009 until the earlier of the receipt of such CEC Permits or the date upon which Wellhead requests us to discontinue pursuit of the CEC Permits, irrespective of whether the closing of the Asset Sale occurs; and

•
we, with the advice and consent of Wellhead, shall use commercially reasonable efforts to obtain the modification of the permits issued pursuant to Title V by the San Diego County Air Pollution Control District that are to be transferred to the acquired companies such that they shall allow usage of the currently installed Pratt & Whitney FT4 Twin Pack engines (or of substantially identical replacements thereof) at either our MMC Escondido or MMC Chula Vista facility.

We have also agreed to use our reasonable commercial efforts to:

•
obtain an amendment, subject to the prior review, comment and approval of Wellhead (such approval not to be unreasonably withheld or delayed), of the Covenant and Agreement to Restrict Operation of RAMCO Peak Power Plant dated April 12, 2001, and recorded in the Official Records of San Diego County as Document #2001-0275691 (the “Covenant Agreement”), which amendment shall:  (A) provide that the Covenant Agreement shall automatically terminate upon the removal of installed Pratt & Whitney FT4 Twin Pac engines located within the “Plant” as defined in the Covenant Agreement, completion of either the upgrades approved for Escondido via Conditional Use Permit and Zone Code Amendment 2007-28-CUP and 2007-04-AZ or upgrades that are reasonably expected to result in equivalent or better air quality (the “Condition”), and (B) require that upon the satisfaction of the Condition the parties to the Covenant Agreement shall record a termination agreement, quitclaim or other sufficient legal document in the official records of San Diego County to remove the Covenant Agreement from public record. The amendment (the “Covenant Agreement Amendment”) shall be subject to Wellhead’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and must be given if the Covenant Agreement Amendment contains the provisions set forth in (A) and (B) above and does not impose any additional restrictions on the Plant, the Property (as defined in the Covenant Agreement) or related equipment, and/or impose any other material financial obligations or conditions on the Plant, Property or related equipment, and/or Wellhead’s use of the Plant, Property or related equipment; and

•
assist Wellhead in obtaining a modification (to the satisfaction of Wellhead) of the License Agreement dated December 4, 2002, with the North San Diego County Transit Development Board (the “NCTB”).  Such modification shall limit the right of the NCTB to require the removal of MMC Escondido’s interconnection facilities from the NCTB right of way or license area.  Obtaining such modification is not a condition to closing the Asset Sale.

Upgrades and Remedial Matters

Pursuant to the Purchase Agreement, we agreed that to the extent any maintenance, improvement or upgrade effectuated by Wellhead pursuant to the Asset Management Agreements involves removing any existing equipment (or components thereof) and replacing it with replacement equipment (or replacement components), each such item of replacement equipment and replacement component (“Replacement Property”) shall be the sole property of Wellhead, and we shall have no right, title or interest therein.

If the Purchase Agreement is terminated for any reason, (1) Wellhead shall be entitled to remove the Replacement Property upon replacement thereof, with the predecessor item of equipment (or component thereof) and (2) under the termination circumstances pursuant to which Wellhead would be entitled to the return of the Deposit, we shall reimburse Wellhead for all reasonable third-party costs expended by Wellhead in connection with the refurbishing of any existing equipment (or component thereof) (“Refurbishments”) and the installation and removal of the Replacement Property (including the reasonable fully burdened costs of Wellhead’s internal labor) other than the costs of the removed Replacement Property, up to $500,000.

Transition Asset Management Agreements

In connection with the Purchase Agreement, and as a condition to the consummation of the Asset Sale, we executed Transition Asset Management Agreements with Wellhead (the “Asset Management Agreements”) pursuant to which we granted to Wellhead the right to (1) manage the operation of each of our Chula Vista and Escondido facilities (the “Projects”) on a date specified in writing by Wellhead (the “Effective Dates”) following the date of the Purchase Agreement and prior to the closing of the Asset Sale (the “Transition Services”) and (2) access the Projects to undertake, as Wellhead may elect, the maintenance, improvement or upgrade of the equipment associated with the Projects (the “Remediation Services”).

Pursuant to the Asset Management Agreements, Wellhead will have the right and, after each respective Effective Date, the obligation to undertake all day-to-day operation and management decisions relating to the Projects and their related assets except for the decisions relating to the actions or activities set forth below, provided that we will not take any of the actions set forth in the first four bullet points below without first obtaining the consent and direction of Wellhead, which consent and direction shall not be unreasonably withheld:

•
terminating, amending or waiving, in any respect, any material duty of a contractor under any of the resource adequacy contracts and other project contracts related to the Projects and listed on Exhibit C to the Asset Management Agreements;

•	entering into any new agreement on our behalf or for the benefit of a Project;

•	the cancellation, amendment to or material diminution of our or a Project’s right in any way under, any permits, approvals, licenses or other similar rights or benefits held by us;

•	the termination of any of our material vendor accounts relating to the Project;

•
the taking of any action that would constitute a change in control under the Federal Power Act , as amended, or the regulations and administrative decisions promulgated thereunder or which affect our market based rate tariff;

•
making dispatch decisions under Energy Management Contracts (as defined in Exhibit C to the Asset Management Agreements); provided, however, that we shall make all such dispatch decisions in accordance with the procedures and guidelines set forth in Exhibit F to the Asset Management Agreements; and

•	taking any action with respect to any excluded asset pursuant to the Asset Sale, including our cash and accounts receivable.

In consideration for Wellhead’s providing the Transition Services, from and after the respective Effective Date, in the case of each facility separately, Wellhead shall (1) be reimbursed by us for Wellhead’s operating expenses or any other operating expenses advanced by Wellhead and (2) in the event the closing occurs, be entitled to a reduction of the purchase price payable at such closing in an amount equal to (A) from and after the respective Effective Date until the giving of the Buyer EBITDA Notice (as defined below), 50% of the EBITDA arising from the respective Project during such portion of the Transition Services and (B) from and after the giving of a Buyer EBITDA Notice until the end of the Transition Services for each respective Project, 100% of the EBITDA arising from such Project during such portion of the Transition Services, if such aggregate EBITDA over the term of the respective Transition Services (calculated in accordance with the Asset Management Agreements) allocated to Buyer is a positive number (the “Positive EBITDA Amount”).

In the event the closing of the Asset Sale occurs and the aggregate amount of the EBITDA from each Project, measured separately, allocated to Wellhead during the term of the respective Transition Services (including the specified allocation to Wellhead of such EBITDA before and after the giving of any Buyer EBITDA Notice, if any) is a negative number (the “Negative EBITDA Amount”), then we shall be entitled to an increase of the purchase price payable at the closing in an amount equal to the lesser of (1) such Negative EBITDA Amount and (2) the Negative EBITDA Amount based on a calculation where (A) the maximum Negative EBITDA Amount during the portion of the term of the respective Transition Services when Wellhead shall be entitled to 50% of the EBITDA shall be $250,000 for each respective Project and (B) the maximum Negative EBITDA Amount during the portion of the term of the respective Transition Services when Wellhead shall be entitled to 100% of the EBITDA, together with any Negative EBITDA Amount allocated under clause (A), shall be $500,000 for each respective Project; provided that in no event shall the amount of the adjustment to the purchase price, together with any other amounts payable by Wellhead under the Asset Management Agreements, exceed a total aggregate amount for each respective Project of (i) $250,000 per Project, in the event Wellhead does not deliver a Buyer EBITDA Notice and (ii) $500,000 per Project, in the event the Wellhead does deliver a Buyer EBITDA Notice.

The “Buyer EBITDA Notice” is a written notice delivered by Wellhead to us which states that, from and after the date of such written notice, Wellhead will have the benefit of 100% of the Positive EBITDA Amount arising after the date of such written notice until the end of the term of the respective Transition Services.

For purposes of the Asset Management Agreements, “EBITDA” for each Project means the following items as determined in accordance with United States generally accepted accounting principles (“GAAP”):

•	the sum (without duplication) of:

•	all revenue generated or accrued by a Project and its related assets during the term of the Transition Services (or the applicable portion thereof);

•
other than in connection with a Total Loss Event or Material Insured Event as provided below, all proceeds payable under any insurance maintained by any us with respect to property damage or loss with respect to a Project that occurs during the term of the Transition Services (or the applicable portion thereof); and

•
if Wellhead so elects, all proceeds payable under any insurance maintained by Wellhead for –equipment owned by us with respect to property damage or loss with respect to a Project that occurs during the term of the Transition Services (or the applicable portion thereof);

less

•	the sum of:

•	the amount of expenses incurred by Wellhead in their performance of the Transition Services actually reimbursed by us (the “Buyer Operating Expenses”);

•
operating and maintenance expenses (other than Buyer Operating Expenses) with respect to a Project and its related assets accrued during the term of the Transition Services (or the applicable portion thereof) and, to the extent not arising under the resource adequacy contracts and other Project contracts listed on Exhibit C to the Asset Management Agreements (the “Project Contracts”) or otherwise representing a recurring cost, reasonably approved by Wellhead in the performance of the Transition Services, including, without duplication, all amounts payable for the period falling in the term of the Transition Services (or the applicable portion thereof) (1) to the counterparties to the Project Contracts (the “Project Contractors”) under the Project Contracts, (2) under leases, (3) for property taxes and other non-income or franchise taxes payable with respect to a Project (as pro-rated for the period falling under the term of the Transition Services (or the applicable portion thereof)), (4) utilities (including telecommunications), (5) interconnection costs, (6) in connection with compliance with ongoing requirements of existing permits relating to a Project, (7) in connection with the consulting services of Donelle Griffon with respect to the current permitting activities with respect to a Project (and excluding, for the avoidance of doubt, any services relating to the transfer of any permits as contemplated under the Purchase Agreement) and (8) other repair and  maintenance expenses and other direct operating expenses (but excluding Remediation Expenses, any extraordinary or non-recurring items and damage or loss with respect to the Project for which an insurance claim may be made (which damage or loss is covered by the below bullet-point);

•
other than in connection with a Total Loss Event or Material Insured Event as provided below, any costs of repairs and other expenses incurred with respect to property damage or loss with respect to the Project that occurs during the Transition Services Term (or the applicable portion thereof) for which an insurance claim may be made under any insurance maintained by Buyer or any Seller Party; and

•
any fines or penalties assessed on a Project or us by a Governmental Authority or under a Project Contract as a result of the performance of the Transition Services or the Remediation Services by Wellhead during the term of the Transition Services (or the applicable portion thereof) to the extent (1) not borne or payable by Wellhead or (2) not borne or payable by any Project Contractor under the terms of the related Project Contract or otherwise.

(collectively, all such expenses in the above four bullets are referred to as “Operating Expenses”); provided that, Operating Expenses do not include (1) any cost, expense, charge, fine or penalty of any nature arising as a result of events or acts that occurred prior to or after the term of the Transition Services, (2) notwithstanding any allocation under GAAP to the contrary, any item of cost or expense that does not directly result from acts or operations occurring during the term of the Transition Services, and (3) any allocation to a Project, us or any employee or overhead expense of us or our affiliates or any of our costs and expenses arising from activities other than those directly related to a Project.

In the event that (1) the closing does not occur, (2) the Purchase Agreement is terminated and (3) in connection with such termination Wellhead shall be entitled to a return of the Deposit under the terms of the Purchase Agreement:

•
if there shall be a Positive EBITDA Amount for the term of the respective Transition Services so that a decrease to the purchase price would have resulted if the closing of the Asset Sale had occurred, then, in addition to the reimbursement of Wellhead’s operating expenses, we agreed to pay Wellhead a termination payment in an amount equal to the Positive EBITDA Amount that would have been applied as a decrease to the purchase price; and

•
if there shall be a Negative EBITDA Amount for the term of the respective Transition Services so that an increase to the purchase price would have resulted if the closing of the Asset Sale had occurred, then Wellhead shall pay or cause to be paid to us a termination payment in an amount equal to the Negative EBITDA Amount that would have been applied as an increase to the purchase price.

•
notwithstanding the foregoing, if there has been an event of loss with respect to a Project such that there shall be proceeds under the Existing Project Insurance (as defined in the Asset Management Agreements) constituting all, or substantially all, of the replacement value of the Project (a “Total Loss Event”), then for purposes of calculating any termination payment payable to Wellhead or us, (x) 50% of the amount of such insurance proceeds paid under any existing Project insurance with respect to such Total Loss Event shall be payable by us to Wellhead as an additional termination payment under the respective Asset Management Agreement (a “Total Loss Payment”), and (y) the amount of such insurance proceeds payable under the existing Project insurance and any amounts relating to the cost of repair or replacement cost of a Project shall not be included in the calculation of EBITDA as set forth above.

Notwithstanding the foregoing, if (1) there shall have been an event of loss (other than a Total Loss Event) with respect to a Project (a “Material Insured Event”), (2) Wellhead elects not to proceed with the closing of the Asset Sale solely on the basis of such Material Insured Event in accordance with the terms of the Purchase Agreement, (3) the Purchase Agreement is terminated as a result thereof and (4) in connection with such termination Wellhead shall be entitled to a return of the Deposit under the terms of the Purchase Agreement, then for purposes of calculating any termination payment payable to Wellhead or us pursuant to the Asset Management Agreements, (A) the amount of insurance proceeds payable under the existing Project insurance with respect to such Material Insured Event shall not be included for purposes of the EBITDA calculation and (B) the costs of all repairs and other expenses incurred with respect to such Material Insured Event shall not be included for purposes of the EBITDA calculation.

If any penalties, fines, special charges or similar items are incurred under the resource adequacy contracts in respect of a Project, any permit in respect of a Project or applicable law as a result of actions taken by Wellhead in connection with the Remediation Services, Wellhead shall immediately pay the amount of such item or, at our election, we shall have the right of offset for the amount of such item against the Deposit; provided that the amounts of any such penalties, together with any amounts payable by Wellhead under the Asset Management Agreements shall not exceed a total aggregate amount for each respective Project of (1) $250,000 per Project, in the event Wellhead does not deliver a Buyer EBITDA Notice and (2) $500,000 per Project, in the event that Wellhead delivers a Buyer EBITDA Notice.  In the event of any offset from the Deposit, the amount payable at closing pursuant to the Purchase Agreement shall be increased by the amount of such offset.

Conditions to the Asset Sale

The obligations of each party to complete the Asset Sale are subject to the following conditions:

•	the approval of the Asset Sale by our stockholders;

•
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental entity which prohibits the transactions contemplated by the Purchase Agreement, and shall continue to be in effect;

•	the applicable waiting periods and approvals of the Asset Sale under the rules of the Federal Energy Regulatory Commission have expired or been earlier terminated or have been obtained, as applicable;

•	certain other regulatory approvals have been obtained;

•	the representations and warranties of the other party are true and correct in all material respects, as of the time they speak as set forth in the Purchase Agreement;

•	execution and delivery by the parties of all related documents (including the assignment of contracts) required to be executed by them at or prior to the closing; and

•	the other party has performed in all material respects all obligations and complied with all covenants required to be performed or complied with on or prior to the closing.

The obligations of Wellhead to complete the asset sale are subject to additional conditions at closing, including:

•	the transfer of the Purchased Assets to the Acquired Companies;

•	the resignation of each of the managers and officers of the Acquired Companies (if any), effective as of the closing;

•
delivery of an amendment of the Covenant and Agreement to Restrict Operation of RAMCO Peak Power Plant dated April 12, 2001, and recorded in the Official Records of San Diego County as Document #2001-0275691;

•
modification of the permits issued pursuant to Title V by the San Diego County Air Pollution Control District that are to be transferred to the acquired companies such that they shall allow usage of the currently installed Pratt & Whitney FT4 Twin Pack engines (or of substantially identical replacements thereof) at either the MMC Escondido or MMC Chula Vista facilities; and

•	delivery to Wellhead of books and records applicable to the Purchased Assets and Acquired Companies.

Indemnification and Survival

The Purchase Agreement provides that the representations and warranties of the parties to the Purchase Agreement shall survive until ninety days from the closing (the “Survival Period”) of the Asset Sale except in connection with claims based on taxes, fraud or willful misconduct.

The parties to the Purchase Agreement agreed to indemnify and hold harmless the other parties and their respective officers, directors, employees and certain advisors from and against all liabilities, demands, claims, actions or causes of actions, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), whether or not involving a third party claim, asserted against or incurred by such indemnified party as a result of or arising out of any breach of any covenant, undertaking, representation or warranty by the indemnifying party contained in the Purchase Agreement. The indemnifying party’s obligation to indemnify the indemnified party (except for claims based on taxes, fraud or willful misconduct) is subject to the following limitations:

•
No indemnification shall be made unless the aggregate amount of damages to such party exceeds $50,000 and, in such event, indemnification shall be made only to the extent the aggregate amount of damages exceed $50,000;

•	In no event shall the indemnifying party’s obligation to indemnify the indemnified party exceed $2,000,000;

•
The amount of any damages to an indemnified party shall be reduced by any amount received by such party with respect thereto under any insurance coverage (less any costs incurred in connection with such recovery, including without limitation premium adjustments) or from any other party alleged to be responsible therefor.  The indemnified party shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility.  If an indemnified party receives any amount under insurance coverage or from such other party with respect to damages at any time subsequent to any indemnification provided pursuant to the Purchase Agreement, then such indemnified party shall promptly reimburse the indemnifying party for any payment made or expense incurred by the indemnifying party in connection with providing such indemnification up to such amount received by the indemnified party (less any costs incurred in connection with such recovery, including without limitation premium adjustments); and

•
The indemnifying party shall be obligated to indemnify the indemnified party only for those claims giving rise to damages as to which the indemnified party has given the indemnifying party written notice thereof prior to the end of the Survival Period.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated and the Asset Sale may be abandoned at any time prior to the closing as follows:

•	by mutual written consent of both parties;

•	by either party if:

•
any court or other governmental entity has issued an order, decree or ruling prohibiting any of the transactions contemplated by the Purchase Agreement or declined to grant any of the approvals of any governmental entity the receipt of which is necessary to satisfy the closing conditions; provided that the party seeking to terminate the Purchase Agreement pursuant to this provision used commercially reasonable efforts to contest, appeal and remove the order, decree, ruling or action;

•
if the Asset Sale is not consummated on or before the later of (1) the date that is ninety (90) days following the date of  the Purchase Agreement, plus (A) up to sixty (60) additional days to the extent necessary to obtain approval of the relevant governmental entities of the transfer of our permits and/or (B) up to that number of additional days that equals the number of days elapsing between the time of the initial filing with the SEC of this Proxy Statement and the time the SEC notifies us it has no further comments with respect thereto minus ten (10) days and (2) the earlier of (A) the second business day following the date on which both of the Buyer EBITDA Notices have been delivered under the Asset Management Agreements (which may be delivered on different dates) and (B) 11:59 p.m., Pacific time, on August 31, 2009 (such later date, the “Outside Date”), unless the failure of the closing to occur by the Outside Date is due to the failure of the party seeking to terminate the Purchase Agreement to perform or comply in all material respects with the covenants and agreements of such party set forth in the Purchase Agreement; or

•
if the Special Meeting has been convened and a vote with respect to the adoption of the Purchase Agreement by our stockholders has not been obtained (unless the special meeting is adjourned or postponed to vote on the asset sale at a subsequent date, which in any event shall not be later than five days prior to the Outside Date).

•	by Wellhead, if:

•
there has been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of us, and which is not cured within the earlier of (1) the Outside Date and (2) thirty (30) days following written notice of such breach, or which by its nature or timing cannot be cured within such time period; provided, however, that during such thirty (30) day period Wellhead may not terminate the Purchase Agreement pursuant to this provision so long as we are using such commercially reasonable efforts to cure such breach and  provided, further that Wellhead does not have the right to terminate the Purchase Agreement pursuant to this provision if Wellhead is then in material breach of any of its covenants or agreements contained in the Purchase Agreement such that certain closing conditions are incapable of being satisfied; or

•
(1) a change of our Board Recommendation occurs, (2) our Board of Directors enters into a letter of intent or definitive agreement for an Acquisition Proposal or (3) within 72 hours of a request by Wellhead for us to reaffirm the Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first published or sent or given to our stockholders, we fail to issue a press release that reaffirms our Board Recommendation.

•	by us, if:

•
there has been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of Wellhead, and which is not cured within the earlier of (1) the Outside Date and (2) thirty (30) days following written notice of such breach, or which by its nature or timing cannot be cured within such time period; provided, however, that during such thirty (30) day period we may not terminate the Purchase Agreement pursuant to this provision so long as Wellhead is using such commercially reasonable efforts to cure such breach and  provided, further that we do not have the right to terminate the Purchase Agreement pursuant to this provision if we are then in material breach of any of our covenants or agreements contained in the Purchase Agreement such that certain closing conditions are incapable of being satisfied;

•
in connection with the withdrawal, modification or qualification of (or proposal to withdraw, modify or qualify) the Board Recommendation following receipt of a Superior Proposal, provided that (1) we are and have been in compliance in all respects with the restrictions on the solicitation of competing proposals set forth in the Purchase Agreement; (2) our Board concurrently approves, and we concurrently enter into, a definitive agreement providing for the implementation of a Superior Proposal; and (3) we, prior to the termination of the Purchase Agreement, pay the Termination Fee (as defined below) to Wellhead; or

•	if all of the closing conditions have been satisfied and Wellhead fails to consummate the Asset Sale no later than three (3) business days after the satisfaction of such conditions.

Termination Fee and Payment of Expenses

Whether or not the Asset Sale is consummated all costs and expenses incurred in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement must be paid by the party incurring such expenses.  Notwithstanding the foregoing, the parties have agreed that the escrowed Deposit shall be released to Wellhead if the Purchase Agreement is terminated:

•	by mutual written consent of both parties;

•
by either party if any court or other governmental entity has issued an order, decree or ruling prohibiting any of the transactions contemplated by the Purchase Agreement or declined to grant any of the approvals of any governmental entity the receipt of which is necessary to satisfy the closing conditions; provided that the party seeking to terminate the Purchase Agreement pursuant to this provision used commercially reasonable efforts to contest, appeal and remove the order, decree, ruling or action;

•	by us because the Asset Sale was not consummated by the Outside Date;

•	by either party because the Special Meeting has been convened and a vote with respect to the adoption of the Purchase Agreement by our stockholders has not been obtained;

•
by Wellhead because there has been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of us;

•
by Wellhead because a change of our Board Recommendation occurs or we fail to reaffirm the Board Recommendation or if our Board enters into a letter of intent or definitive agreement for an Acquisition Proposal; or

•	by us in connection with the withdrawal, modification or qualification of (or proposal to withdraw, modify or qualify) the Board Recommendation following receipt of a Superior Proposal.

The parties have also agreed that a termination fee in the amount of $550,000 shall be payable by us to Wellhead if the Purchase Agreement is terminated:

•
by either party because the Special Meeting has been convened and a vote with respect to the adoption of the Purchase Agreement by our stockholders has not been obtained and we enter into a definitive agreement with respect to an Acquisition Proposal within 12 months after such termination and such transaction is consummated;

•
by Wellhead because there has been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of us and we enter into a definitive agreement with respect to an Acquisition Proposal within 12 months after such termination and such transaction is consummated;

•	by Wellhead because a change of our Board Recommendation occurs; or

•	by us in connection with the withdrawal, modification or qualification of (or proposal to withdraw, modify or qualify) the Board Recommendation following receipt of a Superior Proposal.

The parties have also agreed that the Deposit shall be retained by us if the Purchase Agreement is terminated:

•	by Wellhead because the Asset Sale was not consummated by the Outside Date;

•
by us because there has been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of Wellhead; or

•	by us if all of the closing conditions have been satisfied and Wellhead fails to consummate the Asset Sale no later than three (3) business days after the satisfaction of such conditions.

Material Income Tax Consequences

For U.S. federal income tax purposes, we will recognize gain or loss on the disposition of each of our assets pursuant to the Asset Sale in an amount equal to the difference between the amount the total purchase price allocable to such asset and our adjusted tax basis in such asset. It is anticipated that we will not have any material U.S. federal income tax liability as a result of the Asset Sale because our basis in the Purchased Assets exceeds the purchase price to be received from Wellhead.

The Asset Sale will not produce any separate and independent tax consequences to our stockholders.

Regulatory Approvals

Consummation of the Asset Sale is subject to various regulatory approvals set forth in the Purchase Agreement, including but not limited to those discussed below.

The Acquired Companies must obtain a Market Based Rate (“MBR”) Authority from the FERC before they can acquire our assets and continue operations at our facilities.  With Wellhead’s assistance we prepared and filed with the FERC an application for MBR Authority on June 3, 2009.  This application must be approved by the FERC, which is expected to occur within 45 days of filing.  In addition, the Acquired Companies must file with FERC to become an Exempt Wholesale Generator prior to closing.  Unlike the MBR, the Acquired Companies will have an automatic temporary exemption immediately upon filing with no waiting period.

The San Diego Air Pollution Control District must approve a minor amendment to our existing Authority to Construct for our originally planned upgrade of the Escondido facility, by which amendment the San Diego Air Pollution Control District will reissue the authority to construct in the name of the Acquired Company.

Our General Permit for the discharge of storm water for Chula Vista and Escondido are not transferable.  Wellhead must file a Notice of Intent with the Regional Water Quality Control Board (“RWQCB”) for each facility, which will become effective post-closing.  We must also file a termination notice with the RWQCB upon closing the Asset Sale.  Similarly, Wellhead must apply for an Industrial User’s Permit for the Chula Vista facility from the City of Chula Vista and for the Escondido facility from the City of  Escondido prior to closing.  We must also notify the City of Chula Vista and City of Escondido of the Asset Sale.

In addition, several other permits to be transferred require a written notice to the regulator, generally within 30 days, but not their pre-approval.

Pro Forma Financial Information

The following unaudited pro forma consolidated financial statements have been prepared from our historical financial statements, as adjusted, to give effect to the Asset Sale. The unaudited pro forma consolidated balance sheet as of March 31, 2009 reflects adjustments as if the Asset Sale had occurred on March 31, 2009. The unaudited pro forma consolidated statement of operations for each of the years ended December 31, 2006, 2007 and 2008, and for the three months ended March 31, 2009, reflect adjustments as if the Asset Sale had occurred on January 1, 2006, the date we commenced operations. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma consolidated financial statements do not give effect to our liquidation subsequent to the Asset Sale.

These unaudited pro forma consolidated financial statements should be read in conjunction with our audited financial statements and the related notes as filed as part of our Annual Report on Form 10-K for the year ended December 31, 2008 and our unaudited financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

March 31,
Assets	2009
Current assets:	(unaudited)
Cash and equivalents	$6,676,771
Receivables	163,674
Spare parts inventories	46,931
Prepaids and deposits	136,226
Total current assets	7,023,602

Property, plant and equipment, net	34,511,250

Other assets:
Deferred costs	1,187,993
Long-term deposits	591,768
Other assets and deferred charges	112,456
Total other assets	1,892,217
Total assets	$43,427,069

Liabilities & Stockholders' equity
Current Liabilities:
Current maturities of long-term debt	$6,438,989
Accounts payable	1,506,147
Deferred gain	398,000
Accrued interest	12,108
Accrued compensation	255,518
Other accrued expenses	655,356
Total current liabilities	9,266,118

Long-term debt	-
Commitments & contingencies

Stockholders' Equity (Note 11)
Preferred Stock; 10,000,000 shares authorized; none issued and outstanding; $.001 par value	-
Common stock; 300,000,000 shares authorized with 14,194,347 issued and 14,161,325 outstanding as of March 31, 2009; $.001 par value	14,194
Additional paid-in capital	62,158,293
Accumulated deficit	(27,982,173)
Treasury stock	(29,363)
Total stockholders' equity	34,160,951
Total liabilities and stockholders' equity	$43,427,069

	Three Months Ended March 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2009	2008	2007	2006
Operating revenues:
Resource adequacy capacity	$150,420	$850,200	$297,000	$-
Ancillary services	12,842	(179,763)	346,122	-
Energy production	35,463	264,377	147,444	-
Total operating revenues	198,725	934,814	790,566	-
Costs of sales:
Costs of resource adequacy capacity	10,905	61,640	23,760	-
Costs of ancillary services	3,173	35,631	72,353	-
Costs of energy production	30,477	123,123	111,124	-
Total costs of sales	44,555	220,394	207,237	-
Gross Profit	154,170	714,420	583,329	-
Operating expenses:
Depreciation	13,092	541,718	443,953	2,398
Operations and maintenance	223,154	788,332	667,329	44,470
Re-commissioning expenses	-	-	413,904	460,015
General and administrative expenses	1,074,170	6,364,714	6,256,459	3,901,229
Loss on disposal	135,339	1,608,051	-	-
Impairment charges	1,292,985	6,610,329	-	-
Total operating expenses	2,738,740	15,913,144	7,781,645	4,408,112
Loss from operations	(2,584,570)	(15,198,724)	(7,198,316)	(4,408,112)
Interest and other expenses
Interest expense	(22,545)	(349,292)	(26,761)	-
Interest income	5,241	672,823	1,192,966	205,784
Interest income (expense), net	(17,304)	323,531	1,166,205	205,784
Other income, net	-	-	135,995	(192,627)
Total interest and other income (expense)	(17,304)	323,531	1,302,200	13,157
Net loss before provision for income taxes	(2,601,874)	(14,875,193)	(5,896,116)	(4,394,955)
Provision for income taxes	-	-	-	-
Net loss	$(2,601,874)	$(14,875,193)	$(5,896,116)	$(4,394,955)

Interests of Certain Persons in the Asset Sale and Plan of Liquidation

Michael J. Hamilton. Mr. Hamilton is our Chairman and Chief Executive Officer and a member of our Board. On April 4, 2008 we entered into a change in control and severance agreement with Mr. Hamilton which provides that, in the event Mr. Hamilton’s employment is terminated for any reason in connection with a change of control, then Mr. Hamilton will be entitled to:

•	a lump sum cash amount equal to $750,000; and

•	the acceleration in full of each of Mr. Hamilton’s outstanding equity awards, effective as of the date of such termination.

The consummation of the Asset Sale will be deemed a change in control and Mr. Hamilton’s employment with us will be terminated at some point without cause during the wind down of our operations.

Denis G. Gagnon. Mr. Gagnon is our Chief Financial Officer and a member of our Board. On April 4, 2008 we entered into a change in control and severance agreement with Mr. Gagnon which provides that, in the event Mr. Gagnon’s employment is terminated for any reason in connection with a change of control, then Mr. Gagnon will be entitled to:

•	a lump sum cash amount equal to the greater of (1) two and one-half times his annual base salary in effect immediately prior to his termination or (2) $632,500; and

•	the acceleration in full of each of Mr. Gagnon’s outstanding equity awards, effective as of the date of such termination.

The consummation of the Asset Sale will be deemed a change in control and Mr. Gagnon’s employment with us will be terminated at some point without cause during the wind down of our operations.

Harry Scarborough. Mr. Scarborough is our Senior Vice President, Operations, of MMC Energy North America, LLC. On April 4, 2008 we entered into a change in control and severance agreement with Mr. Scarborough which provides that, in the event Mr. Scarborough’s employment is terminated for any reason in connection with a change of control, then Mr. Scarborough will be entitled to:

•	a lump sum cash amount equal to the greater of (1) two and one-half times his annual base salary in effect immediately prior to the date of his termination or (2) $500,000; and

•	the acceleration in full of each of Mr. Scarborough’s outstanding equity awards, effective as of the date of such termination.

The consummation of the Asset Sale will be deemed a change in control and Mr. Scarborough’s employment with us will be terminated at some point without cause during the wind down of our operations.

Summary of Benefits of Certain Executives

The amount of the severance benefit that would be payable to each current executive officer is estimated to be (assuming termination of employment on March 31, 2009): $750,000, in the case of Mr. Hamilton; $632,500, in the case of Mr. Gagnon; and $500,000, in the case of Mr. Scarborough.

Assuming the Asset Sale is consummated as of March 31, 2009, for each current executive officer the following unvested options and shares of restricted stock held by such individual shall become immediately vested and exercisable:

	Option Awards		Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael J. Hamilton	—	—	85,000	80,750
Denis G. Gagnon	—	—	35,000	33,250
Harry Scarborough	2,500	6.50	35,680	33,896

Summary of Benefits for All Other Employees

We have committed to pay up to $330,000 to employees other than the current executive officers upon termination of their employment in connection with the closing of the Asset Sale. This amount includes $230,000 accrued for as of March 31, 2009 to be paid to three employees terminated on March 31, 2009 in anticipation of the consummation of the Asset Sale and liquidation.

Recommendation of the Board of Directors

At a meeting on May 18, 2009, our Board unanimously (1) determined the Asset Sale and the other transactions contemplated by the Asset Sale are fair to, advisable and in the best interests us and our stockholders, (2) approved in all respects the Asset Sale and other transactions contemplated by the Purchase Agreement, and (3) recommend that our stockholders vote FOR the approval of the Purchase Agreement and Asset Sale.

PROPOSAL NO. 2

APPROVAL OF PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

We are proposing the Plan of Liquidation for approval by our stockholders at the Special Meeting.  The Plan of Liquidation was approved by our Board on May 18, 2009, subject to stockholder approval. The approval and adoption of the Plan of Liquidation will be contingent upon our stockholders' approval of the Asset Sale and the subsequent consummation of the Asset Sale. A copy of the Plan of Liquidation is attached as Annex B to this Proxy Statement. The material features of the Plan of Liquidation are summarized below. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to the Plan of Liquidation. Stockholders are urged to read the Plan of Liquidation in its entirety. By approving the Plan of Liquidation, stockholders will be approving our dissolution under Section 275 of the Delaware General Corporation Law ("DGCL"), subject to approval by our stockholders of the Asset Sale and the subsequent consummation of the Asset Sale.

Background of the Liquidation

On March 11, 2008, we engaged Merriman Curhan Ford to advise us on our strategic options, including proposals we had received to date in connection with the sale of our company and joint ventures.

On October 21, 2008, our Board met and discussed strategic options, including the sale of our MMC Escondido facility, as well as our GE LM6000 turbine on order and Callidus SCR Contracts for our planned Escondido Upgrade Project (the “Escondido Assets”) to Wellhead, and directed that management continue to pursue the Escondido Asset Sale.

On December 4, 2008, our Board held a telephonic meeting and discussed the status the current and potential future transactions with Wellhead, among other strategic proposals.  The Board also created a Special Committee consisting of Fred Buckman and George Rountree to work with management to evaluate strategic options and proposals as received.

On December 12, 2008, December 17, 2008, December 20, 2008 and January 12, 2009, the Special Committee held telephonic meetings to discussed the latest Wellhead proposal, bids received for the two remaining Turbines and other proposals.

On December 17, 2008, GAC Capital publicly announced its offer to acquire us for $2.00 per share.  The Special Committee met and discussed GAC’s proposal as well as the latest Wellhead proposal, bids received for the two remaining Turbines and other proposals. Although the GAC offer was for $2.00 per share, the Board noted that there were significant differences between the likelihood of such offer being consummated and various offers to purchase our assets on an asset-by-asset basis. Our Board subsequently approved a letter of intent with GAC which contemplated a $2.00 per-share purchase price but which did not contain any agreement on our part not to solicit other offers or to deal exclusively with GAC, and which further provided that any definitive agreement with GAC must contain a “Go Shop” provision allowing our Board to pursue other offers.

On January 26, 2009, our Board met and once more discussed the latest Wellhead proposal, among other proposals.  Our Board authorized Mr. Hamilton to sell the remaining LM6000 turbines to Wellhead provided that the Special Committee would approve any final transaction.  The Board also discussed the recent preliminary CEC Decision against our Chula Vista Upgrade Project.  Our Board authorized management to proceed with further asset sales, including the ability to grant up to 30 days of exclusivity.

On January 27, 2009, we accepted a letter of intent from Wellhead to purchase the entity that owns the contract for our remaining two Turbines on order from GE, but not our other assets. The letter of intent also provided Wellhead with an exclusive right to purchase the Turbines for 15 days.

On February 6, 2009, the Special Committee held a telephonic meeting to approve the pending sale of the Mid-Sun equipment and the status of negotiations with Wellhead, GAC and others. We then agreed to sell substantially all of the equipment from our subsidiary, MMC Mid-Sun, LLC, to Pro Energy Services, Inc. for a purchase price of $4 million. Such transaction closed on April 1, 2009.

On February 9, 2009, through our new financial advisor Bodington & Company, we issued a request for bids for the purchase of our remaining assets, exclusive of the Turbines on order and our Mid-Sun facility, to several parties that had expressed an interest in such assets and remained in active discussions with us regarding the same.

On February 17, 2009, we received three acquisition offers for the remaining assets as described in the offer made through Bodington & Company.

On February 19, 2009, the Special Committee held a telephonic meeting and evaluated the acquisition offers received, also taking into account the likelihood of each bidder consummating a transaction, and requested that management clarify certain aspects of each bid before the approval of any offers.

On February 24, 2009, the Board held a telephonic meeting and evaluated the acquisition offers received, including a revised proposal from GAC at a lower price, and unanimously resolved to move forward with the Wellhead offer, with the expectation of winding up and liquidating our company as soon as practical following the consummation of the transaction with Wellhead.

On February 27, 2009, we and Wellhead entered into the following agreements:

•
A letter agreement related to the purchase of the Turbines on order from GE, subject to Wellhead’s successful solicitation of a third party purchaser to re-sell such Turbines to. The letter agreement provided Wellhead with the exclusivity right to purchase the Turbines through March 1, 2009 domestically and March 31, 2009, internationally;

•	An assignment, assumption and release agreement for conveying the agreements for two Kobelco gas compressors for $2.1 million, which transaction closed that same day;

•	A letter of intent for the Asset Sale described in this Proxy Statement, which was subject to Wellhead’s satisfaction as to the results of a 30-day exclusive due diligence review; and

•	An escrow agreement pursuant to which Wellhead funded the Deposit into an escrow account, to be released upon the terms agreed to in the Purchase Agreement.

On May 18, 2009, our Board unanimously approved the Purchase Agreement (which excludes the sale of the Turbines on order from GE), with  Wellhead, and the Plan of Liquidation. We and Wellhead executed the Purchase Agreement on May 21, 2009 and we publicly announced this transaction on May 27, 2009.

Liquidating Distributions; Nature; Amount; Timing

The net proceeds of the Asset Sale and any sale of our remaining assets, together with any other cash held by us, will be distributed pro rata to our stockholders, after deduction for expenses and a Contingency Reserve (as defined below), at such times and in such amounts as our Board shall determine. We intend that any distributions to our stockholders will be in the form of cash. Nevertheless, no distributions will be made until such time as we have determined the amount of the Contingency Reserve, which is not expected to occur until after the closing of the Asset Sale.

The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by us will be made solely to stockholders of record on the Final Record Date. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan of Liquidation. The actual nature, amount and timing of all distributions will be determined by our Board, in its sole discretion, and will depend upon our ability to convert our Turbines and other remaining assets into cash and pay and settle our remaining liabilities and obligations.

If the Asset Sale is consummated, and we consummate the sale of at least one Turbine, our Board believes that we will have sufficient assets to pay our current and future obligations and to make distributions to our stockholders, but there can be no assurance to that effect. The amount of the distributions will depend on a number of factors, including, but not limited to, the accounts payable and our other liabilities existing on the date of the approval and adoption of the Plan of Liquidation (including severance payments), our operating expenses that accrue following approval and adoption of the Plan of Liquidation and the amount of any claims that may be asserted against us. The expenses of our operations will include professional fees and other expenses of liquidation and although we intend to work diligently to minimize such expenses, they could be substantial. In addition, the actual amount, if any, to be received by stockholders upon dissolution will depend significantly upon contractual liability claims related to our real estate leases.

Other factors that may affect the per share distribution amount to stockholders include the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale and the Plan of Liquidation, operating expenses and other liabilities we incur that would reduce the per share distribution amount. Such factors could reduce the estimated distribution amounts and, in particular, could reduce the estimated distribution amount at the low recovery end of the range to zero.

The Plan of Liquidation is contingent upon the approval and consummation of the Asset Sale.

In lieu of satisfying all of our liabilities and obligations prior to making any distributions to our stockholders, we may instead reserve assets deemed by management and our Board to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise value of our Turbines and other remaining non-cash assets after the Asset Sale and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors' fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Asset Sale and the approval and adoption of the Plan of Liquidation. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while a precise estimate of those expenses cannot currently be made, management and our Board believe that available cash will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities). However, no assurances can be given that available cash and amounts received on the Asset Sale and the sale of our remaining assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the Asset Sale and the sale of our remaining assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash to our stockholders will be reduced and could be eliminated.

Estimated Distribution to Stockholders

The following table shows management's estimate of cash proceeds and outlays our ultimate distribution to stockholders as of the date of this Proxy Statement. Our independent registered public accounting firm has not performed any procedures with respect to the information in the following table and, accordingly, does not express any form of assurance on that information. The following estimates are not guarantees and they do not reflect the total range of possible outcomes.  The table assumes that we will complete the proposed Asset Sale by August 31, 2009, and that we will complete our liquidation and dissolution by September 30, 2009. Our current intention is to file the certificate of dissolution soon after the completion of the Asset Sale, but in no event earlier than 10 days after the closing of the Asset Sale. Subject to the consummation of the Asset Sale and to stockholder approval of the Plan of Liquidation, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our stockholders within 30 days after the consummation of the Asset Sale. As we liquidate our remaining assets and pay off our outstanding liabilities we will distribute additional liquidation proceeds, if any, to our stockholders as our Board of Directors deems appropriate. A creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. To the extent the closing of the Asset Sale is delayed beyond September 30, 2009, we anticipate incurring additional operating expenses of approximately $45,000 per month.

The estimated distributions to stockholders shown in the table below vary greatly depending on the assumptions made regarding the proceeds received from the sale of our Turbines.  The amount, if any, that we will ultimately distribute to stockholders following liquidation, is heavily dependent on the consummation of the Turbine sales.

The following table is not a guarantee of the final result of the potential contractual liabilities referenced above, but rather, merely presents possible outcomes in the amount to be distributed to our stockholders depending on certain possible outcomes related to such turbine sales and contractual liabilities.

Assets	Hi (1)	Lo (2)
Proceeds of Asset Sale	$4,865,500	$4,865,500
Proceeds of Turbine Sales	$33,000,000	$31,000,000
Asset and Turbine sale transaction costs	$(578,655)	$(558,655)
Cash & cash equivalents at closing	$3,681,765	$3,758,689
Collections on A/R (3)	$1,150,626	$702,533
All other assets	$0	$0
Total Assets	$42,119,236	$39,768,067

Liabilities
GE Debt (secured lender)	$6,438,989	$6,438,989
TD Banknorth Debt	$1,703,670	$1,740,708
Accounts payable	$100,000	$500,000
Wind down liabilities (4)	$3,065,000	$3,740,000
Wellhead EBITDA share (5)	$635,046	$292,514
Total Liabilities	$11,942,705	$12,712,211

Net cash available for distribution	$30,176,531	$27,055,856
($ per share based on 14,161,325 fully-diluted shares outstanding)	2.13	1.91
Fee	$6,035	$5,411

(1) The Hi price assumes a closing on August 31, 2009 and a 50% EBITDA share with Wellhead, such that we receive the net benefit of 50% of the EBITDA during the peak summer months of July and August, as well as the highest price expected for the Turbines, and least amount of liabilities.
(2) The Lo price assumes a closing on July 15, 2009 and a 100% EBITDA share with Wellhead, such that we receive no net benefit from the EBITDA during the peak summer months of July and August, as well as the lowest price expected for the Turbines, and highest amount of liabilities expected.
(3) The variance on accounts receivable, and EBITDA share, represent variability in assumptions on energy and ancillary sales prior to closing. 100% of the receivables actually recorded are expected to be collected.
(4) Wind down liabilities include primarily the estimated severance costs of $2.34 million, and a range of estimates on additional expenses including tail period director & officer insurance, the remaining payments under our lease, legal fees associated with the wind down, and operating expenses at the rate of $540,000 per annum for 3 to12 months.
(5) The portion of EBITDA accruing to Wellhead under the Asset Management Agreements of either 50% or 100% at their election, as described above under Transition Asset Management Agreements.

Sale of our Assets

The Plan of Liquidation gives our Board the authority to sell all or substantially all our remaining assets following our dissolution.  Approval of the Plan of Liquidation constitutes stockholder approval of any and all such sales and we do not anticipate that we will require any further stockholder vote with respect to the approval of the specific terms of any particular asset sale, inclusive of the Turbines, approved by our Board.  We may conduct sales by any means, including by competitive bidding or private negotiations.  The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals.  In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

Our sale of an appreciated asset will result in the recognition of taxable gain to the extent that the proceeds from the sale of such asset exceeds our tax basis in such asset.  We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes.  As a result, we anticipate being subject only to the alternative minimum tax and related state tax liabilities, if any.

Plan of Liquidation Expenses and Indemnification

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of our Board, pay any brokerage, agency, legal and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Liquidation, including, but not limited to, the payment of retainer fees to any such persons.

We will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover any such obligations. Immediately prior to the completion of the distribution or liquidation of all of our assets in the winding down of our affairs (the "Liquidation Effective Time"), we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors' and officers' liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

Interests of Certain Persons in the Asset Sale and the Plan of Liquidation

For information regarding severance and change of control payments that would be triggered by the Asset Sale and the Plan of Liquidation and potential retention payments, see "Proposal No. 1: Approval of the Asset Sale—Interests of Certain Persons in the Asset Sale and the Plan of Liquidation."

Principal Provisions of the Plan of Liquidation

Once the Plan of Liquidation is effective, the steps below will be completed at such times as our Board, in its absolute discretion, deems necessary, appropriate or advisable.

A certificate of dissolution will be filed with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, upon proper filing of the certificate of dissolution with the Secretary of State of Delaware (the "Dissolution Date"). Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

From and after the Dissolution Date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind down our business and affairs, and distribute our assets in accordance with the Plan of Liquidation and pursuant to Section 278 of the DGCL.

Our officers will negotiate and consummate the sales of all of our remaining assets and properties insofar as our Board deems such sales necessary, appropriate or advisable. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board.

The Plan of Liquidation provides that our Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 or 281. Without limiting the flexibility of our Board of Directors, our Board may, at its option, cause us to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, which provide for us to: (1) give notice of the dissolution to all persons having a claim against us and publish such notice, (2) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL, (3) petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against us and not barred under Section 280, (B) claims of contingent creditors who have rejected our offer of security, and (C) claims that have not been made known to us at the time of dissolution, but that, based on facts known to us, are likely to arise or become known within five years (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery), (4) pay all claims made against us and not rejected, (5) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL, and (6) pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing. In connection with any such proceedings, the Court may appoint a guardian to protect the interests of unknown future claimants.

Notwithstanding the foregoing, we will not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Liquidation by our stockholders will constitute full and complete authority for our Board and officers, without further stockholder action, to proceed with our dissolution and liquidation in accordance with Section 281(b) of the DGCL, which requires the adoption of a plan of distribution pursuant to which the dissolved corporation is to pay or make reasonable provision for all claims and obligations known to the corporation, make such provision as is reasonably likely to compensate any claim against the corporation that is the subject of a pending action, and make such provision as is reasonably likely to compensate certain potential future claimants. If there are insufficient assets, the plan must provide for payment according to priority, and pro rata distribution to creditors of equal priority. Any remaining assets may be distributed to stockholders.

We may, from time to time, make liquidating distributions of our remaining funds and unsold assets, if any, in cash or in kind, to the holders of record of shares of our Common Stock at the close of business on the Dissolution Date. Such liquidating distributions, if any, will be made to the holders of shares of our Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by our Board, in its absolute discretion. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims, and to make any cash distributions to our stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock on the Dissolution Date, at which time our capital stock and stock certificates evidencing shares of our Common Stock will not be assignable or transferable on our books.

Conduct Following Adoption of the Plan of Liquidation

Assuming that the Plan of Liquidation is approved and adopted, subject to our stockholders' approval of the Asset Sale and the subsequent consummation of the Asset Sale, we intend to continue the process of scaling back our operations and winding down our affairs.

Following the Dissolution Date, our activities will be limited to winding down our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board determines to be in our and our stockholders’ best interests.

Pursuant to the Plan of Liquidation, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Liquidation. Upon the Liquidation Effective Time, we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Liquidation Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors' and officers' liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

In connection with the winding down of our affairs, it is also our intent to reduce the size of our Board following the completion of the Asset Sale and prior to the Liquidation Effective Time to the extent our Board deems appropriate. To the extent not necessary to comply with Nasdaq corporate governance requirements, some of our directors may also resign from our Board prior to the completion of the Asset Sale.

Contingent Liabilities; Contingency Reserve

Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the Dissolution Date, we will pay, to the extent of our funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which we believe to be adequate for payment thereof (the "Contingency Reserve").

We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders. In addition, the estimated amount of any Contingency Reserve will be based substantially on the value assigned to contractual liability claims related to our real estate lease, which we estimate to be approximately $150,000.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and our Board and derived from review of our estimated operating expenses, including, but not limited to, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses, other expenses accrued in our financial statements, and contractual liability claims related to our real estate leases. There can be no assurance that the Contingency Reserve in fact will be sufficient. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve. The remaining portion of the Contingency Reserve will be paid to the holders of shares of our common stock on a pro rata basis.

Abandonment and Amendment

Under the Plan of Liquidation, our Board may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL or the federal securities laws, as applicable. We have no present plan or intention to modify, amend or abandon the Plan of Liquidation.

Listing and Trading of our Common Stock

We currently intend to close our stock transfer books on the Dissolution Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in shares of our Common Stock will cease on and after such date.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of our Common Stock in connection with the transactions contemplated by the Plan of Liquidation or to any similar rights of dissenters under Delaware law.

Material U.S. Federal Income Tax Consequences of the Plan of Liquidation or the Receipt of Non-liquidating Distributions

The following discussion is a general summary of the material U.S. Federal income tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions to us and our stockholders, but does not purport to be a complete analysis of all the potential tax effects. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR FOR ACTUAL TAX CONSEQUENCES TO HIM, HER OR IT OF THE PLAN OF LIQUIDATION OR THE RECEIPT OF NON-LIQUIDATING DISTRIBUTIONS.  The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts. Distributions may occur at various times and in more than one tax year, and it is possible that no distribution will be made. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation or the receipt of non-liquidating distributions, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at our and/or our stockholder level, thus reducing the benefit to our stockholders and us from the liquidation or from non-liquidating distributions.

Consequences to us of the Plan of Liquidation

After the approval of the Plan of Liquidation and until the liquidation is complete, we will continue to be subject to tax on our taxable income. We will generally recognize income, gain or loss on sales of our property or collection of claims pursuant to the Plan of Liquidation. Upon any distribution of property to our stockholders, we will generally recognize gain or loss as if such property was being sold to our stockholders at its fair market value.

Consequences to our stockholders of the Plan of Liquidation

As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property distributed to such stockholder, if any, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (2) such stockholder's tax basis for his, her or its shares of our Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including, but not limited to, the stockholder's cost and the amount and nature of any distributions received with respect thereto. A stockholder's gain or loss will be computed on a "per share" basis. We expect to make more than one liquidating distribution to our stockholders, each of which will be allocated proportionately to each share of our Common Stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of our Common Stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any liability not covered by the Contingency Reserve, which is described in greater detail elsewhere in this Proxy Statement, generally would produce a loss in the year paid, which loss could fail to cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations. We will provide our stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the Plan of Liquidation.  The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Taxation of Non-United States Stockholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

State and Local Income Tax Consequences

Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating or non-liquidating distributions. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

Recommendation of our Board

At a meeting on May 18, 2009, our Board: (1) determined that the liquidation, and the other transactions contemplated thereby, are fair to, advisable and in the best interests of our stockholders, (2) subject to the approval of the Asset Sale by our stockholders and the subsequent consummation of the Asset Sale, approved in all respects the Plan of Liquidation and the other transactions contemplated thereby, and (3) recommended that our stockholders vote "FOR" the approval and adoption of the Plan of Liquidation.

PROPOSAL NO. 3

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE OUR AUTHORIZED
PREFERRED STOCK AND TO REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES

General

On May 18, 2009, our Board of Directors voted to recommend to the stockholders an amendment to our Certificate of Incorporation to eliminate our authorized preferred stock and to reduce the number of authorized Common Stock that could be issued from 300,000,000 to 15,000,000.  That proposal is now being placed before our stockholders for approval at the Special Meeting.  The approval and adoption of the amendment to the Certificate of Incorporation (the “Certificate of Amendment”) will be contingent upon our stockholders' approval of (1) the Asset Sale and the subsequent consummation of the Asset Sale and (2) the Plan of Liquidation and the subsequent consummation of the Plan of Liquidation. The form of Certificate of Amendment is attached hereto as Annex C.

Our current Certification of Incorporation provides for the issuance of up to 10,000,000 shares of preferred stock, none of which are currently issued and outstanding. We believe that the elimination of the preferred stock will reduce our Delaware franchise tax liabilities during the winding down of our operations.

As of the date hereof, we have 14,161,325 shares of Common Stock issued and outstanding (which includes issued and outstanding shares of restricted stock) and 93,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options.  Therefore, we are left with a large number of shares of authorized Common Stock in excess of our anticipated needs. We believe the elimination of the excess common stock will reduce our Delaware franchise tax liabilities during the winding down of our operations.

No Appraisal Rights

No appraisal rights are available under the Business Corporation Law of the State of Delaware or under the our Certificate of Incorporation or Bylaws to any stockholder in connection with the elimination of the authorized preferred stock and the reduction of the authorized shares of Common Stock.

Vote Required and Recommendation of Board of Directors

The affirmative vote of a majority of all outstanding shares of our Common Stock entitled to vote on this Proposal will be required for approval of this Proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” the Proposal to amend our Certificate of Incorporation to reduce the number of authorized shares of Common Stock and to eliminate the authorized preferred stock.

IMPORTANT INFORMATION CONCERNING US

Description of the Business

For a description of our business, see the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 delivered with this Proxy Statement as Annex D (the "Form 10-K"), and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 delivered with this Proxy Statement as Annex E (the “Form 10-Q”).  The Form 10-K and Form 10-Q do not include the exhibits originally filed with such reports.

Description of Property

For a description of our properties see the Form 10-K and Form 10-Q.

Legal Proceedings

For a description of our legal proceedings see the Form 10-K form 10-Q.

Financial Statements

Our financial statements are included in the Form 10-K and Form 10-Q.

Managements Discussion and Analysis of Financial Condition and Results of Operations

Management's discussion and analysis of financial condition and results of operations is included in the Form 10-K and Form 10-Q.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with accountants on matters of accounting principles or practices or financial disclosures for the periods covered by the Form 10-K and Form 10-Q.

Quantitative and Qualitative Disclosures about Market Risk

Our quantitative and qualitative disclosures about market risk are included in the Form 10-K and Form 10-Q.

Selected Consolidated Financial Data

Set forth below is our selected financial data for the periods indicated. We have derived the statements of operations data for the years ended December 31, 2008, 2007, 2006 and for the period from February 7, 2005 (date of inception) through December 31, 2005 and the balance sheets data as of December 31, 2008, 2007, 2006 and 2005, from our audited financial statements that are included in our 10-K. The selected consolidated balance sheet data as of March 31, 2009 and selected consolidated statement of operations data for each of the three months ended March 31, 2008 and 2009 have been derived from the unaudited consolidated financial statements that are included in our 10-Q. You should read this selected financial data in conjunction with our financial statements and the related notes included in these reports, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of those reports. Our historical results for any prior period are not necessarily indicative of results to be expected for any future period.

Our board of directors approved the Plan of Liquidation, subject to stockholder approval, on May 18, 2009. The information presented below and delivered with and incorporated by reference into this proxy statement does not include any adjustments necessary to reflect the possible future effects on recoverability of the assets or satisfaction of liabilities that may result from adoption of the Plan of Liquidation or our potential to complete such a plan in an orderly manner.

	Febrary 7, 2005 (Date of Inception) to December 31,		Year Ended December 31,		Year Ended December 31,	Year Ended December 31,		Three Months Ended March 31,
Consolidated Statements of Operations Data:	2005		2006		2007	2008		2008	2009
Operating revenues:
Resource adequacy capacity	$-		$824,000		$3,066,000	$3,671,972		$581,750	$519,620
Ancillary services	-		2,052,971		2,179,627	(474,659)		5,138	25,744
Energy production	-		766,353		1,483,887	857,802		143,497	62,267
Total operating revenues	-		3,643,324		6,729,514	4,055,115		730,385	607,631
Costs of sales:
Costs of resource adequacy capacity	-		47,200		245,280	262,392		42,177	37,672
Costs of ancillary services	-		480,681		525,443	78,428		4,316	1,079
Costs of energy production	-		334,006		662,706	533,540		75,045	77,448
Total costs of sales	-		861,887		1,433,429	874,360		121,538	116,199
Gross Profit	-		2,781,437		5,296,085	3,180,755		608,847	491,432
Operating expenses:
Depreciation	-		626,298		1,091,286	1,205,623		294,322	179,595
Operations and maintenance	-		1,368,757		2,438,722	2,557,725		730,123	647,201
Re-commissioning expenses	-		2,615,811		413,904	-		-	-
General and administrative expenses	20,856		4,585,843		6,271,247	6,064,714		1,517,587	1,074,170
Loss on disposal	-		-		-	1,608,051		-	135,339
Impairment charges	-		-		-	6,610,329		-	1,292,985
Total operating expenses	20,856		9,196,709		10,215,159	18,046,442		2,542,032	3,329,290
Loss from operations	(20,856)		(6,415,272)		(4,919,074)	(14,865,687)		(1,933,185)	(2,837,858)
Interest and other expenses
Interest expense, net	2,369		(24,428)		(1,010,167)	(160,325)		(308,077)	59,345
Other expenses, net	-		192,627		(135,995)	-		-	-
Total interest and other expense	2,369		168,199		(1,146,162)	(160,325)		(308,077)	59,345
Net loss before provision for income taxes	(23,225)		(6,583,471)		(3,772,912)	(14,705,362)		(1,625,108)	(2,897,203)
Provision for income taxes	-		-		-	-		-	-
Net loss	(23,225	)$	(6,583,471	) $	$(3,772,912)	(14,705,362	) $	$(1,625,108)	$(2,897,203)

Basic (loss) earnings per common share
Net (loss) earnings per share	(0.01	) $	(1.53	) $	$(0.41)	(1.04	) $	$(0.12)	$(0.20)

Weighted average shares outstanding	3,562,500		4,296,465		9,273,007	14,128,596		13,970,315	14,161,325

Diluted (loss) earnings per common share
Net (loss) earnings per share	(0.01	) $	(1.53	) $	$(0.41)	(1.04	) $	$(0.12)	$(0.20)

Weighted average shares outstanding	3,562,500		4,296,465		9,273,007	14,128,596		13,970,315	14,161,325

	December 31,	March 31,
Consolidated Balance Sheet Data:	2008	2009
Cash and cash equivalents	5,915,432	3,911,748
Working Capital (1)	1,740,662	(4,395,960)
Total Assets	43,627,283	44,580,375
Long-term debt	1,518,480	1,407,366
Total Stockholders' Equity	36,941,554	34,160,951

(1) Working capital is defined as total current assets minus total current liabilities.

Market Price of our Common Stock

Our common stock is currently listed on the Global Market of The NASDAQ Stock Market LLC under the symbol "MMCE." We commenced trading on NASDAQ on June 29, 2007.

The following table sets forth, for the periods indicated, the high and low sales prices of our Common Stock reported by NASDAQ.

	High	Low
Fiscal 2009
First Quarter	$1.41	$0.51
Second Quarter (through June 4, 2009)	1.74	0.68
Fiscal 2008
Fourth Quarter	$2.40	$0.19
Third Quarter	3.94	1.35
Second Quarter	3.40	1.95
First Quarter	3.65	1.76
Fiscal 2007
Fourth Quarter	$4.85	2.92
Third Quarter	9.75	5.80
Second Quarter	5.50	3.75
First Quarter	11.60	6.20

The closing sale price of a share of our Common Stock on NASDAQ on May 26, 2009, which was the last trading day before we announced the Asset Sale, was $1.25. On June 4, 2009, the closing price of a share of our Common Stock on NASDAQ was $1.45. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

We have not paid any cash dividends on our Common Stock. In accordance with the Plan of Liquidation, it is anticipated that, if the Plan of Liquidation is approved by our stockholders, we will, to the extent permitted by law, make one or more liquidating distributions to our stockholders.

Security Ownership of Certain Beneficial Owners and Management

 The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of June 4, 2009 by:

•	each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock;
•	each of our directors and named executive officers; and
•	all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of June 4, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 26 Broadway, Suite 960, New York, NY 10004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding(7)

Directors and Named Executive Officers:

Michael Hamilton	101,768	*

Denis G. Gagnon (1)	229,234	1.6

Sen. Richard Bryan	16,268	*

Frederick W. Buckman	13,204	*

Phillip G. Harris	10,000	*

Dr. Peter Likins	16,268	*

George Rountree III	150,003	1.1

Directors and Executive Officers as a Group (7 Persons) (2)	516,745	3.8

5% Beneficial Owners

Stephens Investment Management, LLC (3) c/o One Sansome Street, Suite 2900 San Francisco, CA 94104	2,694,881	19.0

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	1,392,200	9.8

JPMorgan Chase & Co. (5) 270 Park Avenue New York, NY 10017	1,036,300	7.3

D.E. Shaw Plasma Portfolios, L.L.C.(6) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	1,379,074	9.7

* Less than 1%.
(1) Includes 20,000 shares issuable upon exercise of stock options.
 (2) Includes 20,000 shares issuable upon exercise of stock options.
(3) Information with respect to Stephens Investment Management, LLC (“SIM”) and its affiliates is based solely upon information provided in that certain Schedule 13G that was filed with the SEC on March 30, 2009 by SIM, Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens. According to the filing, certain limited partnerships, including Orphan Fund, L.P. (“Orphan”), Nanocap Fund, L.P. (“Nanocap”) and Stephens Industry, L.P. (“Stephens Industry”), for which SIM serves as general partner and investment manager.  SIM, as those investment limited partnerships’ general partner and investment manager, and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of SIM, may therefore be deemed to beneficially own Securities owned by such investment limited partnerships for the purposes of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, insofar as they may be deemed to have the power to direct the voting or disposition of those Securities.
(4) Information with respect to T. Rowe Price Associates, Inc. (“Rowe”) and its affiliates is based solely upon information provided in a Schedule 13G that was filed with the SEC on February 12, 2009 by Rowe and T. Rowe Price Small-Cap Value Fund, Inc.
(5)  Information with respect to JP Morgan Chase & Co. (“JPMorgan”) and its affiliates is based solely upon information provided in a Schedule 13G that was filed with the SEC on January 22, 2009 by JPMorgan and J.P. Morgan Securities Inc.
(6)  Information with respect to D.E. Shaw Plasma Portfolios, L.L.C. is based solely upon information provided in a Schedule 13G that was filed with the SEC on November 17, 2008.  The stock reported as beneficially owned by D.E. Shaw Plasma Portfolios, L.L.C. also includes shares of stock beneficially owned by D.E. Shaw & Co., L.L.C., D.E. Shaw & Co., L.P., and David E. Shaw. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole stockholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Plasma Portfolios, L.L.C., and by virtue of David E. Shaw’s position as President and sole stockholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the managing member of D. E. Shaw Plasma Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of the shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 1,379,074 shares.

(7)  Calculated on the basis of 14,161,325 shares of Common Stock outstanding as of June 4, 2009, provided any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after June 4, 2009, are deemed outstanding for the purposes of calculating the stockholder’s percentage of beneficial ownership.

Stockholder Proposals

        We do not intend to hold an annual meeting of stockholders if the Asset Sale is completed and we file our certificate of dissolution. If, however, we do hold an annual meeting of stockholders, because the date of such meeting would be changed by more than 30 days from our 2008 annual meeting, proposals intended to be presented at that meeting would be required to be received by us at our corporate headquarters, located at 26 Broadway, Suite 960, New York, NY 10004, no later than the close of business on the 10th day following the day on which the date of the annual meeting was publicly announced. To be considered for presentation at our next annual meeting of stockholders, if held, but not for inclusion in our proxy statement and form of proxy for that meeting, under our bylaws no business may be brought before an Annual Meeting of Stockholders unless it is specified in the notice of the Annual Meeting of Stockholders or is otherwise brought before the Annual Meeting of Stockholders by or at the direction of our Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary (containing certain information specified in our bylaws about the stockholder and the proposed action) not later than 10 days following the day on which public announcement of the date of such meeting is first made by us. In addition, any stockholder who wishes to submit a nomination to our Board must deliver written notice of the nomination within this time period and comply with the information requirements in our bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Where You Can Find More Information

        We are subject to the reporting requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

        You should rely only on the information contained in this Proxy Statement. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement. The date of this Proxy Statement is                        , 2009. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. The mailing of this Proxy Statement will not create any implication to the contrary.

OTHER BUSINESS

        Our Board does not presently intend to bring any other business before the Special Meeting, and, so far as is known to our Board, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and delivered to you with this proxy statement. This proxy statement incorporates by reference the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2008 (File No. 001-33564), as filed with the SEC on March 19, 2009 and as amended on April 30, 2009;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009 (File No. 001-33564), as filed with the SEC on May 15, 2009; and

•
our current reports on Form 8-K filed on May 28, 2009 (File No. 001-33564), March 31, 2009 (File No. 001-33564), March 5, 2009 (File No. 001-33564), February 6, 2009 (File No. 001-33564) and January 23, 2009 (File No. 001-33564).

In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the special meeting or any adjournment or postponement thereof will be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

A copy of our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009 are being delivered with this proxy statement as Annex D and Annex E. We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to such person (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Denis Gagnon, our Chief Financial Officer, at MMC Energy, Inc., 26 Broadway, Suite 960, New York, New York 10004, (212) 977-0900. See “Where You Can Find More Information.”

Any statement contained in a document incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the Board of Directors

/s/ Michael Hamilton
Chairman and Chief Executive Officer

New York, New York
                         , 2009
IMPORTANT

        Whether or not you plan to attend the Special Meeting, please vote as promptly as possible. If a quorum is not reached, we will have the added expense of re-issuing these proxy materials. If you attend the Special Meeting and so desire, you may withdraw your proxy and vote in person.

        Thank you for acting promptly.

Annex A

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

by and among

CALIFORNIA HOLDINGS McCALL, LLC

ESCONDIDO II, LLC,

WELLHEAD ELECTRIC EQUIPMENT, LLC

and

MMC ENERGY, INC.

Dated as of May 21, 2009

TABLE OF CONTENTS

Table of Contents (continued)

Table of Contents (continued)

Table of Contents (continued)
Page

Section 8.13	Interpretation	A-50

Section 8.14	Further Assurances	A-50

Section 8.15	No Agency or Other Arrangement	A-50

Section 8.16	Definitions	A-50

Exhibit A	Form of Membership Interest Assignment

Exhibit B	Form of Chula Vista Asset Management Agreement

Exhibit C	Form of Escondido Asset Management Agreement

Exhibit D	Notice Provisions

MEMBERSHIP INTERESTS PURCHASE AGREEMENT, dated as of May 21, 2009 (the “Agreement”) among California Holdings McCall, LLC, a Delaware limited liability company (“CHM”), Escondido II, LLC, a Delaware limited liability company (“EII,” and together with CHM, the “Buyers”), Wellhead Electric Equipment, LLC, a Delaware limited liability company (“Guarantor,” and together with the Buyers, the “Buyer Parties”) and MMC Energy, Inc., a Delaware corporation (the “Seller”).

WITNESSETH :

WHEREAS, (i) on February 27, 2009, the Guarantor purchased certain assets from Seller in furtherance of the transactions contemplated hereby, including funding $1,100,000 of consideration as part of such purchase that otherwise would be paid hereunder, and (ii) Guarantor agreed hereunder to fund certain expenditures in respect of Seller’s plant and equipment, including the maintenance and replacement thereof as specifically provided in Section 2.1(a) of the Asset Management Agreements and to pay certain storage and demurrage costs as provided in Section 4.12 (the amount provided under (i) and the sum of the amounts expended by the Guarantor under (ii) above at the time of any determination, collectively, the “Funded Purchase Price”);

WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to transfer to Buyers and Buyers desire to acquire certain assets of the Seller through Buyers’ acquisition of the Acquired Companies, which assets by asset classification and Acquired Company are as set forth in Schedule A hereto (the “Purchased Assets”) and the related liabilities (if any) in respect of such Purchased Assets to the extent specifically listed on Schedule A; and

WHEREAS, pursuant to the terms of this Agreement, the Seller shall transfer the Purchased Assets to the Acquired Companies at or prior to the Closing in the manner specified in Schedule A hereto (the “Transfer”); and

WHEREAS, the respective Boards of Directors or Members, as the case may be, of the Buyers and the Seller have approved and declared the transactions contemplated by this Agreement advisable, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, subject to the fiduciary duties of the Seller’s Board of Directors under applicable Laws and Section 4.2 of this Agreement, the Board of Directors of the Seller has resolved to recommend to the Seller’s stockholders the approval and adoption of this Agreement and the approval of the Transaction upon the terms and subject to the conditions set forth in this Agreement (the “Seller Board Recommendation”); and

WHEREAS, Buyers and Seller wish to make certain representations, warranties, covenants and agreements in connection with the Transaction and to prescribe certain conditions to the consummation of the Transaction as set forth herein; and

WHEREAS, terms used herein shall have the respective meanings ascribed to such terms in Section 8.16, unless otherwise noted.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Buyers, Guarantor and Seller agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS; CLOSING

Section 1.1             Assets to be Purchased.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyers, and Buyers shall purchase and acquire from Seller, free and clear of any Liens, other than Buyer Created Liens, all of Seller’s right, title and interest in and to the following:

(a)           100% of the outstanding memberships interests (the “MMC 1 Interests”) in Chula Vista Energy Center, LLC, a Delaware limited liability company (“MMC 1”);

(b)           100% of the outstanding memberships interests (the “MMC 2 Interests”) in Escondido Energy Center, LLC, a Delaware limited liability company (“MMC 2”); and

(c)           100% of the outstanding memberships interests (the “MMC 3 Interests”) in Power Electric Equipment, LLC, a Delaware limited liability company (“MMC 3,” together with MMC 1 and MMC 2, the “Acquired Companies”).

The MMC 1 Interests, MMC 2 Interests and MMC 3 Interests are herein referred to collectively as the “Membership Interests.”  Notwithstanding the foregoing, and subject to the transfer prior to the Closing of the Excluded Assets and the Excluded Liabilities to an entity designated by Seller, at the election of the Guarantor, the Buyers, in addition to or in lieu of the acquisition of the Membership Interests, may purchase and acquire from Seller, free and clear of any Liens, other than Buyer Created Liens, all of Seller’s right, title and interest in and to 100% of the outstanding membership interests (the “MMC NA Interests”) in MMC Energy North America, LLC, a Delaware limited liability company (“MMC North America”), 100% of the outstanding membership interests (the “MMC CV Interests”) in MMC Chula Vista, LLC, a Delaware limited liability company (“MMC Chula Vista”) and/or 100% of the outstanding membership interests (the “MMC Escondido Interests”) in MMC Escondido, LLC, a Delaware limited liability company (“MMC Escondido”).  In such event, the term “Membership Interests” shall include such of the MMC NA Interests, the MMC CV Interests and/or the MMC Escondido Interests as the Guarantor shall have elected to cause Buyers to purchase and the term “Acquired Companies” as of the Closing shall include such of MMC North America, MMC Chula Vista and MMC Escondido as to which Buyers have purchased such Membership Interests; provided, however, if Guarantor shall have made any such election then Seller shall be entitled to amend the representations and warranties and the Seller Disclosure Schedule in respect of any representations and warranties of MMC North America, MMC Chula Vista and MMC Escondido contained in Article II in order that the representations and warranties of such entities shall be true and correct as of the date of this Agreement and as of the Closing.  As used herein, “Seller Parties” means Seller, MMC North America, MMC Chula Vista and MMC Escondido.

Section 1.2            Excluded Assets and Liabilities; Offset.

(a)           Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the following assets (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and, except as provided in the Asset Management Agreements, shall remain the property of Seller after the Closing:

(i)           all cash, cash equivalents and short-term investments held by any of the Seller Parties or any of Acquired Companies on or prior to the Closing Date;

(ii)           all accounts receivable of any of the Seller Parties or any of the Acquired Companies arising or accruing with respect to periods ending on or prior to the Closing Date;

(iii)           the contents of that certain storage container presently located at the Chula Vista facility containing equipment formerly located at Seller’s Mid-Sun Facility;

(iv)           the Chula Vista Turbines; and

(v)           except as listed in the Seller Disclosure Schedule (as hereinafter defined), all tangible and intangible assets owned by Seller located in New York.

(b)           Except as provided for herein and the Asset Management Agreements, Seller shall remain responsible for all liabilities, including any ordinary course expenses, incurred by any of the Acquired Companies prior to the Closing Date in connection with the operation of the Business until the Closing (the “Excluded Liabilities”).

(c)           With the consent of the Seller, not to be unreasonably withheld (and without duplication of any amounts already accounted for in Section 1.3 below or elsewhere in this Agreement), the Buyers shall be entitled to offset and deduct the amount of any such Excluded Liabilities from any payments to be made to Seller in respect of any Excluded Assets pursuant to Section 4.15.  With the consent of the Seller, not to be unreasonably withheld, the Buyer Parties shall be entitled to offset and deduct from any payment due and owing by any Buyer Party to any Seller Party pursuant to Article IV hereof the amount owed by any Seller Party to any Buyer Party pursuant to Article IV hereof.  With the consent of Guarantor, not to be unreasonably withheld, any Seller Party shall be entitled to offset and deduct from any payment due and owing by any Seller Party to any Buyer Party pursuant to Article IV hereof the amount owed by any Buyer Party to any Seller Party pursuant to Article IV hereof.

Section 1.3            Consideration.

(a)           The consideration for the Membership Interests (the “Purchase Price”) consists of  (i) the Funded Purchase Price, the amount of which has either been paid to Seller or will have been funded or paid by the Guarantor pursuant to this Agreement as of the Closing Date, plus (ii) two million dollars ($2,000,000) (the “Deposit”), which amount has been funded pursuant to the Escrow Agreement plus (iii)  two million eight hundred sixty-five thousand five hundred dollars ($2,865,500).  The Purchase Price shall be adjusted by the amount of any Current Asset Baseline Adjustment (which may be a negative number) and decreased by (A) any payments made by Buyers under Section 4.17 with respect to the Callidus SCR Contracts and (B) the amount of the EBITDA (as defined in the Asset Management Agreements and which may be a negative number thereunder), if any, that accrues for the benefit of the Guarantor and Buyer Parties or the Seller under the Asset Management Agreements to the extent specifically provided for therein.

(b)           In addition, Buyer and Seller agree that all of the items listed below (including to the extent such items have been prepaid by Seller (or its Subsidiaries)) relating to the Business and Purchased Assets will be prorated between the Seller and Buyers as of the Effective Date (as defined in the Asset Management Agreements) and, to the extent such items have not already been taken into account in the adjustments provided for in Section 1.3(a), a corresponding adjustment shall be made to the Purchase Price, with Seller responsible for such items relating to any period prior to the Effective Date of each relevant Asset Management and Buyers responsible for such items relating to periods on and after the Effective Date of each relevant Asset Management Agreement: (i) real and personal property Taxes due in respect of the Owned Real Property Interests and the Leased Property Interests (if any), (ii) utilities, and (iii) interconnection agreements.  Such prorations shall be made by the dividing the relevant dollar amounts by the number of days occurring during the applicable period.  The amount set forth in Section 1.3(a)(iii) (as adjusted in accordance with Section 1.3(a)) as further adjusted for the prorations to be made under this paragraph (b) being collectively referred to herein as the “Seller’s Closing Payment”).  If an Asset Management Agreement is not entered into with respect to Chula Vista or Escondido, then the “Effective Date” with respect to such facility shall be deemed to refer to the Closing Date.

(c)           The Buyers shall pay the remainder of the Purchase Price as follows on the Closing Date:  (i) Pursuant to the Escrow Agreement and the terms hereof, Seller shall and Buyers shall or shall cause Wellhead Electric Company Inc. (“Wellhead”) to issue a Joint Written Direction to the Escrow Agent to cause it to release the Deposit to the Seller on the Closing Date and (ii) Buyers shall deliver the Seller’s Closing Payment by wire transfer of immediately available funds to such account or accounts as Seller shall have designated in writing prior to the Closing Date.

Section 1.4            Guaranty of Guarantor.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to Seller (i) the punctual payment when due of the Purchase Price and all other payment obligations of the Buyers now or hereafter existing under this Agreement, and (ii) the punctual performance of all other covenants, agreements, undertakings and obligations of the Buyers under this Agreement.

Section 1.5            Closing.  The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall take place at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the later of (i) the second Business Day after the satisfaction or waiver (to the extent permitted by this Agreement and applicable Law) of the conditions set forth in Article VI (other than those that are to be satisfied by action at the Closing) and (ii) the earlier of (A) the second Business Day following the date on which both of the Buyer EBITDA Notices (as defined in the Asset Management Agreements) shall have been delivered under the Asset Management Agreements (which may be delivered on different dates) and (B) 11:59 p.m., Pacific time, on August 31, 2009, at the offices of DLA Piper, 1251 Avenue of the Americas, New York, NY 10020, unless another time, date or place is agreed to in writing by Buyers and the Seller.  As used in this Agreement, the term “Business Day”) shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

Section 1.6            Allocation.  The Purchase Price shall be allocated in accordance with the Code and the rules and regulations of the Internal Revenue Service (“IRS”).  Such allocation shall be as set forth on a schedule to be delivered by Buyers within forty-five (45) days following the Closing and to which Seller shall have fifteen (15) days to reasonably object by written notice to Guarantor.  If the Seller so objects, the Guarantor and the Seller agree to negotiate in good faith to agree upon such allocation within an additional thirty (30) days.  If they are unable to do so within such period, they shall submit the Purchase Price allocation (or disputed portion thereof) to a mutually acceptable accounting firm not affiliated with either Buyers or Seller (the “Arbitrator”), whose decision with respect to the Purchase Price allocation shall be final and binding.  The Arbitrator shall render its decision with respect to such matters within twenty (20) days after such matters are submitted to the Arbitrator and shall deliver the Purchase Price allocation to Buyers and Seller at such time.  Seller and Buyers shall each provide promptly all information and documents within their respective possession that the Arbitrator, in its sole discretion, deems necessary in order to make its decision with respect to the Purchase Price allocation.  The fees and expenses of the Arbitrator shall be borne equally by Seller and Buyers.  Buyers shall prepare and deliver IRS Form 8594 to Seller within fifteen (15) days after the Arbitrator renders its decision to be filed with the IRS.  After the IRS Form 8594 is filed, the parties shall make consistent use of the allocation, fair market value and useful lives specified in such schedule for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code.  In any Proceeding related to the determination of any Tax, neither Buyers nor Seller or stockholders shall contend or represent that such allocation is not a correct allocation.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as disclosed in the corresponding section of the disclosure schedule delivered by the Seller to Buyers immediately prior to the execution of this Agreement  (the “Seller Disclosure Schedule”) (it being agreed that no reference to or disclosure of any item or other matter in the Seller Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Seller Disclosure Schedule or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which the Seller is a party exists or has actually occurred and (z) with the exception of the representation regarding capitalization set forth in Section 2.2 hereof, all references in this Article II to the “Seller” or its “Subsidiaries” shall be deemed to be references to the Seller and its Subsidiaries, including the Acquired Companies, the Seller represents and warrants to the Buyers as of the date hereof as follows:

Section 2.1            Qualification, Organization, Etc.

(a)           As of the date hereof and as of the Closing Date, the Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  As of the date hereof and as of the Closing Date, the Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller.  As used in this Agreement, the term “Material Adverse Effect” on or with respect to the Seller, Buyers or the Acquired Companies, as the case may be, means any effect, change, fact, event, occurrence, development or circumstance (any such item alone or in combination with any other effect, change, fact, event, occurrence, development or circumstance, an “Effect”) that (A) is or would reasonably be expected to result in an adverse effect on or change in the financial condition, properties, business, results of operations, or net assets of the Seller and its Subsidiaries, taken as a whole or any Acquired Company, as the case may be, or the Buyers and all of their Affiliates, taken as a whole, as the case may be, of $100,000 or more (after giving effect, in the case of an insured loss, to insurance proceeds used to remediate the loss or insurance proceeds to be paid over to Buyers, other than a Total Loss Payment) or (B) would reasonably be expected to prohibit or materially restrict or impede the consummation of the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or be taken into account in determining whether there has been, or will be, a “Material Adverse Effect” on or with respect to the Seller, the Acquired Companies or the Buyers, as the case may be: any Effect caused by or resulting from (i) general changes or developments in the industry in which the Acquired Companies or their Subsidiaries or Buyers or their Affiliates operate, as applicable, (ii) political instability, acts of terrorism or war (except to the extent the Purchased Assets are damaged or destroyed thereby), (iii) any change affecting the United States economy generally or the economy of any region in which such party or any of its Subsidiaries or Affiliates conducts business that is material to the business of such party and its Subsidiaries or Affiliates, (iv) any change in the Seller’s stock price or trading volume (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (v) any failure, in and of itself, by the Seller, the Acquired Companies or their respective Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (vi) the announcement of the execution of this Agreement, or the pendency of the consummation of the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Seller, the Acquired Companies or their respective Subsidiaries, or the Buyers and their respective Affiliates, as applicable, to the extent due to the identity of the Buyers, in the case of the Seller, or the identity of the Seller, in the case of the Buyers, (vii) any change in GAAP or interpretation thereof after the date hereof, (viii) the execution and performance of or compliance with this Agreement, including any action taken with the consent of the other party, or (ix) any claim, action, suit or proceeding alleging breach of fiduciary duty relating to this Agreement or the transactions contemplated by this Agreement, unless, in the case of clause (vii) above, such Effect would reasonably be expected to have a materially disproportionate adverse impact on the financial condition, properties, business, results of operations or net assets of the Seller and its Subsidiaries, taken as a whole, or of the Buyers and their respective Affiliates, taken as a whole, or the Acquired Companies, taken together as a whole, as the case may be, relative to other affected persons.  The copies of the Seller’s certificate of incorporation and by-laws, as amended (the “Seller Organizational Documents”), which have been delivered to Buyers are complete and correct copies thereof, each as amended through the date hereof and as of the Closing Date.  The Seller is not in violation of any provision of its certificate of incorporation or by-laws as of the date hereof and as of the Closing Date.

(b)           The Acquired Companies currently have no, and as of the Closing Date shall not have any, Subsidiaries.  As of the date hereof and as of the Closing Date, all the outstanding equity interests in the Acquired Companies have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by the Seller, free and clear of all mortgages, pledges, claims, restrictions, infringements, liens, charges, encumbrances and security interests and claims of any kind or nature whatsoever (collectively, “Liens”) and free of any other restriction (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of equity interests).  As of the date hereof and as of the Closing Date, each of the Acquired Companies is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as it is now being conducted or proposed to be conducted following the Transfer, and is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or will require such qualification following the Transfer, except for jurisdictions in which the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Company.

Section 2.2            Capital Stock.

(a)           As of the date hereof, the entire authorized capital stock of the Seller consists of 300,000,000 shares of common stock, par value $0.001 per share (the “Seller Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2008, (i) 14,161,325 shares of Seller Common Stock were issued and outstanding, and (ii) no shares of the Seller’s authorized preferred stock were issued or outstanding.

(b)           As of the date hereof and as of the Closing Date, the Acquired Companies do not have any outstanding bonds, debentures, notes or other obligations for borrowed money, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equity holders of the Acquired Companies on any matter.

(c)           As of the date hereof and as of the Closing Date, the Acquired Companies do not own, directly or indirectly, any amount of capital stock or other equity investment or debt security in any corporation, partnership, limited liability company, joint venture, business, trust or other entity.

Section 2.3            Corporate Authority Relative to this Agreement; No Violation.

(a)           As of the date hereof and as of the Closing Date, the Seller has requisite corporate power and authority to enter into this Agreement and to consummate the Transaction subject, as of the date hereof, to receipt of the Seller Stockholder Approval.  As of the date hereof and as of the Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Seller and, except for the Seller Stockholder Approval, no other corporate proceedings on the part of the Seller are necessary to authorize the consummation of the transactions contemplated hereby.  As of the date hereof and as of the Closing Date, this Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).

(b)           As of the date hereof and as of the Closing Date, no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary for the consummation by the Seller of the transactions contemplated by this Agreement, other than, in connection with or in compliance with (i) the provisions of the Delaware General Corporation Law (the “DGCL”), (ii) the approvals set forth on Section 2.3(b)(i) of the Seller Disclosure Schedule, and (iii) the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) (the consents and approvals referenced in clauses (i) through (iii) above being collectively referred to herein as the “Governmental Approvals”), except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies. As of the date hereof and as of the Closing Date, no consent or approval of any other person is necessary for the consummation by the Seller of the transactions contemplated by this Agreement, other than the approvals set forth in Section 2.3(b)(ii) of the Seller Disclosure Schedule (the “Other Approvals”).  Each of the Governmental Approvals and the Other Approvals shall have been obtained or waived prior to Closing.

(c)           The execution and delivery by the Seller of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof as of the date hereof and as of the Closing Date will not (i) other than the Other Approvals (each of which shall have been obtained or waived prior to the Closing), result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss, alteration or impairment of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Acquired Companies or relating to the Purchased Assets or result in the creation of any Lien upon the Purchased Assets or the Membership Interests, (ii) conflict with or result in any violation of any provision of the Seller Organizational Documents or the certificate of formation or limited liability company agreements of the Acquired Companies (the “Acquired Company Organizational Documents”), true and correct copies of which, as of the date hereof and as of the Closing Date, have been provided to Buyers, or (iii) conflict with or violate any Laws applicable to the Purchased Assets or the Membership Interests, the Acquired Companies or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies, the Purchased Assets or the Membership Interests.

Section 2.4            No Undisclosed Liabilities.  As of the date hereof and as of the Closing Date, except (i) for the obligations of any of the Acquired Companies created under this Agreement or as set forth on Schedule A and on Section 2.4 of the Seller Disclosure Schedule, (ii) ordinary course expenses incurred by any of the Acquired Companies prior to the Closing Date in connection with the operation of the Business prior to the Closing Date (which shall remain the obligations of Seller, as provided for in Section 1.2(b)) and (iii) liabilities or obligations which have been discharged or paid in full in the ordinary course of business, none of the Acquired Companies has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

Section 2.5            No Violation of Law; Permits.

(a)           As of the date hereof and as of  the Closing Date, except as provided in Section 2.5 of the Seller Disclosure Schedule, each of the Acquired Companies is in compliance with and are not in default under or in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”) applicable to such Acquired Company, or any of its properties or assets, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.  Notwithstanding anything contained in this Section 2.5(a), no representation or warranty shall be deemed to be made in this Section 2.5(a) in respect of environmental, employee or tax matters, which are the subject of the representations and warranties made in Sections 2.6, 2.7 and  2.13 of this Agreement, respectively.

(b)           As of the date hereof and as of the Closing Date, the Seller is in compliance with and is not in default under or in violation of any Laws applicable to the Purchased Assets, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.  Notwithstanding anything contained in this Section 2.5(b), no representation or warranty shall be deemed to be made in this Section 2.5(b) in respect of environmental, employee or tax matters, which are the subject of the representations and warranties made in Sections 2.6, 2.7 and 2.13 of this Agreement, respectively.

(c)           As of the date hereof, the Seller (together with its Subsidiaries) and, as of the Closing Date, each of the Acquired Companies is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Seller or the Acquired Companies, as the case may be, to own, lease and operate the applicable Purchased Assets or to carry on the business relating to the Purchased Assets as is now being conducted and in connection with the Seller’s pursuit of the Escondido repowering project at the current stage of the permitting process, each of which is listed in Section 2.5(c) of the Seller Disclosure Schedule (the “Seller Permits”), except where the failure to have any of the Seller Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.  As of the date hereof and as of the Closing Date, all Seller Permits to be transferred to the Acquired Companies pursuant to the Transfer are in full force and effect, except where the failure to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.

Section 2.6            Environmental Laws and Regulations.  As of the date hereof and as of the Closing Date, the Seller, its Subsidiaries and the Acquired Companies are in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) to which the Purchased Assets are subject (collectively, “Environmental Laws”), the violation of which would have, and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies; and (b) none of the Seller, any of its Subsidiaries or any of the Acquired Companies has received written notice of, or, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation on the part of any such entity to conduct investigations or clean-up activities regarding the Purchased Assets under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, “Environmental Claims”) which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.

Section 2.7            Employee Matters

(a)           Employees.  As of the date hereof and as of the Closing Date, none of the Acquired Companies, MMC Escondido or MMC Chula Vista has or has had any employees.

(b)           Employee Benefits.  As of the date hereof and as of the Closing Date, none of the Acquired Companies, MMC Escondido or MMC Chula Vista maintain or contribute to or have had any liability or obligation (whether secondary or otherwise) with respect to any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974.

Section 2.8            Absence of Certain Changes or Events.  Other than the transactions contemplated by this Agreement, since January 1, 2009 and through the date of this Agreement and through the Closing Date or as set forth in Section 2.8 of the Seller Disclosure Schedule, the business of the Seller as it relates to the Purchased Assets and the businesses of the Acquired Companies have been conducted in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any of the Acquired Companies.

Section 2.9            Investigations; Litigation.  As of the date hereof, except as described in Section 2.9 of the Seller Disclosure Schedule, and as of the Closing Date:

(a)           there is no investigation or review pending (or, to the Knowledge of the Seller, threatened) by any Governmental Entity with respect to the Seller, the Acquired Companies or any of their respective Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies; and

(b)           there are no actions, suits, inquiries, investigations or proceedings (“Claims”) pending (or, to the Knowledge of the Seller, threatened) against or affecting the Seller, the Acquired Companies or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of or before, any Governmental Entity, in each case, which have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any of the Acquired Companies.

Section 2.10          Information Supplied.  The letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided (i) to stockholders of the Seller in connection with the Transaction (including any amendments or supplements) and any schedules required to be filed with the Securities and Exchange Commission (the “SEC”) in connection therewith (collectively, the “Proxy Statement”), will, at the time the Proxy Statement is first mailed or otherwise provided to stockholders and at the time of the Special Meeting and (ii) any other document to be filed by the Seller with the SEC in connection with the Transaction (the “Other Filings”) will, at the time of first use, not contain any untrue statement of a material fact or omit to state any material required to be stated therein or necessary to make the statements therein not misleading.  The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder.  The representations and warranties contained in this Section 2.10 will not apply to the failure of the Proxy Statement or any Other Filings to comply as to form as a result of, or statements or omissions included in the Proxy Statement or any Other Filings based upon, information supplied in writing to the Seller by Buyers or any of their respective directors, officers, Affiliates, agents or other representatives.

Section 2.11          Real Property.  The real property interests described in Section 2.11 of the Seller Disclosure Schedule constitute all of the real property interests to be transferred to each of the Acquired Companies pursuant to the Transfer.  Section 2.11 of the Seller Disclosure Schedule contains a complete and accurate description of all of real property interests, including the real property interests held in fee (the “Owned Real Property Interests”) and the real property interests held under lease (the “Leased Real Property Interests,” together with the Owned Real Property Interests, the “Real Property Interests”).  As of the date hereof, Seller (together with its Subsidiaries) has (i) good, insurable and marketable title to the Owned Real Property Interests, free and clear of Liens other than Permitted Liens (ii) and enjoys peaceful and undisturbed possession of the Leased Real Property Interests.  As of the Closing Date, the relevant Acquired Company indicated on Schedule A hereto shall have (i) good, insurable and marketable title to the Owned Real Property Interests, free and clear of Liens other than Permitted Liens, and (ii) the relevant Acquired Company enjoys peaceful and undisturbed possession of the Leased Real Property Interests.  With respect to the Real Property Interests, as of the date hereof, except as set forth on Section 2.11 of the Seller Disclosure Schedule, and as of the Closing Date or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies (a) there are no pending or, to Seller’s Knowledge, threatened, condemnation, expropriation or taking proceedings against the Real Property Interests, and (b) there are no outstanding options or rights of first refusal to purchase or lease the Real Property Interests, or any portion thereof or interest therein to which Seller or any of the Acquired Companies are a party.

Section 2.12          Personal Property.

(a)           Section 2.12 of the Seller Disclosure Schedule sets forth each category of tangible personal property (the “Tangible Personal Property”) and intangible personal property (the “Intangible Personal Property”) to be transferred to each of the Acquired Companies pursuant to the Transfer which has a book value of Five Thousand Dollars ($5,000) or more.  As of the date hereof, Seller (together with its Subsidiaries) has good and valid title to the Tangible Personal Property and Intangible Personal Property, free and clear of all Liens other than Permitted Liens.  As of the Closing Date, the relevant Acquired Company indicated on Schedule A hereto shall have good and valid title to the Tangible Personal Property and Intangible Personal Property, free and clear of all Liens other than Permitted Liens.

(b)           As of the date hereof and as of the Closing Date, except as indicated in Section 2.12 of the Seller Disclosure Schedule, the Purchased Assets (i) constitute, in the aggregate, all the tangible or intangible personal property, fee and leasehold interests, assets and rights as are (A) used, or held for use in the conduct of the Business as presently conducted except for Excluded Assets, and (B) adequate for the purposes for which they are currently used.  As of the date hereof and the Closing Date, all such tangible Purchased Assets are in substantially the same or better operating condition and repair as they were as of April 22, 2009, normal wear and tear through the Closing Date excepted.  For the avoidance of doubt, the Purchased Assets also include certain Tangible Personal Property not presently used in the conduct of the Business.

Section 2.13          Tax Matters.

(a)           With respect to each of the Acquired Companies or the assets thereof as of the date hereof and as of the Closing Date, (i) all material returns and forms with respect to Taxes (collectively, “Tax Returns”) required to be filed have been filed in accordance with any applicable Laws, (ii) all material items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included and all such material Tax Items and any other information provided in each such Tax Return is true, correct and complete in all material respects, and (iii) all Taxes shown to have become due under such Tax Returns have been paid when due.

(b)           With respect to each of the Acquired Companies, as of the date hereof and as of the Closing Date (i) there is no action, suit, Proceeding, written claim or assessment pending or proposed with respect to Taxes or with respect to any Tax Return and (ii) there are no liens for Taxes upon the Purchased Assets, except for Liens for Taxes not yet due and payable.

Section 2.14          Intellectual Property.

(a)           Section 2.12B of the Seller Disclosure Schedule sets forth each item of material Intellectual Property (as defined below) to be transferred to the Acquired Companies pursuant to the Transfer, including a complete list of patents and patent applications, trademark registrations and applications, copyright registrations and applications, and Internet domain names to be transferred to the Acquired Companies pursuant to the Transfer. Section 2.14(a) of the Seller Disclosure Schedule sets forth each item of material Intellectual Property (as defined below) that shall not be transferred and shall be Buyer’s responsibility to obtain same or similar applications at its discretion.

(b)           As of the date hereof and as of the Closing Date, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies, all registrations and applications set forth on Section 2.14(a) of the Seller Disclosure Schedule are in full force and effect, and, to the Knowledge of the Seller, are valid and enforceable, and have not been cancelled, abandoned or dedicated to the public domain; and all registration, maintenance and renewal fees necessary to preserve the rights of the Seller as of the date hereof and the applicable Acquired Company as of the Closing in connection with such Intellectual Property have been paid in a timely manner.

(c)           For purposes of this Agreement, the term “Intellectual Property” means all intellectual property rights of any kind or nature, including all U.S., foreign and multinational (i) trademarks, service marks, logos, trade names and corporate names, internet domain names, designs, slogans and general intangibles of like nature, including, without limitation, all goodwill, registrations and applications related to the foregoing, (ii) copyrights and mask works, including, without limitation, all registrations and applications related to the foregoing, (iii) patents and industrial designs (and the inventions embodied by the foregoing), including, without limitation, all continuations, divisionals, continuations-in-part, renewals, reissues and applications related to the foregoing, (iv) computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, and (v) trade secrets, technology, know-how, proprietary processes, formulas, algorithms, models, methodologies and other confidential information.

Section 2.15          Required Vote of the Seller Stockholders.  The affirmative vote of holders of a majority of the issued and outstanding shares of Seller Common Stock is the only vote of holders of securities of the Seller which is required to approve and adopt this Agreement and the transactions contemplated hereby (the “Seller Stockholder Approval”).

Section 2.16          Contracts.

(a)           Section 2.16(a) of the Seller Disclosure Schedule sets forth a list of all “contracts” to be assigned to the Acquired Companies pursuant to the Transfer (all contracts of the type described in this Section 2.16 being referred to herein as “Seller Contracts”).

(b)           As of the date hereof the Seller is not and, as of the Closing Date, none of the Acquired Companies is, in breach of or default under the terms of any Seller Contract where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.  As of the date hereof and as of the Closing Date, to the Knowledge of the Seller, no other party to any Seller Contract is in breach of or default under the terms of any Seller Contract where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.  As of the date hereof, each Seller Contract is a valid and binding obligation of the Seller, or Subsidiary of the Seller, which is party thereto and, to the Knowledge of the Seller, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  As of the Closing Date, each Seller Contract is a valid and binding obligation of the Acquired Company which is party thereto and, to the Knowledge of the Seller, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.17          Exempt Wholesale Generator.  As of the date hereof, the Seller, through its Subsidiaries, possesses “exempt wholesale generator” status and has a “market based rate” tariff on file at the Federal Energy Regulatory Commission.  As of the Closing Date, the Acquired Companies receiving the Purchased Assets relating to Escondido and Chula Vista shall possess “exempt-wholesale generator” status and have a “market based rate” tariff on file with the Federal Energy Regulatory Commission.

Section 2.18          Full Disclosure.  As of the date hereof and as of the Closing Date, no statement contained herein contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not misleading.  At the time provided, to the Knowledge of Seller, no written information delivered by or on behalf of Seller (or in connection with any transaction contemplated hereby) to Buyer in connection with the negotiation or performance by Seller of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained therein not misleading. As of the Closing Date, to the then-current Knowledge of Seller and without any investigation whatsoever, any change in the accuracy of any such written information is reasonably believed not to have had a Material Adverse Effect on the Acquired Companies.  For purposes of this Section 2.18, “written information” shall not include electronic mails themselves, but shall include the last distributed version of any information attached to the electronic mails.

Section 2.19          Finders or Brokers.  As of the date hereof and as of the Closing Date except for Bodington & Company, neither the Seller nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Transaction.

Section 2.20          Accuracy of Certain Documents Provided by Seller.  As of the date hereof and as of the Closing, the copies of the documents provided to Buyers and Guarantor listed in the Seller Disclosure Schedule at Section 2.5(c), Section 2.11 and Section 2.16(a) are true, correct and complete in all material respects.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYERS

Except as disclosed in the corresponding section of the disclosure schedule delivered by Buyers to the Seller immediately prior to the execution of this Agreement (the “Buyer Disclosure Schedule”) (it being agreed that (x) disclosure of any item in any section of the Buyer Disclosure Schedule shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent from the face of such disclosure and (y) no reference to or disclosure of any item or other matter in the Buyer Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Buyer Disclosure Schedule or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which either Buyer is a party exists or has actually occurred), each of the Buyers hereby represents and warrants to the Seller as of the date hereof as follows:

Section 3.1            Qualification; Organization, Etc.  Each of the Buyers and Guarantor is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  Each of the Buyers and Guarantor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Buyer.  The copies of each of the Buyers’ and Guarantor’s certificates of formation and limited liability company agreements have been delivered to the Seller are complete and correct copies thereof, each as amended through the date hereof (the “Buyer Organizational Documents”).  None of the Buyers or Guarantor is in violation of any provision of their respective Buyer Organizational Documents.

Section 3.2            Corporate Authority Relative to this Agreement; No Violation.

(a)           Each of the Buyers and Guarantor have the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Transaction.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective governing bodies of the Buyers and no other limited liability company proceedings on the part of either Buyer and Guarantor are necessary to authorize the consummation of the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by each of the Buyers and Guarantor and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto or thereto, this Agreement constitutes valid and binding agreements of each such Buyer and Guarantor, enforceable against each such Buyer and Guarantor in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditor’s rights generally or by principles governing the availability of equitable remedies).

(b)           Other than in connection with or in compliance with provisions of the DGCL, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by either of the Buyers or Guarantor of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either of the Buyers.

(c)           The execution and delivery by either of the Buyers of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss, alteration or impairment of a material benefit under, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Buyers, the Guarantor or any of their respective Subsidiaries or result in the creation of any Lien upon any of the properties or assets of either Buyer or any of their respective Affiliates, (ii) conflict with or result in any violation of any provision of the Buyer Organizational Documents, or the certificate of incorporation or by-laws or other equivalent organizational documents, in each case, as amended, of Guarantor or any of the Buyers’ respective Affiliates, (iii) conflict with or violate any Laws applicable to either Buyer or Guarantor, any of their respective Subsidiaries or Affiliates or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Buyer.

(d)           As of the relevant date, each of the Guarantor and Buyers (together with their respective Affiliates) is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each such party, as the case may be, to take any action to be taken by such party pursuant to this Agreement and the Asset Management Agreements.

Section 3.3            Investigations; Litigation.  There is no investigation or review pending (or, to the Knowledge of either Buyer or Guarantor, threatened) by any Governmental Entity with respect to either Buyer, Guarantor or any of their respective Affiliates which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Buyer.  There are no actions, suits, inquiries, investigations or proceedings pending (or, to Knowledge of any of the Buyers or Guarantor, threatened) against or affecting either Buyer or their respective Affiliates, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of or before any Governmental Entity, in each case, which have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Buyer.

Section 3.4            Information Supplied.  None of the information supplied or to be supplied by either Buyer or Guarantor for inclusion or incorporation by reference in the Proxy Statement, if required, at the date such Proxy Statement is first mailed to stockholders of the Seller, and at the time of the Special Meeting, if required, will contain any untrue statement of a material fact or omit to state any material  fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.5            Acquisition of Membership Interests for Investment.  The Buyers are acquiring the Membership Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Membership Interests.  Each Buyer understands that the Membership Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, except under an exemption from such registration under such Securities Act and such laws.

Section 3.6            Investigation by Buyers; Reliance.  The Buyers are both an experienced and knowledgeable investor in the U.S. power generation business.  The Buyers have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the business of the Acquired Companies and the Purchased Assets and acknowledges that the Buyers have been provided full access to the Due Diligence Materials for such purpose.  In entering into this Agreement, each Buyer has relied solely upon the express representations and warranties contained in Article II of this Agreement and its own investigation and analysis of the Purchased Assets, the Acquired Companies and their respective businesses and the Membership Interests, and, without in any way limiting the representations made in Section 2.18, each Buyer:

(a)           acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors or representatives other than those expressly set forth in Article II of this Agreement, whether or not any such representations, warranties or statements were made in writing or orally; and

(b)           acknowledges and agrees that, except as provided in Article II,  none of Seller, the Acquired Companies, or any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of  the Due Diligence Materials.

Section 3.7            Financing Commitments.  Each Buyer has sufficient funds available (on hand or through fully enforceable committed lines of credit) to purchase, in accordance with the terms hereof, all of the Membership Interests and to pay all fees, expenses and payments related to the Transaction for which each Buyer is responsible.

Section 3.8            Finders or Brokers.  Neither the Buyers nor any of their respective Affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Transaction.

Section 3.9            “As Is” Sale.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE AS OF THE DATE OF THIS AGREEMENT OF SELLER SET FORTH IN THIS AGREEMENT, EACH OF THE BUYERS AND GUARANTOR UNDERSTANDS AND AGREES THAT THE PURCHASED ASSETS ARE BEING ACQUIRED, “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE “WITH ALL FAULTS,” WHETHER LATENT OR PATENT, AND THAT BUYERS AND GUARANTOR ARE RELYING ON THEIR OWN EXAMINATION OF THE SAME.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH OF THE BUYERS AND GUARANTOR UNDERSTANDS AND AGREES THAT SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES AS TO LIABILITIES OF THE PURCHASED ASSETS, OPERATION OF THE PURCHASED ASSETS, THE TITLE, CONDITION, VALUE OR QUALITY OF THE SAME AND/OR THE PROSPECTS, RISKS AND OTHER INCIDENTS OF THE SAME AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.  WITHOUT IN ANY WAY LIMITING THE REPRESENTATIONS MADE IN SECTION 2.18, EACH OF THE BUYERS AND GUARANTOR FURTHER AGREES THAT NO DUE DILIGENCE MATERIALS OR OTHER INFORMATION OR MATERIAL PROVIDED BY, OR COMMUNICATION MADE BY SELLER OR ANY OF ITS REPRESENTATIVES WILL CONSTITUTE, CREATE OR OTHERWISE CAUSE TO EXIST ANY REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER OR NOT EXPRESSLY DISCLAIMED BY THE FOREGOING.  EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH OF THE BUYERS AND GUARANTOR HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OPERATION AND DEVELOPMENT OF THE REAL PROPERTY INTERESTS, OTHER THAN ANY LIABILITY ARISING FROM FRAUD OR WILLFUL MISCONDUCT OF SELLER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, AGENTS, ADVISORS OR REPRESENTATIVES.

ARTICLE IV
COVENANTS AND AGREEMENTS

Section 4.1            Conduct of Business of the Acquired Company.  Except (i) as expressly permitted by this Agreement (including, for the avoidance of doubt, in connection with the consummation of the Transfer or in furtherance of the covenants set forth in this Article IV) or the Asset Management Agreements, (ii) as required by applicable Law or the regulatory requirements of Nasdaq or the Asset Management Agreements or (iii) unless Guarantor shall otherwise consent in writing, during the period from the date of this Agreement to the Closing Date, the Seller will conduct its operations applicable to the Purchased Assets in all material respects according to its ordinary and usual course of business, consistent with past practice, and the Seller will use its commercially reasonable efforts to preserve intact in all material respects its business organization and to preserve the goodwill of and maintain satisfactory relationships with its customers and those other persons having material business relationships with the Seller or any of its Subsidiaries, in each case that relate to the Purchased Assets. Without limiting the generality of the foregoing, and except as otherwise expressly permitted in this Agreement (including as permitted under Section 4.2) or the Asset Management Agreements, or as required by applicable Law or the regulatory requirements of Nasdaq, during the period specified in the preceding sentence, without the prior written consent of Guarantor, the Seller will not or permit the Acquired Companies to:

(a)           issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any membership interests of the Acquired Companies other than (i) to the Seller or any wholly-owned Subsidiary of the Seller, and (ii) as required under the Credit Facility;

(b)           amend or otherwise change the Acquired Company Organizational Documents;

(c)           except in connection with the Transfer, acquire or redeem, directly or indirectly, or amend any equity interests of the Acquired Companies;

(d)           except as permitted under Section 4.2 below, engage in or offer to make any acquisition, by means of a merger, consolidation or otherwise, of any business or division of the Acquired Companies or any sale, lease, encumbrance or other disposition of assets or securities of the Acquired Companies, in any case outside the ordinary course of business, or, except in the ordinary course of business and except in connection with actions expressly permitted pursuant to this Section 4.1, enter into, make any proposal for, renew, extend or amend or modify in any material respect, terminate, cancel, waive, release or assign any right or claim under, a Seller Contract or amend or terminate any Seller Contract or grant any release or relinquishment of any material rights under any Seller Contract;

(e)           except as required by the Credit Facilities, allow any of the Acquired Companies to  incur, create, assume or otherwise become liable for, or prepay, any indebtedness for borrowed money (including the issuance of any debt security);

(f)           except as required by the Credit Facilities, allow any of the Acquired Companies to assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of, or make any loans, advances or capital contributions to any other person;

(g)           mortgage, pledge or otherwise similarly encumber any of the Purchased Assets or the Membership Interests, or create, assume or suffer to exist any Liens thereupon, other than in the case of the Purchased Assets, Permitted Liens, and in the case of the Membership Interests, Buyer Created Liens, and other than Liens arising under the Credit Facility which shall be terminated at Closing;

(h)           change in any material respect any of the accounting, reserving, underwriting, claims or actuarial methods, principles or practices used by any of the Acquired Companies, or except as required by Law, GAAP or applicable statutory accounting principles;

(i)           other than in the ordinary course of business, after consultation with the Buyers, make or change any Tax election of any of the Acquired Companies, settle or compromise any Tax liability of any of the Acquired Companies, agree to an extension of the statute of limitations with respect to the assessment or determination of Taxes of the Acquired Companies, file any amended Tax Return of the Acquired Companies with respect to any Tax, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund or enter into any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder, in each case of any of the Acquired Companies;

(j)           fail to use commercially reasonable efforts to keep in force its current pollution insurance policies or fail to provide reasonable insurance coverage with respect to Purchased Assets or the assets, operations and activities of the Acquired Companies up to and including the Closing Date;

(k)           make any distribution to the member of the Acquired Companies, other than distributions of cash or assignments of accounts receivable; or

(l)           authorize, commit or agree to take any of the foregoing actions.

Notwithstanding anything to the contrary contained in this Section 4.1 or in this Agreement, the Seller, and its Subsidiaries (including, prior to the Closing, the Acquired Companies) shall be permitted, without the consent of Buyers to take any and all actions as Seller may desire in connection with its ownership of the Excluded Assets, in its sole and absolute discretion, including transferring or paying any and all cash or cash equivalents held by the Acquired Companies to any person (including Seller).

Section 4.2            Solicitation.

(a)           Subject to Section 4.2(b), from the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article VII, the Seller shall not, and shall cause its Subsidiaries and take commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly: (i) initiate, solicit or knowingly encourage (including by way of providing information, it being understood that providing non-public information in the ordinary course of business will not, in and of itself, constitute encouragement hereunder) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto (other than to state only that they are not permitted to have discussions), or otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations or (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal.  As of the date of this Agreement the Seller shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any person conducted theretofore by the Seller, its Subsidiaries or any of its Representatives with respect to any Acquisition Proposal and use commercially reasonable efforts to cause to be returned or destroyed in accordance with the terms of the applicable confidentiality agreement any confidential information provided to such person on behalf of the Seller or any of its Subsidiaries.

(b)           Notwithstanding anything to the contrary contained in Section 4.2(a), if at any time following the date of this Agreement, (i) the Seller has received a written Acquisition Proposal from a third party that the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) believes in good faith to be bona fide, (ii) the Seller has not breached this Section 4.2 in any material respect, (iii) the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (iv) after consultation with its outside counsel, the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) determines in good faith that failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Seller under applicable Law, then the Seller may (A) furnish information with respect to the Seller and its Subsidiaries to the person making such Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Seller will not, and will not allow its Subsidiaries to, and will use commercially reasonable efforts to cause its Representatives not to, disclose any non-public information to such person without first entering into a reasonable confidentiality agreement with such person.

(c)           If any Acquisition Proposal or other acquisition inquiry is made or submitted by any person or group of persons other than the Buyers or their respective Affiliates (a “Third Party”) prior to the Closing, then the Seller shall promptly (and in no event later than 48 hours after receipt of such Acquisition Proposal or acquisition inquiry) advise Buyers orally and in writing of such Acquisition Proposal or acquisition inquiry (including the identity of the Third Party) and shall provide Buyers with a copy of all written communications, documents or materials received from the Third Party promptly after receipt thereof.  The Seller shall keep Buyers informed with respect to: (i) the status of any such Acquisition Proposal and (ii) the status and material terms of any modification or proposed modification thereto.

(d)           Notwithstanding anything in Section 4.2(a)(ii) to the contrary, the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) may, if it determines in good faith, after consultation with outside counsel, that the failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Seller under applicable Law: (x) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Buyers, the Seller Board Recommendation; approve, recommend or endorse, or propose publicly to approve, recommend or endorse, any Acquisition Proposal; or make other statements that are reasonably calculated or expected to have the same effect (a “Change of Board Recommendation”); and/or (y) if the Seller receives an Acquisition Proposal which the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after considering all of the adjustments to the terms of this Agreement which may be offered by the Buyers including pursuant to clause (ii) below, terminate this Agreement and enter into a definitive agreement with respect to such Superior Proposal (provided, that and in such event, the Seller concurrently enters into such definitive agreement); provided, however, that the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) may not withdraw, modify or amend the Seller Board Recommendation in a manner adverse to the Buyers pursuant to the foregoing clause (x) (in the case where the Board of Directors of the Seller (acting upon the prior recommendation of the Special Committee, if then in existence) is considering another Acquisition Proposal) or terminate this Agreement pursuant to the foregoing clause (y) unless (A) the Seller shall not have breached this Section 4.2 and (B):

(i)           the Seller shall have provided prior written notice to the Buyers at least 72 hours in advance (the “Notice Period”) of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal); and

(ii)           prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Seller shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with the Buyers in good faith (to the extent the Buyers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

(e)           The Seller agrees that any violations of the restrictions in this Section 4.2 by any Representative of the Seller or any of its Subsidiaries shall be deemed to be a breach of this Section 4.2 by the Seller.

(f)           For purposes of this Agreement, (i) “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Third Party relating to any (a) acquisition of assets of the Seller and its Subsidiaries (including securities of Subsidiaries of the Seller) equal to 20% or more of the Seller’s consolidated assets, (b) acquisition of 20% or more of the outstanding shares of capital stock or any other voting securities of the Seller, (c) tender offer (including a self-tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of the outstanding shares of capital stock or any other voting securities of the Seller or (d) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Seller, in each case other than the transactions contemplated hereby; and (ii) “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Acquisition Proposal (a) which, if consummated, would result in such Third Party (or in the case of a direct merger between such Third Party or any Subsidiary of such Third Party and the Seller, the equity holders of such Third Party) owning, directly or indirectly, 50% of the outstanding Seller Common Stock  or 50% of the consolidated assets of the Seller and its Subsidiaries, and (b) which is otherwise on terms and conditions which the Board of Directors of the Seller determines by a majority vote in its good faith (after consultation with its  financial advisor and outside legal counsel) and in light of all relevant circumstances and all the terms and conditions of such proposal and this Agreement, including any break-up fees, expense reimbursement provisions, conditions to consummation (taking into account all financing, regulatory and legal aspects, including the total Purchase Price payable hereunder and whether the Acquisition Proposal is subject to a financing contingency), to be more favorable from a financial point of view to the Seller’s stockholders than the Transaction.

(g)           Subject to Section 4.2(b), the Seller agrees not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar contract relating to, or designed to encourage the making of, an Acquisition Proposal to which Seller or a Subsidiary is a party under which the Seller or any Subsidiary has any rights and will use commercially reasonable efforts to enforce each such contract to the extent Seller determines, in its reasonable discretion, that enforcement thereof is necessary or desirable to give effect to the terms of this Section 4.2; provided, however, that the Guarantor shall be entitled to require Seller to enforce any such contact, at Buyer’s expense, in the event Seller determines not to enforce any such contract; provided further that nothing contained in the preceding proviso shall be deemed to relieve Seller from the obligation to exercise its reasonable discretion in making any determination whether to enforce any such contract.

(h)           Neither the Buyers nor any of their respective Affiliates shall take any action with the purpose of prohibiting (whether under any new or existing agreement) any lender from providing debt financing to any person making or contemplating making an Acquisition Proposal.

(i)           After consultation with outside counsel, the Board of Directors of the Seller, consistent with the exercise of its fiduciary duties, shall take such actions consistent with its obligations under this Agreement, as it deems reasonably required to assure the integrity of the process contemplated by this Section 4.2.

Section 4.3            Access to Information.

(a)           The Seller shall afford to the Buyers and to their Representatives reasonable access during normal business hours, throughout the period prior to the earlier of the Closing Date or the Termination Date, to the Purchased Assets and the Acquired Companies’ employees, agents, properties, contracts, commitments, true and correct copies of all reasonably available books and records maintained by Seller in respect of the Purchased Assets and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities Laws and shall use commercially reasonable efforts to cause its Representatives to furnish promptly to one another such additional financial and operating data and other information as to such entities’ respective businesses and properties as the other or its Representatives may from time to time reasonably request.  Each Buyer, on behalf of itself, its Affiliates and its Representatives, hereby agrees that such information shall be subject to the provisions of the Confidentiality Agreement between the Seller and Wellhead, dated as of June 10, 2008 (the “Confidentiality Agreement”).  Notwithstanding any provision of this Agreement to the contrary, the Seller shall not be obligated to make any disclosure in violation of applicable Laws or regulations.

(b)           Information obtained by Seller pursuant to Section 4.3(a) shall be subject on a reciprocal basis to the provisions of the Confidentiality Agreement.

Section 4.4            Stockholder Approval.  Unless this Agreement has been terminated pursuant to Section 7.1, the Seller, acting through its Board of Directors and in accordance with applicable Law, shall call a meeting of its stockholders (the “Special Meeting”) to be held as soon as reasonably practicable (and in any event within 45 days) after the SEC clears the Proxy Statement for the purpose of obtaining the Seller Stockholder Approval in connection with this Agreement and the Transaction.  Except in the event of a Change of Board Recommendation specifically permitted by Section 4.2(d), (a) the Proxy Statement shall include the Seller Board Recommendation, (b) the Board of Directors of the Seller shall use its commercially reasonable efforts to obtain from its stockholders the Seller Stockholder Approval in favor of the approval and adoption of this Agreement and (c) the Board of Directors shall publicly reaffirm the Seller Board Recommendation as promptly as practicable but in any event within 72 hours after any such request by the Buyers.

Section 4.5            Proxy Statement; Other Filings.  As promptly as reasonably practicable after the date of this Agreement (and in any event within 30 days assuming the Buyers timely supplies the information required from it and timely provides reasonable cooperation), the Seller shall prepare and file with the SEC, subject to the prior review, comment and approval of the Buyers (which approval shall not be unreasonably withheld or delayed), the Proxy Statement and any Other Filings as required by the Exchange Act.  Each of the Seller and the Buyers shall promptly obtain and furnish the information concerning itself and its Affiliates required to be included in the Proxy Statement and, to the extent applicable, the Other Filings.  Each of the Seller and the Buyers shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement or the Other Filings, and the Seller shall cause the Proxy Statement to be mailed to the Seller’s stockholders at the earliest reasonably practicable date after clearing comments received from the SEC.  If at any time prior to the Special Meeting, any information relating to the Seller, the Buyers, or any of their respective Affiliates, directors or officers should be discovered by the Seller or the Buyers, which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment, supplement or other filing incorporated by reference into the Proxy Statement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Seller in each case, as promptly as reasonably practicable.

Section 4.6            Commercially Reasonable Efforts; Consents and Governmental Approvals.

(a)           Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to file or cause to be filed, all documents and to do, or cause to be done, all commercially reasonable things necessary, proper or advisable under applicable Laws to expeditiously consummate and make effective the transactions contemplated by this Agreement, including the consummation of the Transfer and including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, licenses, approvals, authorizations, permits or orders from Governmental Entities or other persons.

(b)           Without limiting the foregoing in Section 4.6(a), the Buyers and Guarantor agree to (i) use their commercially reasonable efforts to prepare any required filings with and submissions to the Federal Energy Regulatory Commission (“FERC Filings”) which the Seller or the Buyers determines should be made, in each case, with respect to the Transaction, the Acquired Companies and the transactions contemplated hereby as promptly as reasonably practicable, subject to prior review, comment, approval and execution of the Seller (which approval and execution shall not be unreasonably withheld or delayed)  but in any event, within ten (10) Business Days of the date hereof, which Seller shall cause to be filed promptly thereafter, and each of Seller, the Buyers and Guarantor agrees to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the FERC Filings, and each of the Seller, the Buyers and Guarantor shall use its commercially reasonable efforts to take or cause to be taken all commercially reasonable actions necessary, proper or advisable consistent with this Section 4.6 to cause the expiration or termination of the applicable waiting periods as soon as practicable, and (ii) reasonably cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign Law or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Seller’s business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain as expeditiously as practicable any such consents, permits, authorizations, approvals or waivers. Buyers, Guarantor and Seller shall promptly inform the other parties hereto of any oral, and provide copies of any written, communication with a Governmental Entity regarding any such filings or information.  In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the date hereof, the parties hereto agree to cooperate and will use their commercially reasonable efforts to defend vigorously against it and respond thereto.

Section 4.7            Press Releases.  Each of the parties agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Seller and Guarantor (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated; provided, however, that the restrictions set forth in this Section 4.7 shall not apply to any release or announcement made or proposed to be made by the Seller pursuant to and in compliance with Section 4.2.

Section 4.8            Tax Matters.

(a)           Seller will prepare and file, or cause to be prepared and filed, any Tax Returns of the Acquired Companies for any taxable period beginning on or before the Closing and ending at the Closing Date.  The Buyers shall prepare and file, or cause to be prepared and filed, any Tax Returns of the Acquired Companies for any taxable period beginning after the Closing Date.  The Buyers agree to cooperate with Seller, and Seller agrees to cooperate with Buyers, to provide any information requested by Seller or Buyers, as the case may be, in order to prepare such returns.

(b)           The Buyers shall be liable for, and shall indemnify and hold Seller harmless from, any Taxes imposed on the Acquired Companies with respect to any period beginning after the Closing Date.

(c)           All real and personal property Taxes assessed on an annual basis, will be prorated between Seller and Buyers as of the Closing Date as provided in Section 1.3(b) based on the assumption that an equal amount of such Taxes applies to each day of the year, regardless of how any installment payments are billed or made, except that the Buyers will bear all supplemental or other state and local real and property Taxes which arise out of a change in ownership of the Acquired Companies and the Purchased Assets.  Seller shall pay its portion of such real and personal property Taxes to the Buyers on the Closing Date, and except as provided in the next sentence, shall have no further liability or obligation with respect to such Taxes.  If the amount of all real and personal property Taxes due for the 2009 year (commencing January 1, 2009) has not been assessed by the taxing authorities as of the Closing Date, then the amount of real and personal property Taxes as prorated between Seller and the Buyers for the 2009 tax year will be estimated on the basis of the 2008 tax year’s real and personal property Taxes and such amount will be subject to a true-up adjustment after the Closing Date based upon the actual amount of Taxes assessed.

(d)           After the Closing Date in the case of any audit, examination, or other proceeding with respect to Taxes for which Seller is or may be liable hereunder, the Buyers shall inform Seller within thirty (30) days of the receipt of any notice of such proceeding and shall keep Seller informed of the progress of such proceedings.  Seller shall be entitled to fully participate in any proceeding.  The Buyers shall not agree to any adjustments which affect taxable periods for which Seller is liable for payment of Tax without first receiving the consent of Seller, which consent shall not be unreasonably withheld.

(e)           All excise, sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar Taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the sale and transfer by Seller to the Buyers of the Membership Interests, shall be paid by the Buyers.

Section 4.9            No Prior Knowledge.  The Buyer and Guarantor represent and warrant to Seller that none of the Buyers or Guarantor has Knowledge of any assertion by a person not a party to this Agreement of any breach by Seller of any obligation of Seller pertaining to any representation, warranty, covenant or other agreement in this Agreement. Furthermore, the Buyers and Guarantor hereby agree that neither the Buyers nor any Affiliate of the Buyers shall have any claim or recourse against Seller or its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives with respect to any breach by Seller of any representation, warranty, covenant or other agreement under this Agreement or otherwise, if any of the Buyers, Guarantor or their respective Affiliates had Knowledge prior to the execution of this Agreement of such breach, and such breach shall be deemed waived for purposes of Sections 6.3 and 7.1.

Section 4.10          Mid-Sun Facility.  At no cost to Seller, at Seller’s request, Guarantor will act as manager of Seller’s Mid-Sun facility and, under the direction of Seller, perform all winding-up services required by Seller to complete the liquidation of assets and obligations related to that site. All such services shall be performed in accordance with the commercially reasonable directions of the Seller. Seller shall be free to terminate such appointment at any time in its sole discretion.

Section 4.11          Consultant Costs/MMC California Energy Commission Permits.  Seller shall bear all costs, including the costs of Bingham McCutchen LLP, of applying for and otherwise seeking to obtain certification for the Chula Vista Energy Upgrade Project from the California Energy Commission (the “CEC Permits”) through April 23, 2009. At, and to the extent of, Guarantor’s request, Seller shall use commercially reasonable efforts to continue or discontinue the pursuit of the CEC Permits on behalf of the Acquired Companies; provided, however, that Guarantor shall be responsible for (regardless of any termination or expiration of this Agreement), and shall promptly reimburse Seller to the extent paid by Seller, all such third-party costs incurred in connection with the continuation of such pursuit from April 24, 2009 until the earlier of the receipt of such CEC Permits or the date upon which Guarantor requests Seller to discontinue pursuit of the CEC Permits, irrespective of whether a Closing occurs.

Section 4.12          Storage and Demurrage Costs.  Guarantor has paid or shall immediately pay upon execution of this Agreement to the Seller, the amount of $585, which represents certain demurrage costs incurred by the Seller with respect to the Fortune Transformers stored by an Affiliate of Buyers for Seller. Guarantor has paid Seller the amount of $66,000, which represents the storage costs associated with the Chula Vista Turbines.

Section 4.13          Other Permits.  Seller, with the advice and consent of Guarantor, shall use commercially reasonable efforts to obtain the modification of the permits issued pursuant to Title V by the San Diego County Air Pollution Control District that are to be transferred to the Acquired Companies such that they shall allow usage of the currently installed Pratt & Whitney FT4 Twin Pack engines (or of substantially identical replacements thereof) at either Escondido or Chula Vista (the “Title V Permits Modification”).

Section 4.14          Upgrades; Remedial Matters.

(a)           Subject to the terms of this Section 4.14(a), Seller hereby acknowledges and agrees that to the extent any maintenance, improvement or upgrade effectuated by Buyers and/or Guarantor under Section 2.1(a) of the Asset Management Agreements involves removing any existing equipment (or component thereof) and replacing it with replacement equipment (or replacement component), each such item of replacement equipment and replacement component (“Replacement Property”) shall be the sole property of Buyers and/or Guarantor (as applicable), and the Seller Parties shall have no right, title or interest therein and Seller hereby disclaims, on its behalf and on behalf of its Subsidiaries and Affiliates, any interest therein. Moreover, Seller shall hold, or cause its Subsidiaries and Affiliates to hold, such Replacement Property for the Buyers and/or Guarantor (as applicable) as their agent and bailee and shall only accept instructions from the Buyers and/or Guarantor with respect to the treatment, storage, maintenance, use and disposition of same. To further evidence the Buyers’ and/or Guarantor’s ownership interest in the Replacement Property and the bailment created thereby, (i) upon Buyers’ and/or Guarantor’s request, Seller or another applicable Seller Party shall execute and deliver to Buyers and/or Guarantor one or more bailment agreements (or similar agreements) in form and substance reasonably satisfactory to all parties with respect to all such Replacement Property pursuant to which Seller or another applicable Seller Party acknowledges the creation and existence of such bailment and agrees to only accept instructions from the Buyers and/or Guarantor with respect to the treatment, storage, maintenance, use and disposition of such Replacement Property, and (ii) Seller on its behalf and on behalf of its Subsidiaries and Affiliates hereby authorizes the Buyers and Guarantor to prepare and file precautionary Uniform Commercial Code financing statements to put third parties on notice that, even though the Replacement Property may be located on the premises of Seller, its Subsidiaries or Affiliates and affixed to property of Seller, its Subsidiaries or Affiliates, such Replacement Property is, nonetheless, the exclusive property of the Buyers and/or Guarantor. No inference shall be taken that the filing of such financing statements vests any ownership interest or rights in Seller, its Subsidiaries or Affiliates to the Replacement Property and Seller, on its behalf and on behalf of its Subsidiaries and Affiliates, hereby expressly waives any such interest, nor shall any inference be taken that the filing of such financing statements reflects that a lien has been created in favor of the Buyers and/or the Guarantor on the Sellers’ property in violation of the Credit Facility. Seller shall use its commercially reasonable efforts to assure that in the event of any bankruptcy proceeding commenced by or against Seller, its Subsidiaries or Affiliates, under no circumstance shall any of the Replacement Property be considered “property of the estate” (as such term is contemplated in the “Automatic Stay” provision of 11 USC 362).

Seller hereby further acknowledges and agrees that to the extent any maintenance, improvement or upgrade effectuated by Buyers and/or Guarantor under Section 2.1(a) of the Asset Management Agreements involves refurbishing any existing equipment (or component thereof) (“Refurbishment”), Buyers and/or Guarantor shall constitute “mechanics,” “persons furnishing materials,” “artisans” and/or “laborers” for purposes of application of Article XIV, §3 of the California Constitution such that mechanics liens shall, upon Buyers and/or Guarantor satisfying the applicable procedural steps, be created in favor of Buyers and/or Guarantor (as applicable) in accordance with Section 3109 et. seq. of the California Civil Code (“Mechanics Lien Law”). Upon the creation of any such mechanics liens, Buyers and/or Guarantor shall be entitled to perfect its mechanics liens with respect to such Refurbishments in accordance with the Mechanics Lien Law.

If this Agreement is terminated for any reason, (i) Buyers or Guarantor shall be entitled to remove the Replacement Property upon replacement thereof, with the predecessor item of equipment (or component thereof) and (ii) if termination is pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(d), Section 7.1(f), Section 7.1(g), Section 7.1(h) or by Seller pursuant to Section 7.1(c), Seller shall reimburse Buyers or Guarantor for all reasonable third-party costs expended by Buyers or Guarantor in connection with the Refurbishments and the installation and removal of the Replacement Property (including the reasonable fully burdened costs of Buyers’ or Guarantor’s internal labor) other than the costs of the removed Replacement Property, up to $500,000, which amount shall be invoiced to Seller at the time of termination and shall be payable to Buyers or Guarantor at the time the Deposit is returned to Buyers pursuant to Section 7.4; provided, however, that Buyers and Guarantor shall not be entitled to such reimbursement if there is a Total Loss Event (as defined in the Asset Management Agreements) and a Buyer receives a Total Loss Payment (as defined in the Asset Management Agreements) with respect to a Project (as defined in the Asset Management Agreements) under the applicable Asset Management Agreement; provided, further, that the maximum reimbursable amount in respect of the other Project shall be reduced to $250,000 in the event of such Total Loss Event. With the consent of Guarantor, not to be unreasonably withheld, Seller shall be entitled to offset and deduct from any such reimbursement, any amount due to Seller pursuant to the Asset Management Agreements. Upon completion of the Removal of the Replacement Property and reimbursement of the costs provided for in this Section 4.14(a), Buyers and Guarantor shall release any precautionary Uniform Commercial Code financing statements and release any mechanics liens.

(b)           Seller shall use reasonable commercial efforts to:

(i)           obtain prior to Closing an amendment, in a form acceptable to Seller but subject to the prior review, comment and approval of Guarantor (such approval not to be unreasonably withheld or delayed), of the Covenant and Agreement to Restrict Operation of RAMCO Peak Power Plant dated April 12, 2001, and recorded in the Official Records of San Diego County as Document #2001-0275691 (the “Covenant Agreement”), which amendment shall: (A) provide that the Covenant Agreement shall automatically terminate upon the removal of installed Pratt & Whitney FT4 Twin Pac engines located within the “Plant” as defined in the Covenant Agreement, completion of either the upgrades approved for Escondido via Conditional Use Permit and Zone Code Amendment 2007-28-CUP and 2007-04-AZ or upgrades that are reasonably expected to result in equivalent or better air quality (the “Condition”), and (B) require that upon the satisfaction of the Condition the parties to the Covenant Agreement shall record a termination agreement, quitclaim or other sufficient legal document in the official records of San Diego County to remove the Covenant Agreement from public record. The amendment (the “Covenant Agreement Amendment”) shall be subject to Guarantor's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and must be given if the Covenant Agreement Amendment contains the provisions set forth in (A) and (B) above and does not impose any additional restrictions on the Plant, the Property as defined in the Covenant Agreement or related equipment, and/or impose any other material financial obligations or conditions on the Plant, Property or related equipment, and/or the Guarantor’s use of the Plant, Property or related equipment; and

(ii)          assist Guarantor in obtaining a modification (to the satisfaction of Guarantor) of the License Agreement dated December 4, 2002, with the North San Diego County Transit Development Board (the “NCTB”). Such modification (the “NCTB License Modification”) shall limit the right of the NCTB to require the removal of Escondido’s interconnection facilities from the NCTB right of way or license area,; provided, however, that obtaining the NCTB License Modification prior to the Closing shall not be a condition to Closing and shall not constitute a covenant required to be complied with or performed in connection with the Closing for purposes of Section 6.3(b).

Section 4.15          Excluded Assets.  Each of the parties hereto agrees that the Excluded Assets remain the sole property of the Seller (or its Subsidiaries, other than the Acquired Companies) and Buyers shall promptly take any and all commercially reasonable actions for the transfer and assignment of the Excluded Assets to Seller (or one or more of its Affiliates). At no cost to Seller, at Seller’s request, Guarantor and each of the Acquired Companies, under the direction of Seller, will use their commercially reasonable efforts to collect on behalf of Seller any accounts receivable included within the Excluded Assets. Without in any way limiting the foregoing, subject to Section 1.2(b), any revenue or payment paid or payable with respect to any of the Excluded Assets shall be for the account of Seller and, if received by Purchaser, shall be forthwith paid over to Seller.

Section 4.16          Asset Management Agreements.  At the request of Buyers, Seller has agreed to cooperate with Buyers immediately following the execution date hereof in order to execute the Asset Management Agreements (between Seller (or one or more of its Subsidiaries), on the one hand, and any of the Buyers or their designated Affiliate, on the other hand), in respect of Escondido and Chula Vista, in substantially the forms attached hereto as Exhibit B and Exhibit C, pursuant to which, among other things, Seller grants to such Buyer or its designated Affiliate the right to manage the operation of such facility (in the case of Chula Vista, on the later of July 1, 2009 or Buyer’s approval of the performance of the selective catalytic reduction equipment at the Chula Vista facility, and in the case of Escondido, on July 1, 2009).

Section 4.17          Callidus Early Closing Option.  Any of Buyers, Guarantor or their designated Affiliate shall have the option of acquiring the Callidus SCR Contracts at any time prior to the Closing by making a payment of $231,000 to Seller.

ARTICLE V
SURVIVAL AND INDEMNIFICATION

Section 5.1            Survival Periods.  All representations and warranties of the parties contained in this Agreement shall survive the Closing until 11:59 p.m. New York time on the date that is ninety (90) days from the Closing Date (the “Survival Period”) except as otherwise provided herein in connection with claims based on (i) Taxes, (ii) fraud or (iii) willful misconduct.  Except as otherwise provided herein, no claim may be brought against Seller or the Buyers based upon, directly or indirectly, any of the representations or warranties contained in this Agreement after the Survival Period.

Section 5.2            Seller’s Agreement to Indemnify.

(a)           Subject to the terms and conditions set forth herein, Seller shall indemnify and hold harmless the Buyers and their Representatives and their successors and assigns (collectively, the “Buyer Indemnitees”) from and against all liabilities, demands, claims, actions or causes of action, assessments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses), whether or not involving a third party claim (but specifically excluding any claim asserted against or incurred by any third party that purchases the Membership Interests or Purchased Assets subsequent to the Buyers’ purchase hereunder for which indemnification is not available to the Buyers under this Agreement), asserted against or incurred by any Buyer Indemnitee (collectively, “Buyer Damages”) as a result of or arising out of a breach of any covenant, undertaking, representation or warranty contained in this Agreement by Seller.

(b)           Seller’s obligation to indemnify the Buyer Indemnitees pursuant to Section 5.2(a) hereof (except for claims based on (i) Taxes, (ii) fraud or (iii) willful misconduct), is subject to the following limitations:

(i)           No indemnification shall be made by Seller unless the aggregate amount of Buyer Damages exceeds $50,000 and, in such event, indemnification shall be made by Seller only to the extent Buyer Damages exceed $50,000;

(ii)          In no event shall Seller’s obligation to indemnify the Buyer Indemnitees exceed Two Million Dollars ($2,000,000);

(iii)         The amount of any Buyer Damages shall be reduced by any amount received by a Buyer Indemnitee with respect thereto under any insurance coverage (less any costs incurred in connection with such recovery, including without limitation premium adjustments) or from any other party alleged to be responsible therefor.  The Buyer Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility.  If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by Seller pursuant to this Section 5.2, then such Buyer Indemnitee shall promptly reimburse Seller, as the case may be, for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by the Buyer Indemnitee (less any costs incurred in connection with such recovery, including without limitation premium adjustments);

(iv)         Seller shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given Seller written notice thereof prior to the end of the Survival Period.  Any written notice delivered by a Buyer Indemnitee to Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof; and

(v)          In no event shall Seller be obligated to indemnify any Buyer Indemnitee or otherwise have any liability with respect to: (A) the operating conditions of the facilities and equipment at Chula Vista and Escondido to the extent such condition existed as of April 22, 2009; (B) the Covenant Agreement Amendment; (C) the NCTB License Modification; or (D) status of the CEC Permits.

(c)           Seller’s obligation to indemnify the Buyer Indemnitees pursuant to Section 5.2(a) hereof with respect to Buyer Damages, shall not include an obligation to indemnify the Buyer Indemnities in respect of any Taxes, interest, or penalties with respect to the sale or export of the Membership Interests or Purchased Assets for use outside the United States.

(d)           Notwithstanding anything to the contrary contained herein, the Seller hereby covenants and agrees to retain and not to distribute or otherwise use or dispose of an aggregate of $2,000,000 of cash assets after the Closing until the end of the Survival Period.

Section 5.3            Buyers’ and Guarantor’s Agreement to Indemnify.

(a)           Subject to the terms and conditions set forth herein, the Buyers and Guarantor shall, jointly and severally, indemnify and hold harmless Seller and its Representatives and their successors and assigns (collectively, the “Seller Indemnitees”) from and against all liabilities, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses), whether or not involving a third party claim, asserted against or incurred by any Seller Indemnitee (collectively, “Seller Damages”) as a result of or arising out of a breach of any covenant, undertaking, representation or warranty contained in this Agreement by either Buyer.

(b)           The Buyers’ and Guarantor’s obligation to indemnify the Seller Indemnitees pursuant to Section 5.3(a) hereof (except for claims based on (i) Taxes, (ii) fraud or (iii) willful misconduct), is subject to the following limitations:

(i)           No indemnification shall be made by either Buyer and Guarantor unless the aggregate amount of Seller Damages exceeds Fifty Thousand Dollars ($50,000) and, in such event, indemnification shall be made by the Buyers and Guarantor only to the extent the aggregate amount of Seller Damages exceed $50,000;

(ii)          In no event shall the Buyers’ and Guarantor’s obligation to indemnify the Seller Indemnitees exceed Two Million Dollars ($2,000,000), which in the event the Closing does not occur, shall be satisfied first from the Deposit;

(iii)         The amount of any Seller Damages shall be reduced by any amount received by a Seller Indemnitee with respect thereto under any insurance coverage (less any costs incurred in connection with such recovery, including without limitation premium adjustments) or from any other party alleged to be responsible therefor. The Seller Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives any amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by the Buyers or Guarantor pursuant to this Section 5.3, then such Seller Indemnitee shall promptly reimburse the Buyers, as the case may be, for any payment made or expense incurred by the Buyers or Guarantor in connection with providing such indemnification up to such amount received by the Seller Indemnitee (less any costs incurred in connection with such recovery, including without limitation premium adjustments); and

(iv)         The Buyers and Guarantor shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given the Buyers written notice thereof prior to the end of the Survival Period. Any written notice delivered by a Seller Indemnitee to the Buyers with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

Section 5.4            Third Party Indemnification.  The obligations of Seller to indemnify the Buyer Indemnitees under Section 5.2 hereof with respect to Buyer Damages and the obligations of the Buyers and Guarantor to indemnify the Seller Indemnitees under Section 5.3 hereof with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a “Third Party Claim”), will be subject to the following terms and conditions:

(a)           Any party against whom any Third Party Claim is asserted will give the indemnifying Party written notice of such Third Party Claim promptly after learning of such Third Party Claim, and the indemnifying Party may, at its option, undertake the defense thereof by counsel reasonably satisfactory to the indemnified Party. Failure to give prompt notice of a Third Party Claim hereunder shall not affect the indemnifying Party obligations under this Agreement, except to the extent the indemnifying Party is materially prejudiced by such failure to give prompt notice. If the indemnifying Party, within thirty (30) days after notice of such Third Party Claim, or such shorter period as is reasonably required, fails to assume the defense of such Third Party Claim, or if the indemnifying Party at any time thereafter shall fail to diligently maintain and prosecute such defense, the Buyer Indemnitee or the Seller Indemnitee, as the case may be, against whom such Third Party Claim has been made will (upon further notice to the indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk, and at the expense, of the indemnifying Party, subject to the right of the indemnifying Party to assume the defense of such Third Party Claim at any time prior to settlement, compromise or final determination thereof.

(b)           Anything in this Section 5.4 to the contrary notwithstanding, the indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Seller Indemnitee or the Buyer Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying Party, without the prior written consent of the Seller Indemnitee or the Buyer Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

(c)           The indemnifying Party and the indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought, including, but not limited to, by providing the other Party with reasonable access to employees and officers (including as witnesses) and other information.

(d)           Notwithstanding the foregoing, if an indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified Party may, by notice to the indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the indemnifying Party will not be bound by any determination of any Third Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

Section 5.5            Extent of Indemnification.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE INDEMNIFIABLE LOSS GIVING RISE TO ANY SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, GROSS, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS STATEMENT CONSTITUTES A CONSPICUOUS LEGEND.

Section 5.6            Exclusive Remedy.  EXCEPT WITH RESPECT TO TAXES, FRAUD AND WILLFUL MISCONDUCT AND AS OTHERWISE PROVIDED BY THIS AGREEMENT, THE INDEMNITY PROVISIONS OF THIS ARTICLE V SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO ANY CLAIMS ARISING FROM THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT AS OTHERWISE PROVIDED BY THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE REMEDIES SET FORTH IN THIS AGREEMENT, INCLUDING THE DEDUCTIBLES, LIABILITY LIMITS, SURVIVAL PERIOD, DISCLAIMERS AND LIMITATIONS ON REMEDIES, ARE INTENDED TO BE, AND SHALL BE, THE EXCLUSIVE REMEDIES WITH RESPECT TO ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (EXCEPT WITH RESPECT TO FRAUD, TAXES OR WILLFUL MISCONDUCT). EXCEPT WITH RESPECT TO TAXES, FRAUD AND WILLFUL MISCONDUCT AND AS OTHERWISE PROVIDED BY THIS AGREEMENT, EACH PARTY HEREBY RELEASES, WAIVES AND DISCHARGES, AND COVENANTS NOT TO SUE WITH RESPECT TO, ANY CAUSE OF ACTION OR CLAIM NOT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER STATE OR FEDERAL SECURITIES LAWS OR CLAIMS UNDER ENVIRONMENTAL LAWS, AVAILABLE AT COMMON LAW OR BY STATUTE.

Section 5.7            No Setoff.  Except as otherwise provided in this Agreement, none of the parties shall have any right to setoff any Buyer Damages or Seller Damages, respectively, against any payments to be made by either of them pursuant to this Agreement or otherwise.

Section 5.8            Insurance.  The indemnifying Party shall be subrogated to the rights of the indemnified Party in respect of any insurance relating to damages to the extent of any indemnification payments made hereunder.

Section 5.9            No Duplication.  Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

ARTICLE VI
CONDITIONS TO THE TRANSACTION

Section 6.1            Conditions to Each Party’s Obligation to Effect the Transaction.  The respective obligations of each party to effect the Transaction shall be subject to the fulfillment (or waiver by all parties) at or prior to the Closing of the following conditions:

(a)           The Seller Stockholder Approval shall have been obtained, all in accordance with applicable Law and the rules and regulations of Nasdaq;

(b)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or Governmental Entity which prohibits the consummation of the Transaction, and shall continue to be in effect;

(c)           The applicable waiting periods and any approvals applicable to the Transaction under the rules of the Federal Energy Regulatory Commission shall have expired or been earlier terminated or shall have been obtained, as applicable, and any other Governmental Approvals, including any applicable approvals under any antitrust, competition, power generation or investment Laws, required to be obtained for the consummation, as of the Closing, of the transactions contemplated by this Agreement, other than any such Governmental Approvals the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies shall have been obtained (collectively, the “Required Approvals”); and

(d)           The Other Approvals shall have been obtained.

Section 6.2            Conditions to Obligation of the Seller to Effect the Transaction.  The obligation of the Seller to effect the Transaction is further subject to the fulfillment of the following conditions:

(a)           The representations and warranties of the Buyers and Guarantor contained herein (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct all material respects, as of the time they speak, except for changes specifically permitted by the terms of this Agreement;

(b)           The Buyers and Guarantor shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing;

(c)           Each Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by its respective Chief Executive Officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied;

(d)           Short-form certificates of the Secretary of State of the State of Delaware as to the due organization and good standing of each Buyer and Guarantor, dated as of a date within five days before the Closing Date; and

(e)           Certified copies of resolutions duly adopted by each Buyer and Guarantor authorizing the transactions contemplated by this Agreement.

Section 6.3            Conditions to Obligation of the Buyers to Effect the Transaction.  The obligation of the Buyers to effect the Transaction is further subject to the fulfillment of the following conditions:

(a)           The representations and warranties of the Seller contained herein (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects as of the time they speak, except for changes specifically permitted by the terms of this Agreement;

(b)           The Seller, shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing;

(c)           The Seller shall have delivered to the Buyers a certificate, dated the Closing Date and signed by its Chief Executive Officer certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied;

(d)           The Transfer shall have been consummated and the Acquired Companies shall have received all Purchased Assets;

(e)           A Membership Interest Assignment for each Membership Interest substantially in the form attached as Exhibit A (the “Membership Interest Assignment”) be duly executed by Seller (or its Subsidiary) and delivered to the Buyers;

(f)           The Seller shall have delivered to the Buyers a duly executed and acknowledged certificate of Seller in accordance with the Code and Treasury regulations, certifying the non-foreign status of Seller as provided under Treasury regulation Section 1.1445-2(b)(2);

(g)           Each of the managers and officers of the Acquired Companies (if any) have delivered to the Buyers and to the Acquired Companies written resignations from their positions as managers and officers of such entity effective as of the Closing;

(h)           The Seller shall have delivered to the Buyers a short-term certificate of the Secretary of State of the State of Delaware as to the due organization and good standing or existence, as applicable, of each of Seller and each Acquired Company dated as of a date within five days before the Closing Date;

(i)           The Seller shall have delivered to the Buyers a certified copy of resolutions duly adopted by Seller authorizing the transactions contemplated by this Agreement;

(j)           The Seller shall have delivered to the Buyers a certificate of the Secretary of the Seller certifying that attached to such certificate are true and complete copies of the Acquired Company Organizational Documents;

(k)           The Seller shall have delivered to the Buyers a title insurance policy in respect of the Real Property Interests and the Leased Real Property Interests, of which Seller shall bear $10,000 of the costs with the balance to be borne by the Buyers;

(l)            The Seller shall have delivered to the Buyers the Covenant Agreement Amendment;

(m)           The Title V Permits Modification shall have become effective; and

(n)           Seller shall have delivered to the Buyers true and correct copies of its books and records applicable to the Purchased Assets and the Membership Interests.

ARTICLE VII
TERMINATION

Section 7.1            Termination.  This Agreement may be terminated and the Transaction may be abandoned at any time (notwithstanding approval thereof by the Seller Stockholder Approval) prior to the Closing:

(a)           by mutual written consent of the Seller and Guarantor;

(b)           by either the Seller or Guarantor if (i) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action (including enactment of a statute, rule or regulation) restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable or (ii) any Governmental Entity shall have finally and non-appealably declined to grant any of the approvals of any Governmental Entity the receipt of which is necessary to satisfy the condition set forth in Section 6.1(c); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall have used its commercially reasonable efforts to contest, appeal and remove such order, decree, ruling or action in accordance with Section 4.6;

(c)           by either the Seller or Guarantor if the Transaction shall not have been consummated on or before the later of (i) the date that is ninety (90) days following the date of this Agreement, plus (A) up to sixty (60) additional days to the extent necessary to obtain approval of the relevant Governmental Entities of the Transfer of the Material Seller Permits and/or (B) up to that number of additional days as shall equal the number of days elapsing between the time of the initial filing with the SEC of the Proxy Statement and the time the SEC notifies the Seller it has no further comments with respect thereto minus ten (10) days and (ii) the earlier of (A) the second Business Day following the date on which both of the Buyer EBITDA Notices (as defined in the Asset Management Agreements) shall have been delivered under the Asset Management Agreements (which may be delivered on different dates) and (B) 11:59 p.m., Pacific time, on August 31, 2009 (such later date, the “Outside Date”) unless the failure of the Closing to occur by the Outside Date shall be due to the failure of the party seeking to terminate this Agreement to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement.  Any additional days added pursuant to clauses (i) (A) and (i) (B) shall run concurrently;

(d)           by either the Seller or Guarantor if the Special Meeting shall have been convened and a vote with respect to the adoption of this Agreement by the Seller Stockholder Approval shall not have been obtained (unless the Special Meeting is adjourned or postponed to vote on the Transaction at a subsequent date, which in any event shall not be later than five days prior to the Outside Date);

(e)           by the Seller if there shall have been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in this Agreement on the part of the Buyers or the Guarantor, which breach or failure to be true, either individually or in the aggregate and, in the case of the representations and warranties, measured on the date of this Agreement or, if provided herein, as of any subsequent date (as if made on such date), would result in the failure of the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, and which is not cured within the earlier of (i) the Outside Date and (ii) thirty (30) days following written notice to the party committing such breach, or which by its nature or timing cannot be cured within such time period; provided, however, that the notice provided in respect of such breach shall be delivered to the Buyers and Guarantor promptly following Seller’s discovery of such breach and, upon receipt of any such notice, Buyers and Guarantor shall use commercially reasonable efforts to cure the breach; and provided, that during such thirty (30) day period, Seller may not terminate this Agreement pursuant to Section 7.1(c) or this Section 7.1(e) so long as Buyers and Guarantor are using such commercially reasonable efforts and provided, further that the Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Seller is then in material breach of any of its covenants or agreements contained in this Agreement such that the conditions in Section 6.3(a) or 6.3(b) are incapable of being satisfied;

(f)           by Guarantor if there shall have been a breach of any of the covenants or agreements or a failure to be true of any of the representations or warranties set forth in this Agreement on the part of the Seller (except the covenants and agreements in Sections 4.2 and 4.4 that provide a right of termination pursuant to Section 7.1(g) below), which breach or failure to be true, either individually or in the aggregate and, in the case of the representations and warranties, measured on the date of this Agreement or, if provided herein, as of any subsequent date (as if made on such date), would result in the failure of the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, and which is not cured within the earlier of (i) the Outside Date and (ii) thirty (30) days following written notice to the party committing such breach, or which by its nature or timing cannot be cured within such time period; provided, however, that the notice provided in respect of such breach shall be delivered to the Seller promptly following Buyers’ or Guarantor’s discovery of such breach and, upon receipt of any such notice, Seller shall use commercially reasonable efforts to cure such breach, and provided, that during such thirty (30) day period Guarantor may not terminate this Agreement pursuant to Section 7.1(c) or this Section 7.1(f) so long as Seller is using such commercially reasonable efforts, and provided further, that Guarantor shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if a Buyer or Guarantor is then in material breach of any of its covenants or agreements contained in this Agreement such that the conditions contained in Section 6.2(a) or 6.2(b) are incapable of being satisfied;

(g)           by Guarantor if (i) a Change of Board Recommendation shall have occurred, (ii) the Seller or its Board of Directors (or any committee thereof) shall enter into a letter of intent or definitive agreement for an Acquisition Proposal, (iii) within 72 hours of a request by Guarantor for the Seller to reaffirm the Seller Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first published or sent or given to the stockholders of the Seller, the Seller fails to issue a press release that reaffirms the Seller Board Recommendation, or (iv) the Seller shall have failed to include in the Proxy Statement distributed to stockholders the Seller Board Recommendation;

(h)           by the Seller in accordance with and subject to the terms and conditions of Section 4.2(d); or

(i)            by the Seller if all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied and the Buyers have failed to consummate the Transaction no later than three (3) Business Days after the satisfaction of such conditions.

Section 7.2            Written Notice of Termination.  The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i) of Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.7, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 7.3            Effect of Termination.  Other than as expressly provided for in Section 7.4, upon the date this Agreement is terminated or expires and the Transaction is abandoned pursuant to Section 7.1 (the “Termination Date”), this Agreement, except for the provisions of Section 4.14(a), Article V, Sections 7.2, 7.3 and 7.4, and Article VIII, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, stockholders or Affiliates; provided, however, that, subject to Article V and Section 7.4(b), nothing contained in this Section 7.3 shall relieve any party hereto with respect to any liability for its breach of this Agreement occurring prior to such termination or expiration or the surviving provisions thereafter.

Section 7.4            Fees and Expenses.

(a)           Whether or not the Transaction is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)           Notwithstanding the foregoing:

(i)           If either the Guarantor and the Seller terminate this Agreement pursuant to Section 7.1(a) or the Guarantor or the Seller terminates this Agreement pursuant to Section 7.1(b), then pursuant to the Escrow Agreement, the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent to cause the Escrow Agent to release the Deposit to the Buyers simultaneously with (in the case of termination by the Seller) or within seven Business Days after (in the case of termination by the Guarantor) such termination.

(ii)           If the Guarantor terminates this Agreement pursuant to Section 7.1(c), then the Seller shall be entitled to retain, and the Buyers and the Guarantor shall thereby forever forfeit any claim for the return of, the Deposit and the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to Seller; if the Seller terminates this Agreement pursuant to Section 7.1(c) , the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent to cause the Escrow Agent to release the Deposit to the Buyers simultaneously with such termination.

(iii)          If either the Guarantor or the Seller terminates this Agreement pursuant to Section 7.1(d), then the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to the Buyers, and if the Seller enters into a definitive agreement with respect to an Acquisition Proposal within 12 months after the termination of this Agreement and such transaction is consummated, then the Seller shall pay to the Buyers an amount equal the Breakup Fee by wire transfer of same day funds to an account designated by Buyers promptly (but in no event less than seven Business Days) following the consummation of the transaction in respect of the Acquisition Proposal.

(iv)         If the Seller terminates this Agreement pursuant to Section 7.1(e), then (A) the Seller shall be entitled to retain, and the Guarantor and the Buyers shall thereby forever forfeit any claim for the return of, the Deposit, and (B) notwithstanding such termination, Seller shall continue to have the right to indemnification pursuant to Article V hereof in respect of any such breach giving rise to Seller’s right of termination.  The Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to Seller.

(v)          If the Guarantor terminates this Agreement pursuant to Section 7.1(f), (A) the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to the Buyers, and (B) notwithstanding such termination, Buyers shall continue to have the right to indemnification pursuant to Article V hereof in respect of any such breach giving rise to Guarantor’s right of termination.   In addition, if the Guarantor terminates this Agreement pursuant to Section 7.1(f) and the Seller enters (I) into a definitive agreement with respect to an Acquisition Proposal within 12 months after the termination of this Agreement and such transaction is consummated, then the Seller shall pay to the Buyers an amount equal to the Breakup Fee by wire transfer of same day funds to an account designated by Buyers promptly (but in no event less than seven Business Days) following the consummation of the transaction in respect of the Acquisition Proposal.

(vi)         If (A) Guarantor terminates this Agreement pursuant to Section 7.1(g) or (B) the Seller terminates this Agreement pursuant to Section 7.1(h), then the Seller shall pay to the Buyers simultaneously with (in the case of termination by the Seller pursuant to subclause (B) of this Section 7.4(b)(vi)) or within seven Business Days after (in the case of termination by the Buyers pursuant to subclause (A) of this Section 7.4(b)(vi)) such termination, an amount equal to the Breakup Fee by wire transfer of same day funds to an account designated by Buyers.  In addition, the Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to Buyers.

(vii)        If the Seller terminates this Agreement pursuant to Section 7.1(i), then (A) the Seller shall be entitled to retain, and the Buyers and the Guarantor shall thereby forever forfeit any claim for the return of, the Deposit, and (B) notwithstanding such termination, Seller shall continue to have the right to indemnification pursuant to Article V hereof in respect of any such failure to consummate the Transaction.  The Seller shall and the Buyers shall or shall cause Wellhead to issue a Joint Written Direction to the Escrow Agent or take such other action as is required or permitted under the Escrow Agreement to cause the Escrow Agent to release the Deposit to Seller.

(c)           “Breakup Fee” means an amount in cash equal to five hundred fifty thousand dollars ($550,000), which Breakup Fee shall be paid (when due and owing) by wire transfer of immediately available funds to the account or accounts designated by the Buyers.

(d)           Each of the parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement.  The parties hereto agree and understand that in no event shall the Seller be required to pay the Breakup Fee on more than one occasion.  (Other than explicitly provided for in Section 1.2, Article IV, Article V, in this Section 7.4 or Article VIII, the parties agree that (i) any payment of the Break-Up Fee and return of the Deposit to the extent provided for above shall be the sole and exclusive remedy available to the Buyers and Guarantor with respect to this Agreement and the transactions contemplated hereby, and, upon payment of the applicable amount, the Seller, its Subsidiaries and its Affiliates shall have no further liability to the other parties thereunder.)

(e)           The Buyers and Guarantor acknowledge and agree that the Seller would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Buyers or Guarantor that gives rise to a right of termination in favor of Seller pursuant to Section 7.4(b)(iv) or Section 7.4(b)(vii) could not be adequately compensated in all cases by monetary damages alone and, under such circumstances, in addition to any other right or remedy to which Seller may be entitled under this Agreement, Seller shall be entitled to enforce the relevant provision(s) of this Agreement by a decree of specific performance, without posting any bond or other undertaking.

(f)           The Seller acknowledges and agrees that the Buyers and Guarantor would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Seller that gives rise to a right of termination in favor of Guarantor pursuant to Section 7.4(b)(v) could not be adequately compensated in all cases by monetary damages alone and, under such circumstances, in addition to any other right or remedy to which Buyers may be entitled under this Agreement, Buyers shall be entitled to enforce the relevant provision(s) of this Agreement by a decree of specific performance, without posting any bond or other undertaking.

Section 7.5            Amendment.  This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 7.6            Extension; Waiver; Remedies.

(a)           At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance by any party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b)           The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

ARTICLE VIII
MISCELLANEOUS

Section 8.1            No Liability for Representations, Warranties and Agreements.  Except for claims for Taxes, fraud and willful misconduct or as otherwise specifically provided in this Agreement from and after the end of the Survival Period, Seller shall have no liability to the Buyers with respect to any inaccuracy or breach of any of the representations or warranties of Seller in this Agreement or any Related Documents. The covenants and agreements in this Agreement and in any certificate delivered in connection with this Agreement or any Related Document shall not survive the earlier of the end of the Survival Period or the termination of this Agreement under Article VII, as the case may be, unless otherwise expressly provided herein. Each party agrees that, except for the representations and warranties contained in this Agreement and the Related Documents, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or its Representatives with respect to the execution and delivery of this Agreement and the Related Documents or the transactions contemplated hereby and thereby, notwithstanding the delivery of disclosure to any other party or any party’s Representatives of any documentation or other information with respect to any one or more of the foregoing.

Section 8.2            Expenses.  Except as otherwise provided in this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with the Transaction, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.3            Counterparts; Effectiveness.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 8.5            Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that only the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and, to the extent provided in Sections 7.4(e) and 7.4(f), to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State and City of New York or in New York state court located in the State and City of New York, this being in addition to any other remedy to which they are entitled hereunder. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State and City of New York or any New York state court located in the State and City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State and City of New York.

Section 8.6            Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 8.7            Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and postage prepaid) or by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), addressed as follows and confirmed by email to the persons to be so notified as provided in Exhibit D, or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered and effective as of the later of the time (a) of receipt of a written notice or deemed receipt of a facsimile or (b) the email confirmation thereof.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification of change of address shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8            Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9            Date For Any Action.  In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 8.10          Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11          Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto), the Membership Interest Assignment, the Escrow Agreement, the Escondido Asset Management Agreement and Chula Vista Asset Management Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.12          Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 8.13          Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14          Further Assurances.  From and after the Closing, Seller and its Subsidiaries and Buyers and their Affiliates shall each provide their commercially reasonable cooperation to each other to the end that the Purchased Assets and title thereto shall be fully and effectively transferred and conveyed to the Acquired Companies. Such cooperation shall include execution and delivery of such instruments, consents, notices, acknowledgements, applications and other documents, as may be reasonably requested by any party hereto. None of Buyers shall, for a period of four years after the Closing Date, dispose of or destroy any of the business records or files of Seller without first offering to turn over possession copies thereof to Seller, at Seller’s expense, by written notice to Seller at least thirty (30) days prior to the proposed date of such disposition or destruction. Buyers shall allow Seller and its representatives access to all business records and files transferred to Buyers pursuant to the terms of this Agreement during normal working hours at the principal place of business of Buyer, or at any location where such records are stored, and Seller shall have the right, at his own expense, to make copies of any such records and files. From and after the Closing Date, Buyers shall make available to Seller upon written request at Seller’s reasonable expense personnel of Buyers to assist Seller in locating and obtaining records and files transferred to Buyers pursuant to the terms of this Agreement.

Section 8.15          No Agency or Other Arrangement.  Nothing in this Agreement shall be construed to create a partnership, agency or other relationship between the parties or to make any party liable for the debts and obligations incurred by the other, except as specifically provided herein.

Section 8.16          Definitions.

(a)           References in this Agreement to “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).  References in this Agreement (except as specifically otherwise defined) to “Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise.  References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity.  References in this Agreement to “associate” shall have the meaning set forth in Section 12b-2 of the Exchange Act.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 8.16:

“Asset Management Agreements” mean, collectively, the Chula Vista Asset Management Agreement and the Escondido Asset Management Agreement.

“Business” means the ownership and operation of the Seller’s power generating facilities located in Escondido and Chula Vista, California as historically operated by Seller.

“Buyer Created Liens” means any Liens created by, through or under, or arising as a result of the acts or omissions of, the Buyers or any of their respective Affiliates or representatives.

“Callidus SCR Contracts” means that Purchase Contract for Selective Catalytic NOX Reduction CO Oxidization Systems (SCR/CO), between MMC Energy, Inc. and Callidus Technologies, L.L.C., dated as of March 13, 2008 (Chula Vista SCR) and that Purchase Contract for Selective Catalytic NOX Reduction CO Oxidization Systems (SCR/CO), between MMC Energy, Inc. and Callidus Technologies, L.L.C., dated as of June 26, 2008 (Escondido SCR).

“Chula Vista” means that certain site and electric power generating facility leased by Seller’s Subsidiary that is located in Chula Vista, California.

“Chula Vista Asset Management Agreement” means an agreement to be executed between any of Buyers or their designated Affiliates and Seller in substantially the form attached hereto as Exhibit B.

“Chula Vista Turbines” means those turbines purchased by Seller pursuant to that GE Packaged Power, Inc. Contract for U.S. Based Sale of Equipment & Services MMC Energy Inc. Chula Vista Energy Upgrade Project dated January 25, 2008.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Credit Facility” means the Company’s $3.5 million secured credit facility with TD Banknorth.

“Current Asset Baseline Adjustment Amount” means the amount by which the “Operating Current Assets” are greater than or less than $225,883.00.  Operating Current Assets shall mean, as of the Closing Date, the spare parts and ammonia inventory owned by the Acquired Companies, any pollution insurance premiums which have been prepaid, any operating permits held the Acquired Companies, and any deposits held by the Acquired Companies, in each case after adding back any amortization of such items that has accrued since December 31, 2008, as described in Section 1.2 of the Seller Disclosure Schedule.

“Due Diligence Materials” means the agreements, records and other materials made available to any of the Buyers or Guarantor in connection with the potential sale of the Membership Interests as of the date of this Agreement, and all written responses to questions given to any of the Buyers, Guarantor or their respective Representatives by or on behalf of Seller as part of the Buyers’ and Guarantor’s due diligence process prior to the date of this Agreement.

“Escondido” means that certain site and electric power generating facility owned by Seller’s Subsidiary that is located in Escondido, California.

“Escondido Asset Management Agreement” means an agreement to be executed between any of Buyers or their designated Affiliates and Seller in substantially the form attached hereto as Exhibit C.

“Escrow Agreement” means the escrow agreement dated as of February 27, 2009, by and among the Seller and Wellhead, as the same may be amended from time to time.

“Fortune Transformer Contracts” means (i) the Purchase Contract for Generator Step-Up and Auxiliary Transformers & Accessories dated as of December 13, 2007, by and among Seller and Fortune Electric Co., Ltd. (“Fortune”), and (ii) the Purchase Contract for Unit Auxiliary Transformers & Accessories dated as of December 13, 2007, by and among Seller and Fortune.

“Fortune Transformers” means the equipment that is the subject of the Fortune Transformer Contracts.

“GAAP” means United States generally accepted accounting principles.

“Knowledge” of any person means the actual knowledge of the executive officers of such person.

“Material Seller Permits” means those Seller Permits indicated as Material Seller Permits on Schedule A hereto.

“Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent; (ii) any statutory Lien (including mechanic’s, materialman’s, workman’s, repairman’s or similar Lien) arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent or which is being contested in good faith by Seller; (iii) Buyer Created Liens; (iv) with respect to Real Property Interests, any Liens that are not reasonably expected to materially interfere or conflict with or hinder the development, construction, operation or use of the Purchases Assets and (v) with respect to the Real Property Interests, any Liens to which the Buyers shall have waived or been deemed to have waived any objection.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Resource Adequacy Contracts” means those certain contracts between MMC Energy North America, LLC and Occidental Power Services Inc. identified as Items A.1 and B.1 in Section 2.16(a) of the Seller Disclosure Schedule.

“Special Committee” means the committee of the Seller’s Board of Directors formed for the purposes of evaluating strategic options.

“Tax” or “Taxes” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, any taxes in regard to income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, social security, utility, workers’ compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, together with any interest, penalties or additions with respect thereto and any interest in respect of such additions or penalties.

“Transaction” means the transactions contemplated by this Agreement.

“Wellhead Reports”  means (i) that certain Report of Inspection Findings for the Escondido Peaker Facility dated April 13, 2009, (ii) that certain Report of Inspection Findings for the Chula Vista Peaker Facility dated April 13, 2009, (iii) that certain Memorandum from Hal Dittmer to Paul Cummins dated April 14, 2009, (iv) that certain Letter from Wellhead Electric Company to Seller dated April 14, 2009, and (v) that certain Memorandum from Hal Dittmer to Joe Wagda dated April 14, 2009.

In addition, each of the following terms is defined on the pages set forth opposite such term:

Term	Section
Acquired Companies	1.1
Acquired Company Organizational Documents	2.3(c)
Acquisition Proposal	4.2(f)
Agreement	Introduction
Arbitrator	1.6
Breakup Fee	7.4(c)
Business Day	1.5
Buyer Damages	5.2(a)
Buyer Indemnitees	5.2(a)
Buyer Parties	Introduction
Buyers	Introduction
Buyer Disclosure Schedule	Article III

Term	Section
Buyer Organizational Documents	3.1
CEC Permits	4.11
Change of Board Recommendation	4.2(d)
CHM	Introduction
Claims	2.9(b)
Closing	1.5
Closing Date	1.5
Condition	4.14(b)
Confidentiality Agreement	4.3(a)
Covenant Agreement	4.14(b)
Covenant Agreement Amendment	4.14(b)
Deposit	1.3(a)
DGCL	2.3(b)
Effect	2.1(a)
EII	Introduction
Environmental Claims	2.6
Environmental Laws	2.6
Exchange Act	2.10
Excluded Assets	1.2(a)
Excluded Liabilities	1.2(b)
FERC Filings	4.6(b)
Funded Purchase Price	Recitals
Governmental Approvals	2.3(b)
Governmental Entity	2.3(b)
Guarantor	Introduction
Intangible Personal Property	2.12(a)
Intellectual Property	2.14(c)
IRS	1.6
Laws	2.5(a)
Leased Real Property Interests	2.11
Liens	2.1(b)
Material Adverse Effect	2.1(a)
Membership Interest Assignment	6.3(e)
Membership Interests	1.1
MMC 1	1.1(a)
MMC 2	1.1(b)
MMC 3	1.1(c)
MMC 1 Interests	1.1(a)
MMC 2 Interests	1.1(b)
MMC 3 Interests	1.1(c)
MMC Chula Vista	1.1
MMC CV Interests	1.1
MMC Escondido	1.1
MMC Escondido Interests	1.1

Term	Section
MMC NA Interests	1.1
MMC North America	1.1
Nasdaq	2.3(b)
NCTB	4.14(b)
NCTB License Modification	4.14(b)
Notice Period	4.2(d)(i)
Other Approvals	2.3(b)
Other Filings	2.10
Outside Date	7.1(c)
Owned Real Property Interests	2.11
Proxy Statement	2.10
Purchase Price	1.3(a)
Purchased Assets	Recitals
Real Property Interests	2.11
Refurbishment	4.14(a)
Replacement Property	4.14(a)
Representatives	4.2(a)
Required Approvals	6.1(c)
SEC	2.10
Securities Act	3.5
Seller	Introduction
Seller Board Recommendation	Recitals
Seller’s Closing Payment	1.3(b)
Seller Common Stock	2.2(a)
Seller Contracts	2.16(a)
Seller Damages	5.3(a)
Seller Disclosure Schedule	Article II
Seller Indemnitees	5.3(a)
Seller Organizational Documents	2.1(a)
Seller Parties	1.1(c)
Seller Permits	2.5(c)
Seller Stockholder Approval	2.15
Special Meeting	4.4
Superior Proposal	4.2(f)
Survival Period	5.1
Tangible Personal Property	2.12(a)
Tax Items	2.13(a)
Tax Returns	2.13(a)
Termination Date	7.3
Title V Permits Modification	4.13
Third Party	4.2(c)
Third Party Claim	5.4
Transfer	Recitals
Wellhead	1.3(c)

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLHEAD ELECTRIC EQUIPMENT, LLC

By:	San Joaquin Dryers, LP, Managing
Member
By: Fresno Cogen, Inc., its General Partner

	By:	/s/ Harold E. Dittmer
Name: Harold E. Dittmer
Title: President

CALIFORNIA HOLDINGS McCALL, LLC

By:	/s/ Harold E. Dittmer
Name: Harold E. Dittmer
Title: Managing Member

ESCONDIDO II, LLC

By:	Wellhead Electric Equipment, LLC,
its Manager
	By:	San Joaquin Dryers, LP, Managing
Member
		By:	Fresno Cogen, Inc., its General
Partner

		By:	/s/ Harold E. Dittmer
Name: Harold E. Dittmer
Title: President

MMC ENERGY, INC.

By:	/s/ Michael J. Hamilton
Name: Michael J. Hamilton
Title: Chairman and Chief Executive Officer

Annex B

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
OF
MMC ENERGY, INC.

THIS PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE “PLAN”) PROVIDES FOR THE COMPLETE LIQUIDATION AND DISSOLUTION OF MMC ENERGY, INC., A DELAWARE CORPORATION (THE “COMPANY”), IN ACCORDANCE WITH SECTIONS 275 AND 281(B) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”) AND SECTION 331 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), PURSUANT TO THE FOLLOWING STEPS:

1. This Plan shall become effective upon (i) the approval and adoption hereof by holders of a majority of the Company’s outstanding common stock entitled to vote on a dissolution pursuant to Section 275 of the DGCL and (ii) the approval by the Board of Directors of the Company (the “Board”) of the filing of a Certificate of Dissolution of the Company in accordance with the DGCL (the “Filing Date”).

2. The Company shall be formally dissolved at the appropriate time in accordance with the DGCL.

3. Pursuant to the Plan, from and after the Filing Date, the Company shall cease to be a going concern at the earliest practical date, and shall continue its activities and distributing the balance of its assets to its stockholders.  The status of liquidation will exist at the time of the first liquidating distribution and will continue until the final liquidating distribution is made to the stockholders.

4. Prior to the date the Certificate of Dissolution (referred to in paragraph 5 below) is accepted by the Secretary of the State of Delaware, the Company shall sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets to the extent, for such consideration (which may consist in whole or in part of forgiveness of obligations of the Company, money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company’s stockholders.  The Company’s remaining assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers.  The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with this liquidation process.  As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Company to the extent feasible and cost efficient.

5. If the dissolution is approved and authorized pursuant to Paragraph 1 above, a Certificate of Dissolution will be filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL at an appropriate time determined by the Board.

6. Pursuant to Section 281(b) of the DGCL, the Company shall take the following actions through its officers and directors:

a.     i. pay, or make reasonable provision to pay, all claims and obligations, including all contingent, conditional, or unmatured contractual claims, and all expenses relating to the sale of the Company’s assets and the liquidation and dissolution of the Company (collectively, “Claims”) known to the Company;

ii. make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and
iii. make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution of the Company.

Notwithstanding the foregoing, the Company will neither pay nor make adequate provisions for any claims that are assumed by a buyer or buyers pursuant to the sale of the business or assets of the Company as contemplated by paragraph 4 above.

b. Claims shall be paid in full and any provisions required by subparagraphs 6(a)(ii) and 6(a)(iii) hereof shall be provided for in full if there are sufficient assets.  It is expected that the fair market value of the Company’s assets will exceed its liabilities both on the date of adoption of the Plan and at the time the first liquidating distribution to the stockholders (discussed below) is made.  However, if there are insufficient assets for the payment of Claims and provisions (discussed above), Claims and provisions shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore.

7. If deemed advisable, appropriate or desirable by the Board, in its absolute discretion, the Board may at any time transfer to a liquidating trust (the “Trust”) the remaining assets of the Company.  The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in any contingency reserve, and any remaining liabilities and obligations of the Company.  The Board is hereby authorized to appoint one or more corporations, partnerships, limited liability company or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employee, agents or representatives of the Company, to act as the initial trustee or trustees.  Any trustee appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to extent of the assets so transferred and solely in their capacity as trustee, shall assume all of the liabilities and obligations of the Company.  The Company, subject to this paragraph and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the trustee(s) on such terms and conditions as the Board may deem necessary, appropriate or desirable.  Adoption of this Plan by the stockholders shall constitute the approval by the stockholders of such appointment, any such liquidating trust agreement and the transfer of assets by the Company to the Trust pursuant thereto.

8. As a condition to such distributions to the Company’s stockholders, the Board or the trustee(s), in their absolute discretion, may require stockholders to surrender their certificates evidencing common stock to the Company, the Trust, or an agent for cancellation.  Under such circumstances, if a stockholder’s certificate for shares of common stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company, the Trust or an agent satisfactory evidence of the loss, theft or distribution thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company, the Trust or an agent.

9. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation, amended and restated bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company.  The Company’s obligations to indemnify such persons may be satisfied out of any contingency reserve or out of assets transferred to the Trust, if any.  The Board and the trustee(s) of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and otherwise in connection with the implementation of this Plan.

11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options or in recognition of any extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.  Adoption of this Plan by the stockholders shall constitute the approval by the Company’s stockholders of the payment of any such compensation.

12. Notwithstanding any approval and adoption of this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board may modify, amend, or abandon, this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted under the DGCL; provided, however, that the Company will not amend or modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws.

13. The Board and the officers of the Company are authorized to approve changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and/or the officers of the Company deem necessary or desirable in order to carry out the provisions of  this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the DGCL, and any rules and regulations of the  Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and any withdrawal of any qualification to conduct business in any state in which the Company is so qualified as well as the preparation and filing of any tax returns.

Dated:  As of ______, 2009

Annex C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MMC ENERGY, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, Michael Hamilton, the Chief Executive Officer of MMC Energy, Inc., a Delaware corporation (the “Corporation”), hereby certifies:

FIRST:                      That the Board of Directors of the Corporation duly adopted by unanimous written consent certain resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of common stock, par value $.001 per share, of the Corporation entitled to vote thereon.

SECOND:  That thereafter, pursuant to resolutions of the Board of Directors of the Corporation, said amendment was submitted to the holders of all of the common stock of the Corporation, and a majority of such holders at a Special Meeting of Stockholders adopted the following resolution to amend the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting in its entirety Article FOURTH and substituting in lieu thereof the following language:

“The Corporation is authorized to issue one class of stock to be designated “common stock.” The total number of shares which the Corporation is authorized to issue is 16,000,000, all of which shares shall be common stock, each having a par value of one-tenth of one cent ($.001). A statement of the powers, designations, preferences, and participating, optional or other rights and the qualifications, limitations and restrictions of the Common Stock is as follows.

1. Common Stock.

    (a) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when, determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

    (b) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share in the distribution of any remaining assets available for distribution to its stockholders ratably, subject to any preferential rights of any then outstanding Preferred Stock.

    (c) Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other matters presented to the stockholders of the Corporation for their action or consideration. Cumulative voting for the election of directors is not permissible. Except as otherwise required by law and subject to any voting rights of any then outstanding Preferred Stock, the holders of the Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

2. No Preemptive Rights. Except as expressly set forth in this Certificate of Incorporation, any certificate of designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board of Directors, or any agreement between the Corporation and its stockholders, the holders of Common Stock shall have no preemptive right to subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.”

C-1

THIRD: That this Certificate of Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on ____ __, 2009.

__________________ Michael Hamilton Chief Executive Officer

C-2

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE EXCHANGE ACT OF 1934

For the transition period from _____ to _____

Commission file number 000-51968

MMC ENERGY, INC.
 (Exact Name of Registrant As Specified In its Charter)

Delaware	26 Broadway, Suite 960, New York, NY 10004	98-0493819
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (zip code)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (212) 977-0900

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock, $0.001 par value	Nasdaq Stock Market, LLC

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this Chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting  company.. See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐ Accelerated filer  ☐  Non-accelerated filer ☐  Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  Yes ☐ No ☒

The aggregate market value of the voting and non-voting common stock held by non-affiliates of the registrant as of the close of business March 26, 2009 was $9,558,894. The registrant’s closing price as reported on the NASDAQ Global Markets for March 26, 2009 was $0.68 per share.

The number of outstanding shares of the registrant’s common stock as of March 31, 2009 was 14,161,325.

Documents Incorporated By Reference: Certain sections of MMC Energy, Inc.’s definitive Proxy Statement for use in connection with its 2009 annual meeting of stockholders, to be filed subsequently, are incorporated by reference into Part III of this Annual Report on Form 10-K where indicated.

FORWARD-LOOKING STATEMENTS

Some of the statements under “business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Annual Report on Form 10-K constitute forward-looking statements.  These statements relate to future events or our strategy, future operations, future financial position, future revenues, projected costs, prospects, and the plans and objectives of management and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this Annual Report. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," “anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not know whether we can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially. We undertake no obligation to update any of the forward-looking statements after the date of this Annual Report to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

PART I

ITEM 1. BUSINESS

Company Overview

We were originally incorporated in Nevada under the name High Tide Ventures, Inc. on February 13, 2003. As an inactive publicly registered shell corporation with no significant assets or operations, High Tide’s business plan was to seek an acquisition candidate. On May 3, 2006, High Tide changed its name to MMC Energy, Inc. On May 15, 2006, a wholly-owned subsidiary of MMC Energy, Inc. merged with and into MMC Energy North America LLC, a Delaware limited liability company. Prior to this merger, MMC North America LLC, which began operations in February 2005, acquired the electricity generating facilities located in Chula Vista and Escondido, California and otherwise conducted our current business as described throughout this report. As a result of the merger, MMC Energy, Inc. thus acquired the business of MMC Energy North America LLC, including the electricity generating facilities, and the former members of MMC Energy North America LLC received shares of common stock of MMC Energy, Inc. On September 22, 2006, we reincorporated as a Delaware corporation by means of a merger of the existing Nevada corporation with and into MMC Energy, Inc., a newly-formed Delaware corporation. On April 19, 2007, we effected a one for ten reverse stock split of our common stock. On July 1, 2007 we successfully became listed on the NASDAQ Global Market.

We are an energy management company that actively manages electricity generating and energy infrastructure related assets in the United States.  Our historical mission has been to acquire, directly or through joint ventures, a portfolio of small to mid size electricity generating assets, generally below 100 megawatts, or “MW.” To date, we have acquired three electricity generating assets in California, totaling 110 MW of capacity.  We are in the process of reviewing our strategic alternatives in an effort to maximize shareholder value, which may include liquidating our assets in lieu of continuing to seek additional acquisitions of small to medium-sized power generating facilities. Our natural gas fueled electricity generating facilities are commonly referred to as “peaker” plants. Our plants are used to balance unexpected short term surges in demand, making them critical to the reliability, or “insurance,” of the power grids they serve. Our assets generate revenue from providing capacity and ancillary reliability services to transmission grid that distributes electricity to industrial and retail electricity providers. During peak electricity usage times, such as the summer, we also sell our electricity in the daily merchant market.

We are managed by a team of professionals with significant energy sector experience and knowledge. Our executive officers and Board of Directors have extensive experience with industry leaders in the energy and finance sectors, especially asset management, commodity pricing and risk management as well as private equity, structured finance and project finance transaction experience. We intend to leverage this extensive experience and our relationships within the energy and finance sectors to execute on our core strategy and build significant long-term value for our stockholders.

We launched our acquisition strategy in January 2006 with the acquisition of two 44 MW natural gas fired electricity generating facilities in San Diego county, one in Chula Vista and the other in Escondido, California. This acquisition provided us entry to the California wholesale electricity market. We fully re-commissioned the facilities and began earning revenues in June 2006. We acquired these formerly idle facilities for what we believe to be a discounted value to market. In November 2006, we acquired MMC Mid Sun, a 22 MW facility near Bakersfield, California, which we also successfully re-commissioned and began operating in January 2007.

Due to the recent stresses in the financial markets, coupled with depressed electricity prices, it has become increasingly difficult for us to continue to execute our acquisition growth strategy.  Furthermore, the California Energy Commission, or the CEC, issued its Preliminary Decision in January 2009 denying our Chula Vista Energy Upgrade Project the required permit to proceed, in what we believe to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of our application.  While we continue to evaluate our options to contest the CEC’s preliminary decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project.  While we have successfully permitted our Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long term revenue contract to finance the Escondido Energy Upgrade Project’s completion.

  These and other events have led us to more aggressively evaluate our strategic alternatives, including pursuing the sale of our assets, as noted above. Our asset sales to date include the sale of: (1) our subsidiary MMC Escondido II, LLC, whose only asset was one of three GE LM-6000 PC Sprint® turbines we had on order, (2) the GE LM-2500 turbine and related equipment powering our MMC Mid-Sun facility, which transaction is subject to closing scheduled for April 1, 2009, and (3) our two natural gas compressors..  Upon closing the Mid-Sun sale, the three previously mentioned asset sales will have resulted in approximately $9.7 million of cash, of which $4.7 million were received as of the balance sheet date, to us and relieved us of the obligation to pay an additional $2.1 million under relevant purchase agreements. The remaining funds were and are expected to be received in 2009. We are in the process of selling our remaining assets and have executed non-binding letters of intent providing a potential buyer with the exclusive right, through March 31, 2009, to negotiate the purchase of our two remaining GE LM-6000 PC Sprint®  turbines and substantially all of our remaining assets, respectively. If we are not successful in selling our remaining assets and/or the company in its entirety, we intend to reduce our general and administrative expenses as much as possible to minimize the extent of further cash utilized for operations.  We have already begun this effort, including reducing our headcount by 43% effective March 31, 2009, and we expect general administrative costs to continue to trend downward during 2009, excluding related severance costs.

Industry Overview

Electricity Generating Market

The electricity generating industry in the U.S. has historically been dominated by vertically integrated electric utilities with monopolistic control over franchised territories. In order to encourage more competitive wholesale electricity markets, the Public Utility Regulatory Policies Act of 1978, or “PURPA,” and the Energy Policy Act of 1992, were established. The enactment of these policies, along with a series of deregulatory policies during the 1990s, created the opportunity for the growth of Independent Power Producers, or “IPPs.”

Independent Systems Operators, or “ISOs,” and Regional Transmission Operators, or “RTOs,” were created upon the deregulation of the utility industry during the 1990s to serve as regional non-profit organizations that ensure reliable transmission system operation and to operate the energy market to foster reasonable energy costs for electricity consumers in their region. There are seven primary ISOs/RTOs in the United States, each with its own specific market rules and pricing.

As a result of this deregulation, IPPs built new generating plants and purchased existing plants from regulated utilities to market wholesale power. IPPs predominantly constructed low cost and quick-to-build natural gas fired plants, adding more than 200,000 MW in aggregate electricity capacity between 1998 and 2004. The majority of these assets were financed by banks with short-term, non-recourse debt structures. Consequently, IPPs became highly-leveraged and required substantial cash flows from these electricity generating assets to service their debt.

In 2001, wholesale electric prices began to decline from record levels primarily due to the excess capacity created by the IPPs and mild weather. By early 2002, wholesale electric prices in certain regions of the United States had dropped to historically lower levels. In California, wholesale pricing was drastically inflated in 2001 due to market manipulations by certain IPPs such as Enron, which ultimately led to bankruptcies of some utilities that were unable to pass on such inflated costs to their consumers. Emergency measures were enacted, including long term power purchase agreements backed by the California Department of Water Resources, which had sufficient credit, a $250 per MW-hour price cap, and other measures aimed at curtailing the market manipulations, served to have an immediate and drastic dampening effect on pricing. Accordingly, the cyclicality of the market was particularly felt in California. Concurrent with wholesale electricity price declines, there were sharp increases in the price of natural gas caused by increased demand from new generation facilities and starting in 2005, shrinking supply as a result of the damage to existing natural gas production facilities caused by hurricanes Katrina and Rita.

The volatility of wholesale electricity and natural gas prices led to the deterioration of the non-regulated electricity markets. As the profit margins declined, some IPPs had difficulty servicing their debt obligations, which resulted in a significant financial distress for many owners of these assets, especially smaller natural gas production facilities.

Some regions have higher demand than supply due to transmission constraints. We commonly refer to areas where electricity demand is high but electricity supply is limited due to transmission constraints and/or insufficient local capacity as “red zones.” Specifically, parts of California, Texas and the Mid-Atlantic and Northeastern United States have red zones. Red zones offer electricity generating assets the opportunity to sell services and production at premium prices. Our MMC Chula Vista and MMC Escondido facilities, for example, are located in Southern California which is one of the most constrained regions in the United States. We expect that the San Diego region will remain capacity constrained relative to other Southern California regions, excluding Los Angeles, for the foreseeable future.

Existing Facilities

MMC Chula Vista and MMC Escondido

Our Chula Vista and Escondido facilities, or “MMC Chula Vista” and “MMC Escondido” are located in San Diego county, California.  We purchased the facilities in January 2006 from Dispersed Generating Company, LLC, an indirectly owned subsidiary of National Energy & Gas Transmission, Inc., the former non-regulated subsidiary of PG&E Corporation.  Because National Energy & Gas Transmission was in the final stages of a Chapter 11 bankruptcy liquidation, the facilities were in an idle state, with virtually no maintenance having been performed for a period of two years.  Accordingly, we were able to negotiate what we believe to be an attractive deep discount purchase price approximating the scrap value of the equipment.  We acquired and then re-commissioned the facilities for a total cost price of approximately $5.7 million, representing a fraction of the original $57 million cost to construct the facilities in 2001.

We tested and repaired all of the key equipment, renewed all of the required operating permits, and fully re-commissioned the facilities in June 2006, in time for the critical summer market.  We also executed resource adequacy capacity contracts for the balance of 2006. More recently, we executed capacity contracts covering the entire effective capacity for 2007, as well as a subsequent contracts covering approximately one-half of the effective capacity for the period from 2008 to 2011.

Each facility has a gross nameplate capacity of approximately 44 MW, a heat rate (which is a measure of efficiency of converting raw fuel into electricity) in excess of 15 mmBTu/MWh (or million British Thermal units per Megawatt-hour) and is considered a "peaking facility" in that it is called to run only during periods of peak electricity demand. Each facility is equipped with two Pratt & Whitney FT4A-9 jet engines, and a spare Pratt & Whitney FT4A-9 jet engine is stored at a neighboring warehouse, for a total of five engines. These facilities also include generators, transformers, other environmental and ancillary equipment, and spare parts.  MMC Escondido is situated on 1.6 acres of land owned by us.   MMC Chula Vista resides on 3.8 acres subject to a long-term land lease, which expires in 2012, but is renewable at our option for up to two additional five year periods. In conjunction with the energy efficiency upgrade of MMC Chula Vista, provided we enter into a related long-term electricity purchase agreement, we have the option to extend the lease for an additional 16 years.

MMC Mid-Sun

In November 2006, we acquired a third peaking facility located near Bakersfield, California, or “MMC Mid Sun,” for $1.25 million.  In anticipation of this acquisition, in October 2006, we separately purchased an LM-2500 gas turbine at a price of $3.15 million, resulting in a total plant acquisition cost of $4.4 million.  As with MMC Chula Vista and MMC Escondido, we paid what we believe to be scrap value of the equipment and a fraction of the original cost to construct the facility. This facility was also idle at the time of purchase although not in the same level of disrepair as MMC Chula Vista and MMC Escondido.

We tested and repaired all of the key equipment, renewed all of the required operating permits, and successfully re-commissioned the facilities in January, 2007, approximately 70 days after closing on the purchase.  We also executed resource adequacy capacity revenue contracts for the balance of 2007. As of February 29, 2009, resource adequacy contracts for approximately three quarters of the effective capacity for the period from 2009 to 2011 were executed.

The facility has a gross nameplate capacity of approximately 22 MW, a heat rate of approximately 12 mmBTu/MWh, and is powered by a General Electric LM-2500 gas turbine. The facility also includes a generator, transformer, other environmental and ancillary equipment, and spare parts.  MMC Mid-Sun resides on approximately two acres subject to a long-term land lease, which expires in 2016, but is renewable at our option for an additional five year period.

On February 6, 2009, we agreed to sell MMC Mid-Sun’s General Electric LM2500® turbine and certain related power generating equipment for $4.0 million to an affiliate of Pro Energy Services, Inc. (“Pro Energy”). Pro Energy provides operations & maintenance services for each of our wholly-owned subsidiaries’ power plants.   The transaction is scheduled to close on April 1, 2009, at which point we expect to cease operations at the MMC Mid-Sun facility.  MMC Mid-Sun will continue to own residual ancillary equipment at the site.  MMC Mid-Sun remains subject to a long term land lease through 2016, which we expect to terminate through a negotiated buy-out of the lease.  MMC Mid-Sun also is contracted to supply resource adequacy capacity requirements through 2011, which we expect to satisfy by procuring replacement capacity from another facility. Subject to the final outcome of such contract negotiations and miscellaneous deal costs, we expect to receive net proceeds of $2.5 to $3.0 million after winding up the Mid-Sun operation. There can be no assurance, however, that the cost of terminating such agreements will not be higher, including as a result of any penalties assessed, which we believe to be unlikely.

Upgrade Projects

MMC Chula Vista

MMC Chula Vista was originally developed with a view towards supporting two distinct generating units. We originally planned to implement an energy efficiency upgrade of the facility with two General Electric LM-6000 PC Sprint®  turbines and related equipment.  However, as noted above the CEC issued its Preliminary Decision on January 29, 2009 denying our Chula Vista Energy Upgrade Project the required permit to proceed. We believe that this may be the first time that the CEC Staff has recommended complete approval of a project and the assigned Commissioners have overridden the Staff’s recommendation.  We are currently evaluating the full CEC decision and are evaluating our options, which may include contesting the preliminary decision.  Given the difficulties involved in potentially reversing the CEC Staff’s decision, as of December 31, 2008 we recognized a non-cash charge of approximately $840,000 of expenses capitalized to date for developing the upgrade project.

MMC Escondido

 Our MMC Escondido facility may also be upgraded with similar General Electric equipment, or potentially next generation technology. We have filed a permit application with the San Diego Air Pollution Control District, or the “SDAPCD,” to upgrade the facility.  The upgrade will consist of the removal of the existing 44 MW Pratt and Whitney Twin Pac combustion turbines along with their support and control systems, and replacing them with a single General Electric LM6000 PC Sprint® turbine, a new technology aero-derivative combustion turbine. The new turbine will be equipped with advanced air pollution control systems including Selective Catalytic Reduction for the control of oxides of nitrogen, and an Oxidation Catalyst for the control of carbon monoxide. Overall, the new plant will be more fuel efficient, produce more power than the existing turbines, and be less polluting on a per megawatt-hour basis. The upgraded facility will also be designed to qualify for capacity and for ancillary services, during off-peak hours, as well.  According to the transmission interconnection agreement with SDG&E, we have appropriate transmission capacity to perform the efficiency upgrade.

On July 7, 2008, we received an Authority to Construct permit from the San Diego Air Pollution Control District, the final regulatory approval required to commence our Escondido Energy Upgrade Project. We announced in February 2009 the receipt of a Conditional Use Permit from the City of Escondido, which was the other major permit required to commence the Escondido Energy Upgrade Project.

As noted above, although we were successful in permitting Escondido, the timing of the Escondido Energy Upgrade Project’s completion remains uncertain until an adequate long term revenue contract can be obtained.  Accordingly, we have begun to sell the long lead equipment previously ordered as it would otherwise be too costly to carry.  On December 10, 2008 we completed the sale of our membership interest in MMC Escondido II, LLC, a wholly-owned subsidiary whose only asset was an agreement to acquire a General Electric LM6000 PC Sprint® turbine for $15.3 million to an affiliate of Wellhead Electric Company, Inc. See “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loss on Disposal and Impairment charges.”

California Independent System Operator and Related Markets

Independent Service Operators, or “ISOs,” were created upon the deregulation of the utility industry to serve as regional non-profit organizations to ensure reliable transmission system operation and operate the energy market to foster reasonable energy costs for electricity consumers in their region. For consumers, the ISO ensures that their electrical needs are met around-the-clock at a reasonable price. The ISO never buys or sells electricity for its own account but instead acts as an electronic auction house to match supply with demand.  Most sales in California are pursuant to bilateral contracts, but a significant percentage is sold through the CAISO’s imbalance energy market.  ISOs are arranged geographically; the California Independent System Operators, or “CAISO,” serves the California market, which is the market in which we currently operate and which will be a source of potential growth for us.

The CAISO Energy Market operates much like a stock exchange, with market participants establishing a price for electricity by matching supply and demand.  The Energy Market consists of Day-Ahead and Real-Time Markets. The Day-Ahead Market is a forward market in which hourly prices are calculated for the next operating day based on generation offers, demand bids and scheduled bilateral transactions. The Real-Time Market is a spot market in which current prices are calculated at five-minute intervals based on actual grid operating conditions.  In both the Day-Ahead and Real-Time markets, CAISO arrays the bids to arrive at a market clearing price by aggregating the lowest bids available until the required capacity is available. All successful bidders are then paid for their energy at this market clearing price upon delivery of the electricity at the times specified.  The CAISO schedules transmission transactions, arranges for necessary ancillary services and administers a real-time balancing energy market.  The market clearing price is subject to a $400/MW per hour soft-cap imposed by the California Public Utilities Commission, or “CPUC,” with higher prices permissible for generators with higher costs per FERC approval.

On a long-term basis, the CAISO has indicated its intent to adopt a locational, or nodal, pricing model similar to that of PJM Interconnection, which is the ISO for the mid-Atlantic region. In such a model, the market clearing prices for the larger region, which in our case is Southern California excluding Los Angeles, or "SP-15" as known to CAISO, are adjusted up or down on a micro-regional basis based on the supply/demand and transmission constraints applicable to the particular sub-region. We expect that the San Diego region will remain capacity constrained relative to other SP-15 regions over the next ten years.  We expect the locational pricing to be beneficial to us once enacted.

Power generation owners who have signed Resource Adequacy contracts must make their plants available to the CAISO and are subject to what is known as the ‘‘must-offer requirement’’. The practical effect of this rule is to allow the CAISO, and by extension the utilities and other load serving entities in the market, to obtain operating reserves. On August 26, 2006, the Independent Energy Producers, a trade association, filed a complaint at the FERC, requesting that the FERC require the CAISO to implement a Reliability Capacity Services Tariff, or RCST, for generators that do not have Resource Adequacy contracts, that would pay them for the capacity obtained pursuant to the must-offer requirement. If granted by the FERC, the new RCST may result in increased capacity revenue opportunities for generators.

The CPUC. in conjunction with the Western Electricity Coordinating Council (“WECC”) and the North American Electricity Reliability Corporation (“NERC”)and the National has issued a series of orders which require exempt wholesale generators and other power plant owners to comply with detailed operation, maintenance and logbook standards for electricity generating facilities. The CPUC has adopted detailed reporting requirements for the standards, and conducts frequent on-site spot inspections and more comprehensive facility audits to evaluate compliance. The CPUC’s efforts to implement and enforce the operation, maintenance and logbook standards could interfere with our future ability to make economic business decisions regarding our units, including decisions regarding unit retirements, and could have a material adverse impact on our business activities in California.

On March 31, 2009 CAISO plans to launch its Market Redesign and Technology Upgrade, or MRTU.  MRTU will allow CAISO to conduct a Day-Ahead Market that combines three services: energy, ancillary services and congestion, and produces local prices that eliminate the distinction between inter-and intra-zonal congestion.  Locational Marginal Pricing, or  LMP,  shows the cost of producing power as well as the cost of delivery. The program will introduce new market rules and penalties, improving the reliability of the grid. Some other major design elements of MRTU include: Congestion Revenue Rights, which allow parties to hedge congestion cost risks; Residual Unit Commitment, which allows day ahead reliability backstop to meet real-time load forecast; and Hour Ahead Scheduling Process, which allows changes to resource and inter-tie schedules without creating a complete third settlement market.

One of the main benefits of the MRTU for MMC Chula Vista and MMC Escondido is the LMP. The price cap on sale of electricity will be increased from $400 MWhr to $2,500 MWhr. Given the premium location of MMC Chula Vista and MMC Escondido such an increase in maximum price should benefit the facilities substantially. However, there will be power mitigation rules in place and the generators will not be able to always collect such high pricing even when the LMP at a certain location has reached a cap. At present we cannot predict what, if any, additional revenues, if any, will be generated by such change in pricing.

Electricity Marketing and Commercial Operations

Our three facilities described above are considered “peaking facilities” that typically run only during periods of peak demand.  Peaking facilities are by nature costlier to run per MWh of electricity produced, but generally much less costly to build and maintain as compared to “baseload” facilities which provide cheaper electricity and are run continuously.  Despite being costlier to run, peaking facilities are also less sensitive to commodity pricing as our facilities will generally run only in an emergency when pricing is at a significant premium. The emergence of renewable electricity sources, such as wind, which by nature are subject to very short term fluctuation creates more demand for peaking facilities.

Peaking facilities typically provide spinning and non-spinning reserve and resource adequacy capacity services.  These services currently represent our primary revenue stream.   We are able to operate our facilities profitably  on these services alone due to relatively low fixed operating costs and the discounted purchase price we paid to acquire these facilities (when compared to the original cost of building such facilities).

For our facilities, managing the setting of daily trading strategies to provide electricity and ancillary services is critical.  We set trading strategies based on market conditions and the specific operating characteristics of each individual plant.  We rely on our relationship with Macquarie Cook Power, Inc. (“Macquarie”), a subsidiary of Macquarie Investment Bank, Ltd.  to provide access to its trading desk to execute on the strategy.  Given our size, it is more efficient to outsource trading activities which must be covered on a 24 hour per day basis.   The Macquarie traders have full access to our markets and are able to execute on trades on a real-time basis in order to optimize our revenues. In order to properly align interests, Macquarie receives a significant percentage of any revenues they are able to generate above the profit targets set in advance with us.   This trading capability remains vital even if an asset is hedged. There is generally an ability to generate revenues beyond what is required to be passed on to the hedge counterparty which is generally set based on general index pricing.

Resource Adequacy Capacity Revenues

One source of revenue is installed capacity revenue, which is available to all generators in California. Effective June 1, 2006, the CPUC requires that each electricity provider serving customers in California reserve sufficient electricity generating capacity to cover 115% of its expected peak demand. This requirement is generally satisfied by any contracts the utility already has in place directly with generators or through CAISO sponsored programs.

For any remaining shortfall, the utility must find additional generators not already contracted, to enter into Resource Adequacy, or “RA,” contracts.  Such RA contracts simply link the generator to the retail provider on an exclusive basis strictly for purposes of meeting this requirement.  RA contracts do not bind the generator to provide electricity or other services exclusively to the counterparty, or in any way inhibit the generator from earning other market-based revenues. However, the generator is obligated to bid its energy into the CAISO markets on a daily basis such that its capacity is available to CAISO if needed, at the generator’s bid price.

We have signed RA contracts for 75% of the Net Qualified Capacity of our existing generation portfolio from 2009 through 2011.

Ancillary Services

Ancillary services are the provision of reserve energy generating capacity that is available to be dispatched when there is a sharp rise in demand for electricity. This capacity can be bought, sold and dispatched within seconds, minutes or hours. The primary ancillary services are procured by the CAISO daily in the Day-Ahead Market.

The three primary ancillary services are:

•
Spinning Reserves: Power plants that are already on-line, defined as the generator is running and synchronized to the grid, with additional capacity that is capable of ramping over a specified range within ten minutes and running for at least two hours. Effective October 10, 2007 we ceased bidding into the spinning reserve markets and in September 2008 we withdrew our facilities’ certification to provide spinning reserves. Please see “Legal Proceedings” for further discussion.

•
Non-spinning Reserves: Power plants that are available but not on-line, defined as the generator is not running and synchronized to the grid, but capable of being synchronized and ramping to a specified level within ten minutes, and running for at least two hours.

•	Regulation: Power plants that are already synchronized with the power grid and that can be increased or decreased instantly to keep energy supply and energy use in balance.

Our facilities are currently qualified to provide only non-spinning reserve services.

Revenues from Electricity Sales

Electricity sales represent the provision of electricity to a local power grid through Day-Ahead and Real-Time auctions managed by the ISO, the “merchant market,” or bilateral agreements with a direct counterparty.

Aside from bilateral contracts, which we may enter into from time to time, we generally offer our energy to the ISO daily at our variable cost plus a desired margin.  In a merchant market, our facilities can only be dispatched if the market clearing price exceeds our bid price.  The difference between the market clearing price and the cost of fuel to generate electricity is commonly referred to as the spark spread.  We may also receive out of merit dispatches.  This occurs when our electricity is needed locally due to local transmission constraints, in which case we will be paid our bid price for energy provided.

Regulation

General

Our operations are subject to extensive regulation by governmental agencies. FERC is the U.S. federal agency with jurisdiction over interstate electricity sales, wholesale electric rates, hydroelectric licensing, natural gas pricing, and oil pipeline rates.  The FERC also reviews and authorizes liquefied natural gas terminals, interstate natural gas pipelines and non-federal hydropower projects. Our facilities are subject to energy, environmental and other governmental laws and regulations at the federal, state and local levels in connection with the ownership and operation of our facilities, and the use of electric energy, capacity and related products, including ancillary services. Federal laws and regulations govern, among other things, transactions by and with purchasers of electricity, including utility companies, the operation of a power plant and the ownership of a power plant. Under limited circumstances where exclusive federal jurisdiction is not applicable or specific exemptions or waivers from state or federal laws or regulations are otherwise unavailable, federal or state utility regulatory commissions may have broad jurisdiction over non-utility owned electric power plants. Energy-producing projects are also subject to federal, state and local laws and regulations that govern the geographical location, zoning, land use and operation of a project. Federal, state and local environmental requirements generally require that a wide variety of permits and other approvals be obtained before the commencement of construction or operation of an energy-producing facility and that the facility then operate in compliance with these permits and approvals.

U.S. Federal Energy Regulation

The FERC has ratemaking jurisdiction and other authority with respect to interstate wholesale sales and transmission of electric energy, other than transmission that is “bundled” with retail sales, under the Federal Power Act and with respect to certain interstate sales, transportation and storage of natural gas under the Natural Gas Act of 1938. The enactment of the Public Utility Regulatory Policies Act of 1978, or PURPA, and the adoption of regulations under PURPA by the FERC provided incentives for the development of cogeneration facilities and small electricity production facilities using alternative or renewable fuels by establishing certain exemptions from the Federal Power Act.

The Energy Policy Act of 2005

A comprehensive energy bill was passed by the U.S. House and Senate in July 2005 and was signed by President Bush on August 8, 2005. Known as “EPAct 2005,” this comprehensive legislation includes provisions for merger review reform, for the introduction of new regulations regarding “Transmission Operation Improvements,” for transmission rate reform, for incentives for various generating technologies and for the extension through December 31, 2007 of production tax credits for wind and other specified types of generation.

The FERC has finalized rules to implement the enactment of the Public Utility Holding Company Act of 2005, or the PUHCA 2005. PUHCA 2005 is primarily a “books and records access” statute and does not give the FERC any new substantive authority under the Federal Power Act or Natural Gas Act. The FERC has also issued final rules to implement the electric company merger and acquisition provisions of EPAct 2005.

Federal Power Act

The Federal Power Act grants the FERC exclusive jurisdiction over the rates, terms and conditions of wholesale sales of electricity and transmission services in interstate commerce, other than transmission that is “bundled” with retail sales, including ongoing, as well as initial, rate jurisdiction. This jurisdiction allows the FERC to revoke or modify previously approved rates after notice and opportunity for hearing. These rates may be based on a cost-of-service approach or, in geographic and product markets determined by the FERC to be workably competitive, may be market-based. Most qualifying facilities, as that term is defined in PURPA, are exempt from the ratemaking and several other provisions of the Federal Power Act. Exempt wholesale generators certified in accordance with the FERC’s rules under PUHCA 2005 and other non-qualifying facility independent power projects are subject to the Federal Power Act and to the FERC’s ratemaking jurisdiction thereunder, but the FERC typically grants exempt wholesale generators the authority to charge market-based rates to purchasers which are not affiliated electric utility companies as long as the absence of market power is shown. In addition, the Federal Power Act grants the FERC jurisdiction over the sale or transfer of jurisdictional facilities, including wholesale electricity sales contracts and, after EPAct 2005, generating facilities, and in some cases, jurisdiction over the issuance of securities or the assumption of specified liabilities and some interlocking directorates. In granting authority to make sales at market-based rates, the FERC typically also grants blanket approval for the issuance of securities and partial waiver of the restrictions on interlocking directorates.

Our facilities are subject to the FERC ratemaking regulation under the Federal Power Act.

Natural Gas Act

Our facilities use natural gas as their primary fuel. Under the Natural Gas Act of 1938, the FERC has jurisdiction over certain sales of natural gas and over transportation and storage of natural gas in interstate commerce. The FERC has granted blanket authority to all persons to make sales of natural gas without restriction but continues to exercise significant oversight with respect to transportation and storage of natural gas services in interstate commerce.

Transmission of Wholesale Electricity

Generally, projects that sell electricity to wholesale purchasers other than the local utility to which the project is interconnected require the transmission of electricity over power lines owned by others. This transmission service over the lines of intervening transmission owners is also known as wheeling. The prices and other terms and conditions of transmission contracts are regulated by the FERC when the entity providing the transmission service is a jurisdictional public utility under the Federal Power Act.

The Energy Policy Act of 1992 laid the groundwork for a competitive wholesale market for electricity by, among other things, expanding the FERC’s authority to order electric utilities to transmit third-party electricity over their transmission lines, thus allowing qualifying facilities under PURPA, electricity marketers and those qualifying as exempt wholesale generators to more effectively compete in the wholesale market.

In 1996, the FERC issued Order No. 888, also known as the Open Access Rules, which require utilities to offer eligible wholesale transmission customers open access on utility transmission lines on a comparable basis to the utilities’ own use of the lines and directed jurisdictional public utilities that control a substantial portion of the nation’s electric transmission networks to file uniform, non-discriminatory open access tariffs containing the terms and conditions under which they would provide such open access transmission service. The FERC subsequently issued Order Nos. 888-A, 888-B and 888-C to clarify the terms that jurisdictional transmitting utilities are required to include in their open access transmission tariffs and Order No. 889, which required those transmitting utilities to abide by specified standards of conduct when using their own transmission systems to make wholesale sales of electricity, and to post specified transmission information, including information about transmission requests and availability, on a publicly available computer bulletin board.

Environmental Compliance

We are subject to environmental regulation by federal, state and local authorities. We believe that our facilities are in substantial compliance with environmental regulatory requirements. However, possible future developments, such as the promulgation of more stringent environmental laws and regulations, future proceedings that may be initiated by environmental authorities, and settlements agreed to by other companies could affect the costs and the manner in which we conduct our business, and may also cause us to make substantial additional capital expenditures. We may not be able to recover these increased costs from our customers and our financial position and results of operations may be materially adversely affected as a result.

Typically, environmental laws and regulations require a lengthy and complex process for obtaining licenses, permits and approvals prior to construction, operation or modification of a project or generating facility. Meeting all the necessary requirements can delay or sometimes prevent the completion of a project, as well as require extensive modifications to projects, which may involve significant capital expenditures.

Federal-United States of America

Clean Air Act

Mercury Regulation. The Clean Air Mercury Rule, or CAMR, published in the Federal Register on May 18, 2005, creates a market-based cap-and-trade program to reduce nationwide utility emissions of mercury in two distinct phases. In the first phase of the program, which will come into effect in 2010, the annual nationwide cap will be 38 tons. Emissions of mercury are to be reduced primarily by taking advantage of mercury reductions achieved by reducing sulfur dioxide and nitrous oxide emissions under the CAMR. In the second phase, which is to take effect in 2018, coal-fired power plants will be subject to a lower annual cap, which will reduce emissions nationwide to 15 tons. States may join the trading program by adopting the CAMR model trading rule in state regulations, or they may adopt regulations that mirror the necessary components of the model trading rule. States are not required to adopt a cap-and-trade program and may promulgate alternative regulations, such as command and control regulations, that are equivalent to or more stringent than the CAMR’s suggested cap-and-trade program. Any program adopted by a state must be approved by the United States Environmental Protection Agency, or US EPA.

Contemporaneous with the adoption of the CAMR, the US EPA rescinded its previous finding that mercury emissions from coal-fired power plants had to be regulated as a hazardous air pollutant pursuant to Section 112 of the federal Clean Air Act, which would have imposed technology-based standards. Litigation has been filed challenging the US EPA’s rescission action and claiming that the agency should have imposed technology-based limitations on mercury emissions instead of adopting a market-based program. Litigation was also filed to challenge the CAMR. As a result of these challenges, the CAMR rules and timetables may change.

If California implements the CAMR by adopting a cap-and-trade program for achieving reductions in mercury emissions, we may have the option to purchase mercury emission allowances, to install pollution control equipment, to otherwise alter our planned operations to reduce mercury emissions, or to implement some combination thereof.

National Ambient Air Quality Standards. Ambient air quality standards for ozone and fine particulate matter were adopted by the US EPA in July 1997. The US EPA designated non-attainment areas for the 8-hour ozone standard on April 30, 2004, and for the fine particulate standard on January 5, 2005. All of our facilities are located in counties within the state of California that have been identified as being in non-attainment with both standards. States are required to revise their implementation plans for the ozone and particulate matter standards within three years of the effective date of the respective non-attainment designations. The revised state implementation plans are likely to require additional emission reductions from facilities that are significant emitters of ozone precursors and particulates. Any additional obligations on our facilities to further reduce their emissions of sulfur dioxide and nitrous oxide and fine particulates to address local non-attainment with the 8-hour ozone and fine particulate matter standards will not be known until the states revise their implementation plans. Depending upon the final standards that are adopted, we may incur substantial costs or experience other financial impacts resulting from required capital improvements or operational changes.

Employees

As of March 31, 2009 we had six full-time employees who are located in our executive offices in New York, New York, and one additional employee in California. None of our employees are represented by labor unions and we consider our employee relations to be good.

Our existing facilities have no direct employees and primary operations, including Energy Management and Operations & Maintenance, are fully contracted-out to third parties at competitive rates, and overseen by our executive team.    Under our current operations and maintenance contract, three full time workers man our facilities during peak hours and are on call during off-peak periods.

ITEM 1A. RISK FACTORS

None.

ITEM 1B.UNRESOLVED STAFF COMMENTS

Not Applicable.

ITEM 2. PROPERTY

Our facilities consist of three electricity generating facilities located in Chula Vista, Escondido and Bakersfield, California. The MMC Chula Vista and MMC Escondido facilities have a gross nameplate capacity of approximately 44 MW each and the Bakersfield facility has a gross nameplate capacity of approximately 22 MW. Each facility is considered a "peaking facility" in that it is called to run only during periods of peak electricity demand. Our facility located in Escondido is situated on 1.6 acres of land owned by us. .   Our facility at Chula Vista resides on 3.8 acres subject to a long-term land lease, which expires in 2012, but is renewable at our option for up to two additional five year periods. In conjunction with the energy efficiency upgrade of MMC Chula Vista, provided we enter into a related long-term electricity purchase agreement, we have the option to extend the lease for an additional 16 years. The Bakersfield facility is located on approximately two acres, which we lease pursuant to a lease that expires in 2016, renewable at our option for an additional five year period.  We expect to buy out of the Bakersfield lease commitment in connection with the MMC Mid-Sun equipment sale.

We lease our principal executive office located at 26 Broadway, Suite 960, New York, New York, 10004. The office, consisting of approximately 2,500 square feet of space, is suitable to accommodate our space requirements for at least the next twelve months.  The lease for this office expires December 31, 2010.  Our average monthly rent over the term of the lease for our principal executive office is approximately $9,800.

ITEM 3. LEGAL PROCEEDINGS

On March 13, 2008, we filed a complaint with the Federal Energy Regulatory Commission (''FERC'') seeking an order directing the California Independent System Operator Corporation ("CAISO") to allow us to participate in the spinning reserve market. The CAISO filed an answer on April 14, 2008 disputing our position. On April 29, 2008 we reiterated our position in a response to the answer filed by CAISO. On June 6, 2008, the FERC issued an order rejecting our arguments that our facilities comply with the CAISO's tariff to provide spinning reserve services, and that we be allowed to resume bidding into this market. The FERC determined that beginning on September 18, 2006, we were not in compliance with the existing CAISO spinning reserve services tariff, which caused the CAISO to assert the right to recover spinning reserve revenues paid to us after September 16, 2006. The FERC did, however, direct the CAISO to reimburse us for disputed charges related to spinning reserve revenues earned prior to and including September 18, 2006, and directed that a settlement judge be appointed to conduct settlement negotiations in an effort to resolve disputes as to any further reimbursements for contested charges subsequent to September 18, 2006.  On July 7, 2008, we filed a request for rehearing of the FERC’s ruling. Also on July 7, the CAISO filed a request for rehearing with respect to the recovery of the pre-September 18, 2006 disputed charges awarded to us.

On September 22, 2008, we and the CAISO reached a settlement of this dispute. We agreed to pay the CAISO $1 million to settle all outstanding disputed items and we recorded this proposed settlement as a $1 million reduction of ancillary services revenue in our Statement of Operations at September 30, 2008. On October 14, 2008, we and the CAISO jointly filed an Offer of Settlement and Request for Expedited Action with the FERC requesting that the FERC expeditiously review and approve the Settlement Agreement without modification. Under the terms of the Settlement Agreement, we are required to make four equal installment payments of $250,000 to the CAISO with the first payment to be made conditioned upon receipt of FERC approval of the Settlement Agreement, with the remaining payments due on December 31, 2008, March 31, 2009 and June 30, 2009. As of September 26, 2008 the CAISO withdrew our certification to provide spinning reserve services. On January 15, 2009 the FERC approved the settlement agreement. Pursuant to that agreement we made a payment of $500,000 on January 16 with two remaining payments of $250,000 due on March 31, 2009 and June 30, 2009.

Upon FERC approval of the Settlement Agreement, all pending requests for rehearing of the FERC's June 6 order were deemed withdrawn and the FERC proceedings were terminated.

From time to time we may become a party to routine litigation or other legal proceedings that are incidental and part of the ordinary course of our business. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, the availability and extent of insurance coverage, and established reserves.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock began trading publicly on the OTCBB on May 15, 2006 under the symbol “MMCY.OB.” Prior to May 15, 2006, trades in our common stock were in the shares of a public company with which we merged on that date. On July 3, 2007 in connection with our recently consummated public offering of common stock, our common stock began trading on the NASDAQ Global Market under the  symbol “MMCE.” The following table sets forth the high and low prices of our common stock, as reported by the NASDAQ Global Market, since July 3, 2007 and the high and low bid quotations of our common stock  as reported by the OTCBB for the periods prior to July 3, 2007.  OTCBB quotations reflect prices between dealers and do not include retain mark-ups, mark-downs, and commissions and may not necessarily represent actual transactions.

	High	Low
Fiscal 2009
First Quarter	$1.41	$0.51
Fiscal 2008
Fourth Quarter	$2.40	$0.19
Third Quarter	3.94	1.35
Second Quarter	3.40	1.95
First Quarter	3.65	1.76
Fiscal 2007
Fourth Quarter	$4.85	$2.92
Third Quarter	9.75	5.80
Second Quarter	5.50	3.75
First Quarter	11.60	6.20

As of March 31, 2009, there were approximately 1,368 holders of record of our common stock.

Since May 15, 2006, no dividends have been paid by us to our equity holders, and to our knowledge no dividends were paid by High Tide to its equity holders prior to the merger. In addition, we currently are restricted from paying dividends under the terms of our lending facility. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Below is a table summarizing all equity security issuances under our equity compensation plans previously approved by our security holders:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
2006 Equity Incentive Plan	93,000	$9.29	111,164

Total	93,000	$9.29	111,164

Securities remaining available for issuance under the plan also reflects (i.e. is reduced for) the issuance of 295,836 shares of restricted stock as compensation to directors and employees more fully described in Note 11 to our consolidated financial statements included in Item 8 of this annual report. Currently, there are no compensation plans in effect under which our equity securities are authorized for issuance that were adopted without the approval of our security holders.

During the years ended December 31, 2008 and 2007 we purchased 33,022 and 0 common shares, respectively, as part of a publicly announced plans or programs or otherwise.

The table below presents shares of the Company’s stock which were acquired by the Company during the fourth quarter of 2008:

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Amount in Thousands) of Shares that May Yet Be Purchased Under the Plans or Programs
October 1 to October 31	-	$-	-	$2,498
November 1 to November 30	-	-	-	2,498
December 1 December 31,	31,353	0.81	31,353	2,467
For the Fourth Quarter of 2008	31,353	0.81	31,353	2,467

ITEM 6. SELECTED FINANCIAL DATA

Not Applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto appearing in this Annual Report and in our other public filings.. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Forward Looking Statements” on page 3 of this Annual Report.

Overview and Management’s Plan of Operation

We are an energy management company that actively manages electricity generating and energy infrastructure related assets in the United States.  Our historical mission was to acquire, directly or through joint ventures, a portfolio of small to mid size electricity generating assets, generally below 100 megawatts, or “MW.” To date, we have acquired three electricity generating assets in California, totaling 110 MW of capacity. We are in the process of reviewing our strategic alternatives in an effort to maximize shareholder value, which may include liquidating our assets in lieu of continuing to seek additional acquisitions of small to medium-sized power generating facilities.  Our natural gas fueled electricity generating facilities are commonly referred to as “peaker” plants. Our plants are used to balance unexpected short term surges in demand, making them critical to the reliability, or “insurance,” of the power grids they serve. Our assets generate revenue from providing capacity and ancillary reliability services to transmission grid that distributes electricity to industrial and retail electricity providers. During peak electricity usage times, such as the summer, we also sell our electricity in the daily merchant market.

We are managed by a team of professionals with significant energy sector experience and knowledge. Our executive officers and Board of Directors have extensive experience with industry leaders in the energy and finance sectors, especially asset management, commodity pricing and risk management as well as private equity, structured finance and project finance transaction experience.

We launched our acquisition strategy in January 2006 with the acquisition of two 44 MW natural gas fired electricity generating facilities in San Diego county, one in Chula Vista and the other in Escondido, California. This acquisition provided us entry to the California wholesale electricity market. We fully re-commissioned the facilities and began earning revenues in June 2006. We acquired the formerly idle facilities for what we believe to be a discounted value to market. In November 2006, we acquired MMC Mid Sun, a 22 MW facility near Bakersfield, California, which we also successfully re-commissioned and began operating in January 2007.

Due to the recent stresses in the financial markets, coupled with depressed electricity prices, it has become increasingly difficult for us to continue to execute our acquisition growth strategy.  Furthermore, the California Energy Commission, or the CEC, issued its Preliminary Decision in January 2009 denying our Chula Vista Energy Upgrade Project the required permit to proceed, in what we believe to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of our application.  While we continue to evaluate our options to contest the CEC’s Preliminary Decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project.  While we have successfully permitted our Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long term revenue contract to finance the Escondido Energy Upgrade Project’s completion.

These and other events have led us to more aggressively evaluate our strategic alternatives, including pursuing the sale of our assets, as noted above. Our asset sales to date include the sale of: (1) our subsidiary MMC Escondido II, LLC, whose only asset was one of three GE LM-6000 PC Sprint® turbines we had on order, (2) the GE LM-2500 turbine and related equipment powering our MMC Mid-Sun facility, which transaction is subject to closing targeted for April 1, 2009, and (3) our two natural gas compressors on order.  Upon closing the Mid-Sun sale, the previously three mentioned asset sales will have resulted in approximately $9.7 million of cash to us after repayment of debt of $8.6 million and relieved us of the obligation to pay an additional $2.1 million under relevant purchase agreements. Of the $9.7 million, $4.7 million was received as of the balance sheet date; the remaining funds were and are expected to be received in 2009.

If we are not successful in selling our remaining assets and/or the company in its entirety, we intend to reduce general and administrative expenses as much as possible to minimize the extent of further cash utilized for operations.  we began this effort, including reducing our headcount by 43% effective March 31, 2009, and we expect general administrative costs to continue to trend downward during 2009, excluding related severance costs.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principals generally accepted in the United States. The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosure. We base our estimates and assumptions on historical experience and on various other assumptions that we believe to be reasonable under the circumstances; however, our operating experience is limited. Future events may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Revenue Recognition

We recognize revenue when all of the following circumstances are satisfied: (1) persuasive evidence of an arrangement exists, (2) price is fixed or determinable, (3) collectibility is reasonably assured, and (4) delivery has occurred. Revenues are recognized upon delivery of energy or services. The revenues we collect for ancillary services and energy delivery fluctuate based on market prices established by CAISO on a daily, hourly and real-time basis.

We recognize energy production revenue when energy has been substantially transmitted to the customer. We recognize revenue when electricity is delivered to a customer pursuant to contractual commitments that specify volume, price and delivery requirements. Some sales of energy are based on economic dispatch, or "as-ordered," by the CAISO, based on member participation agreements, but without an underlying contractual commitment. Revenues for sales of energy based on ISO dispatches are recorded on the basis of MW-hours delivered, at the applicable wholesale market prices. In addition to bilateral contracts that we may enter into from time to time, we generally offer our energy to the CAISO daily at its variable cost to produce plus a desired minimum profit margin. Our facilities can be dispatched only if the market clearing price exceeds our bid price. We may also receive "out of merit" dispatches in times when the market price is less than our bid price, but our electricity is needed locally due to local transmission constraints, in which case we will be paid our bid price for energy provided.

We recognize these revenues at the time of dispatch by the ISO. Capacity (resource adequacy) contract revenues are recognized based on the facility's capacity as certified by the California Public Utility Commission, or CPUC, and by CAISO. As described under "Results of Operations" below, we also recognize revenues from the provision of ancillary services and under capacity contracts. Although there are several types of ancillary services, to date we primarily provide "spin" and "non spin" services, which call for the facilities to be delivering the awarded capacity within 10 minutes of dispatch whether already connected to the grid (spin) or not (non-spin). As noted elsewhere in this annual report, we no longer provide spinning reserve revenues and do not expect to generate such spin revenues going forward with our existing facilities.

Our electricity generating facilities are generally referred to as “peaker” plants. Peaker plants are used to balance unexpected short term surges in electricity demand, making them critical to the reliability, or “insurance,” of the transmission grids they serve. Our revenues to date have been earned by providing resource adequacy capacity, ancillary services and energy production, as described more fully below under “Results of Operations.”

Interest Cost Capitalization

In accordance with Statement of Financial Accounting Standards  No. 34 “Capitalization of Interest Cost” (“SFAS No. 34”) the company capitalizes the cost of interest incurred for assets that are constructed or otherwise produced for our entity's own use (including assets constructed or produced for us by others for which deposits or progress payments have been made) and assets intended for sale or lease that are constructed or otherwise produced as discrete projects.  The Company does not capitalize interest for assets that are in use or ready for their intended use in the Company's operations.

As of December 31, 2008, the Company has capitalized approximately $240,000 of interest costs with respect to the purchase of two GE LM-6000 PC Sprint® turbines with respect to the Chula Vista Upgrade project and the related GE Loan Facility agreement.

Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets,'' long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indicator of impairment exists for any grouping of assets, an estimate of undiscounted future cash flows is produced and compared to its carrying value. If an asset or grouping of assets is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows.

The Company also evaluates its long-lived assets for impairment per SFAS No. 157 “Fair Value Measurement.” Impairment charges for certain assets held for sale were derived using Level 2 inputs.

During the years ended December 31, 2008 and 2007 the company recorded impairment charges of $6,610,329 and $0, respectively.

Assets Held For Sale

           As of the report date the Company had sold its interest in two natural gas compressors (see Subsequent Events) that it was contracted to purchase from KobelCo EDTI Compressors, Inc (“KobelCo  (see “Subsequent Events”). In addition the Company had also reached an agreement to sell its GE LM-2500 turbine that was in operation at its Mid-Sun facility to Pro Energy Services, Inc.  (“Pro Energy”) (See Subsequent Events). The carrying amount of the compressors was approximately $1.9 million at the balance sheet date. Mid-Sun and its facilities were held at their net realizable value of approximately $3.1 million.

            The Company is seeking to sell its interest in MMC Chula Vista II, LLC (“Chula Vista II”). Chula Vista II’s only asset is the contract to purchase two GE LM-6000 PC Sprint®  turbines from GE Packaged Power, Inc (“GE Power”) which, including project deposits and capitalized interest cost is carried at approximately $24.8 million. The Company also has as held for sale an additional $2.2 million of assets consisting primarily of its transformers to be purchased under contract from Fortune Electric Co. LTD (“Fortune”) and miscellaneous smaller assets.

Results of Operations

Revenues

Our revenues consist of energy production, ancillary services, and resource adequacy capacity revenues.

•
Resource Adequacy Capacity – Regulatory capacity payments for generators of any type are based strictly on total installed capacity measured in MW. In the California market where we currently operate exclusively, market-based capacity revenues are earned through resource adequacy contracts, whereby the counterparty can point to the our facilities' installed capacity as a source to supply its peak demand plus a mandatory safety margin as dictated by the CPUC. The contract does not create an obligation to supply electricity to the counterparty, but does obligate us to bid its energy into the CAISO markets on a daily basis such that our capacity is available to the CAISO, if needed, at our price. The resource adequacy capacity amount cannot exceed the qualified capacity amount for the resource. Qualified capacity is certified by CAISO. For 2007, the MMC Escondido and MMC Chula Vista facilities were certified by CAISO and the CPUC for 35.5 MW each and MMC Mid-Sun for 22 MW, and for 2008, 35.5 MW each respectively and MMC Mid-Sun for 21.8 MW.

•
Ancillary Services – Although there are several types of ancillary services, we primarily provide “non-spin” services which call for the facilities to deliver the awarded capacity within 10 minutes of dispatch regardless of whether already synchronized to the grid. As described in greater detail above, as of September 26, 2008 the CAISO has withdrawn our  certification to provide spinning reserve services which was our primary ancillary service revenue generator through 2007. See Part 1, Item 3 – “Legal Proceedings.”

•
Energy Production – We provide electricity to a local power grid through day ahead and real time auctions managed by the CAISO, the “merchant market” or through financially settled bilateral agreements with a utility or other direct counterparty. As we have no outstanding electricity purchase agreements or other contracted energy production, all of our energy production revenues are earned in the daily merchant market.

Revenues for the year ended December 31, 2008 and 2007 were $4,055,115 and $6,729,514, respectively, and were distributed as follows:

	Year Ended December 31,	Year Ended December 31,
Operating revenues:	2008	2007
Resource adequacy capacity	$3,671,972	$3,066,000
Ancillary services	(474,659)	2,179,627
Energy production	857,802	1,483,887
Total operating revenues	$4,055,115	$6,729,514

The decrease in revenue was driven primarily by the settlement we reached with CAISO for $1 million charged against ancillary services (see Part 1, Item 3 – “Legal Proceedings”). The settlement is classified as a reduction of revenue which is consistent with the treatment described in Emerging Issues Task Force (“EITF”) No. 01-9 “Payments From a Vendor to a Customer.” The decrease was also driven by a drop in ancillary services revenues due to the suspension of our spinning reserve services qualification by the CAISO.  The impact of these negative comparisons were offset in part by higher capacity revenues that were a result of our reporting a full twelve months of capacity revenue for MMC Mid-Sun at a higher price. Energy production revenues were driven lower by fewer dispatches in 2008 as well as lower overall market pricing.

Cost of Sales

  Costs of sales for the years ended December 31, 2008 and 2007 were $874,360 and $1,433,429 yielding gross profits of $3,180,755 and $5,296,085 and gross margins of 78% and 79%, respectively.

  Our gross margin has been relatively high due to high margin resource adequacy capacity constituting the largest portion of our revenues. Gross margins in 2008 were negatively impacted by our settlement with CAISO. Excluding the net effect of the settlement which included a small recovery of incentive fees, gross margins were 84% for the year ended December 31, 2008 compared to gross margins of 79% for same period ended December 31, 2007.

Years Ended December 31,			Gross Margin %
Costs of sales:	2008	2007	2008	2007
Costs of resource adequacy capacity	$262,392	$245,280	92.8%	92.0%
Costs of ancillary services	78,428	525,443	n/a	75.9%
Costs of energy production	533,540	662,706	37.8%	55.3%
Total costs of sales	$874,360	$1,433,429	78.2%	78.7%

Costs of sales include these major expenses:

•	Resource Adequacy Capacity – Includes primarily commissions paid to electricity marketers. We expect this revenue stream to remain at a very high margin.

•
Ancillary Services — Includes primarily grid management charges, or costs incurred by the ISO directly related to the installation and maintenance of the electrical power grid necessary to permit the provision of energy and ancillary services. These costs are passed through to generators as mandated by regulatory and governing bodies. Costs also include variable incentive fees paid to our energy manager for exceeding revenue targets. This is typically a high margin service, although margins have dropped materially during the off-peak periods for non-spin due to the significant drop in market prices noted above.

•
Energy Production – Includes variable costs for fuel, primarily natural gas, used in the production of energy as well as pipeline fees for fuel transportation, grid management charges, variable incentive fees, and other direct charges associated with the provision of energy production.

Operations and Maintenance

Operations and maintenance expenses consist of the direct fixed expenses incurred to operate and maintain our three power generation facilities.

For the years ended December 31, 2008 and 2007 operations and maintenance expenses were $2,557,725 and $2,438,722 respectively, which consisted primarily of fixed charges such as contracted labor, interconnection costs and other period costs associated with MMC Chula Vista, MMC Escondido and MMC Mid-Sun.   The higher operations and maintenance expenses in 2008 were due to a full year of expenses for Mid-Sun and higher property taxes, offset by improved labor costs overall.

Re-commissioning Expenses

Re-commissioning expenses consist of the non-recurring initial planned repairs and re-commissioning costs required to restore electricity generating facilities and all related equipment to operating condition, including fuel and other costs relating to initial test runs of the facilities.  Such expenditures are expensed for financial accounting purposes as they represent basic repairs and maintenance and do not otherwise extend the life of the assets. However, as such expenses are non-recurring on an asset- by-asset basis and pre-funded with the acquisition of the asset, management considers them part of its investment cost for evaluating returns on individual assets. We have completed the re-commissioning for our current assets.

For the years ended December 31, 2008 and 2007, re-commissioning costs were $0 and $413,904, respectively. The 2007 re-commissioning costs related to completing the re-commissioning of MMC Mid-Sun.

General and Administrative Expenses

For the year ended December 31, 2008 and 2007, general and administrative expenses were approximately $6,064,714 and $6,271,247, respectively. The expense for 2008 was driven primarily by compensation and professional fees, and included greater than expected legal and professional fees as a result of a Proxy fight, and higher expenses associated with uncompleted acquisition deals. The expense for 2007 included non-recurring severance-related charges of approximately $1,860,000 in connection with the departure of two of our former officers, with the balance of general and administrative expenses for 2007 primarily attributable to compensation and professional fees.

We have made a concerted effort to reduce our general and administrative expenses.  Expenses incurred during the fourth quarter were a more normalized $1.1 million compared to earlier quarters.  We expect to further reduce general and administrative costs significantly in future periods, which may be offset by severance costs associated with a planned reduction in headcount.

Loss on disposal and Impairment charges

The loss on disposal of approximately $1.61 million was a loss on disposal of our membership interest in MMC Escondido II, LLC (“Escondido II”). Escondido II’s primary asset was a contract to purchase an LM-6000 PC Sprint®  GE turbine from GE Packaged Power, Inc. (“GE Energy”). The loss was primarily composed of an approximately $1 million fee paid to Merriman Curhan Ford (“MCF”), our former investment bankers, resulting from the Escondido II sale and the termination of our relationship with MCF, which included a release in our favor from any further claims and fees that MCF might otherwise have earned on any additional strategic transactions we may consummate. There was also a one-time prepayment penalty fee levied by GE Capital of approximately $460,000 triggered by the sale of the membership interest in MMC Escondido II, LLC. The remainder of the loss is composed primarily of professional fees incurred to consummate the sale of the membership interest in Escondido II.

From time to time we use estimates to adjust, if necessary, the assets and liabilities of our continuing operations to their estimated fair value, less costs to sell. These estimates include assumptions relating to the proceeds anticipated as a result of any future asset sales. The adjustments to fair market value of these assets/liabilities provide the basis for the gain or loss when sold. In connection with the unfavorable preliminary CEC decision regarding our Chula Vista Upgrade Project, the indefinite timing of obtaining a satisfactory long-term revenue contract to finance our Escondido Upgrade Project, and holding for sale the related equipment ordered for both projects, we have recorded approximately $6.6 million in impairments to write-down capitalized professional fees, permitting costs, engineering fees and equipment deposits related to the Upgrade Projects.  Additionally, in conjunction with the pending sale of MMC Mid-Sun’s generating equipment, we have written down the carrying value of this equipment to reflect the sale price, net of selling costs and other costs associated with winding up the facility.  There were no impairment charges recorded in 2007. The impairment charges recorded are summarized below and were calculated in accordance with SFAS No. 157 (“Fair Value Measurements”) using Level 2 inputs based on contractual agreements and letters of interest:

Impairment charges (rounded)
Equipment Deposits and accrued cancellation charges	$3,360,000
Permitting and professional fees	840,000
Engineering and procurement fees	1,497,000
Sub-Total	5,697,000
Write-down of Mid-Sun to net realizable value	914,000
Total	$6,611,000

Interest and Other expenses

Net interest expense for the years ended December 31, 2008 and 2007 were income of $160,325 and $1,010,167, respectively. Interest expense for 2008 reflects primarily interest charged under our GE loan facility, unused facility fees and amortization of deferred financing costs in connection with the GE loan facility related the turbine purchased for MMC Escondido II; which was subsequently sold. All other interest expense related to the GE loan facility was capitalized in accordance with SFAS No. 34. Interest income from 2007 reflects investment of the proceeds of our July 2007 public offering in high-yield investment grade money market funds and debt securities partially offset by senior debt interest expense.

Other expenses, net for the years ended December 31, 2008 and 2007 were $-0- and income of $135,995, respectively. Other income in 2007 reflects a recovery of legal and professional fees incurred during prior periods.

Liquidity and Capital Resources

On July 5, 2007, we consummated a registered public offering of 9,090,910 shares of our common stock at $5.50 per share. This transaction resulted in net proceeds to us of approximately $46.1 million. As of December 31, 2008, we had $5.9 million in cash and equivalents.  The majority of cash we used during the year ended December 31, 2008 was for the making of approximately $40.8 million of deposits on equipment to be used for our planned Chula Vista and Escondido upgrade projects, of which $34.8 million was for the three GE LM-6000 PC Sprint® turbines intended for use in Chula Vista and Escondido upgrade projects. This was partially offset by the net proceeds from sale of the membership interest in Escondido II of $3.2 million as described below. Cash used for operations during the year was approximately $6.2 million, including approximately $1.2 million in payments for severance and related costs in connection with the departure of our former chief executive officer.

Our Loan Facility with GE Finance expires in August 2009.  If we are not successful in our efforts to liquidate our two remaining turbines and/or other assets, we may need additional funding during the next twelve months since our existing cash resources will not be sufficient to cover anticipated losses from operations as well as the repayment of the GE Finance Loan.  If we fail to obtain sufficient capital resources on terms acceptable to us, it would have a material adverse effect on our current business, results of operations, liquidity and financial condition. If we issue additional equity and/or debt securities to meet our future capital requirements, the terms of any future equity financings may be dilutive to our stockholders and the terms of any debt financings may contain restrictive covenants that may also negatively affect our stockholders. Our ability to consummate future financings will depend on the status of our business prospects as well as conditions then prevailing in the capital markets.

The United States stock and credit markets have recently experienced unprecedented price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases have resulted in the lack of availability of financing. Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing for development of our properties and other purposes at reasonable terms, which may negatively affect our business. A prolonged downturn in the financial markets may cause us to seek alternative sources of potentially less attractive financing and there can be no assurance that financing will be available on any terms, and either such event would require us to adjust our business plan accordingly. The disruptions in the financial markets have had  and may continue to have a material adverse effect on the market value of our common stock and other adverse effects on us and our business.

On January 31, 2006, MMC North America, one of our wholly owned subsidiaries, entered into a Loan and Security Agreement with TD Banknorth (the “Bank”) providing for a $3.5 million senior debt facility including a $3.0 million term loan and a $500,000 revolving loan. The term loan provides for interest-only payments during the first eight months, and 81 equal monthly principal payments in the amount of $37,038 thereafter, with a final maturity date of May 3, 2013. The term loan bears interest at a fixed rate equal to 7.58%.

Advances against the revolver are payable on demand and bear interest at the prime rate plus 1.00%. Beginning in 2006, amounts outstanding under the revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year. We have not borrowed under the revolver.

MMC North America arranged for the continuation of an irrevocable letter of credit in the amount of $100,000 to a counterparty with whom we originally entered into an energy services agreement in November 2006.  The counterparty could draw upon the letter of credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun failed to meet its obligations, or for any other unsatisfied obligations under the agreement.  The letter of credit expired un-drawn on February 28, 2009.  Availability under the revolver was reduced from $500,000 to $400,000 while the letter of credit remained outstanding.

The Loan Agreement further subjects MMC North America to certain financial and other covenants, including maintaining a minimum Net Worth and minimum Debt Service Coverage ratio.  The financial covenants are measured annually. In 2008, MMC North America failed to maintain its required minimum net worth or debt service coverage ratio, due solely to the effect of the CAISO settlement (see “Legal Proceedings”) of which MMC North America was allocated 2/3, or $666,000.  The Bank has agreed to waive the covenant requirements for 2008, and accordingly MMC North America is not in default under the loan.  In 2007, the Company was in compliance with all of its covenants.  The loans continue to be collateralized by substantially all assets of MMC North America.

On January 29, 2008 we entered into an agreement with GE Packaged Power, Inc. (“GE Power”) for the purchase of two LM-6000 PC Sprint® turbines to be used in our Chula Vista Upgrade Project for approximately $31 million. Through the date of this annual report we have made payments of approximately $22.8 million. These payments are classified as long-term deposits on our consolidated balance sheet.

On May 15, 2008 we entered into an agreement with GE Power for the purchase of one LM-6000 PC Sprint® turbine to be used in our Escondido Upgrade Project for approximately $15.3 million. Through the date of this annual report, we have made payments of approximately $13.8 million. These payments were classified as long-term deposits on our consolidated balance sheet. On December 10, 2008 we sold our membership interest in MMC Escondido II, LLC whose primary asset was a contract to purchase on GE LM-6000 PC Sprint® turbine from GE Packaged Power, Inc. We sold the membership interest at the cost of the contract but did incur a loss on disposal (see “Loss on disposal and Impairment charges” in the MD&A).

On June 30, 2008 our wholly owned subsidiaries, MMC Chula Vista II, LLC and MMC Escondido II, LLC, entered into a $25.5 million loan facility with GE Energy Financial Services (“GE Finance”) in connection with the purchase of the three turbines described above.   This facility was intended to provide the additional funding needed to complete the purchase of the turbines. On December 10, 2008, we completed the sale of our membership interest in MMC Escondido II, LLC, a wholly-owned subsidiary, whose only asset was an agreement to acquire one of the turbines described above for $15.3 million to an affiliate of Wellhead Electric Company, Inc. We used a portion of the proceeds received in the sale to repay our outstanding borrowings of $8.57 million to GE Finance, of which $3.5 million related to the Escondido turbine and $5.0 million related to the two Chula Vista turbines that remain on order, as well as paying all accrued interest on such borrowings, applicable prepayment penalties, and the remaining $1.5 million installment payment on the Escondido turbine.

The loan agreement with GE Finance originally allowed our subsidiaries to borrow the $25.5 million, provided that we first contribute equity capital to each subsidiary sufficient to cover the balance of the turbines' purchase price, among other customary conditions. As of August 15, 2008, we had made the required equity contributions for turbines to be purchased for both MMC Escondido II, LLC and MMC Chula Vista II, LLC. The loans bear interest at the prime rate plus 275 basis points and are fully guaranteed by us. GE Finance has obtained the right of first refusal to provide the full project debt financing to each of the projects upon receipt of final permitting. The loans are due in full 150 days after the final turbine is ready to ship, and carry prepayment penalties if prepaid in the first 12 months or in the event the projects proceed with debt other than from GE Finance. In connection with the sale of our interest in MMC Escondido II the loan agreement was modified with all prepayment penalty provisions removed and the loan amount reduced to $10.275 million which is sufficient to cover the balance of the turbines’ purchase price. The reduced facility amount is the only substantial change in the loan agreement. As of year ended December 31 2008 there is no outstanding balance due to GE Finance.

Off- Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures, nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation and Seasonality

Our business is seasonal, with a relatively high proportion of revenues and operating cash flows generated during the third quarter of the fiscal year, which includes the peak summer months for energy demand. As we derive most of our revenues from selling energy and ancillary services at then-current spot market prices, as opposed to under longer term fixed-price contracts, our revenues and operating income are highly exposed to the seasonal fluctuations in natural gas and electricity, which corresponds to peak summer demand. The effect of inflation on our revenue and operating results was not significant.

Recent Accounting Pronouncements

See Note 2 of the Notes to Consolidated Financial Statements included in Item 8 of this Annual Report for recent accounting pronouncements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable.

ITEM 8. FINANCIAL STATEMENTS

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
MMC Energy, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of MMC Energy, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MMC Energy, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York
March 26, 2009

MMC ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and equivalents	$5,915,432	$42,582,697
Accounts receivable (Note 3)	420,209	62,855
Unbilled receivables (Note 3)	230,722	-
Spare parts inventories	98,500	94,089
Prepaids and deposits (Note 3)	243,048	215,254
Securities avaliable for sale (Note 4)	-	4,075,000
Total current assets	6,907,911	47,029,895

Property, plant and equipment, net (Note 5)	4,915,372	6,721,153

Other assets:
Deferred costs (Note 6)	2,659,477	2,488,756
Long-term deposits (Note 7)	28,728,604	98,630
Other assets and deferred charges (Note 8)	415,919	390,762
Total other assets	31,804,000	2,978,148
Total assets	$43,627,283	$56,729,196

Liabilities & Stockholders' equity
Current Liabilities:
Current maturities of long-term debt (Note 9)	$444,456	$444,456
Accounts payable	2,086,286	437,725
Deferred revenue	-	65,713
Accrued interest	15,814	15,929
Accrued compensation	344,022	1,740,077
Other accrued expenses	2,276,671	769,164
Total current liabilities	5,167,249	3,473,064

Long-term debt (Note 9)	1,518,480	1,962,936
Commitments & contingencies (Note 10)

Stockholders' Equity (Note 12)
Preferred Stock; 10,000,000 shares authorized; none issued and outstanding; $.001 par value	-	-
Common stock; 300,000,000 shares authorized with 14,194,347 issued and 14,161,325 outstanding as of December 31, 2008 and 13,917,347 outstanding as of December 31, 2007; $.001 par value	14,194	13,917
Additional paid-in capital	62,041,693	61,658,887
Accumulated deficit	(25,084,970)	(10,379,608)
Treasury stock	(29,363)	-
Total stockholders' equity	36,941,554	51,293,196
Total liabilities and stockholders' equity	$43,627,283	$56,729,196

the accompanying footnotes are an integral part of these consolidated financial statements

MMC ENERGY, INC.
CONSOLIDATED STATEMENTS OF LOSSES

	Year Ended December 31,	Year Ended December 31,
	2008	2007
Operating revenues:
Resource adequacy capacity	$3,671,972	$3,066,000
Ancillary services	(474,659)	2,179,627
Energy production	857,802	1,483,887
Total operating revenues	4,055,115	6,729,514
Costs of sales:
Costs of resource adequacy capacity	262,392	245,280
Costs of ancillary services	78,428	525,443
Costs of energy production	533,540	662,706
Total costs of sales	874,360	1,433,429
Gross Profit	3,180,755	5,296,085
Operating expenses:
Depreciation	1,205,623	1,091,286
Operations and maintenance	2,557,725	2,438,722
Re-commissioning expenses	-	413,904
General and administrative expenses	6,064,714	6,271,247
Loss on disposal	1,608,051	-
Impairment charges	6,610,329	-
Total operating expenses	18,046,442	10,215,159
Loss from operations	(14,865,687)	(4,919,074)
Interest and other expenses
Interest expense	(528,479)	(229,252)
Interest income	688,804	1,239,419
Interest income (expense), net	160,325	1,010,167
Other income, net	-	135,995
Total interest and other income (expense)	160,325	1,146,162
Net loss before provision for income taxes	(14,705,362)	(3,772,912)
Provision for income taxes	-	-
Net loss	$(14,705,362)	$(3,772,912)

Basic (loss) earnings per common share
Net (loss) earnings per share	$(1.04)	$(0.41)

Weighted average shares outstanding	14,128,596	9,273,007

Diluted (loss) earnings per common share
Net (loss) earnings per share	$(1.04)	$(0.41)

Weighted average shares outstanding	14,128,596	9,273,007

Weighted average shares outstanding - basic	14,128,596	9,273,007
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-
Weighted average shares outstanding - diluted	14,128,596	9,273,007

Anti-dilutive shares excluded from diluted EPS computations	2,030,073	289,893
the accompanying footnotes are an integral part of these consolidated financial statements

MMC ENERGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE TWO YEAR PERIOD ENDED DECEMBER 31, 2008

	Common	Common	Additional			Total
	Shares	Stock	Paid-in	Accumulated	Treasury	Stockholders'
	$.001 Par Value	Amount	Capital	Deficit	Stock	Equity
Balance at December 31, 2006	4,768,876	$4,769	$15,227,586	$(6,606,696)	$-	$8,625,659
Stock awards and options, net of cancellations	12,561	13	378,998	-	-	379,011
Common shares issued for cash	9,135,910	9,135	46,052,303	-	-	46,061,438
Net loss	-	-	-	(3,772,912)	-	(3,772,912)

Balance at December 31, 2007	13,917,347	$13,917	$61,658,887	$(10,379,608)	$-	$51,293,196
Stock awards and options, net of cancellations	277,000	277	382,806	-	-	383,083
Treasury stock purchased	-	-	-	-	(29,363)	(29,363)
Net loss	-	-	-	(14,705,362)	-	(14,705,362)

Balance at December 31, 2008	14,194,347	$14,194	$62,041,693	$(25,084,970)	$(29,363)	$36,941,554

the accompanying footnotes are an integral part of these consolidated financial statements

MMC ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2008	Year Ended December 31, 2007
Operating Activities of Continuing Operations

Net loss	$(14,705,362)	$(3,772,912)

Adjustments to reconcile net loss to cash used in operating activities
Depreciation	1,205,623	1,091,286
Stock-based compensation	383,083	379,011
Loss on disposal	1,608,051	-
Impairment charges	6,610,329	-
Changes in current assets & liabilities
(Increase) decrease in receivables	(588,076)	94,276
(Increase) in spare parts inventories	(4,411)	(94,089)
(Increase) decrease in prepaids and deposits	(27,794)	46,647
(Decrease) in accounts payable	(256,367)	(87,338)
(Decrease) in deferred revenues	(65,713)	(146,577)
Increase (decrease) in other accrued expenses	588,532	(87,002)
(Decrease) increase in accrued compensation	(1,396,055)	1,178,068
(Decrease) increase in accrued interest	(115)	15,814
Decrease (Increase) in other assets and deferred charges	464,223	(430,206)
Net cash used in operations	(6,184,052)	(1,813,022)

Investing Activities of Continuing Operations
Purchases of property, plant and equipment	(314,195)	(347,565)
Equipment deposits paid	(40,805,591)	-
Proceeds from sale of equipment	3,219,136	-
Redemption (purchase) of securities available for sale, net	4,075,000	(4,075,000)
Deferred acquisition costs	(816,057)	(1,721,762)
Net cash used in investing activities	(34,641,707)	(6,144,327)

Financing Activities of Continuing Operations
Repayment of long-term debt	(444,456)	(444,456)
Draw down of GE loan facility	5,121,693
Deferred financing costs	(489,380)	-
Purchase of treasury stock	(29,363)	-
Proceeds from (purchase) issuance of stock, net	-	46,061,439
Net cash provided by financing activities	4,158,494	45,616,983

Net decrease in cash and cash equivalents	(36,667,265)	37,659,634
Cash and cash equivalents at beginning of period	42,582,697	4,923,063
Cash and cash equivalents at end of period	$5,915,432	$42,582,697

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	745,433	156,139

Non-cash investing and financing activities
Stock-based compensation	383,083	379,011
Loan from GE Facility to GE Energy on behalf of the company	3,452,326	-
Loan repayment by Wellhead Electric on behalf of the company	(8,574,019)

the accompanying footnotes are an integral part of these consolidated financial statements

MMC ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008

NOTE 1 – ORGANIZATION AND LINE OF BUSINESS

Organization and Line of Business

The Company is an energy management company that acquires and actively manages electricity generating and energy infrastructure related assets in the United States.  The Company seeks to acquire, directly or through joint ventures, a portfolio of small to mid-size electricity generating assets, generally below 100 megawatts.  In January 2006, the Company acquired two power generation facilities located in Chula Vista and Escondido, California, and in November 2006, the Company acquired a facility in Bakersfield, California (“Mid-Sun”). The Company has begun the process of upgrading the existing Chula Vista and Escondido facilities.

Due to the recent stresses in the financial markets, coupled with depressed electricity prices, it has become increasingly difficult for the Company to continue to execute its acquisition growth strategy.  Furthermore, the CEC issued its Preliminary Decision in January 2009 denying the Company’s Chula Vista Energy Upgrade Project the required permit to proceed, in what the Company believes to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of the Company’s application.  While the Company continues to evaluate its options to contest the CEC’s preliminary decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project.  While the Company has successfully permitted our Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long term revenue contract to finance the Escondido Energy Upgrade Project’s completion.

In February 2009, the Company entered into a purchase and sale agreement with Pro Energy to sell its Mid-Sun facility’s GE LM-2500 and related power generating equipment for the gross purchase price of $4 million. The sale is expected to close on April 1, 2009 at which point the Mid-Sun facility will cease all operations. The Company expects to realize approximately $3.1 million after costs of selling and extinguishment of associated liabilities. The Company has recorded impairment charges (see MD&A) to reflect appraised net realizable value of the Mid-Sun facility.

MMC Energy, Inc. was originally incorporated in Nevada under the name High Tide Ventures, Inc. on February 13, 2003. On May 3, 2006, High Tide Ventures changed its name to MMC Energy, Inc. On May 15, 2006, a wholly-owned subsidiary of MMC Energy, Inc. merged with and into MMC Energy North America LLC, a Delaware limited liability company. Prior to this merger, MMC North America LLC acquired the power generating facilities located in Chula Vista and Escondido, California and otherwise conducted the Company’s current business as described throughout this Annual Report. Prior to this merger, MMC Energy, Inc. did not conduct meaningful operations. As a result of the merger, MMC Energy, Inc. thus acquired the business of MMC Energy North America LLC, including the electricity generating facilities, and the former members of MMC Energy North America LLC received shares of common stock of MMC Energy, Inc. On September 22, 2006, the Company was reincorporated as a Delaware corporation by means of a merger of the existing Nevada corporation with and into MMC Energy, Inc., a newly-formed Delaware corporation.  Pursuant to the reincorporation merger, the Delaware corporation succeeded to the business of the Nevada corporation and the separate existence of the Nevada corporation ceased.
.
All significant inter-company transactions and balances have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: MMC Energy North America LLC, MMC Escondido LLC, MMC Chula Vista LLC, MMC Mid-Sun LLC, MMC Chula Vista II LLC and MMC Escondido II LLC (“Escondido II”). All intercompany accounts and transactions have been eliminated. As of December 10, 2008 the Company sold its membership interest in Escondido II and that entity is no longer included in the consolidated financial statements.

Revenue Recognition

The Company recognizes revenue from products and services, in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”).  SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services have not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

The Company records revenues in connection with delivering electricity and ancillary services, generally being on call to provide power on ten minutes notice to the California Independent System Operator (“CAISO”), or such other first parties as it may contract with directly from time to time.  In the event that the Company is compensated for services before they are rendered, the Company defers such revenue in the liability section of its balance sheet.

The Company’s electricity generating facilities are generally referred to as “peaker” plants. Peaker plants are used to balance unexpected short term surges in demand, making them critical to the reliability of the power grids they serve. The Company’s revenues to date have been earned by providing resource adequacy capacity, ancillary services and energy production in the State of California.

•
Resource Adequacy Capacity – Regulatory capacity payments for generators of any type are based strictly on total installed capacity measured in megawatts (“MW”). In the California market where the Company currently operates exclusively, market-based capacity revenues are earned through resource adequacy contracts, whereby the counterparty can point to the Company’s facilities' installed capacity as a source to supply its peak demand plus a mandatory safety margin as dictated by the California Public Utilities Commission (“CPUC”). The contract does not create an obligation to supply electricity to the counterparty, but does obligate the Company to bid its energy into the CAISO markets on a daily basis such that the Company’s capacity is available to the CAISO, if needed, at the Company’s price. The resource adequacy capacity amount cannot exceed the qualified capacity amount for the resource. Qualified capacity is certified by CAISO. For 2007, the MMC Escondido and MMC Chula Vista facilities were certified by CAISO and the CPUC for 35.5 MW each and Mid-Sun for 22 MW, and for 2008, 35.5 MW each for the Escondido and Chula Vista facilities and MMC Mid-Sun for 21.8 MW.

•
Ancillary Services – Although there are several types of ancillary services, the Company primarily provides “non-spin” services which call for the facilities to deliver the awarded capacity within 10 minutes of dispatch regardless of whether already synchronized to the grid. As of September 26, 2008 the CAISO has withdrawn the Company’s certification to provide spinning reserve services which revenue, was through 2007, the Company’s primary ancillary service.

•
Energy Production – The Company provides electricity to a local power grid through day-ahead bidding and real time auctions managed by the CAISO, the “merchant market” or through financially settled bilateral agreements with a utility or other direct counterparty. As the Company has no outstanding electricity purchase agreements or other contracted energy production, all of its energy production revenues are earned in the daily merchant market.

In accordance with EITF No. 01-9 “Payments From a Vendor to a Customer” the $1 million settlement with the CAISO was charged directly against revenues (see “Legal Proceedings”).

Income Taxes

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Items that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred income tax assets in circumstances where management believes the recoverability of a portion of the assets is not reasonably assured. Losses incurred will be carried forward as applicable per SFAS 109 and the Internal Revenue Code and potentially may be used to offset taxable net income generated in the future.  The Company has no history of generating taxable net income and therefore has provided a full valuation allowance against its net deferred tax assets.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $14,705,362 for the year ended December 31, 2008. The Company's current assets exceeded its current liabilities by $1,740,662 as of December 31, 2008.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all time deposits and highly liquid debt instruments purchased that mature in three months or less to be cash equivalents.

Receivables

Accounts receivable are composed substantially of trade accounts receivable that arise primarily from the sale of electricity or services on account and are stated at historical cost. Management evaluates accounts receivable to estimate the amount of accounts receivable that will not be collected in the future, if any, and records a provision for that amount. The provision for doubtful accounts is recorded as a charge to operating expense, while the credit is recorded in the allowance for doubtful accounts, which reduces accounts receivable as shown on the Company’s balance sheet. The estimated allowance for doubtful accounts is based primarily on management's evaluation of the aging of the accounts receivable balance, the financial condition of its customers, historical trends, and the length of time during which specific balances are outstanding. Actual collections of accounts receivable could differ from management's estimates due to changes in future economic, industry or customer financial conditions. Unbilled receivables are recorded for amounts due to the Company for revenues earned in a given period but not yet billed to the customer. The Company does not have an allowance for doubtful accounts.

Inventories

Inventories are stated at cost based on the specific identification method. Inventories consist of spare parts to be used in general operations and maintenance.

Securities Available for Sale

Securities available-for-sale are accounted for under SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.”  Securities available for sale are carried at fair value with the unrealized gains or losses, net of tax, included as a component of accumulated other comprehensive income (loss) in stockholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income, net. The fair values for marketable debt and equity securities are based on quoted market prices. Although the Company has carried securities-available-for-sale in prior periods these securities did not generate unrealized gains or losses; as such to date the Company has not recognized other comprehensive income (loss) as a component of stockholders’ equity.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed principally by using the straight-line method at rates based on estimated useful lives as follows:

Office equipment	3 years
Machinery, automobiles and equipment	3 – 10 years
Software	3 years

Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets,'' long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indicator of impairment exists for any grouping of assets, an estimate of undiscounted future cash flows is produced and compared to its carrying value. If an asset or grouping of assets is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows (See Note 15)

During the years ended December 31, 2008 and 2007 the company recorded impairment charges of $6,610,329 and $-0-, respectively.

Interest Cost Capitalization

In accordance with Statement of Financial Accounting Standards No. 34 “Capitalization of Interest Cost” (“SFAS No. 34”) the company capitalizes the cost of interest incurred for assets that are constructed or otherwise produced for our own use (including assets constructed or produced for us by others for which deposits or progress payments have been made) and assets intended for sale or lease that are constructed or otherwise produced as discrete projects.  The Company does not capitalize interest for assets that are in use or ready for their intended use in the Company's operations.

As of December 31, 2008, the Company has capitalized approximately $240,000 of interest costs with respect to the purchase of two GE LM-6000 PC Sprint®  turbines with respect to the Chula Vista Upgrade project and the related GE Loan Facility agreement.

Assets Held For Sale

As of the report date the Company had sold its interest in two natural gas compressors (see Subsequent Events) that it was contracted to purchase from KobelCo. In addition the Company had also reached an agreement to sell its GE LM-2500 turbine that was in operation at its Mid-Sun facility to Pro Energy Services, Inc.  (“Pro Energy”) (See Subsequent Events). The carrying amount of the compressors was approximately $1.9 million at the balance sheet date. Mid-Sun and its facilities were held at a carrying, net realizable value of approximately $3.1 million.

The Company is also seeking to sell its interest in MMC Chula Vista II, LLC (“Chula Vista II”). Chula Vista II’s only asset is the contract to purchase two GE LM-6000 PC Sprint®  turbines from GE Packaged Power, Inc (“GE Power”) which, including project deposits and capitalized interest cost is carried at approximately $24.8 million.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit for each institution.
.
For the years ending December 31, 2008 and 2007, 72% & 46%, respectively of the Company’s revenues were derived from Oxy. The Company received the balance of its revenues from CAISO.  The percentages for the year ended December 31, 2008 excludes the effect of the adverse settlement with CAISO that resulted in a charge of $1 million being recorded directly against ancillary service revenues (See Item 3 “Legal Proceedings”).

Seasonal Nature of Business

The Company’s business is seasonal, with a relatively high proportion of revenues and operating cash flows generated during the third quarter of the fiscal year, which include the peak summer months for energy demand, and a relatively low proportion of revenues and operating cash flows generated during the first quarter. As the Company derives most of its revenues from selling energy and ancillary services at spot market prices, as opposed to under longer term fixed-price contracts, its revenues and operating income are highly exposed to the seasonal fluctuation in commodity pricing, which generally corresponds to peak electricity demand. In addition, commencing in 2008, a portion of the Company’s resource adequacy capacity revenues are seasonal as well, with a significantly greater portion paid during the summer.

Geographical and Regulatory Risk

All of the Company’s facilities are located in Southern California, and generally provide electricity only in that state. The facilities maintain exempt wholesale generator (“EWG”) status and market based rate (“MBR”) authority as approved by the Federal Energy Regulatory Commission. Accordingly, the Company’s operations are regulated by the local Air Permit Control Boards, the CAISO and other related state and local agencies, as well as the Federal Energy Regulatory Commission.  These organizations establish certain rules and limitations on operations and require that the Company maintain in good standing several required licenses and permits, such as permits for air emissions.  These organizations may from time to time change the rules under which the Company operates and derives its revenues.  The Company believes it has all such required licenses and permits to conduct its operations and believes that it is conducting those operations in compliance with said licenses and permits.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” (“SFAS 130”) establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by, and distributions to, owners.  Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. In the past the Company held securities-available-for-sale that could have generated other comprehensive income (losses) but traded at par while they were held. As such, the Company has not generated any comprehensive income (losses) in the periods presented nor has it since its inception.

Segment Information

The Company adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” ("SFAS 131"). SFAS 131 establishes standards for reporting information regarding operating segments, to the extent that multiple discrete segments exist in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions concerning how to allocate resources and assess performance.  At this time, the Company only operates in one segment; the generation of electricity.

Basic and Diluted Earnings (Loss) Per Share

Basic and diluted income or loss per common share is based upon the weighted average number of common shares outstanding during the years ended December 31, 2008 and 2007, under the provisions of SFAS No. 128, “Earnings Per Share” and as amended/superseded in SFAS No. 123(R), “Share-Based Payment”(“SFAS 123(R)”). As the Company incurred losses for the years ending December 31, 2008 and 2007 dilutive shares presented for those periods are identical to basic shares outstanding. Below is a reconciliation of basic to diluted shares outstanding for the applicable periods as well as anti-dilutive shares excluded from calculations for the relevant periods:

	Year Ended December 31,	Year Ended December 31,
Basic, diluted and anti-dilutive shares	2008	2007
Weighted average shares outstanding - basic	14,128,596	9,273,007
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-
Weighted average shares outstanding - diluted	14,128,596	9,273,007

Anti-dilutive shares excluded from diluted EPS computations	2,030,073	289,893

Stock-Based Compensation

The Company adopted SFAS 123(R) which no longer permits the use of the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25 “Accounting for Stock Issued to Employees.” The Company used the modified prospective method allowed by SFAS 123(R), which requires compensation expense to be recorded for all stock-based compensation granted on or after January 1, 2006, as well the unvested portion of previously granted options. The Company is recording the compensation expense on a straight-line basis, generally over the explicit service period of three years. The Company made no stock-based compensation grants before January 1, 2006, and, therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006.

The following table summarizes common stock options outstanding and the related exercise prices under the Company’s 2006 Equity Incentive Plan.

Options Outstanding					Options Exercisable
Grant Year	Exercise Prices	Number Outstanding	Weighted Average Remaining & Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining & Contractua l Life	Weighted Average Exercise Price
2006	$10.00	72,000	7.37	$10.00	64,666	7.37	$10.00
2007	$6.50	21,000	8.33	$6.50	7,000	8.33	$6.50
Totals		93,000	7.59	$9.21	71,666	7.46	$9.66

Transactions during 2008 involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2007	93,000	$9.21
Granted	-	-
Exercised	-	-
Cancelled or expired	-	-
Outstanding at December 31, 2008	93,000	$9.21

Based on the Company’s closing stock price of $0.88 at December 31, 2008, stock options currently outstanding had no aggregate intrinsic value, and there were no in-the-money options exercisable.  As of December 31, 2008, such options had a weighted-average remaining contractual life of 7.46 years and weighted-average exercise price of $9.66 per share.

In accordance with SFAS 123(R), the company uses the simplified expected term midpoint method to estimate the expected life of its option grants.

There were no grants of employee stock options in the year ended December 31, 2008.

Derivative Instruments

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.” Pursuant to EITF Issue No. 00-19, the Company is required to recognize the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and options to purchase common stock) as an asset or liability, and subsequently measure the change in the fair value (based on a Black-Scholes computation), with gains and losses included in a statement of operations. No such instruments were issued for the years ended December 31, 2008 and 2007.

Fair Value of Financial Instruments

The carrying amounts of the Company's cash, trade payables, accrued expenses, and notes payable approximate their estimated fair value due to the short-term nature of those financial instruments. In June 2006, the Company issued warrants to purchase 45,000 shares of common stock at an exercise price of $0.10 per share.  These warrants were issued in lieu of cash as payment for professional services rendered to the Company. The warrants were valued at the fair value of the professional services received as determined by usual and customary fees associated with such services in transactions between unrelated parties. These warrants were exercised in their entirety by the end of the second quarter of 2007 and none remain outstanding.

Fair Value Measurement

On Sept. 15, 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurement” (SFAS 157). The new standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. SFAS 157 will change current practice by defining fair value: “Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  SFAS now requires certain methods to be used to measure fair value: measured as a market-based measurement, not an entity-specific measurement, based on assumptions market participants would make in pricing the asset or liability. SFAS 157 establishes a three level/input hierarchy for measuring fair value, described further and expanding disclosures about fair value measurements. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability such as unobservable inputs which reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company implemented the use of SFAS 157 in the determination of the impairment values of certain assets and liabilities with the use of Level 2 inputs.

Recent Accounting Pronouncements

SFAS No. 163. In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (“SFAS 163”). The FASB believes that diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under SFAS No. 5 “Accounting for Contingencies.” SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities. The Company is not an insurance enterprise and this standard will not have any impact on its financial position, results of operations or cash flows.

SFAS No. 162. In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued SFAS No. 162 to achieve that result. SFAS No. 162 is effective 60 days following the SEC approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” As of the report date, approval has not yet taken place. The Company does not expect that the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS No. 161. In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS 133; and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires: disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation; disclosure of the fair values of derivative instruments and their gains and losses in a tabular format; disclosure of information about credit-risk-related contingent features; and cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Currently, the Company does not utilize any derivatives and therefore expects that the adoption of this standard will have no impact on its financial position, results of operations or cash flows.

SFAS No.160. In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the non-controlling interest be identified in the consolidated financial statements. It also requires consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. Currently, the Company does not have any noncontrolling interests to account for and therefore does not expect the adoption of SFAS 160 to have any effect on its consolidated financial statements.

SFAS 141(R). In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141
(R)”). SFAS 141(R) retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which
Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. In general, the statement 1) broadens the guidance of SFAS 141, extending its applicability to all events where one entity obtains control over one or more other businesses, 2) broadens the use of fair value measurements used to recognize the assets acquired and liabilities assumed, 3) changes the accounting for acquisition related fees and restructuring costs incurred in connection with an acquisition and 4) increases required disclosures. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not currently anticipate making future acquisitions.

Reclassifications

Certain reclassifications have been made to conform prior period data to the current presentation. These reclassifications had no effect on reported losses.

NOTE 3 – RECEIVABLES AND PREPAID ITEMS

 At December 31, 2008 and 2007 accounts receivable and prepaid items consisted of the following:

	December 31,	December 31,
	2008	2007
Accounts receivable	$314,169	$62,855
Employee loan	106,040	-
Total	$420,209	$62,855

Unbilled receivables	$230,722	$-

Total	$230,722	$-

Prepaid insurance	$129,983	$114,785
Prepaid expenses	101,959	100,469
Short-term deposits	11,106	-
Total	$243,048	$215,254

NOTE 4 – SECURITIES AVAILABLE FOR SALE

Securities Available-for-sale are accounted for under SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.”  Securities available for sale are carried at fair value with the unrealized gains or losses, net of tax, included as a component of accumulated other comprehensive income (loss) in stockholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income, net. The fair values for marketable debt and equity securities are based on quoted market prices. At the report date, securities available for sale consisted of municipal variable-rate demand notes (“VRDNs”). VRDNs  are long-term bonds that have an embedded put option. This put is at par (100) and is 7 days from the point of exercise.  Thus, rolling liquidity is available on this position on a trade date plus seven days basis. In addition due to the presence of the put option the VRDNs are generally never subject to a change in market value and thus does not generate any mark-to-market adjustments except in extraordinary market situations.

As of December 31, 2008 the Company no longer carried any VRDNs on its balance sheet.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

At December 31, 2008 and 2007 property, plant and equipment consisted of the following:

	December 31,	December 31,
	2008	2007
Land	$375,000	$375,000
Automobile	21,927	21,927
Office equipment	148,156	115,825
Machinery, equipment & other	8,207,849	7,925,985
	8,752,932	8,438,737
Impairment charges	(914,353)	-
Accumulated depreciation	(2,923,207)	(1,717,584)
Total	$4,915,372	$6,721,153

Depreciation for the years ended December 31, 2008 and 2007 were $1,205, 623 and $1,091,286, respectively.

Property, plant and equipment currently held for sale for the year ended December 31, 2008 and 2007 is approximately $3.1 million and $-0- net of accumulated depreciation and impairment charges.

NOTE 6 – DEFERRED COSTS

Deferred costs in connection with acquisitions and development projects are accounted for based upon their stage in the acquisition/development process. Costs of acquisitions and or financings can be broadly classified in four categories: exploratory, pre-acquisition, in-process and in-service. Typically, exploratory costs are expensed as incurred. When a development or acquisition is determined to be probable as per management’s assessment all costs in connection with such transaction are eligible to be capitalized as well as throughout the actual implementation. When the acquisition is completed, related deferred costs are capitalized as a component of the asset cost basis and depreciated over the useful life of the asset. Deferred costs related to the Company’s July 2007 public stock offering were offset against gross proceeds received in July 2007. Outstanding deferred costs consisted of the following:

	December 31,	December 31,
Deferred Costs	2008	2007
Deferred development costs - Chula Vista	$2,259,396	$2,202,176
Deferred development costs - Escondido	400,081	286,580

Total	$2,659,477	$2,488,756

The Company’s Escondido Energy Upgrade Project has been fully permitted. Completion of the Escondido Project remains subject to securing a long term revenue contract against which it can obtain debt financing. There can be no assurance that the Company will be successful in obtaining such a contract or debt financing at terms favorable to the Company.

NOTE 7 – LONG-TERM DEPOSITS

Long-term deposits consist primarily of contractually scheduled prepayments related to two agreements entered into with GE Packaged Power, Inc. (“GE Power”) for the purchase of two LM-6000 PC Sprint® turbines for the Chula Vista Upgrade Projects and one LM-6000 PC Sprint®  turbine for the Escondido Upgrade Project. The remainder of long-term deposits consists of other deposits for other work related to the upgrade projects as well as the security deposits for the leases for the Company’s Chula Vista facility as well for the corporate headquarters in New York City. Through December 31, 2008 the Company has made approximately $38.3 million in scheduled deposit payments with respect to the turbines being purchased from GE Power, of which $8.6 million were made using the loan facility with GE Finance.  The Company also capitalizes interest cost incurred with respect to the GE turbines under contract to be purchased for the Chula Vista Upgrade project.  As of December 31, 2008, the Company has capitalized approximately $242,000 of interest costs incurred with relation to the Chula Vista GE turbines. The Company also made an additional $6.1 million in schedule deposit payments with respect to related power generating equipment for the upgrade projects.

The Company, effective December 31, 2008 cancelled its contract to purchase two SCR Catalyst Walls from Callidus Technologies, Inc (“Callidus). The company wrote-down payments made to date and accrued approximately $918,000 in cancellation charges (See “Loss on Disposal and Impairment charges on MD&A).

On December 10, 2008 the Company sold its membership in its Escondido II subsidiary as described in Management’s Discussion and Analysis. This led to a release in any related liabilities and the removal of approximately $13.7 million in deposit payments made.

The Company is currently seeking to sell many of its assets and at this time of the $28,728,604 listed as long-term deposits; approximately $28.0 million are held for sale.

NOTE 8 – OTHER ASSETS & DEFERRED CHARGES

Other assts and deferred charges include $260,514 of deferred maintenance charges in connection with Planned Major Maintenance Activities (“PMMA”) for large assets, net of amortization. $105,405 of capitalized financing costs incurred during the closing of the Company’s loan facility with GE Capital are also included in the balance.

In October 2008, the Company and Pacific West Energy, LLC (“PacWest”) jointly formed Kauai Energy Partners, LLC (“KEP”), a venture to trade waste oil on the island of Kauai in Hawaii. The Company initially provided the total contributed capital of $112,458 which entitled the Company to 90% participation in the profits of the venture as well as the role of Managing Partner of KEP. Subsequently, in December 2008, the Company sold 50% of its position to Province Line Capital, LLC for $62,458, while still retaining the position of Managing Partner.  Accordingly, the Company holds a 44% capital interest, and remains entitled to 45% profit interest. The profit sharing percentages are only applicable after operations start and only after profits exceed the Company’s contributed capital. The Company is entitled to 100% of the profits until profits exceed the Company’s contributed capital.

KEP cannot begin its operations to trade waste oil until it receives certain regulatory approvals still outstanding.  At the date of the balance sheet KEP had no activity except for the incurrence of $12,458 of organization cost.  Although KEP is eligible for consolidation due to its immateriality the Company has chosen not to consolidate and reports the net investment amount of $50,000 on the “Other Assets and Deferred Charges” line of the balance sheet.  In addition, the Company has guaranteed an amount of up to $250,000 to KEP’s supplier of waste oil for any purchase liabilities that KEP should fail to honor.

Costs of PMMA are accounted for in accordance with the deferral method as described in FASB Staff Position’s “Audit Guide for Airlines” (“FSP-AIR”). As such PMMA costs are capitalized and then recognized over the earlier of (i) the remaining life of the asset or (ii) until the next PMMA for that equipment. For the years ending December 31, 2008 and 2007, the company amortized $130,248 and $43,416 of deferred maintenance charges, respectively.

The capitalized financing costs are amortized to interest expense and recognized over the term of the facility. For the years ending December 31, 2008 and 2007 the Company charged interest expense of $267,735 and 0, respectively, with respect to this facility.

NOTE 9 – LONG-TERM DEBT

On January 31, 2006, MMC North America entered into a Loan and Security Agreement (the “Loan Agreement”) with TD Banknorth (the “Bank”), for a $3.5 million senior debt facility, including a $3.0 million term loan (the “Term Loan”) and a $500,000 revolving loan (the “Revolver,” together with the Term Loan, the “Loans”).  The Term Loan provides for interest payments only for the first nine months and 81 monthly principal payments in the amount of $37,038 each thereafter, with a final maturity date of May 3, 2013.  The Term Loan bears interest at a fixed rate equal to 7.58%.   Approximately $2.1 million of the Term Loan proceeds were funded into an escrow account under control of the Bank and restricted in use to valid repair and re-commissioning costs in accordance with a re-commissioning plan agreed to between MMC North America and the Bank.  The remaining proceeds, net of related transaction costs, were used for general working capital purposes.  All escrowed funds for repair and re-commissioning were expended for the intended use.

Advances against the Revolver are payable on demand and bear interest at the Prime Rate plus 1.00%.  Beginning in 2007, amounts outstanding under the Revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year.  MMC North America has not made any borrowings under the Revolver.

The Loan Agreement further subjects MMC North America to certain financial and other covenants, including maintaining a minimum Net Worth and minimum Debt Service Coverage ratio.  The financial covenants are measured annually. In 2008, MMC North America failed to maintain its required minimum net worth or debt service coverage ratio, due solely to the effect of the CAISO settlement (see “Legal Proceedings”) of which MMC North America was allocated 2/3, or $666,000.  The Bank has agreed to waive the covenant requirements for 2008, and accordingly MMC North America is not in default.  In 2007, the Company was in compliance with all of its covenants.  The loans continue to be collateralized by substantially all assets of MMC North America.

MMC North America arranged for the continuation of an irrevocable letter of credit in the amount of $100,000 to a counterparty with whom we originally entered into an energy services agreement in November 2006.  The counterparty could draw upon the letter of credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun failed to meet its obligations, or for any other unsatisfied obligations under the agreement.  The letter of credit expired un-drawn on February 28, 2009.  Availability under the revolver was reduced from $500,000 to $400,000 while the letter of credit remained outstanding.

On June 30, 2008 the Company’s wholly owned subsidiaries, MMC Chula Vista II, LLC and MMC Escondido II, LLC, agreed to a $25.5 million loan facility with GE Energy Financial Services (“GE Finance”) in connection with the purchase of three GE LM-6000 PC Sprint® natural gas-fired turbines from GE Energy.  The Company expects that this facility will provide the additional funding needed to complete the purchase of the turbines. The loan agreement originally allowed the Company’s subsidiaries to borrow the $25.5 million, provided that it first contribute equity capital to each subsidiary sufficient to cover the balance of the turbines' purchase price, among other customary conditions. The loans bear interest at the prime rate plus 275 basis points and are fully guaranteed by the Company. GE Finance has obtained the right of first refusal to provide the full project debt financing to each of the projects upon receipt of final permitting. The loans are due in full 150 days after the final turbine is ready to ship, and carry prepayment penalties if prepaid in the first 12 months or in the event the projects proceed with debt other than from GE Finance.

On December 10, 2008 the Company completed the sale of its membership interest in MMC Escondido II, LLC, a wholly-owned subsidiary whose only asset was an agreement to acquire a General Electric LM-6000 PC Sprint® turbine for $15.3 million to an affiliate of Wellhead Electric Company, Inc. In connection with the sale, the Company repaid its then entire outstanding loan balance of $8.574 million.  Also, in connection with the sale of the Company’s interest in MMC Escondido II, the interest rate on borrowings was increased by 150 basis points and the loan agreement amount was reduced to $10.275 million which is sufficient to cover the balance of the remaining payments due on the turbines purchased in connection with the Chula Vista upgrade project. As of year ended December 31, 2008 there is no outstanding balance due to GE Finance.

As of December 31, 2008 the Company had approximately $1.9 million of outstanding debt consisting entirely of its debt to TD Banknorth.

NOTE 10 – COMMITMENTS AND CONTINGENT LIABILITIES

In February 2007, the Company announced that it had learned that one hundred thousand shares of its common stock issued as part of a 1.2 million share private placement transaction it consummated in May 2006 were purchased by an entity controlled by Louis Zehil, who at the time of the purchase was a partner of the Company’s external legal counsel for the private placement transaction, McGuireWoods LLP. The Company also announced that it believes that Mr. Zehil improperly caused the Company’s former transfer agent not to place a required restrictive legend on the certificate for these one hundred thousand shares and that Mr. Zehil then caused the entity he controlled to resell these shares. The Company reported Mr. Zehil’s conduct to the Securities and Exchange Commission (the “SEC”) and, subsequently, the SEC recently sued Mr. Zehil in connection with this matter further alleging that Mr. Zehil engaged in a similar fraudulent scheme with respect to six additional public companies represented at the relevant time by McGuireWoods LLP.

Persons who purchased shares directly from Mr. Zehil when he resold his shares may have a rescission right versus Mr. Zehil, and could make the claim that this rescission right somehow extends to the Company as well. One or more of the Company’s investors from the Company’s May 2006 private placement of 1.2 million shares could also claim a rescission right. It is also possible that one or more of the Company’s stockholders could claim that they somehow suffered a loss as a result of Mr. Zehil’s conduct and attempt to hold the Company responsible for their losses. The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. If any such claims are successfully made against the Company and it is not adequately indemnified for those claims from available sources of indemnification, then such claims could have a material adverse effect on the Company’s financial condition and operating results. The Company also may incur significant costs resulting from its investigation of this matter, any litigation it may initiate as a result and the Company’s cooperation with governmental authorities. The Company may not be adequately indemnified for such costs from available sources of indemnification.

MMC North America has arranged for the issuance by the Bank of an irrevocable letter of credit in the amount of $100,000 (the “Letter of Credit”) to a counterparty under an energy services agreement entered into in November 2008 (the “ESA”).  The counterparty may draw upon the Letter of Credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun fails to meet its obligations, or for any other unsatisfied obligations under the ESA.  The Letter of Credit expires on December 31, 2009.  Availability under the Revolver is reduced from $500,000 to $400,000 while the Letter of Credit remains outstanding.

On January 29, 2008, the Company entered into an agreement to purchase two LM-6000 PC Sprint® turbines from GE Packaged Power, Inc. in connection with its Chula Visa Upgrade Project. The total cost of these turbines is approximately $31.0 million. The Company will make scheduled deposit payments for the purchase price of the turbines through March 2009, the expected delivery date of the turbines. Through the date of this report, the Company has made approximately $24.5 million in scheduled payments.

As the Company’s facilities are located in California, they are exposed to the risk of potential damage from a catastrophic event such as an earthquake.  In addition, the Chula Vista facility lies within a designated flood plane and is therefore potentially at risk if subject to a 100 year flood event.  While the Company generally insures its facilities at replacement cost, the Company’s insurance policy imposes a $1 million limit on claims resulting from an earthquake or flood.  Supplemental coverage for these risks is cost prohibitive and therefore the Company has foregone purchasing such coverage.  Accordingly, should any of the Company’s facilities be damaged by such an event, the insurance proceeds to the Company may not be sufficient to cover the costs required to restore such facilities to operating condition.  Furthermore, should such a catastrophic event result in the permanent loss of any of its three facilities, the Company believes the insurance proceeds would not be sufficient to recover the loss of future cash flows, or expected market value, of the facility.

As discussed in Note 8, the Company has guaranteed an amount of up to $250,000 to KEP’s supplier of waste oil for any purchase liabilities that KEP should fail to honor. As of the report date these approvals are still pending and the guaranty is not in effect.

The Company’s primary office space is currently leased through December 31, 2010.

A table summarizing long-term commitments for the next four years and thereafter is presented below:

	Total	2009	2010	2011	2012	Thereafter
Long-term debt	$1,962,936	$444,456	$444,456	$444,456	$444,456	$185,112
Rental commitments	1,586,453	278,105	285,348	214,500	271,000	537,500
Total Obligations	$3,549,389	$722,561	$729,804	$658,956	$715,456	$722,612

The Company has consulting agreements with outside contractors to provide various services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or the Consultant terminates such engagement by written notice.

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. Neither the Company nor any subsidiary has any involvement in any legal proceeding as of the report date.

NOTE 11 – EQUITY COMPENSATION

Under the Company’s 2006 Equity Incentive Plan (the “Plan”), 500,000 shares of common stock were reserved for issuance as incentive awards to executive officers, key employees and directors and outside consultants.  As of December 31, 2008, 93,000 shares have been granted to employees, net of cancellations, in the form of stock option grants, with a weighted average exercise price of $9.21 per share, consistent with the market value of the Company’s common stock at the time of issuances and as of December 31, 2008 additional 295,836 shares of restricted stock have been granted to employees and directors. As of December 31, 2008, 111,164 shares are available for issue under the Plan.

For the years ended December 31, 2008 and 2007 the Company issued 277,000 and 12,561 shares of restricted stock, respectively.

NOTE 12 - STOCKHOLDERS' EQUITY

As of December 31, 2008, the Company had 300,000,000 shares authorized under its Certificate of Incorporation and had issued 14,194,347 and outstanding 14,161,325 shares of Common Stock.   As of such date, the Company also had 10,000,000 shares of preferred stock authorized under its Certificate of Incorporation, none of which were issued or outstanding.

On April 19, 2007, the Company effected a one-for-ten reverse stock split of its outstanding shares of common stock, $.001 par value. Total authorized shares and par value remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split, unless explicitly stated otherwise.

On July 5, 2007, the Company completed a public offering of 9,090,910 shares of its common stock at $5.50 per share pursuant to a Form SB-2 Registration Statement under the Securities Act of 1933.

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company had no related party transactions for the years ended December 31, 2008 and 2007.

NOTE 14 – TAXES

Financial Accounting Standard No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the years ended December 31, 2008 and 2007, the Company generated, for federal income tax purposes, net operating loss carry forwards (“NOLs”) of approximately $7,557,566 and $4,725,901 respectively. These NOLs for the years ended December 31, 2008 and 2007 expire in 2027 and 2026, respectively. These NOLs could be used to offset future taxable income. However, valuation allowances of $2,966,415 and $1,982,043 were recorded for the years ended December 31, 2008 and 2007, respective against the total tax provision. The Company believes it is more likely than not that these assets will not be utilized during the next year. The United States federal, state and local NOLs are generally subject to limitations on their annual usage. Realization of these deferred tax assets and NOLs is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carryforwards. The amount of the deferred tax asset considered realizable, however, might be adjusted if estimates of future taxable income during a future period are revised.

The Company's income tax expense (benefit) from continuing operations consists of the following:

	Year Ended December 31,	Year Ended December 31,
	2008	2007
Current
US	$-	$-
State	-	-
State	-	-
State	-	-
Local	-	-
Total current tax expense (benefit)	-	-

Deferred
US	(2,569,569)	(1,417,770)
CA	(310,369)	(267,959)
NY	-	(124,291)
Metro	-	(25,520)
NYC	(86,477)	(146,503)
Total deferred tax expense (benefit)	(2,966,415)	(1,982,043)
Less valuation allowance	2,966,415	1,982,043
Total deferred tax expense (benefit)	$-	$-

Total tax provision	$-	$-

The differences between income taxes computed using the statutory federal income tax rate and that shown in the statement of operations from continuing operations are summarized as follows:

	Year Ended December 31,		Year Ended December 31,
	2008	%	2007	%
Computed at US statutory rate	$(2,569,569)	34.00	$(1,417,770)	30.00
CA	(310,369)	4.11	(267,959)	5.67
NY	-	-	(124,291)	2.63
Metro	-	-	(25,520)	0.54
NYC	(86,477)	1.14	(146,503)	3.10
Less valuation allowance	2,966,415	(39.25)	1,982,043	(41.94)
Total tax provision	$-	-	$-	-

Components of deferred tax assets are as follows:

	Year Ended December 31,	Year Ended December 31,
	2008	2007
Deferred tax assets
Depreciation	$570,575	$558,641
Net operating loss carryforward	2,546,205	1,582,359
Total gross deferred tax assets	3,116,780	2,141,000

Deferred tax liabilities
Stock-based compensation	$150,364	$158,957
State and local taxes	-	-
Total gross deferred tax liabilities	150,364	158,957

Less valuation allowance	(2,966,416)	(1,982,043)
Net deferred tax assets	$-	$-

NOTE 15 – SUBSEQUENT EVENTS

On January 29, 2009 MMC Energy, Inc. (the “Company”) announced that a permit necessary for the Company’s upgrade to its Chula Vista “peaker” plant was preliminarily denied by a California Energy Commission (“CEC”) committee overseeing the permitting process. The opinion of the presiding member of the committee was published on January 23, 2009. The Company believes that this may be the first time that the Staff of the CEC (the “Staff”) has recommended complete approval of a project and the assigned Commissioners have overridden the Staff’s recommendation. The Company is currently evaluating the full decision and evaluating its options, which may include continuing to attempt to have the preliminary decision reversed.  If the Company does not prevail in reversing the decision, the Company would recognize a non-cash charge of approximately $2.3 million related to the value of the expenses capitalized to date that are associated with the upgrade project. For the year ended December 31, 2008 the Company recognized approximately $840,000 of impairment charges in relation to this capitalized costs.

In February 2009, the Company entered into a purchase and sale agreement with Pro Energy to sell its Mid-Sun facility’s GE LM-2500 and related power generating equipment for the gross purchase price of $4 million. The sale is expected to close on April 1, 2009 at which point the Mid-Sun facility will cease all operations. The Company expects to realize approximately $3.1 million after costs of selling and extinguishment of associated liabilities. The Company has recorded impairment charges (see MD&A) to reflect appraised net realizable value of the Mid-Sun facility.

The Company’s two Upgrade Projects have been delayed pending obtaining of long-term contracts for peaking power,and in the case of Chula Vista, a permit from the California Energy Commission, whose Preliminary Decision was against the Company.  The Company believes that the disposition of equipment at this time is a better option than incurring substantial costs to store and maintain the equipment until construction commences, and that there will be comparable equipment available on a timely basis at such time.

The Company previously announced the sale of a GE LM6000 turbine to Wellhead in November 2008, and the sale of a GE LM-2500 and related equipment from its Mid-Sun facility in February 2009, and is continuing to pursue additional asset sales where prudent.

On March 5, 2009 the Company announced that it had successfully closed a definitive agreement with Wellhead Electric, Inc (“Wellhead”) to sell its contracts to purchase two natural gas compressors from KobelCo. The purchase price consists of $1.9 million in cash payments made by the Company and the assumption of approximately $210,000 in remaining payments due under the contract. These cash payments and assumption of the remaining liability cover the Company’s cost for the equipment.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.

ITEM 9A(T). Controls and Procedures

Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Securities Exchange Act of 1934, or the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and treasurer, as appropriate to allow timely decisions regarding disclosure.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate “internal control over financial reporting” as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Internal control over financial reporting refers to the process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

(iii)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Management has used the framework set forth in the report entitled “Internal Control—Integrated Framework” published by the Committee of Sponsoring Organizations of the Treadway Commission to evaluate the effectiveness of our internal control over financial reporting.  Based on their evaluation, they concluded that our disclosure controls and procedures were effective as of December 31, 2008.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

This annual report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management's report in this annual report.

ITEM 9B. Other Information

None.

PART III.

ITEM 10.  Directors, Executive Officers and Corporate Governance.

The information required by this item is incorporated by reference to our Proxy Statement for our 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2008.

ITEM 11.  Executive Compensation

The information required by this item is incorporated by reference to our Proxy Statement for our 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2008.

ITEM 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated by reference to our Proxy Statement for our 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2008.

ITEM 13. Certain Relationships and Related Transactions and Director Independence

The information required by this item is incorporated by reference to our Proxy Statement for our 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2008.

Item 14. Principal Accountant Fees and Services

The information required by this item is incorporated by reference to our Proxy Statement for our 2009 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2008.

PART IV.

ITEM 15. Exhibits and Financial Statement Schedules

(a)(1) Financial Statements

The following is a list of the Financial Statements included in Item 8 of Part II of this Annual Report.

(a)(2) Financial Statement Schedules

Schedules not included herein are omitted because they are inapplicable or not required or because the required information is given in the financial statements and notes thereto.

(a)(3)  Exhibits

The exhibits required by this item and included in this report or incorporated herein by reference are as follows:

2.1
Agreement and Plan of Merger and Reorganization, dated as of May 15, 2006, between High Tide Ventures, Inc., a Nevada corporation, and MMC Energy North America, LLC, a Delaware limited liability company(1)

3.1	Certificate of Incorporation of MMC Energy, Inc., a Delaware corporation(2)
3.2	By-laws of MMC Energy, Inc., a Delaware corporation(3)
3.2(i)	Amendment to By-Laws(4)
10.1	Form of Subscription Agreement among the Company and the investors in its private placement consummated in May 2006(1)
10.2	Form of Registration Rights Agreement among the Company and the investors in its private placement consummated in May 2006(1)
10.3	Split Off Agreement, dated May 15, 2006, among High Tide Ventures, Inc., Brent Peters, Douglas Smith, MMC North America and Leaseco(1)
10.6	Employment Agreement, dated May 15, 2006, between MMC Energy, Inc. and Denis Gagnon(1)
10.7	Form of Indemnity Agreement between the Company and the Company’s Directors and Officers(1)
10.8	2006 Stock Incentive Plan(1)
10.9	Scheduling and Asset Optimization Services Agreement, dated June 7, 2006, between the Company and PPM Energy, Inc.(5)*
10.10	Purchase and Sale Agreement between MMC Mid-Sun LLC and Kellstrom Commercial Aerospace, Inc.(3)
10.11	Lease for principal office executed between Constitution Realty, LLC & MMC Energy North America(3)
10.12	Assignment of lease obligation from MMC Energy North America, LLC to MMC Energy, Inc.(3)
10.13	Scheduling and Asset Optimization Services Agreement, dated November 21, 2006, between the Company and Bear Energy L.P.(7)*
10.14	Amendment No. 1 to the 2006 Equity Incentive Plan(8)
10.15	Separation and Release, dated March 12, 2007, by and between MMC Energy, Inc. and Martin Quinn(9)
10.16	Resource Adequacy Capacity Confirmation Agreement, dated January 23, 2007, by and between MMC North America, LLC and Occidental Power Services, Inc.(9)*
10.17	Change of Control and Severance Agreement, dated April 4, 2008, between MMC Energy, Inc. and Michael Hamilton.(10)
10.18	Change of Control and Severance Agreement, dated April 4, 2008, between MMC Energy, Inc. and Denis Gagnon.(10)
10.19	Change of Control and Severance Agreement, dated April 4, 2008, between MMC Energy, Inc. and Harry Scarborough.(10)
10.20	Equipment and Services Agreement, dated January 25, 2008, by and between MMC Energy, Inc. and GE Packaged Power, Inc.(11)
10.21	Separation Agreement and Release, dated February 7, 2008, by and between MMC Energy, Inc. and Karl W. Miller.(11)
10.22	Second Amendment to the Energy Management Agreement between Bear Energy LP and MMC Mid-Sun LLC.(11)*

10.23	Third Amendment to the Energy Management Agreement between Bear Energy LP and MMC Energy North America, LLC; MMC Chula Vista, LLC; and MMC Escondido, LLC.(11)*
10.24	Equipment and Services Agreement, dated May 19, 2008, by and between MMC Energy, Inc. and GE Packaged Power, Inc.(12)
10.25	Loan Agreement, dated June 30, 2008 between MMC Energy, Inc. and GE Financial Services, Inc.(12)
10.26
Energy Management Agreement, dated November 1, 2008, by and between MMC Energy North American, LLC, MMC Mid-Sun LLC, MMC Chula Vista LLC, MMC Escondido LLC, Macquarie Cook Power Inc. and Macquarie Cook Energy, LLC.(13)*

10.27	Membership Interests Purchase Agreement, dated November 26, 2008, by and between Wellhead Electric Equipment, LLC and MMC Energy, Inc.
10.28	First Amendment to Loan Agreement, dated December 10, 2008, by and between MMC Energy, Inc. and GE Financial Services, Inc.
21.1	Subsidiaries (6)
23.1	Consent of RBSM LLP.
24.1	Power of Attorney (included in signature page)
31.1	Certification by Michael Hamilton pursuant to Exchange Act Rules 13a-15(e) and 15d-15(e), as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification by Denis Gagnon pursuant to Exchange Act Rules 13a-15(e) and 15d-15(e), as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification by Denis Gagnon pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification by Michael Hamilton pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

_________________________
(1)           Incorporated by reference to Current Report on Form 8-K filed May 15, 2006.
(2)           Incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed August 22, 2006.
(3)           Incorporated by reference to the Quarterly Report on Form 10-QSB filed November 8, 2006.
(4)           Incorporated by reference to the Current Report on Form 8-K filed December 27, 2007.
(5)           Incorporated by reference to the Quarterly Report on Form 10-QSB filed August 15, 2006.
(6)           Incorporated by reference to the Registration Statement on Form SB-2 filed December 27, 2006.
(7)           Incorporated by reference to the Annual Report on Form 10-KSB/A filed April 4, 2007.
(8)           Incorporated by reference to the Registration Statement on Form SB-2 filed April 5, 2007.
(9)           Incorporated by reference to the Quarterly Report on Form 10-QSB filed May 15, 2007.
(10)         Incorporated by reference to the Current Report on Form 8-K filed April 10, 2008.
(11)         Incorporated by reference to the Quarterly Report on Form 10-Q filed May 14, 2008.
(12)         Incorporated by reference to the Quarterly Report on Form 10-Q filed August 12, 2008.
(13)         Incorporated by reference to the Quarterly Report on Form 10-Q filed November 14, 2008.

*Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's Application requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MMC Energy, Inc.

By:	/s/ Michael J. Hamilton
Name: Michael J. Hamilton
Title: Chief Executive Officer

Date: March 31, 2009

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Hamilton and Denis Gagnon and each of them acting individually, as his or her attorney-in-fact and agents, each with full power of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant in and the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman of	March 31, 2009
Michael J. Hamilton	the Board of Directors

	Chief Financial Officer, Principal	March 31, 2009
Denis Gagnon	Accounting Officer and Director

Richard Bryan	Director	March 31, 2009

Frederick W. Buckman	Director	March 31, 2009

Peter Likins	Director	March 31, 2009

George Rountree III	Director	March 31, 2009

Phillip G. Harris	Director	March 31, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K/A
(Amendment No. 1)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE EXCHANGE ACT
OF 1934

For the transition period from _____ to _____

Commission file number 000-51968

MMC ENERGY, INC.
(Exact Name of Registrant As Specified In its Charter)

Delaware	26 Broadway, Suite 960, New York, NY 10004	98-0493819
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (zip code)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (212) 977-0900
________________________________

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock, $0.001 par value	Nasdaq Stock Market, LLC

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of Class)
________________

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this Chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting  company. See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act.:

Large accelerated filer ☐ Accelerated filer  ☐  Non-accelerated filer ☐  Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  Yes ☐ No ☒

The aggregate market value of the voting and non-voting common stock held by non-affiliates of the registrant as of the close of business April 29, 2009 was $14,161,325. The registrant’s closing price as reported on the NASDAQ Global Markets for April 29, 2009 was $1.00 per share.

The number of outstanding shares of the registrant’s common stock as of April 30, 2009 was 14,161,325.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-K/A (“Form 10-K/A”) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, initially filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2009 (the “Original Filing”), is being filed to include the information required by Items 10, 11, 12, 13 and 14 under Part III.  This information is being included in this Form 10-K/A because our definitive proxy statement will not be filed within 120 days the end of our 2008 fiscal year.  Reference to our proxy statement on the cover page of this Form-10K/A has been deleted and information with respect to the outstanding number of common shares on the cover page of this Form 10-K/A has been updated.

All references to “we,” “us,” and “our,” or the “Company” in this Form 10-K/A refer to MMC Energy, Inc. and its subsidiaries.

Except for the foregoing amended information, this Form 10-K/A continues to describe conditions as of the date of the Original Filing, and we have not updated the disclosures contained herein to reflect events that occurred at a later date.

TABLE OF CONTENTS

PART III
	Item 10. Directors, Executive Officers and Corporate Governance	D-52
	Item 11. Executive Compensation	D-54
	Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	D-58
	Item 13. Certain Relationships and Related Transactions, and Director Independence	D-60
	Item 14. Principal Accountant Fees and Services	D-60
SIGNATURES		D-63
EXHIBIT INDEX
EXHIBIT 31.1
EXHIBIT 31.2
EXHIBIT 32.1
EXHIBIT 32.2

PART III

Item 10.  Directors, Executive Officers and Corporate Governance

The following sets forth information with respect to the Company’s directors and executive officers as of April 30, 2009:

Name	Age	Position

Michael Hamilton	61	Chairman of the Board of Directors and Chief Executive Officer
Denis G. Gagnon	37	Chief Financial Officer and Director

Harry Scarborough	55	Senior Vice President, Operations, MMC Energy North America, LLC
Sen. Richard Bryan	71	Director
Frederick W. Buckman	63	Director
Phillip G. Harris	61	Director
Peter Likins	72	Director
George Rountree, III	75	Director
Martin Quinn(1)	60	Director
_____________
(1) Martin Quinn passed away on January 29, 2009

Michael J. Hamilton has been MMC’s Chief Executive Officer since December 2007. He has been a director since August 2006. Mr. Hamilton was formerly a Senior Managing Director at FTI Consulting which he joined in 2003 and left in December 2007. At FTI Mr. Hamilton focused on business turnaround and restructuring services, specializing in the energy industry. Mr. Hamilton’s industry experience includes advisories on energy policy, bankruptcy, restructuring, contract negotiation, work-out strategies, financial model development, merger analysis, due diligence, settlement negotiation, stranded investment strategy, risk management, and ISO and power exchanges. From 1988 to 2003, Mr. Hamilton was a partner at PricewaterhouseCoopers LLP, where he was responsible for the firm’s domestic utility audit practice. Mr. Hamilton graduated from St. Francis College with a B.S. in accounting. He is a certified public accountant, accredited in business valuation, in a number of states. He is also a Certified Turnaround Professional, a designation given by the Turnaround Management Association to applicants who possess requisite turnaround experience and who pass the Association’s examination process. He is a director of MXenergy, Inc.

Denis Gagnon has been a director and our Chief Financial Officer since May 2006. Mr. Gagnon served as Chief Financial Officer of MMC North America LLC beginning in February 2006. Prior to that time, Mr. Gagnon served as Vice President at Deutsche Bank - Corporate Investments since June 2000 covering its venture capital, Latin America and Asia/Pacific private equity portfolios. Prior to that, Mr. Gagnon was an Associate at Gefinor (USA) Inc., manager of the Kaizen Breakthrough Partnership, L.P., or KBP, an LBO fund targeting control investments in underperforming, middle-market companies. Mr. Gagnon also served as acting chief financial officer for the Alexander Doll Company and Fournier Furniture, Inc., both portfolio companies of KBP. Mr. Gagnon is also a Director of Excel Dryer Corp. Mr. Gagnon holds an MBA from Columbia Business School and a B.A. in Accounting from Babson College, and was a Certified Public Accountant in Massachusetts.

Harry Scarborough has been our Vice President, Business Development, MMC Energy North America, LLC, our operating company, since December 2006, and our Senior Vice President, Operations, MMC North America, LLC since June 2007. From May 2001 to December 2006, Mr. Scarborough served as a General Manager of Pastoria Energy Facility, LLC, a subsidiary of Calpine Corp., a major North American power company which owns, leases and operates integrated systems of natural gas-fired and renewable geothermal power plants. Prior to that time, Mr. Scarborough served as Director of Operations and Maintenance for Enron Wind Corporation, a developer of wind field power projects. Prior to that, Mr. Scarborough was an international regional manager for GE Power Systems/Stewart and Stevenson Operations Inc., and has been a plant manager at Stewart and Stevenson Operations Inc. and LFC Power Systems, both energy companies. Mr. Scarborough holds an MOS in Management and a MOA in Education and Training from Chapman University. He also holds a B.A. in Business Administration from National University located in San Diego, California and is a graduate of the Navy Gas Turbine School for Engineering Officers.

Senator Richard Bryan has been a director since September 2006. Former U.S. Senator Bryan holds the distinction of being the only Nevadan to have served as a State Legislator, Attorney General, Governor of Nevada and as a United States Senator. Since 2001, Senator Bryan has been a shareholder at Lionel Sawyer & Collins, Nevada’s largest law firm, where he is a member of the firm’s Executive Committee. His practice focuses on government relations at the federal, state and local levels, particularly in the areas of mining and public land use issues. Senator Bryan is the firm’s designated representative for Lex Mundi and for the State Capital Global Law Firm Group, both global organizations of major law firms.

Frederick W. Buckman has been a director since September 2006. Mr. Buckman has been the President, Power Group at the Shaw Group since March 2009.  Mr. Buckman was the Managing Partner, Utilities at Brookfield Asset Management from September 2007 to March 2009.  From 1999 through September 2006, Mr. Buckman served as Chairman of the Board of Trans-Elect, Inc., an independent company engaged in the ownership and management of electric transmission systems, and as President of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon. From 1994 to 1998, Mr. Buckman was President, Chief Executive Officer and Director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. Mr. Buckman serves as Lead Director of StanCorp, chairs the Nominating and Corporate Governance Committee, and serves on the Organization and Compensation Committee. Mr. Buckman also serves as a director of Quanta Services Inc.

Phillip G. Harris has been a director since February 2008 and currently also is a senior fellow in PennFuture's Center for Energy, Enterprise and the Environment. He serves on several boards, including Microfield Group, Inc. He has more than thirty years of experience in the electric utility industry. He most recently served as President and Chief Executive Officer of PJM Interconnection and Chairman of the PJM Board in which capacity he served from 1992 to 2007. Under Mr. Harris' leadership, PJM was named to the National Companies That Care Honor Roll three times for its commitment to its employees and the community. PJM was selected as one of the 100 Best Places to Work in Pennsylvania for 2004 and 2005. In 2005, Mr. Harris was named CEO of the Year by Platts Global Energy Awards, becoming the first chief executive from his industry to receive the honor.

Dr. Peter Likins has been a director since August 2006. Dr. Likins was appointed as the 18th president of The University of Arizona on July 22, 1997 and retired at the end of the 2006-07 academic year. Previously, he was the president of Lehigh University for 15 years. Dr. Likins was a charter member of the NCAA Presidents Commission and served on the NCAA Division I Board of Directors. He is a member of the National Academy of Engineering and has served on the U.S. President’s Council of Advisors on Science and Technology. Effective May 18, 2009 Dr. Likins will be retiring from the Board of Directors of Consolidated Edison, Inc.

George Rountree III has been a director since July 2006 and currently also is the Lead Independent Director of our board of directors. Mr. Rountree has been an attorney in private practice in Wilmington, North Carolina since 1962. He has been a senior partner in the firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965. In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Mr. Rountree has been a director of Southern Union Company since 1990.

Martin Quinn was a director from August 2008 through January 29, 2009.  Mr. Quinn was the President and Chief Executive Officer of MQ Energy, LLC from March, 2007 through January 29, 2009, a company actively engaged in acquiring and managing electric generating plants. Mr. Quinn had previously served as a Director of the Company and as the Company’s President and Chief Operating Officer from May 2006 to March 2007. Mr. Quinn served as Chief Operating Officer of the Company’s predecessor, MMC Energy North America LLC, beginning in March 2005. Prior to that time, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Ridgewood Power, an independent power company with over 80 plants in the United States, Europe and the Middle East from February 1996 to May 2003. At Ridgewood Power, he managed all financial and operational aspects of the company. Mr. Quinn received his Bachelor of Science degree in Accounting and Finance from the University of Scranton, and is a Certified Public Accountant. Mr. Quinn passed away on January 29, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based upon a review of the forms furnished to us and written representations from certain reporting persons, we believe that during fiscal 2008 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of more than ten percent of our common stock were complied with.

Code of Ethics and Business Conduct

We have adopted a code of ethics and business conduct that applies to all of our directors, employees and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of our code of ethics and business conduct is posted on our Web site at www.mmcenergy.com under the Corporate Governance section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, at the same location on our Web site identified above and also in a Current Report on Form 8-K within four business days following the date of such amendment or waiver. The inclusion of our Web site address in this proxy does not include or incorporate by reference the information on our Web site into this proxy.

Audit Committee

The Company has a separately-designated standing audit committee.  From January 1, 2008 through February 22, 2008, the audit committee consisted of two independent directors, Frederick Buckman and Peter Likins.  During such period, MMC was in default of NASDAQ Marketplace Rule 4350(d)(2)(A) which requires the audit committee of each listed issuer to have at least three independent members, one of which meets the qualifications of “financial expert” under such rule. Effective February 22, 2008 with the appointment of Phillip Harris as the chair of the audit committee, MMC regained compliance with the rule.  Since February 22, 2008, the audit committee consists of Messrs. Harris, Buckman and Likins. Each member of the audit committee is independent for purposes of the NASDAQ listing standards as they apply to audit committee members.  The board has determined that Mr. Harris qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.

Item 11.  Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and to our other two most highly compensated executive officers for services rendered in all capacities to us during the year ended December 31, 2008. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)		Total Compensation ($)
	2008	420,000	200,000	470,350	—	—		1,090,350
Michael J. Hamilton, Chief Executive Officer	2007	24,839	84,000	—	—	67,403	(5)	176,242

	2008	260,833	132,500	193,450	—	—		586,783
Denis G. Gagnon, Chief Financial Officer	2007	223,750	160,000	—	—	—		383,750

	2008	195,833	100,000	193,450	—	—		489,283
Harry Scarborough, Senior Vice President	2007	168,750	175,000	20,000	9,100	—		372,850
——————
(1) The bonus payments accrued for in 2007, were approved by the compensation committee of the board of directors explicitly on the basis of retention, as opposed to 2007 performance. The cash bonus awards accrued for in 2008 were both performance and retention based and represented approximately 50% of each executive’s bonus potential. The Board does not intend to award bonuses for 2009.
(2) The value of stock and option awards granted to our named executive officers has been estimated pursuant to SFAS 123(R) for the applicable fiscal year and the amount shown reflects the related compensation expense recorded in such fiscal year. Our executive officers will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold.  The assumptions used with respect to valuation of option grants are set forth in “MMC Energy, Inc. Consolidated Financial Statements—Note 1—Summary of Significant Accounting Policies—Stock-Based Compensation.”
(3) Compensation for stock awards represents the following grants:
•
Grant to Mr. Hamilton of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Hamilton’s continued employment, 50% vest as of January 1, 2010. In the event of a change of control event, all unvested restricted stock awards would vest at the time of the change of control. Mr. Hamilton also received a grant of 70,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

•
Grant to Mr. Gagnon of 10,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Gagnon’s continued employment, 50% vest as of January 1, 2010. In the event of a change of control event, all unvested restricted stock awards would vest at the time of the change of control. Mr. Gagnon also received a grant of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

•
Grant to Mr. Scarborough of 10,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Scarborough’s continued employment, 50% vest as of January 1, 2010. In the event of a change of control event, all unvested restricted stock awards would vest at the time of the change of control. Mr. Scarborough also received a grant of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

•
Grant to Mr. Scarborough of 2,040 shares of restricted stock made on January 3, 2007. Assuming Mr. Scarborough’s continued employment, these shares of restricted stock vest in equal annual installments over a three year period.

(4) Compensation for option awards represents the following grants:
•
Grant to Mr. Scarborough of options to purchase 7,500 shares of common stock, made on April 30, 2007. These options vest in three equal annual installments over a three year period beginning on the date of grant.

(5)  Mr. Hamilton’s other compensation included $44,500 of director compensation and meeting fees and $22,903 of compensation for serving as our Non-Executive Chairman for the period from October 1, 2007 to December 9, 2007.

Agreements with Executive Officers

Michael J. Hamilton. Mr. Hamilton has been our Chief Executive Officer since December, 2007. Mr. Hamilton does not have a written employment agreement. His employment arrangement provides for a monthly salary of $35,000 and he is eligible for additional cash and equity bonuses. Mr. Hamilton has agreed to serve as our Chief Executive Officer without the benefit of an employment agreement, which our compensation committee views as important to our stockholders. Instead, we entered into a change in control and severance agreement with Mr. Hamilton on April 4, 2008 which provides for a cash payment in the amount of $750,000, but only in the event that Mr. Hamilton’s employment is terminated for any reason in connection with a change of control or if we terminate his employment at any time without cause or if he is constructively terminated. The compensation committee of MMC’s board of directors views Mr. Hamilton’s agreement to serve without an employment agreement as particularly meaningful in the case of MMC because in the compensation committee’s view the separation of Mr. Miller from MMC was unduly difficult and costly under MMC’s then-current form of executive employment agreement. Unlike the form of executive employment agreements used by MMC in the past, the new change in control agreements do not bind MMC to a number of very significant compensatory elements, including payment of a specific salary, a minimum term of employment, and the right to an annual bonus. The compensation committee views having flexibility as to these compensation terms as critically important to not being hamstrung in its goal of maintaining the right compensation packages for MMC’s executives over time.   Under the agreement, the vesting and/or exercisability of each of Mr. Hamilton’s outstanding equity awards would be accelerated in full, effective as of the date of any termination triggering the above payment. Generally, the cash payment would be payable to Mr. Hamilton in accordance with our normal payroll cycle over the thirty-month period immediately following the date of termination (with all Company supplied benefits to close on the termination date) provided, however , that if a change of control occurs, any portion of the cash payment that has not been paid will be paid as a lump sum within ten days of such change of control. The change of control and severance agreement also provides for additional payments of amounts to cover any liability arising under Section 280G of the Internal Revenue Code (i.e. excise taxes) if any as a result of severance benefits. For purposes of the change of control and severance agreement, a change of control means the occurrence of one of the following events: (i) any person or entity acquires more than 50% of our then-outstanding securities; (ii) MMC is a party to a merger or similar transaction which results in the holders of MMC immediately prior to such transaction failing to retain at least 50% of the outstanding voting securities of the surviving entity immediately after such transaction; (iii) the sale of substantially all of MMC’s assets; or (iv) a change in the composition of MMC’s board of directors over a period of 12 months or less as a result of which a majority of our directors ceases, by reason of one or more contested elections, to be comprised of directors who (A) have been directors since the beginning of such period or (B) were elected or nominated during such period by a majority of the board members described in clause (A).

Denis G. Gagnon. In May 2006, we entered into an employment agreement with Mr. Gagnon providing for a three-year term, base salary of $175,000 and severance benefits. At the request of our compensation committee, and for the same reasons described above in connection with Mr. Hamilton’s change of control and severance agreement,  we entered into a change in control and severance agreement with Mr. Gagnon on April 4, 2008 which provides that in the event Mr. Gagnon’s employment is terminated for any reason in connection with a change of control or if we terminate his employment at any time without cause or if he is constructively terminated we will pay Mr. Gagnon a cash amount equal to the greater of (i) two and one-half times his annual base salary in effect immediately prior to the date of his termination or (ii) $632,5000. Under the agreement, the vesting and/or exercisability of each of Mr. Gagnon’s outstanding equity awards would be accelerated in full, effective as of the date of any termination triggering the above payment. Generally, the cash payment would be payable to Mr. Gagnon in accordance with our normal payroll cycle over the thirty-month period immediately following the date of termination,  provided, however, that if a change of control occurs, any portion of the cash payment that has not been paid will be paid as a lump sum within ten days of such change of control. The change of control and severance agreement also provides for additional payments of amounts to cover any liability arising under Section 280G of the Internal Revenue Code as a result of severance benefits. The definition of change of control under Mr. Gagnon’s change of control and severance agreement is the same as disclosed in connection with Mr. Hamilton’s change of control and severance agreement.

Harry Scarborough.  Mr. Scarborough does not have a written employment agreement. We entered into a change in control and severance agreement with Mr. Scarborough on April 4, 2008 which provides that in the event Mr. Scarborough’s employment is terminated for any reason in connection with a change of control or if we terminate his employment at any time without cause or if he is constructively terminated we will pay Mr. Scarborough a cash amount equal to the greater of (i) two and one-half times his annual base salary in effect immediately prior to the date of his termination or (ii) $500,000. Under the agreement, the vesting and/or exercisability of each of Mr. Scarborough’s outstanding equity awards would be accelerated in full, effective as of the date of any termination triggering the above payment. Generally, the cash payment would be payable to Mr. Scarborough in accordance with our normal payroll cycle over the thirty-month period immediately following the date of termination,  provided, however , that if a change of control occurs, any portion of the cash payment that has not been paid will be paid as a lump sum within ten days of such change of control. The change of control and severance agreement also provides for additional payments of amounts to cover any liability arising under Section 280G of the Internal Revenue Code as a result of severance benefits. The definition of change of control under Mr. Scarborough’s change of control and severance agreement is the same as disclosed in connection with Mr. Hamilton’s change of control and severance agreement.

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan currently provides for the issuance of up to 500,000 shares of our common stock. As of April 30, 2009, options to acquire 93,000 shares of our common stock were issued and outstanding under the plan and 295,836 shares of restricted stock were issued and outstanding under the plan. On July 26, 2006, our board of directors voted to amend the 2006 Stock Incentive Plan to increase the number of shares authorized and reserved for issuance there under from 200,000 shares to 500,000 shares of common stock, subject to adjustment in the event of stock splits and other similar events, and our stockholders approved this increase at a meeting held on September 19, 2006. As of April 30, 2009, 111,164 shares remain eligible for grant under the plan.

Our 2006 Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights and restricted stock. The compensation committee of our board of directors administers the plan. The committee has the sole power and authority, consistent with the provisions of the plan, to determine which eligible participants will receive awards, the form of the awards and the number of shares of our common stock covered by each award. The committee may impose terms, limits, restrictions and conditions upon awards, and may modify, amend, extend or renew awards, accelerate or change the exercise time of awards or waive any restrictions or conditions to an award.

We can grant a variety of awards under the plan. We can grant options to purchase shares of our common stock that either are intended to qualify as incentive stock options under the Internal Revenue Code or that do not qualify as incentive options. The compensation committee can determine the option exercise price, the term of each option, the time when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

We also can grant rights to receive a number of shares or cash amounts, or a combination of the two that is based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee. We can award shares of our common stock at no cost or for a stated purchase price. These stock awards may be subject to restrictions at the compensation committee’s discretion.

We also can grant performance awards to participants entitling the participants to receive shares of restricted stock, subject to terms and conditions determined by the compensation committee.

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2008:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael J. Hamilton(1)	—	—	—	—	15,000	13,200	70,000	61,600

Denis G. Gagnon(2)	6,667	13,333	10.00	5/15/2016	5,000	4,400	30,000	26,400

Harry Scarborough(3)	2,500	5,000	6.50	4/30/2017	680	598	30,000	26,400
					5,000	4,400

(1) The vesting dates for Mr. Hamilton’s stock options are as follow:
•
Grant of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Hamilton’s continued employment, 50% vest as of January 1, 2010.

•
Grant of 70,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

(2) The vesting dates for Mr. Gagnon’s stock options and restricted stock are as follows:
•	Option award granted on May 15, 2006 - These options vest in equal monthly installments over a three year period, beginning on May 15, 2007.
•
Grant of 10,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Gagnon’s continued employment, 50% vest as of January 1, 2010.

•
Grant of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

(3) The vesting dates for Mr. Scarborough’s stock options and restricted stock are as follows:
•	Option award granted on April 30, 2007 - These options vest in equal monthly installments over a three year period, beginning on April 30, 2008.
•	Grant of 1,360 shares of restricted stock made on January 3, 2007 - These shares of restricted stock vest in equal annual installments over a three year period beginning on January 3, 2008.
•
Grant of 10,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vested as to 50% on January 1, 2009 and assuming Mr. Scarborough’s continued employment, 50% vest as of January 1, 2010.

•
Grant of 30,000 shares of restricted stock made on March 10, 2008.  These shares of restricted stock vest in full as of the date the trading price of the Company’s common stock as reported on the NASDAQ Global Market is greater than $5.50 per share for ten consecutive trading days, or in the event of a change of control of the Company.

Directors’ Compensation

Upon the recommendation of the compensation committee, the full board of directors approved an annual compensation arrangement for our independent directors effective October 1, 2006. Such arrangement is comprised as follows:

Annual Fee. Each independent director receives an annual cash retainer in the amount of $20,000, paid quarterly in arrears.

Meeting Fees. For each board of directors and committee meeting attended in person or via telephonic conference, an independent director will receive $500; provided that a committee member shall not be compensated for attendance at any committee meeting if such director is already entitled to compensation for attending a board of directors meeting held the same day.

Finance Committee Chair. The chair of the finance committee receives an annual cash retainer of $10,000.

Audit Committee Chair. The chair of the audit committee receives an annual cash retainer of $10,000.

Other Committee Chairs. The chair of each other committee of the board of directors, excluding the finance committee, audit committee and compensation and governance committee, receives an annual cash retainer of $6,000.

Lead Independent Director. The lead independent director of the board of directors, currently George Rountree, III, receives an annual cash retainer of $6,000.

2008 Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Total ($)
Sen. Richard Bryan	27,500	27,750	55,250
Frederick W. Buckman	29,000	27,750	56,750
Phillip Harris (1)	29,000	27,750	56,750
Dr. Peter Likins	35,000	27,750	62,750
George Rountree III	39500	27,750	67,250
Martin Quinn(2)	9,793	-0-	9,793

(1) Phillip Harris was appointed to the board of directors and as chair of the audit committee of the board of directors on February 22, 2008.
(2)  Martin Quinn passed away on January 29, 2009.
(3) The value of stock awards granted to our directors has been estimated pursuant to SFAS 123(R) for the applicable fiscal year and the amount shown reflects the related compensation expense recorded in such fiscal year. Our directors will not realize the estimated value of these awards in cash until these awards are vested or sold.
(4) Compensation for stock awards represents the following grants:
•
Messrs. Bryan, Buckman, Harris, Likins and Rountree were each granted 10,000 shares of restricted stock on May 28, 2008.  These shares of restricted stock vest the day prior to the 2009 annual stockholder meeting, or in the event of a change of control of the Company.

•	As of December 31, 2008 Messrs. Bryan, Buckman, Harris, Likins and Rountree have 10,000 shares of restricted stock outstanding, respectively, and no options outstanding, respectively.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of April 30, 2009 by:

•	each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock;
•	each of our directors and named executive officers; and
•	all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of April 30, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 26 Broadway, Suite 960, New York, NY 10004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding(7)

Directors and Named Executive Officers:
Michael Hamilton	101,768	*
Denis G. Gagnon (1)	229,234	1.6

Sen. Richard Bryan	16,268	*
Frederick W. Buckman	13,204	*
Phillip G. Harris	10,000	*
Martin V. Quinn	442,608	3.1
Dr. Peter Likins	16,268	*
George Rountree III	150,003	1.1

Directors and Executive Officers as a Group (7 Persons) (2)	979,353	6.9

5% Beneficial Owners

Stephens Investment Management, LLC (3) c/o One Sansome Street, Suite 2900 San Francisco, CA 94104	2,694,881	19.0

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	1,392,200	9.8

JPMorgan Chase & Co. (5) 270 Park Avenue New York, NY 10017	1,036,300	7.3

D.E. Shaw Plasma Portfolios, L.L.C.(6) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	1,379,074	9.7
——————
* Less than 1%.
(1) Includes 20,000 shares issuable upon exercise of stock options.
(2) Includes 20,000 shares issuable upon exercise of stock options.
(3) Information with respect to Stephens Investment Management, LLC (“SIM”) and its affiliates is based solely upon information provided in that certain Schedule 13G that was filed with the SEC on March 30, 2009 by SIM, Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens. According to the filing, certain limited partnerships, including Orphan Fund, L.P. (“Orphan”), Nanocap Fund, L.P. (“Nanocap”) and Stephens Industry, L.P. (“Stephens”), for which SIM serves as general partner and investment manager.  SIM, as those investment limited partnerships’ general partner and investment manager, and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of SIM, may therefore be deemed to beneficially own Securities owned by such investment limited partnerships for the purposes of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, insofar as they may be deemed to have the power to direct the voting or disposition of those Securities.

(4) Information with respect to T. Rowe Price Associates, Inc. (“Rowe”) and its affiliates is based solely upon information provided in a Schedule 13G that was filed with the SEC on February 12, 2009 by Rowe and T. Rowe Price Small-Cap Value Fund, Inc.
(5)  Information with respect to JP Morgan Chase & Co. (“JPMorgan”) and its affiliates is based solely upon information provided in a Schedule 13G that was filed with the SEC on January 22, 2009 by JPMorgan and J.P. Morgan Securities Inc.
(6)  Information with respect to D.E. Shaw Plasma Portfolios, L.L.C. is based solely upon information provided in a Schedule 13G that was filed with the SEC on November 17, 2008.  The stock reported as beneficially owned by D.E. Shaw Plasma Portfolios, L.L.C. also includes shares of stock beneficially owned by D.E. Shaw & Co., L.L.C., D.E. Shaw & Co., L.P., and David E. Shaw. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Plasma Portfolios, L.L.C., and by virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the managing member of D. E. Shaw Plasma Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of the shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 1,379,074 shares.
(7)  Calculated on the basis of 14,161,325 shares of Common Stock outstanding as of April 30, 2009, provided any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after April 30, 2009, are deemed outstanding for the purposes of calculating the stockholder’s percentage of beneficial ownership.

Item 13.  Certain Relationships and Related Party Transactions, and Director Independence.

The board of directors has adopted a written policy governing related party transactions (the “Related Party Policy”). The Related Party Policy requires the audit committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship where MMC is a participant, the Related Party (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

There were no related party transactions since January 1, 2008

Independent Directors

Our board of directors is comprised of at least a majority of independent directors and each member of the audit committee, compensation committee, and nominating and corporate governance committee of the board of directors qualifies as an independent director. Each of our directors other than Messrs. Hamilton, Gagnon and Quinn, who served as a director until his death on January 29, 2009, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market and the other national securities exchanges. In addition, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Item 14.  Principal Accountant Fees and Services

The fees billed by RBSM LLP, our independent registered public accounting firm, during or with respect to the fiscal years ended December 31, 2008 and December 31, 2007 were as follows:

	Years Ended December 31,
	2008		2007
		% Approved		% Approved
		by the Audit		by the Audit
	Fee	Committee	Fees	Committee
Audit fees	$189,000	100%	$162,000	100%
Audit related fees	$-0-	100%	$9,000	100%
Tax fees	$10,000	100%	$22,000	100%
All other fees	$-0-	100%	$85,000	100%
Total	$199,000		$278,000

Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC. The fees for 2008 include $118,000 of accrued audit fees for the 2008 year-end audit that were not billed until 2009.

Audit Related Fees consist of fees for assurance and related services that are traditionally performed by our auditors. These services include due diligence on acquisition targets and consultation in connection with financial and accounting standards.

Tax Fees consist of fees billed for tax compliance services. The fees for 2008 include $10,000 of accrued tax fees for the tax returns to be prepared for the tax year ended December 31, 2008.

All Other Fees consist of services customarily provided by the auditors in connection with our two registration statements on Form SB-2 filed with the SEC in December 2006 and July 2007. No such fees were incurred in 2008.

Audit Committee Pre-approval Policies and Procedures

The audit committee of our board of directors is responsible, among other matters, for the oversight of the external auditor. The audit committee has adopted a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accountants.

Under the policy, the audit committee may approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the audit committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the audit committee may delegate to one or more of its members the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the audit committee at its next scheduled meeting.

The audit committee establishes budgeted fee levels annually for each of the four categories of audit and non-audit services that are pre-approved under the policy, namely, audit, audit-related, tax and other services. Requests or applications to provide services that require specific approval by the audit committee are submitted to the audit committee by both the external auditor and the chief financial officer. The audit committee approved 100% of the fees for all audit and non-audit related services provided by RBSM LLP during the 2008 fiscal year.

PART IV

Item 15.  Exhibits and Financial Statement Schedules

(a)
(3)           Exhibits
The exhibits required by Item 601 of Regulation S-K are set forth below in Item 15(b)

(b)           Exhibits
The following exhibits are filed as part of, or incorporated by reference into, this Annual Report on Form 10-K/A:

Exhibit
Number
24.1	Power of Attorney. Previously filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 31, 2009.
31.1	Certification by Michael Hamilton Pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
31.2	Certification by Denis Gagnon Pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
32.1	Certification by Denis Gagnon pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification by Michael Hamilton pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of April, 2009.

MMC Energy, Inc.

By:	/s/ Michael J. Hamilton
Michael J. Hamilton

Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Hamilton	Chief Executive Officer and Chairman of	April 30, 2009
Michael J. Hamilton	the Board of Directors

*	Chief Financial Officer, Principal	April 30, 2009
Denis Gagnon	Accounting Officer and Director

*	Director	April 30, 2009
Richard Bryan

*	Director	April 30, 2009
Frederick W. Buckman

*	Director	April 30, 2009
Peter Likins

*	Director	April 30, 2009
George Rountree III

*	Director	April 30, 2009
Phillip G. Harris

* by:	Michael J. Hamilton
Attorney-in-Fact

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2009

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from     to    .

Commission file number 000-51968

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0493819
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

26 Broadway New York NY 10004
(Address of principal executive offices)(Zip Code)

(212) 977-0900
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year,
if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐                                    Accelerated Filer ☐

Non-Accelerated Filer☐ (Do not check if a smaller reporting company)                   Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes ☐ No ☒

As of May 15, 2009 the registrant had 14,161,325 shares of Common Stock outstanding.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Business,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Quarterly Report on Form 10-Q constitute forward-looking statements.  These statements relate to future events or our strategy, future operations, future financial position, future revenues, projected costs, prospects, and the plans and objectives of management and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this Quarterly Report. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," “anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not know whether we can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially. We undertake no obligation to update any of the forward-looking statements after the date of this Quarterly Report to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

 PART I. FINANCIAL INFORMATION

 ITEM 1. FINANCIAL STATEMENTS

MMC ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and equivalents	$3,911,748	$5,915,432
Accounts receivable (Note 3)	356,202	420,209
Unbilled receivables (Note 3)	23,797	230,722
Spare parts inventories	100,947	98,500
Prepaids and deposits (Note 3)	223,404	243,048
Total current assets	4,616,098	6,907,911

Property, plant and equipment, net (Note 4)	36,372,669	4,915,372

Other assets:
Deferred costs (Note 5)	1,187,993	2,659,477
Long-term deposits (Note 6)	2,063,206	28,728,604
Other assets and deferred charges (Note 7)	340,409	415,919
Total other assets	3,591,608	31,804,000
Total assets	$44,580,375	$43,627,283

Liabilities & Stockholders' equity
Current Liabilities:
Current maturities of long-term debt (Note 8)	$6,883,445	$444,456
Accounts payable	807,631	2,086,286
Deferred gain	398,000	-
Accrued interest	12,108	15,814
Accrued compensation	255,518	344,022
Other accrued expenses	655,356	2,276,671
Total current liabilities	9,012,058	5,167,249

Long-term debt (Note 8)	1,407,366	1,518,480
Commitments & contingencies (Note 9)

Stockholders' Equity (Note 11)
Preferred Stock; 10,000,000 shares authorized; none issued and outstanding; $.001 par value	-	-
Common stock; 300,000,000 shares authorized with 14,194,347 issued and 14,161,325 outstanding as of March 31, 2009 and as of December 31, 2008; $.001 par value	14,194	14,194
Additional paid-in capital	62,158,293	62,041,693
Accumulated deficit	(27,982,173)	(25,084,970)
Treasury stock	(29,363)	(29,363)
Total stockholders' equity	34,160,951	36,941,554
Total liabilities and stockholders' equity	$44,580,375	$43,627,283

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

MMC ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Operating revenues:
Resource adequacy capacity	$519,620	$581,750
Ancillary services	25,744	5,138
Energy production	62,267	143,497
Total operating revenues	607,631	730,385
Costs of sales:
Costs of resource adequacy capacity	37,672	42,177
Costs of ancillary services	1,079	4,316
Costs of energy production	77,448	75,045
Total costs of sales	116,199	121,538
Gross Profit	491,432	608,847
Operating expenses:
Depreciation	179,595	294,322
Operations and maintenance	647,201	730,123
General and administrative expenses	1,074,170	1,517,587
Loss on disposal	135,339	-
Impairment charges	1,292,985	-
Total operating expenses	3,329,290	2,542,032
Loss from operations	(2,837,858)	(1,933,185)
Interest and other expenses
Interest expense	(65,448)	(65,021)
Interest income	6,103	373,098
Interest income (expense), net	(59,345)	308,077
Other income, net	-	-
Total interest and other income (expense)	(59,345)	308,077
Net loss before provision for income taxes	(2,897,203)	(1,625,108)
Provision for income taxes	-	-
Net loss	$(2,897,203)	$(1,625,108)

Basic (loss) earnings per common share
Net (loss) earnings per share	$(0.20)	$(0.12)

Weighted average shares outstanding	14,161,325	13,970,315

Diluted (loss) earnings per common share
Net (loss) earnings per share	$(0.20)	$(0.12)

Weighted average shares outstanding	14,161,325	13,970,315

Weighted average shares outstanding - basic	14,161,325	13,970,315
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-
Weighted average shares outstanding - diluted	14,161,325	13,970,315

Anti-dilutive shares excluded from diluted EPS computations	879,755	418,297

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

MMC ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 31, 2009
(Unaudited)

	Common	Common	Additional			Total
	Shares	Stock	Paid-in	Accumulated	Treasury	Stockholders'
	$.001 Par Value	Amount	Capital	Deficit	Stock	Equity
Balance at December 31, 2008	14,194,347	$14,194	$62,041,693	$(25,084,970)	$(29,363)	$36,941,554
Stock awards and options, net of cancellations		-	116,600			116,600
Net loss	-	-	-	(2,897,203)		(2,897,203)

Balance at March 31, 2009	14,194,347	$14,194	$62,158,293	$(27,982,173)	$(29,363)	$34,160,951

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

MMC ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Operating Activities of Continuing Operations

Net loss	$(2,897,203)	$(1,625,108)

Adjustments to reconcile net loss to cash used in operating activities
Depreciation	179,595	294,322
Stock-based compensation	116,600	78,094
Loss on disposal	135,339	-
Impairment charges	1,292,985	-
Changes in current assets & liabilities
Decrease (increase) in receivables	270,932	(91,030)
(Increase) decrease in spare parts inventories	(2,447)	3,171
Decrease (increase) in prepaids and deposits	19,644	(98,796)
Decrease in other assets and deferred charges	48,995	10,130
Increase (decrease) in accounts payable	546,192	(153,552)
Increase (decrease) in deferred gain	-	(65,713)
(Decrease) increase in other accrued expenses	(1,536,981)	39,906
(Decrease) in accrued compensation	(88,504)	(1,400,621)
(Decrease) increase in accrued interest	(3,706)	32,562
Net cash used in operations	(1,918,559)	(2,976,635)

Investing Activities of Continuing Operations
Purchases of property, plant and equipment	(79,424)	(175,184)
Equipment deposits paid	(1,138,447)	(9,539,243)
Proceeds from sale of equipment	1,478,333	-
Redemption (purchase) of securities available for sale, net	-	4,075,000
Deferred acquisition costs	(234,473)	(307,825)
Net cash provided by (used in) in investing activities	25,989	(5,947,252)

Financing Activities of Continuing Operations
Repayment of long-term debt	(111,114)	(111,114)

Net cash used in financing activities	(111,114)	(111,114)

Net decrease in cash and cash equivalents	(2,003,684)	(9,035,001)
Cash and cash equivalents at beginning of period	5,915,432	42,582,697
Cash and cash equivalents at end of period	$3,911,748	$33,547,696

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	69,154	45,495

Non-cash investing and financing activities
Stock-based compensation	$116,600	$78,094
Loan from GE Facility to GE Energy on behalf of the company	6,438,989	-

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

MMC ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
 (Unaudited)

NOTE 1 – ORGANIZATION AND LINE OF BUSINESS

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. However, the results from operations for the three month period ended March 31, 2009, are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2008 financial statements and footnotes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

Organization and Line of Business

The Company is an energy management company that acquires and actively manages electricity generating and energy infrastructure related assets in the United States.  The Company seeks to acquire, directly or through joint ventures, a portfolio of small to mid-size electricity generating assets, generally below 100 megawatts.  In January 2006, the Company acquired two power generation facilities located in Chula Vista and Escondido, California, and in November 2006, the Company acquired a facility in Bakersfield, California (“Mid-Sun”).

Due to the recent stresses in the financial markets, coupled with depressed electricity prices, it has become increasingly difficult for the Company to continue to execute its acquisition growth strategy.  Furthermore, the California Energy Commission (the “CEC”) issued its Preliminary Decision in January 2009 denying the Company’s Chula Vista Energy Upgrade Project the required permit to proceed, in what the Company believes to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of the Company’s application.  While the Company continues to evaluate its options to contest the CEC’s preliminary decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project.  While the Company has successfully permitted its Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long term revenue contract to finance the Escondido Energy Upgrade Project’s completion.

In February 2009, the Company entered into a purchase and sale agreement with Pro Energy Services, Inc. (“Pro Energy”) to sell its Mid-Sun facility’s GE LM2500 gas-fired turbine and related power generating equipment for a gross purchase price of $4 million. The sale successfully closed on April 1, 2009. Subsequent to closing, the Mid-Sun facility ceased all operations. The Company expects to realize approximately $3.1 million after costs of selling and extinguishment of associated liabilities. The Company had previously recorded impairment charges to reflect its appraised net realizable value of the Mid-Sun facility. On April 1, 2009 the remaining $3.5 million cash purchase price was received.

MMC Energy, Inc. was originally incorporated in Nevada under the name High Tide Ventures, Inc. on February 13, 2003. On May 3, 2006, High Tide Ventures changed its name to MMC Energy, Inc. On May 15, 2006, a wholly-owned subsidiary of MMC Energy, Inc. merged with and into MMC Energy North America LLC, a Delaware limited liability company. Prior to this merger, MMC North America LLC acquired the power generating facilities located in Chula Vista and Escondido, California and otherwise conducted the Company’s current business as described throughout this Quarterly Report. Prior to this merger, MMC Energy, Inc. did not conduct meaningful operations. As a result of the merger, MMC Energy, Inc. thus acquired the business of MMC Energy North America LLC, including the electricity generating facilities, and the former members of MMC Energy North America LLC received shares of common stock of MMC Energy, Inc. On September 22, 2006, the Company was reincorporated as a Delaware corporation by means of a merger of the existing Nevada corporation with and into MMC Energy, Inc., a newly-formed Delaware corporation.  Pursuant to the reincorporation merger, the Delaware corporation succeeded to the business of the Nevada corporation and the separate existence of the Nevada corporation ceased.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: MMC Energy North America LLC, MMC Escondido LLC, MMC Chula Vista LLC, MMC Mid-Sun LLC, MMC Chula Vista II LLC and MMC Escondido II LLC (“Escondido II”). All intercompany accounts and transactions have been eliminated. In 2008 the Company sold its membership interest in Escondido II and that entity is no longer included in the consolidated financial statements.

Revenue Recognition

The Company recognizes revenue from products and services, in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”).  SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services have not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

The Company records revenues in connection with delivering electricity and ancillary services, generally being on call to provide power on ten minutes notice to the California Independent System Operator (“CAISO”), or such other first parties as it may contract with directly from time to time.  In the event that the Company is compensated for services before they are rendered, the Company defers such revenue in the liability section of its balance sheet.

The Company’s electricity generating facilities are generally referred to as “peaker” plants. Peaker plants are used to balance unexpected short term surges in demand, making them critical to the reliability of the power grids they serve. The Company’s revenues to date have been earned by providing resource adequacy capacity, ancillary services and energy production in the State of California.

•
Resource Adequacy Capacity – Regulatory capacity payments for generators of any type are based strictly on total installed capacity measured in megawatts (“MW”). In the California market, where the Company currently operates exclusively, market-based capacity revenues are earned through resource adequacy contracts, whereby the counterparty can point to the Company’s facilities' installed capacity as a source to supply its peak demand plus a mandatory safety margin as dictated by the California Public Utilities Commission (“CPUC”). The contract does not create an obligation to supply electricity to the counterparty, but does obligate the Company to bid its energy into the California Independent System Operators Corporation (“CAISO”) markets on a daily basis such that the Company’s capacity is available to the CAISO, if needed, at the Company’s bid price. The resource adequacy capacity amount cannot exceed the qualified capacity amount for the resource. Qualified capacity is certified by CAISO. For 2008 and 2009, the MMC Escondido and MMC Chula Vista facilities were certified by CAISO and the CPUC for 35.5 MW each and Mid-Sun for 21.8 MW.

•
Ancillary Services – Although there are several types of ancillary services, the Company primarily provides “non-spin” services which call for the facilities to deliver the awarded capacity within 10 minutes of dispatch regardless of whether already synchronized to the grid. As of September 26, 2008 the CAISO has withdrawn the Company’s certification to provide spinning reserve services which was, through 2007, the Company’s primary ancillary service.

•
Energy Production – The Company provides electricity to a local power grid through day-ahead bidding and real time auctions managed by the CAISO, the “merchant market” or through financially settled bilateral agreements with a utility or other direct counterparty. As the Company has no outstanding electricity purchase agreements or other contracted energy production, all of its energy production revenues are earned in the daily merchant market.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109 “Accounting For Income Taxes,” (“SFAS 109”) deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Items that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred income tax assets in circumstances where management believes the recoverability of a portion of the assets is not reasonably assured. Losses incurred will be carried forward as applicable per SFAS 109 and the Internal Revenue Code and potentially may be used to offset taxable net income generated in the future.  The Company has no history of generating taxable net income and therefore has provided a full valuation allowance against its net deferred tax assets.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all time deposits and highly liquid debt instruments purchased that mature in three months or less to be cash equivalents.

Receivables

Accounts receivable are composed substantially of trade accounts receivable that arise primarily from the sale of electricity or services on account and are stated at historical cost. Management evaluates accounts receivable to estimate the amount of accounts receivable that will not be collected in the future, if any, and records a provision for that amount. The Company does not have an allowance for doubtful accounts.

Inventories

Inventories are stated at cost based on the specific identification method. Inventories consist of spare parts to be used in general operations and maintenance.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed principally by using the straight-line method at rates based on estimated useful lives as follows:

Office equipment	3 years
Machinery, automobiles and equipment	3 – 10 years
Software	3 years

Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets,'' long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indicator of impairment exists for any grouping of assets, an estimate of undiscounted future cash flows is produced and compared to its carrying value. If an asset or grouping of assets is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows.

The Company also evaluates its long-lived assets for impairment per SFAS No. 157 “Fair Value Measurement.” Impairment charges for certain assets held for sale were derived using Level 2 inputs.

During the three month periods ended March 31, 2009 and 2008 the Company recorded impairment charges of $1,292,985 and $0, respectively.

Assets held for sale as of 03/31/2009 were valued at net realizable value per SFAS 144 and SFAS 157.

Interest Cost Capitalization

In accordance with Statement of Financial Accounting Standards No. 34 “Capitalization of Interest Cost” (“SFAS No. 34”) the Company capitalizes the cost of interest incurred for assets that are constructed or otherwise produced for its own use (including assets constructed or produced for the Company by others for which deposits or progress payments have been made) and assets intended for sale or lease that are constructed or otherwise produced as discrete projects.  The Company does not capitalize interest for assets that are in use or ready for their intended use in the Company's operations.

At March 31, 2009, the Company capitalized approximately $329,000 of interest costs with respect to the purchase of two GE LM6000 PC Sprint® turbines with respect to the Chula Vista Upgrade project and the related GE Loan Facility agreement.

Assets Held For Sale

The Company is seeking to sell its interest in MMC Chula Vista II, LLC (“Chula Vista II”). Chula Vista II’s only asset is the contract to purchase two GE LM6000 PC Sprint®  turbines from GE Packaged Power, Inc (“GE Power”). As of the date of this report these turbines have been fully paid and are carried at their full basis in property, plant and equipment. Their carrying value inclusive of all deposits made and capitalized costs is approximately $31.4 million.

During the fourth quarter of 2008 the Company had also reached an agreement to sell its GE LM2500 turbine that was in operation at its Mid-Sun facility to Pro Energy for the gross purchase price of $4 million. The Company received a deposit of $500,000 in February 2007 and the remaining proceeds of $3.5 million on April 1, 2009 when the transaction successfully closed.

The Company also has as held for sale an additional $2.2 million of assets consisting primarily of its transformers to be purchased under contract from Fortune Electric Co. Ltd (“Fortune”) and miscellaneous smaller assets. Assets held for sale are held at net realizable value and distributed as follows:

Property, plant and equipment	$36,372,669
Project deposits	1,974,706
Deferred acquisition costs	1,187,993
Prepaids and short-term deposits	228,410
Other assets and deferred charges	279,521
Total assets held for sale	$40,043,299

Assets held for sale as of 03/31/2009 were valued at net realizable value per SFAS 144 and SFAS 157.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit for each institution.
.
For the three month periods ending March 31, 2009 and 2008, 86% & 80%, respectively of the Company’s revenues were derived from Oxy, Inc., who contracts Resource Adequacy Capacity on the Company’s behalf and collects its receivables on a monthly basis on the Company’s behalf. The Company received the balance of its revenues from CAISO.

Seasonal Nature of Business

The Company’s business is seasonal, with a relatively high proportion of revenues and operating cash flows generated during the third quarter of the fiscal year, which include the peak summer months for energy demand, and a relatively low proportion of revenues and operating cash flows generated during the first quarter. As the Company derives most of its revenues from selling energy and ancillary services at spot market prices, as opposed to under longer term fixed-price contracts, its revenues and operating income are highly exposed to the seasonal fluctuation in commodity pricing, which generally corresponds to peak electricity demand. In addition,  a portion of the Company’s resource adequacy capacity revenues are seasonal as well, with a significantly greater portion paid during the summer.

Geographical and Regulatory Risk

All of the Company’s facilities are located in Southern California, and generally provide electricity only in that state. The facilities maintain exempt wholesale generator (“EWG”) status and market based rate (“MBR”) authority as approved by the Federal Energy Regulatory Commission. Accordingly, the Company’s operations are regulated by the local Air Permit Control Boards, the CAISO and other related state and local agencies, as well as the Federal Energy Regulatory Commission.  These organizations establish certain rules and limitations on operations and require that the Company maintain in good standing several required licenses and permits, such as permits for air emissions.  These organizations may from time to time change the rules under which the Company operates and derives its revenues.  The Company believes it has all such required licenses and permits to conduct its operations and believes that it is conducting those operations in compliance with said licenses and permits.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” (“SFAS 130”) establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by, and distributions to, owners.  Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. In the past the Company held securities-available-for-sale that could have generated other comprehensive income (losses) but traded at par while they were held. As such, the Company has not generated any comprehensive income (losses) in the periods presented nor has it since its inception.

Segment Information

The Company adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” ("SFAS 131"). SFAS 131 establishes standards for reporting information regarding operating segments, to the extent that multiple discrete segments exist in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions concerning how to allocate resources and assess performance.  At this time, the Company only operates in one segment; the generation of electricity.

Basic and Diluted Earnings (Loss) Per Share

Basic and diluted income or loss per common share is based upon the weighted average number of common shares outstanding during the three months ended March 31, 2009 and 2008, under the provisions of SFAS No. 128, “Earnings Per Share” and as amended/superseded in “Share-Based Payment”(“SFAS 123(R)”). As the Company incurred losses for the three month periods ended March 31, 2009 and 2008 dilutive shares presented for those periods are identical to basic shares outstanding. Below is a reconciliation of basic to diluted shares outstanding for the applicable periods as well as anti-dilutive shares excluded from calculations for the relevant periods:

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Basic, diluted and anti-dilutive shares
Weighted average shares outstanding - basic	14,161,325	13,970,315
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-
Weighted average shares outstanding - diluted	14,161,325	13,970,315

Anti-dilutive shares excluded from diluted EPS computations	879,755	418,297

Stock-Based Compensation

The Company adopted SFAS 123(R) which no longer permits the use of the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25 “Accounting for Stock Issued to Employees.” The Company used the modified prospective method allowed by SFAS 123(R), which requires compensation expense to be recorded for all stock-based compensation granted on or after January 1, 2006, as well the unvested portion of previously granted options. The Company is recording the compensation expense on a straight-line basis, generally over the explicit service period of three years. The Company made no stock-based compensation grants before January 1, 2006, and, therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006.

The following table summarizes common stock options outstanding and the related exercise prices under the Company’s 2006 Equity Incentive Plan.

Options Outstanding					Options Exercisable
Grant Year	Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
2006	$10.00	72,000	7.12	$10.00	64,666	7.12	$10.00
2007	$6.50	21,000	8.08	$6.50	7,000	8.08	$6.50
Totals		93,000	7.34	$9.21	71,666	7.22	$9.66

Transactions during 2008 involving stock options issued to employees are summarized as follows:
	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2008	93,000	$9.21
Granted	-	-
Exercised	-	-
Cancelled or expired	-	-
Outstanding at March 31, 2009	93,000	$9.21

Based on the Company’s closing stock price of $0.95 at March 31, 2009, stock options currently outstanding had no aggregate intrinsic value, and there were no in-the-money options exercisable.  As of March 31, 2009, such options had a weighted-average remaining contractual life of 7.22 years and weighted-average exercise price of $9.66 per share.

In accordance with SFAS 123(R), the company uses the simplified expected term midpoint method to estimate the expected life of its option grants.

There were no grants of employee stock options for the three month periods ended March 31, 2009 and 2008.

Derivative Instruments

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.” Pursuant to EITF Issue No. 00-19, the Company is required to recognize the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and options to purchase common stock) as an asset or liability, and subsequently measure the change in the fair value (based on a Black-Scholes computation), with gains and losses included in a statement of operations. No such instruments were issued for the three month periods ended March 31, 2009 and 2008.

Fair Value of Financial Instruments

The carrying amounts of the Company's cash, trade payables, accrued expenses, and notes payable approximate their estimated fair value due to the short-term nature of those financial instruments.

Fair Value Measurement

On Sept. 15, 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”). The new standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. SFAS 157 will change current practice by defining fair value: “Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” SFAS 157 now requires certain methods to be used to measure fair value: measured as a market-based measurement, not an entity-specific measurement, based on assumptions market participants would make in pricing the asset or liability (i.e, on exit price). SFAS 157 establishes a three level/input hierarchy for measuring fair value and expands disclosures about fair value measurements. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability such as unobservable inputs which reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company implemented the use of SFAS 157 in the determination of the impairment values of certain assets and liabilities with the use of Level 2 inputs.

Recent Accounting Pronouncements

SFAS No. 163. In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (“SFAS 163”). The FASB believes that diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises.” The Company is not an insurance enterprise and this standard will not have any impact on its financial position, results of operations or cash flows.

SFAS No. 162. In May 2008, the FASB issued, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”) which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued SFAS 162 to achieve that result. SFAS 162 is effective 60 days following the SEC approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” As of the report date, approval has not yet taken place. The Company does not expect that the adoption of this standard will have any  impact on its financial position, results of operations or cash flows.

Reclassifications

Certain reclassifications have been made to conform prior period data to the current presentation. These reclassifications had no effect on reported losses.

NOTE 3 – RECEIVABLES AND PREPAID ITEMS

At March 31, 2009 and December 31, 2008 accounts receivable and prepaid items consisted of the following:

	March 31,	December 31,
	2009	2008
Accounts receivable	$269,122	$314,169
Employee loan	87,080	106,040
Total	$356,202	$420,209

Unbilled receivables	$23,797	$230,722

Total	$23,797	$230,722

Prepaid insurance	$141,727	$129,983
Prepaid expenses	81,177	101,959
Short-term deposits	500	11,106
Total	$223,404	$243,048

The Company is paid monthly in arrears on its resource adequacy capacity contracts.  Commencing in November 2008, the Company is paid under its energy management agreement with Macquarie Cook Power, Inc. (“MCPI”) for revenues earned from CAISO for energy and ancillary services approximately 60 days in arrears.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

At March 31, 2009 and December 31, 2008 property, plant and equipment consisted of the following:

	March 31,	December 31,
	2009	2008
Land	$375,000	$375,000
Automobile	21,806	21,927
Office equipment	167,561	148,156
Transformer	204,280	-
Machinery, equipment & other	7,375,506	8,207,849
LM-6000 Turbines	31,331,318	-
	39,475,471	8,752,932
Impairment charges	-	(914,353)
Accumulated depreciation	(3,102,802)	(2,923,207)
Total	$36,372,669	$4,915,372

Depreciation for the three months ended March 31, 2009 and 2008 was $179,595 and $294,322, respectively.

NOTE 5 – DEFERRED COSTS

Deferred costs consist of costs incurred in connection with acquisitions and capital raises and are accounted for based upon their stage in the acquisition/financing process. Costs of acquisitions and or financings can be broadly classified in four categories: exploratory, pre-acquisition, in-process and in-service. Typically, exploratory costs are expensed as incurred. When a financing or acquisition is determined to be probable as per management’s assessment, all costs in connection with such transaction are eligible to be capitalized at the assessment date as well as throughout the actual implementation. When the acquisition is completed, related deferred costs are capitalized as a component of the asset cost basis and depreciated over the useful life of the asset.

	March 31,	December 31,
Deferred Costs	2009	2008
Deferred development costs - Chula Vista	$781,444	$2,259,396
Deferred development costs - Escondido	406,549	400,081

Total	$1,187,993	$2,659,477

Completion of the Chula Vista and Escondido Projects remain subject to securing long term revenue contracts against which they can obtain debt financing. The Company’s Escondido Energy Upgrade Project has been fully permitted. The CED issued its Preliminary Decision in January 2009 denying the Company’s Chula Vista Energy Upgrade Project the required permit to proceed, in what the Company believes to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of the Company’s application. While the Company continues to evaluate its options to contest the CEC’s preliminary decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project There can be no assurance that the Company will be successful in obtaining such a contract or debt financing at terms favorable to the Company.

NOTE 6 – LONG-TERM DEPOSITS

Long-term deposits consist primarily of contractually scheduled prepayments related to two agreements entered into with Fortune Electric Co. Ltd (“Fortune”) for the purchase of two transformers for the Chula Vista and Escondido Upgrade Projects. The remainder of long-term deposits consist of other deposits for other work related to the upgrade projects as well as the security deposits for the leases for the Company’s Chula Vista facility as well for the corporate headquarters in New York City.

The Company is currently seeking to sell many of its assets, at this time, of the $1.975 million listed as long-term deposits, approximately $1.975 million are held for sale.

NOTE 7 – OTHER ASSETS & DEFERRED CHARGES

Other assets and deferred charges include $227,952 of deferred maintenance charges in connection with Planned Major Maintenance Activities (“PMMA”) for large assets, net of amortization as well as $62,455 of capitalized financing costs incurred during the closing of the Company’s loan facility with GE Capital.

In October 2008, the Company and Pacific West Energy, LLC (“PacWest”) jointly formed Kauai Energy Partners, LLC (“KEP”), a venture to trade waste oil on the island of Kauai in Hawaii. The Company initially provided the total contributed capital of $112,458 which entitled the Company to 90% participation in the profits of the venture as well as the role of Managing Partner of KEP. Subsequently, in December 2008, the Company sold 50% of its position to Province Line Capital, LLC for $62,458, while still retaining the position of Managing Partner.  Accordingly, the Company holds a 44% capital interest, and remains entitled to 45% profit interest. The profit sharing percentages are only applicable after operations start and only after profits exceed the Company’s contributed capital. The Company is entitled to 100% of the profits until profits exceed the Company’s contributed capital.

KEP cannot begin its operations to trade waste oil until it receives certain regulatory approvals which are still outstanding. At the date of the balance sheet KEP had no activity except for the incurrence of $12,458 of organization cost.  Although KEP is eligible for consolidation due to its immateriality the Company has chosen not to consolidate this entity and reports the net investment amount of $50,000 on the “Other Assets and Deferred Charges” line of the balance sheet.  In addition, the Company has guaranteed an amount of up to $250,000 to KEP’s supplier of waste oil for any purchase liabilities that KEP should fail to honor. Through the first quarter of 2009 KEP has remained inactive.

Costs of PMMA are accounted for in accordance with the deferral method as described in FASB Staff Position’s “Audit Guide for Airlines” (“FSP-AIR”). As such PMMA costs are capitalized and then recognized over the earlier of (i) the remaining life of the asset or (ii) until the next PMMA for that equipment. For both three months periods ending March 31, 2009 and 2008, the company amortized $32,562 of deferred maintenance charges..

The capitalized financing costs are amortized and increase the basis of the related capital assets, (i.e. the two GE LM6000 PC Sprint natural gas-fired turbines) whose purchase were partially financed by the GE loan facility.

NOTE 8 – LONG-TERM DEBT

On January 31, 2006, MMC North America entered into a Loan and Security Agreement (the “Loan Agreement”) with TD Banknorth (the “Bank”), for a $3.5 million senior debt facility, including a $3.0 million term loan (the “Term Loan”) and a $500,000 revolving loan (the “Revolver,” together with the Term Loan, the “Loans”).  The Term Loan provides for interest payments only for the first nine months and 81 monthly principal payments in the amount of $37,038 each thereafter, with a final maturity date of May 3, 2013.  The Term Loan bears interest at a fixed rate equal to 7.58%.   Approximately $2.1 million of the Term Loan proceeds were funded into an escrow account under control of the Bank and restricted in use to valid repair and re-commissioning costs in accordance with a re-commissioning plan agreed to between MMC North America and the Bank.  The remaining proceeds, net of related transaction costs, were used for general working capital purposes.  All escrowed funds for repair and re-commissioning were expended for the intended use.

Advances against the Revolver are payable on demand and bear interest at the Prime Rate plus 1.00%.  Beginning in 2007, amounts outstanding under the Revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year.  MMC North America has not made any borrowings under the Revolver.

The Loan Agreement further subjects MMC North America to certain financial and other covenants, including maintaining a minimum Net Worth and minimum Debt Service Coverage ratio.  The financial covenants are measured annually. In 2008, MMC North America failed to maintain its required minimum net worth or debt service coverage ratio, due solely to the effect of the CAISO settlement (see “Legal Proceedings”) of which MMC North America was allocated 2/3rds, or $666,000.  The Bank has agreed to waive the covenant requirements for 2008, and accordingly MMC North America was not in default.  In 2007, the Company was in compliance with all of its covenants.  The loans continue to be collateralized by substantially all assets of MMC North America.

MMC North America has arranged for the issuance by the Bank of an irrevocable letter of credit in the amount of $100,000 (the “Letter of Credit”) to a counterparty under an energy services agreement entered into in November 2008 (the “ESA”).  The counterparty may draw upon the Letter of Credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun fails to meet its obligations, or for any other unsatisfied obligations under the ESA.  The Letter of Credit expires on December 31, 2009.  Availability under the Revolver is reduced from $500,000 to $400,000 while the Letter of Credit remains outstanding.

On June 30, 2008 the Company’s wholly owned subsidiaries, Chula Vista II and Escondido II agreed to a $25.5 million loan facility with GE Energy Financial Services (“GE Finance”) in connection with the purchase of three GE LM6000 PC Sprint® natural gas-fired turbines from GE Energy.  This facility has provided the additional funding needed to complete the purchase of the turbines. The loan agreement originally allowed the Company’s subsidiaries to borrow the $25.5 million, provided that it first contribute equity capital to each subsidiary sufficient to cover the balance of the turbines' purchase price, among other customary conditions. The loans bore interest at the prime rate plus 275 basis points and are fully guaranteed by the Company. GE Finance has obtained the right of first refusal to provide the full project debt financing to each of the projects upon receipt of final permitting. The loans are due in full 150 days after the final turbine is ready to ship, and carry prepayment penalties if prepaid in the first 12 months or in the event the projects proceed with debt other than from GE Finance.

On December 10, 2008 the Company completed the sale of its membership interest in Escondido II a wholly-owned subsidiary whose only asset was an agreement to acquire a General Electric LM6000 PC Sprint® turbine for $15.3 million to an affiliate of Wellhead Electric Company, Inc. In connection with the sale, the Company repaid its then entire outstanding loan balance of $8.574 million.  Also, in connection with the sale of the Company’s interest in MMC Escondido II, the interest rate on borrowings was increased by 150 basis points and the loan agreement amount was reduced to $10.275 million which is sufficient to cover the balance of the remaining payments due on the turbines purchased in connection with the Chula Vista upgrade project. As of the three month period ended March 31, 2009 the Company had approximately $6.4 million of outstanding debt related to the GE facility and has taken title to the turbines.

As of March 31, 2009, the Company had approximately $8.3 million of outstanding debt consisting of $6.4 million of debt related to the GE facility with the remainder consisting of its debt to the Bank.

NOTE 9 – COMMITMENTS AND CONTINGENT LIABILITIES

In February 2007, the Company announced that it had learned that one hundred thousand shares of its common stock issued as part of a 1.2 million share private placement transaction it consummated in May 2006 were purchased by an entity controlled by Louis Zehil, who at the time of the purchase was a partner of the Company’s external legal counsel for the private placement transaction, McGuireWoods LLP. The Company also announced that it believes that Mr. Zehil improperly caused the Company’s former transfer agent not to place a required restrictive legend on the certificate for these one hundred thousand shares and that Mr. Zehil then caused the entity he controlled to resell these shares. The Company reported Mr. Zehil’s conduct to the Securities and Exchange Commission (the “SEC”) and, subsequently, the SEC recently sued Mr. Zehil in connection with this matter further alleging that Mr. Zehil engaged in a similar fraudulent scheme with respect to six additional public companies represented at the relevant time by McGuireWoods LLP.

Persons who purchased shares directly from Mr. Zehil when he resold his shares may have a rescission right versus Mr. Zehil, and could make the claim that this rescission right somehow extends to the Company as well. One or more of the Company’s investors from the Company’s May 2006 private placement of 1.2 million shares could also claim a rescission right. It is also possible that one or more of the Company’s stockholders could claim that they somehow suffered a loss as a result of Mr. Zehil’s conduct and attempt to hold the Company responsible for their losses. The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. If any such claims are successfully made against the Company and it is not adequately indemnified for those claims from available sources of indemnification, then such claims could have a material adverse effect on the Company’s financial condition and operating results. The Company also may incur significant costs resulting from its investigation of this matter, any litigation it may initiate as a result and the Company’s cooperation with governmental authorities. The Company may not be adequately indemnified for such costs from available sources of indemnification.

MMC North America has arranged for the issuance by the Bank of an irrevocable letter of credit in the amount of $100,000 (the “Letter of Credit”) to a counterparty under an energy services agreement entered into in November 2008 (the “ESA”).  The counterparty may draw upon the Letter of Credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun fails to meet its obligations, or for any other unsatisfied obligations under the ESA.  The Letter of Credit expires on December 31, 2009.  Availability under the Revolver is reduced from $500,000 to $400,000 while the Letter of Credit remains outstanding.

As the Company’s facilities are located in California, they are exposed to the risk of potential damage from a catastrophic event such as an earthquake.  In addition, the Chula Vista facility lies within a designated flood plane and is therefore potentially at risk if subject to a 100 year flood event.  While the Company generally insures its facilities at replacement cost, the Company’s insurance policy imposes a $1 million limit on claims resulting from an earthquake or flood.  Supplemental coverage for these risks is cost prohibitive and therefore the Company has foregone purchasing such coverage.  Accordingly, should any of the Company’s facilities be damaged by such an event, the insurance proceeds to the Company may not be sufficient to cover the costs required to restore such facilities to operating condition.  Furthermore, should such a catastrophic event result in the permanent loss of any of its three facilities, the Company believes the insurance proceeds would not be sufficient to recover the loss of future cash flows, or expected market value, of the facility.

As discussed in Note 7, the Company has guaranteed an amount of up to $250,000 to KEP’s supplier of waste oil for any purchase liabilities that KEP should fail to honor. As of the report date these approvals are still pending and the guaranty is not in effect.

The Company’s primary office space is currently leased through December 31, 2010.

The Company has consulting agreements with outside contractors to provide various services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or the Consultant terminates such engagement by written notice.

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. Neither the Company nor any subsidiary has any involvement in any legal proceeding as of the report date.

NOTE 10 – EQUITY COMPENSATION

Under the Company’s 2006 Equity Incentive Plan (the “Plan”), 500,000 shares of common stock were reserved for issuance as incentive awards to executive officers, key employees and directors and outside consultants.  As of March 31, 2009, 93,000 shares have been granted to employees, net of cancellations, in the form of stock option grants, with a weighted average exercise price of $9.21 per share. These stock option awards were issued consistent with the market value of the Company’s common stock at the time of issuance. As of March 31, 2009 the Company had also issued 295,836 shares of restricted stock to employees and directors. As of March 31, 2009, 111,164 shares remain available for issue under the Plan.

For the three month period ended March 31, 2009 and 2008 the Company issued -0- and 277,000 shares of restricted stock, respectively.

NOTE 11 - STOCKHOLDERS' EQUITY

As of March 31, 2009, the Company had 300,000,000 shares authorized under its Certificate of Incorporation and had issued 14,194,347 and outstanding 14,161,325 shares of Common Stock.   As of such date, the Company also had 10,000,000 shares of preferred stock authorized under its Certificate of Incorporation, none of which were issued or outstanding.

NOTE 12 – RELATED PARTY TRANSACTIONS

The Company had no related party transactions for the three month periods ended March 31, 2009 and 2008.

NOTE 13 – SUBSEQUENT EVENTS

On April 1, 2009, the Company closed on its sale of the LM2500 gas fired turbine at its Mid-Sun facility. The Company received the remaining purchase price of $3.5 million and shut down its operations at the Mid-Sun Facility

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS AND OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in our public filings, including this report.

Information contained in this filing contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates” or comparable terminology, or by discussions of strategy. We cannot assure you that the future results covered by these forward-looking statements will be achieved. Some of the matters described in the “Risk Factors” section of our Annual Report on Form 10-K and in our other public filings constitute cautionary statements which identify factors regarding these forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from future results indicated in these forward-looking statements. Other factors could also cause actual results to vary materially from future results indicated in such forward-looking statements.

Overview and Management’s Plan of Operation

We are an energy management company that actively manages electricity generating and energy infrastructure related assets in the United States.  Our historical mission was to acquire, directly or through joint ventures, a portfolio of small to mid-size electricity generating assets, generally below 100 megawatts, or “MW.” To date, we have acquired three electricity generating assets in California, totaling 110 MW of capacity. We are in the process of reviewing our strategic alternatives in an effort to maximize shareholder value, which may include liquidating our assets in lieu of continuing to seek additional acquisitions of small to medium-sized power generating facilities.  Our natural gas fueled electricity generating facilities are commonly referred to as “peaker” plants. Our plants are used to balance unexpected short term surges in demand, making them critical to the reliability, or “insurance,” of the power grids they serve. Our assets generate revenue from providing capacity and ancillary reliability services to the transmission grid that distributes electricity to industrial and retail electricity providers. During peak electricity usage times, such as the summer, we also sell our electricity in the merchant market.

We are managed by a team of professionals with significant energy sector experience and knowledge. Our executive officers and Board of Directors have extensive experience with industry leaders in the energy and finance sectors, especially asset management, commodity pricing and risk management as well as private equity, structured finance and project finance transaction experience.

We launched our acquisition strategy in January 2006 with the acquisition of two 44 MW natural gas fired electricity generating facilities in San Diego county, one in Chula Vista and the other in Escondido, California. This acquisition provided us entry to the California wholesale electricity market. We fully re-commissioned the facilities and began earning revenues in June 2006. We acquired these formerly idle facilities for what we believe to be a discounted value to market. In November 2006, we acquired MMC Mid Sun, a 22 MW facility near Bakersfield, California, which we also successfully re-commissioned and began operating in January 2007.

Due to the recent stresses in the financial markets, coupled with depressed electricity prices, it has become increasingly difficult for us to continue to execute our acquisition growth strategy.  Furthermore, the California Energy Commission, or the CEC, issued its Preliminary Decision in January 2009 denying our Chula Vista Energy Upgrade Project the required permit to proceed, in what we believe to be an unprecedented reversal of the CEC staff’s Final Staff Assessment in full support of our application.  While we continue to evaluate our options to contest the CEC’s Preliminary Decision, this unexpected development substantially jeopardized the Chula Vista Energy Upgrade Project.  While we have successfully permitted our Escondido Energy Upgrade Project, we have yet to obtain a satisfactory long term revenue contract to finance the Escondido Energy Upgrade Project’s completion.

These and other events have led us to more aggressively evaluate our strategic alternatives, including pursuing the sale of our assets, as noted above. Our asset sales to date include the sale of: (1) our subsidiary MMC Escondido II, LLC, whose only asset was one of three GE LM6000 PC Sprint® turbines we had on order, (2) the GE LM2500 turbine and related equipment powering our MMC Mid-Sun facility, which closed on April 1, 2009, and (3) our two natural gas compressors on order.  These asset sales have resulted in approximately $9.7 million of cash to us after repayment of debt of $8.6 million and relieved us of the obligation to pay an additional $2.1 million under relevant purchase agreements. Of the $9.7 million in proceeds, $6.2 million were received as of the balance sheet date. The remainder was received upon closing of the LM2500 sale on April 1, 2009.

If we are not successful in selling our remaining assets and/or the company in its entirety, we intend to reduce general and administrative expenses as much as possible to minimize the extent of further cash utilized for operations.  This effort is in process and included reduction of our headcount by 43% effective March 31, 2009. We expect general administrative costs to continue to trend downward during 2009, excluding related severance costs.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principals generally accepted in the United States. The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosure. We base our estimates and assumptions on historical experience and on various other assumptions that we believe to be reasonable under the circumstances; however, our operating experience is limited. Future events may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Revenue Recognition

We recognize revenue when all of the following circumstances are satisfied: (1) persuasive evidence of an arrangement exists, (2) price is fixed or determinable, (3) collectibility is reasonably assured, and (4) delivery has occurred. Revenues are recognized upon delivery of energy or services. The revenues we collect for ancillary services and energy delivery fluctuate based on market prices established by CAISO on a daily, hourly and real-time basis.

We recognize energy production revenue when energy has been substantially transmitted to the customer. We recognize revenue when electricity is delivered to a customer pursuant to contractual commitments that specify volume, price and delivery requirements. Some sales of energy are based on economic dispatch, or "as-ordered," by the California Independent System Operator, or CAISO, based on member participation agreements, but without an underlying contractual commitment. Revenues for sales of energy based on ISO dispatches are recorded on the basis of MW-hours delivered, at the applicable wholesale market prices. In addition to bilateral contracts that we may enter into from time to time, we generally offer our energy to the CAISO daily at our variable cost to produce plus a desired minimum profit margin. Our facilities can be dispatched only if the market clearing price exceeds our bid price. We may also receive "out of merit" dispatches in times when the market price is less than our bid price, but our electricity is needed locally due to local transmission constraints, in which case we will be paid our bid price for energy provided.

We recognize these revenues at the time of dispatch by the ISO. Capacity (resource adequacy) contract revenues are recognized based on the facility's capacity as certified by the California Public Utility Commission, or CPUC, and by CAISO. As described under "Results of Operations" below, we also recognize revenues from the provision of ancillary services and under capacity contracts. Although there are several types of ancillary services, to date we primarily provide "spin" and "non spin" services, which call for the facilities to be delivering the awarded capacity within 10 minutes of dispatch whether already connected to the grid (spin) or not (non-spin). As noted elsewhere in this quarterly report on Form 10-Q, we no longer provide spinning reserve revenues and do not expect to generate such spin revenues going forward with our existing facilities.

Our electricity generating facilities are generally referred to as “peaker” plants. Peaker plants are used to balance unexpected short term surges in electricity demand, making them critical to the reliability, or “insurance,” of the transmission grids they serve. Our revenues to date have been earned by providing resource adequacy capacity, ancillary services and energy production, as described more fully below under “Results of Operations.”

Interest Cost Capitalization

In accordance with SFAS No. 34 “Capitalization of Interest Cost” we capitalize the cost of interest incurred for assets that are constructed or otherwise produced for our entity's own use (including assets constructed or produced for us by others for which deposits or progress payments have been made) and assets intended for sale or lease that are constructed or otherwise produced as discrete projects.  We do not capitalize interest for assets that are in use or are ready for their intended use in our operations.

As of March 31, 2009, we have capitalized approximately $329,000 of interest costs with respect to the purchase of two GE LM6000 PC Sprint® turbines with respect to the Chula Vista Upgrade project and the related GE Loan Facility agreement.

Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets,'' long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indicator of impairment exists for any grouping of assets, an estimate of undiscounted future cash flows is produced and compared to its carrying value. If an asset or grouping of assets is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows.

We also evaluate our long-lived assets for impairment per SFAS No. 157 “Fair Value Measurement.” Impairment charges for certain assets held for sale were derived using Level 2 inputs.

During the three month periods ended March 31, 2009 and 2008 we recorded impairment charges of $1,292,985 and $-0-, respectively.

.Assets Held For Sale

We are seeking to sell our interest in MMC Chula Vista II, LLC (“Chula Vista II”). Chula Vista II’s only assets are two GE LM6000 PC Sprint® turbines from GE Packaged Power, Inc (“GE Power”). As of the date of this report these turbines have been fully paid and are carried at their full basis on property, plant and equipment. Their carrying value, inclusive of all deposit payments made and capitalized interest cost is approximately $31.4 million.

During the fourth quarter of 2008 we had also reached an agreement to sell our GE LM2500 turbine that was in operation at our Mid-Sun facility to Pro Energy for the gross purchase price of $4 million. We received a deposit of $500,000 in February 2009 and the remaining proceeds of $3.5 million on April 1, 2009 when the transaction successfully closed.

We also have as held for sale an additional $2.2 million of assets consisting primarily of our transformers to be purchased under contract from Fortune Electric Co. Ltd (“Fortune”) and miscellaneous smaller assets. Assets held for sale are held at net realizable value and distributed as follows:

Property, plant and equipment	$36,372,669
Project deposits	1,974,706
Deferred acquisition costs	1,187,993
Prepaids and short-term deposits	228,410
Other assets and deferred charges	279,521
Total assets held for sale	$40,043,299

Assets held for sale as of 03/31/2009 were valued at net realizable value per SFAS 144 and SFAS 157.

Results of Operations

Revenues

Our revenues consist of energy production, ancillary services, and resource adequacy capacity revenues.

•
Resource Adequacy Capacity – Regulatory capacity payments for generators of any type are based strictly on total installed capacity measured in MW. In the California market where we currently operate exclusively, market-based capacity revenues are earned through resource adequacy contracts, whereby the counterparty can point to our facilities' installed capacity as a source to supply its peak demand plus a mandatory safety margin as dictated by the CPUC. The contract does not create an obligation to supply electricity to the counterparty, but does obligate us to bid its energy into the CAISO markets on a daily basis such that our capacity is available to the CAISO, if needed, at our price. The resource adequacy capacity amount cannot exceed the qualified capacity amount for the resource. Qualified capacity is certified by CAISO. For 2007, the MMC Escondido and MMC Chula Vista facilities were certified by CAISO and the CPUC for 35.5 MW each and MMC Mid-Sun for 22 MW, and for 2008, 35.5 MW each respectively and MMC’s Mid-Sun facility for 21.8 MW.

•
Ancillary Services – Although there are several types of ancillary services, we primarily provide “non-spin” services which call for the facilities to deliver the awarded capacity within 10 minutes of dispatch regardless of whether already synchronized to the grid. As described in greater detail in the “Legal Proceedings” section, as of September 26, 2008 the CAISO has withdrawn our  certification to provide spinning reserve services which was our primary ancillary service revenue generator through 2007. See Part 1, Item 3 – “Legal Proceedings.”

•
Energy Production – We provide electricity to a local power grid through day ahead and real time auctions managed by the CAISO, the “merchant market” or through financially settled bilateral agreements with a utility or other direct counterparty. As we have no outstanding electricity purchase agreements or other contracted energy production, all of our energy production revenues are earned in the daily merchant market.

Revenues for the three month periods ended March 31, 2009 and 2008 were $607,631 and $730,385, respectively, and were distributed as follows:

	Three Months Ended March 31,	Three Months Ended March 31,
Operating revenues:	2009	2008
Resource adequacy capacity	$519,620	$581,750
Ancillary services	25,744	5,138
Energy production	62,267	143,497
Total operating revenues	$607,631	$730,385

Revenues for three month period ended March 31, 2009 decreased 17% to $607,631 from the same period in 2008. The decrease was driven by less favorable resource adequacy contract pricing for the Mid-Sun facility as well as a negative pricing adjustment for December 2008’s results with respect to energy production. This negative adjustment was recorded in the first quarter of 2009.

Cost of Sales

Cost of sales for the three months ended March 31, 2009 and 2008 were $116,199 and $121,538 respectively, yielding gross profits of $491,432 and $608,847 and gross margins of approximately 81% and 83%, respectively.

Our gross margin has been relatively high due to high margin resource adequacy capacity constituting the largest portion of our revenues. In addition, gross margins for energy production revenue remain high, notwithstanding the negative adjustment from December 2008 as mentioned above, as we generally produce energy only during peak demand times which result in the highest prices for energy.

Costs of sales and gross margins were distributed as follows:

Three months Ended March 31,
Costs of sales:	2009	2008
Costs of resource adequacy capacity	$37,672	$42,177
Costs of ancillary services	1,079	4,316
Costs of energy production	77,448	75,045
Total costs of sales	$116,199	$121,538

Three months Ended March 31,
Gross margin:	2009	2008
Gross margin of resource adequacy capacity	92.8%	92.7%
Gross margin of ancillary services	95.8%	16.0%
Gross margin of energy production	-24.4%	47.7%
Total costs of sales	80.9%	83.4%

Costs of sales include these major expenses:

•	Resource Adequacy Capacity – Includes primarily commissions paid to electricity marketers. We expect this revenue stream to remain at a very high margin.

•
Ancillary Services — Includes primarily grid management charges, or costs incurred by the ISO directly related to the installation and maintenance of the electrical power grid necessary to permit the provision of energy and ancillary services. These costs are passed through to generators as mandated by regulatory and governing bodies. Costs also include variable incentive fees paid to our energy manager for exceeding revenue targets. This is typically a high margin service.

•
Energy Production – Includes variable costs for fuel, primarily natural gas, used in the production of energy as well as pipeline fees for fuel transportation, grid management charges, variable incentive fees, and other direct charges associated with the provision of energy production. We expect our gross margin to decrease significantly as a percentage of our revenues as we upgrade existing facilities and acquire additional facilities, which are expected to increase our gross energy production.

Operations and Maintenance

Operations and maintenance expenses consist of the direct overhead expenses for operating and maintaining our electricity generating facilities. For the three month periods ended March 31, 2009 and 2008, operations and maintenance expenses were $647,201 and $730,123, respectively.  These expenses consisted primarily of contracted labor, interconnection costs, repairs and maintenance, environmental consulting, environmental compliance and other semi-variable costs.  The decrease in expenses was driven primarily by a decrease in unplanned repairs and lower labor costs.

General and Administrative Expenses

For the three month periods ended March 31, 2009 and 2008, general and administrative expenses were $1,074,170 and $1,517,587, respectively. General and administrative expenses for the three month periods ended March 31, 2009 and 2008 were primarily driven by compensation, severance costs, professional fees, relocation expense and investor relations expenses.

We expect general and administrative expenses will decrease in absolute terms as we continue to implement our current operational strategy (see “Overview and Management’s Plan of Operation” for a complete discussion).

Loss on disposal and Impairment charges

The loss on disposal of approximately $135,000 was a loss on disposal of our membership interest in Escondido II and the sale of the LM2500 turbine located at our Mid-Sun facility. The losses were primarily composed of professional fees related to the consummation of these transactions.

From time to time we use estimates to adjust, if necessary, the assets and liabilities of our continuing operations to their estimated fair value, less costs to sell. These estimates include assumptions relating to the proceeds anticipated as a result of any future asset sales. The adjustments to fair market value of these assets/liabilities provide the basis for the gain or loss when sold. In connection with the unfavorable preliminary CEC decision regarding our Chula Vista Upgrade Project, the indefinite timing of obtaining a satisfactory long-term revenue contract to finance our Escondido Upgrade Project, and holding for sale the related equipment ordered for both projects, we have recorded approximately $1.3 million in impairments to write-down capitalized professional fees, permitting costs, engineering fees and equipment deposits related to the Upgrade Projects.  The impairment charges recorded are summarized below and were calculated in accordance with SFAS No. 157 using Level 2 inputs based on contractual agreements and letters of interest:

Impairment charges:
Development and permitting	$1,477,952
Equipment depostis and cancellation charges	(227,190)
Other	42,223
Total	$1,292,985

Interest and Other Expenses

Net interest expense for the three month periods ended March 31, 2009 of $59,345 and net interest income of $308,077 for three month periods ended March 31, 2008 reflect primarily senior debt interest expense and interest income earned on our cash balances, which were substantially larger during the first quarter of 2008.

Liquidity and Capital Resources

As of March 31, 2009, we had $3.9 million in cash and equivalents.  The majority of cash used was cash used during the quarter ended March 31, 2009 for operations of approximately $1.9 million. This was partially offset by receipt of approximately $1.5 million in net proceeds related to the sale of the KobelCo compressors and a deposit related to the sale of the LM2500 turbine at Mid-Sun that closed successfully on April 1, 2009. We received an additional $3.5 million in cash on April 1, 2009 related to the Mid-Sun turbine sale that will be reflected on our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, less an estimated $900,000 of transaction and wind-up closing costs. In addition, we drew $6.4 million from our loan facility with GE described below to fund the final installments of our LM6000 turbines which are now paid in full.

Our loan facility with GE Finance expires in August 2009.  If we are not successful in our efforts to liquidate our two remaining turbines and/or other assets, we may need additional funding during the next twelve months since our existing cash resources will not be sufficient to cover anticipated losses from operations as well as the repayment of the GE loans. We expect to raise cash from the sale of turbines and other potential asset sales.  If we fail to sell assets on terms acceptable to us, it would have a material adverse effect on our current business, results of operations, liquidity and financial condition. If we issue additional equity and/or debt securities to meet our future capital requirements, the terms of any future equity financings may be dilutive to our stockholders and the terms of any debt financings may contain restrictive covenants that may also negatively affect our stockholders. Our ability to consummate future financings will depend on the status of our business prospects as well as conditions then prevailing in the capital markets. The downturn has also affected market values of certain of our assets. We believe that, after impairment charges recorded, these assets are held at fair value, but there can be no assurances that we would realize these values if sold.

The United States stock and credit markets have recently experienced unprecedented price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases have resulted in the lack of availability of financing. Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing for development of our properties and other purposes at reasonable terms, which may negatively affect our business. A prolonged downturn in the financial markets may cause us to seek alternative sources of potentially less attractive financing and there can be no assurance that financing will be available on any terms, and either such event would require us to adjust our business plan accordingly. The disruptions in the financial markets have had  and may continue to have a material adverse effect on the market value of our common stock and other adverse effects on us and our business.

On January 31, 2006, MMC North America, one of our wholly owned subsidiaries, entered into a Loan and Security Agreement with TD Banknorth providing for a $3.5 million senior debt facility including a $3.0 million term loan and a $500,000 revolving loan. The term loan provides for interest-only payments during the first nine months, and 81 equal monthly principal payments in the amount of $37,038 thereafter, with a final maturity date of May 3, 2013. The term loan bears interest at a fixed rate equal to 7.58%.

Advances against the revolver are payable on demand and bear interest at the prime rate plus 1.00%. Beginning in 2007, amounts outstanding under the revolver must be repaid in full and a zero balance maintained for at least 30 consecutive days at any time during the year. We have not borrowed under the revolver.

As part of such loan facility, MMC North America arranged for the issuance by the bank of an irrevocable letter of credit in the amount of $100,000 to a counterparty under an energy services agreement entered into in November 2008.  The counterparty may draw upon the letter of credit to recover liquidated damages suffered by the counterparty in connection with any energy sales it may make on behalf of MMC North America and MMC Mid-Sun in the event MMC North America or MMC Mid-Sun fails to meet its obligations, or for any other unsatisfied obligations under the energy services agreement.  The letter of credit expires on December 31, 2009.  Availability under the revolver is reduced from $500,000 to $400,000 while the letter of credit remains outstanding.

The Loan and Security Agreement further subjects MMC North America to certain financial and other covenants, including maintaining minimum net worth and minimum debt service coverage ratio.  The financial covenants are measured annually. In 2008, MMC North America failed to maintain its required minimum net worth or debt service coverage ratio, due solely to the effect of the CAISO settlement (see “Legal Proceedings”) of which MMC North America was allocated 2/3, or $666,000.  The Bank has agreed to waive the covenant requirements for 2008, and accordingly MMC North America is not in default under the loan  The loans continue to be collateralized by substantially all assets of MMC North America.

On January 29, 2008 we entered into an agreement with GE Packaged Power, Inc., or GE Power, for the purchase of two LM6000 PC Sprint® turbines to be used in our Chula Vista Upgrade Project for approximately $31 million. Through the date of this quarterly report we have made all scheduled payments and have received title to the turbines.

On May 15, 2008 we entered into an agreement with GE Power for the purchase of one LM6000 PC Sprint® turbine to be used in our Escondido Upgrade Project for approximately $15.3 million. Through the date of this quarterly report, we had made payments of approximately $13.8 million. These payments were classified as long-term deposits on our consolidated balance sheet. On December 10, 2008 we sold our membership interest in Escondido II whose primary asset was a contract to purchase on GE LM6000 PC Sprint® turbine from GE Packaged Power, Inc. We sold the membership interest at the cost of the contract but did incur a loss on disposal as described in our Annual Report on Form 10-K, filed March 31, 2009, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Loss on disposal and Impairment charges.”

On June 30, 2008 our wholly owned subsidiaries, Chula Vista II and Escondido II entered into a $25.5 million loan facility with GE Finance in connection with the purchase of the three turbines described above.   This facility was intended to provide the additional funding needed to complete the purchase of the turbines. On December 10, 2008, we completed the sale of our membership interest in Escondido II a wholly-owned subsidiary, whose only asset was an agreement to acquire one of the turbines described above for $15.3 million to an affiliate of Wellhead Electric Company, Inc. We used a portion of the proceeds received in the sale to repay our outstanding borrowings of $8.57 million to GE Finance, of which $3.5 million related to the Escondido turbine and $5.0 million related to the two Chula Vista turbines that remain on order, as well as paying all accrued interest on such borrowings, applicable prepayment penalties, and the remaining $1.5 million installment payment on the Escondido turbine.

The loan agreement with GE Finance originally allowed our subsidiaries to borrow the $25.5 million, provided that we first contribute equity capital to each subsidiary sufficient to cover the balance of the turbines' purchase price, among other customary conditions. As of August 15, 2008, we had made the required equity contributions for turbines to be purchased for both Escondido II Chula Vista II. The loans bear interest at the prime rate plus 275 basis points and are fully guaranteed by us. GE Finance has obtained the right of first refusal to provide the full project debt financing to each of the projects upon receipt of final permitting. The loans are due in full 150 days after the final turbine is ready to ship, and carry prepayment penalties if prepaid in the first 12 months or in the event the projects proceed with debt other than from GE Finance. In connection with the sale of our interest in Escondido II the loan agreement was modified with all prepayment penalty provisions removed and the loan amount reduced to $10.275 million which is sufficient to cover the balance of the turbines’ purchase price. The reduced facility amount is the only substantial change in the loan agreement. As of March 31, 2009 we had approximately $6.4 million due to GE Finance under the loan facility.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures, nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

Seasonality and Inflation

Our business is seasonal, with a relatively high proportion of revenues and operating cash flows generated during the third quarter of the fiscal year, which includes the peak summer months for energy demand. As we derive most of our revenues from selling energy and ancillary services at then-current spot market prices, as opposed to under longer term fixed-price contracts, our revenues and operating income are highly exposed to the seasonal fluctuations in natural gas and electricity, which corresponds to peak summer demand. The effect of inflation on our revenue and operating results was not significant.

Recent Accounting Pronouncements

See Note 2 of the Notes to Condensed Consolidated Financial Statements for recent accounting pronouncements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable

ITEM 4T. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted pursuant to the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that information required to be disclosed in our Exchange Act reports is accumulated and communicated to our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer as of March 31, 2009, we conducted an evaluation of effectiveness of the design and operation of our disclosure controls and procedures, (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective as of such date to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding disclosure.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal controls over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II
OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

On March 13, 2008, we filed a complaint with the Federal Energy Regulatory Commission (''FERC'') seeking an order directing the California Independent System Operator Corporation ("CAISO") to allow us to participate in the spinning reserve market. The CAISO filed an answer on April 14, 2008 disputing our position. On April 29, 2008 we reiterated our position in a response to the answer filed by CAISO. On June 6, 2008, the FERC issued an order rejecting our arguments that our facilities comply with the CAISO's tariff to provide spinning reserve services, and that we be allowed to resume bidding into this market. The FERC determined that beginning on September 18, 2006, we were not in compliance with the existing CAISO spinning reserve services tariff, which caused the CAISO to assert the right to recover spinning reserve revenues paid to us after September 16, 2006. The FERC did, however, direct the CAISO to reimburse us for disputed charges related to spinning reserve revenues earned prior to and including September 18, 2006, and directed that a settlement judge be appointed to conduct settlement negotiations in an effort to resolve disputes as to any further reimbursements for contested charges subsequent to September 18, 2006.  On July 7, 2008, we filed a request for rehearing of the FERC’s ruling. Also on July 7, the CAISO filed a request for rehearing with respect to the recovery of the pre-September 18, 2006 disputed charges awarded to us.

On September 22, 2008, we and the CAISO reached a settlement of this dispute. We agreed to pay the CAISO $1 million to settle all outstanding disputed items and we recorded this proposed settlement as a $1 million reduction of ancillary services revenue in our Statement of Operations at September 30, 2008. On October 14, 2008, we and the CAISO jointly filed an Offer of Settlement and Request for Expedited Action with the FERC requesting that the FERC expeditiously review and approve the Settlement Agreement without modification. Under the terms of the Settlement Agreement, we are required to make four equal installment payments of $250,000 to the CAISO with the first payment to be made conditioned upon receipt of FERC approval of the Settlement Agreement, with the remaining payments due on December 31, 2008, March 31, 2009 and June 30, 2009. As of September 26, 2008 the CAISO withdrew our certification to provide spinning reserve services. On January 15, 2009 the FERC approved the settlement agreement. Pursuant to that agreement we made a payment of $500,000 on January 16, another payment of $250,000 on March 31, 2009 and a scheduled final payment of $250,000 on June 30, 2009.

Upon the FERC’s approval of the Settlement Agreement, all pending requests for rehearing of the FERC's June 6 order were deemed withdrawn and the FERC proceedings were terminated.

From time to time we may become a party to routine litigation or other legal proceedings that are incidental and part of the ordinary course of our business. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, the availability and extent of insurance coverage, and established reserves.

ITEM 1A. RISK FACTORS

None.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS

(a) Exhibits.

10.29	Equipment Purchase Agreement, dated February 6, 2009, by and between MMC Mid-Sun LLC and Energy Parts Solutions LLC

31.1	Certification pursuant to Rules 13a – 14(a) and 15d – 14(a) under the Securities Exchange Act of 1934, as amended

31.2	Certification pursuant Rules 13a – 14(a) and 15d – 14(a) under the Securities Exchange Act of 1934, as amended

32.1	Certification pursuant to 18 U.S. C. Section 1350

32.2	Certification pursuant to 18 U.S. C. Section 1350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MMC ENERGY, INC.

By:	/s/ Michael J. Hamilton
Michael J. Hamilton
Chief Executive Officer

By:	/s/ Denis Gagnon
Denis Gagnon
Chief Financial Officer and Principal Accounting Officer

DATE: May 15, 2009

MMC ENERGY, INC.
26 Broadway, Suite 960
New York, New York 10004

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MMC Energy, Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders of MMC Energy, Inc. to be held on ______ __, 2009 at __, and hereby appoints Michael Hamilton and Denis Gagnon, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of MMC Energy, Inc. held of record by the undersigned on June 12, 2009, on the matters set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

Please mark votes as in this example. ☒

	FOR	AGAINST	ABSTAIN

1. To approve the Purchase Agreement and the Asset Sale	☐	☐	☐

2. To approve and adopt the Plan of Liquidation, which is subject to the Approval of Proposal 1 and the subsequent consummation of the Asset Sale	☐	☐	☐

3. To approve the filing of the Certificate of Amendment	☐	☐	☐

4. To vote to adjourn the Special Meeting, regardless of whether a quorum is present, if necessary to solicit additional votes in favor of the approval of the Asset Sale, the approval and adoption of the Plan of Liquidation and/or the Filing of the Certificate of Amendment
	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_______________________________________
_______________________________________
_______________________________________

Please sign exactly as name appears hereon.  Joint owners each should sign.  Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such.  If signing for a corporation, please sign in full corporate name by a duly authorized officer.

__________________________________________
Signature of Stockholder

Date: _________________________________, 2009

__________________________________________